     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 2000


                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party Other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                       THE NEW YORK TIMES COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                  PRELIMINARY PROXY STATEMENT -- APRIL 5, 2000


PROXY STATEMENT
                                NOTICE OF 2000
                                ANNUAL MEETING
                                AND PROXY STATEMENT

THE NEW YORK TIMES COMPANY
229 West 43rd Street, New York, NY 10036
212 556-1234

           The New York Times Company
[LOGO]     229 West 43rd Street, New York, NY 10036 (212) 556-1234


                                                                  April   , 2000


To Our Stockholders:


      Our 2000 Annual Meeting of Stockholders will be held on       , May   , at
10:00 A.M., local time, at the Ford Center for the Performing Arts, 214 West 43rd Street, New York, NY 10036.


      The accompanying Notice of Annual Meeting and Proxy Statement set forth the business intended to be transacted. At this Meeting, we will ask you, as a holder of shares of our common stock, to elect directors, amend and extend our 1991 Executive Stock Incentive and 1991 Executive Cash Bonus Plans, reapprove certain performance criteria used to determine executive compensation, extend our Non-Employee Directors' Stock Option Plan, ratify the selection of our auditors and consider and approve matters related to the "tracking stock proposals" described below. All proposals are described in the accompanying Proxy Statement. Time will be made available for a discussion of these items as well as for other questions about the business affairs of the Company. As usual, all stockholders will be sent a report of the meeting.

      Judith P. Sulzberger will be retiring from our Board of Directors next month and is not a nominee for election at this year's Annual Meeting. She has served on our Board since 1974. We are grateful for her contribution to the success of the Company, and we wish her well.

      We are delighted to have two exceptionally strong new nominees for election to our Board of Directors this year, Jacqueline H. Dryfoos and David E. Liddle. Ms. Dryfoos, a fourth generation member of the Ochs-Sulzberger family, brings a deep understanding of THE NEW YORK TIMES and our Company, their role in our society and the importance of renewal to keep our Company vital for the future. Dr. Liddle's background in developing technologies for interaction between people and computers has given him a great ability to articulate technological trends and directions, which are instrumental to our strategy.


      The "tracking stock proposals" consist of an amendment to our certificate of incorporation that will allow us to issue a new class of common stock, designated Class C, which we call "Digital stock," and the adoption of a new stock incentive plan for Digital stock. Digital stock is intended to track the performance of New York Times Digital, our Internet business division (the "Digital group"). As a result of the issuance of the Digital stock, we intend our existing Class A common stock and Class B common stock to track the performance of our traditional publishing and broadcasting operations (referred to as the "NYT group"). The NYT group will also include a retained interest in the Digital group. We refer to Class A and Class B common stock as "NYT stock."



      If the tracking stock proposals are approved at the Annual Meeting, we currently plan to offer for cash to the public (including employees and directors of the Company and our existing holders of Class B common stock),
shares of Digital stock intended to represent approximately   % of the equity
attributed to Digital. We intend to apply to list the Digital stock on the New York Stock Exchange.


      We are proceeding with the tracking stock proposals primarily for the following reasons:


     - The tracking stock will permit the market to review separate information about the NYT group and the Digital group and to separately value NYT stock and Digital stock. This should encourage investors and analysts to focus more attention on the NYT group and the Digital group. We believe this may result in greater market recognition of the value of the NYT group and the Digital group.

     - The tracking stock will allow investors to invest in Digital stock, Class A common stock (which is the class of the Company's stock that is publicly traded) or both depending on their particular investment objectives.



     - The tracking stock will allow us to issue stock options exercisable for publicly traded Digital stock, thereby providing more focused incentives to the Digital group's officers, employees and consultants.



     - The tracking stock will provide us with greater flexibility to raise capital and respond to strategic opportunities (including acquisitions), because it will allow us to issue either Digital stock or Class A common stock as appropriate under the circumstances.



     - The tracking stock will allow us to realize some of the value of the Digital group while preserving the financial, tax, operational, strategic and other benefits of being a single consolidated entity.


      Our Board of Directors has carefully considered and unanimously approved the tracking stock proposals and recommends that you vote for such proposals. We describe the tracking stock proposals in more detail in the accompanying Proxy Statement, which you should carefully read in its entirety before voting. We have attached for your convenience as Annex I, in a "Q and A" format, a summary of certain questions you may have about the tracking stock proposals and our answers to these questions.

      It is important that your shares be represented at the Annual Meeting, whether or not you are personally able to attend. Registered stockholders can vote their shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you may still vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the return envelope as promptly as possible. Your cooperation in this regard will be very much appreciated.

Sincerely yours,

ARTHUR SULZBERGER, JR.
CHAIRMAN OF THE BOARD

           The New York Times Company
[LOGO]     229 West 43rd Street, New York, NY 10036 (212) 556-1234

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To be held May   , 2000
TO THE HOLDERS OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK OF THE NEW YORK TIMES COMPANY:



      The Annual Meeting of Stockholders of The New York Times Company will be
held at 10:00 a.m., local time, on       , May   , 2000, at the Ford Center for
the Performing Arts, 214 West 43rd Street, New York, NY 10036, for the following purposes:


     1. To elect a Board of 15 members;

     2. To consider and act upon a proposal to approve amendments to the Company's 1991 Executive Stock Incentive Plan (the "NYT Stock Plan") and 1991 Executive Cash Bonus Plan (the "NYT Cash Plan," and collectively with the NYT Stock Plan, the "NYT Plans") to extend the terms of the NYT Plans from December 31, 2000, to December 31, 2010, and increase the maximum payout potential for any annual performance award or long-term performance award to $3,000,000;

     3. To consider and act upon a proposal to approve an amendment to the NYT Stock Plan to authorize an additional 20,000,000 shares of Class A common stock for issuance thereunder pursuant to the exercise of stock options;

     4. To consider and act upon a proposal to reapprove the material terms of the performance goals used for annual performance awards and long-term performance awards under the NYT Plans;

     5. To consider and act upon a proposal to approve an amendment to the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to extend the term of such plan from April 16, 2001, to December 31, 2010;

     6. To consider and act upon a proposal to ratify the selection of Deloitte & Touche LLP, independent auditors, as auditors for the fiscal year ending December 31, 2000;

     7. To consider and act upon a proposal to amend and restate the Company's certificate of incorporation so that it reads in its entirety substantially as set forth in Annex II to the accompanying Proxy Statement to:

       - increase the number of authorized shares of common stock from
         300,847,158 to             ;

       - authorize the board of directors to issue three classes of common stock: Class A common stock, Class B common stock and Class C common stock; and

       - specify the terms and provisions applicable to the Class C common stock, and amend the terms and provisions applicable to the outstanding Class A common stock and Class B common stock;


     8. To consider and act upon a proposal to adopt the New York Times Digital Stock Incentive Plan, in the form substantially as set forth in Annex III (the "Digital Plan"), in connection with the creation of the Class C common stock; and


     9. To transact such other business as may properly come before the meeting.

      Holders of the Class A and Class B common stock as of the close of business on April 6, 2000, are entitled to notice of and to attend this meeting as set forth in the Proxy Statement. Class A stockholders are entitled to vote for the election of five of the 15 directors. Class A and Class B stockholders, voting together as a single class, are entitled to vote on the proposal to amend the NYT Plans, the proposal to amend the NYT Stock Plan, the proposal to reapprove the material terms of the performance goals for annual and long-term performance awards under the NYT Plans, the proposal to amend the Directors' Plan, the proposal to ratify the selection of Deloitte & Touche LLP as auditors for the 2000 fiscal year and the proposal to adopt the Digital Plan. Holders of the Class A and Class B common stock, voting as separate classes, are entitled to vote on the proposal to amend and restate the Company's certificate of incorporation. Class B stockholders are entitled to vote for the election of ten of the 15 directors and on all other matters presented to the meeting.



New York, NY
April   , 2000


By Order of the Board of Directors

LAURA J. CORWIN
VICE PRESIDENT AND SECRETARY

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY TELEPHONE, ON THE INTERNET OR BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD. THIS IS IMPORTANT FOR THE PURPOSE OF INSURING A QUORUM AT THE MEETING.

[LOGO]

                               TABLE OF CONTENTS


                                                              Page
                                                              ----
SOLICITATION OF PROXIES.....................................     1

VOTING SECURITIES OF THE COMPANY............................     2

PROXY STATEMENT SUMMARY.....................................     3
    Overview of The New York Times Company..................     3
    Digital Stock and NYT Stock.............................     4
    The Digital Group.......................................     4
    Venture Capital Investment..............................     4
    Annual Meeting..........................................     5
    Tracking Stock Proposals................................     6
    Consolidating Statements of Income......................    14

RISK FACTORS RELATING TO TRACKING STOCK PROPOSALS...........    16

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...    22

WHERE YOU CAN FIND MORE INFORMATION.........................    22

GENERAL INFORMATION.........................................    24
    Principal Holders of Common Stock.......................    24
    Security Ownership of Management........................    26
    Section 16(a) Beneficial Ownership Reporting
    Compliance..............................................    29
    The 1997 Trust..........................................    29

PROPOSAL NUMBER 1--ELECTION OF DIRECTORS....................    31
    Class A Directors.......................................    31
    Class B Directors.......................................    33
    Interest of Directors in Certain Transactions of the
    Company.................................................    36
    Certain Information about the Board of Directors........    36
    Compensation of Directors; Liability and Reimbursement
    Insurance...............................................    38
    Compensation of Executive Officers......................    39

PROPOSAL NUMBER 2--APPROVAL OF AMENDMENTS TO 1991
EXECUTIVE STOCK INCENTIVE AND 1991 EXECUTIVE CASH BONUS
PLANS.......................................................    48
    Purpose of Amendments...................................    48
    Summary of NYT Plans....................................    48
    Material Changes Effected by the NYT Plans Amendments...    50
    New Benefits............................................    50
    Federal Income Tax Consequences.........................    51
    Amendments; Non-Exclusivity.............................    52
    Recommendation and Vote Required........................    53

PROPOSAL NUMBER 3--APPROVAL OF AMENDMENT TO 1991 EXECUTIVE
STOCK INCENTIVE PLAN........................................    54
    Purpose of Amendment....................................    54
    NYT Stock Plan..........................................    54
    Material Changes Effected by the NYT Stock Plan
    Amendment...............................................    54
    Recommendation and Vote Required........................    54

                                                              Page
                                                              ----
PROPOSAL NUMBER 4--REAPPROVAL OF MATERIAL TERMS OF
PERFORMANCE GOALS FOR ANNUAL AND LONG-TERM PERFORMANCE
AWARDS UNDER 1991 EXECUTIVE STOCK INCENTIVE AND 1991
EXECUTIVE
CASH BONUS PLANS............................................    55
    Purpose of Proposal.....................................    55
    Recommendation and Vote Required........................    56

PROPOSAL NUMBER 5--AMENDMENT OF NON-EMPLOYEE
DIRECTORS' STOCK OPTION PLAN................................    57
    The Directors' Plan.....................................    57
    General Provisions of Directors' Plan...................    57
    Federal Income Tax Consequences.........................    58
    Recommendation and Vote Required........................    58

PROPOSAL NUMBER 6--SELECTION OF AUDITORS....................    59

PROPOSAL NUMBER 7--AMENDMENT AND RESTATEMENT OF CERTIFICATE
OF INCORPORATION............................................    60
    In General..............................................    60
    Background and Reasons for the Tracking Stock
    Proposals...............................................    61
    Interest of Ochs/Sulzberger Family in the Offering......    62
    Venture Capital Investment..............................    64
    The NYT Group...........................................    65
    Selected Financial Data of the Digital Group............    65
    Management's Discussion and Analysis of Financial
    Condition and Results of Operations of
      the Digital Group.....................................    67
    Business of the Digital Group...........................    75
    Inter-Group Relationships...............................    91
    Tracking Stock Policy Statement and Capital Stock
    Committee...............................................    92
    Description of Capital Stock............................    96
    Relevant Provisions of New York Law.....................   114
    Limitations on Liability and Indemnification of Officers
    and Directors...........................................   115
    Material United States Federal Income Tax
    Considerations..........................................   116
    Recommendation and Vote Required........................   117

PROPOSAL NUMBER 8--ADOPTION OF NEW YORK TIMES DIGITAL STOCK
INCENTIVE PLAN..............................................   118
    General.................................................   118
    Digital Plan Summary....................................   118
    New Benefits............................................   120
    Federal Income Tax Consequences.........................   121
    Amendments; Non-Exclusivity.............................   122
    Recommendation and Vote Required........................   122

OTHER MATTERS...............................................   123
    Discretionary Authority to Vote Proxy...................   123
    Annual Report; Annual Report on Form 10-K...............   123
    Submission of Stockholder Proposals.....................   123



ANNEX I.    QUESTIONS AND ANSWERS ABOUT OUR TRACKING STOCK PROPOSALS....    I-1

ANNEX II.   AMENDED AND RESTATED CERTIFICATE OF INCORPORATION...........   II-1

ANNEX III.  NEW YORK TIMES DIGITAL STOCK INCENTIVE PLAN.................   III-1

ANNEX IV.   ILLUSTRATION OF CERTAIN TERMS...............................   IV-1

ANNEX V.    ILLUSTRATION OF VOTING RIGHTS OF HOLDERS OF DIGITAL STOCK...    V-1

ANNEX VI.   FINANCIAL INFORMATION--NEW YORK TIMES DIGITAL...............   VI-1

THE NEW YORK TIMES COMPANY
PROXY STATEMENT


ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY   , 2000


SOLICITATION OF PROXIES


      The board of directors is soliciting the enclosed proxy for use at the
Annual Meeting of Stockholders to be held May   , 2000, and at any adjournment
or adjournments thereof. Each valid proxy received in time will be voted at the meeting, and, if a choice is specified, it will be voted in accordance with such specification. If no choice is specified, the shares will be voted as recommended by the directors. We are sending this Proxy Statement and the
proxies solicited hereby to our stockholders beginning on or about April   ,
2000. We will bear the cost of soliciting proxies, including the reimbursement to banks and brokers for reasonable expenses of sending proxy materials to their principals. We have engaged Georgeson & Company Inc. to assist in the solicitation of proxies from brokers, banks, institutions and other fiduciaries by mail, telephone and facsimile for a fee of $12,000, plus out-of-pocket expenses. In addition, officers of The New York Times Company may solicit proxies in person or by mail, telephone or facsimile.


      At the Annual Meeting, stockholders will be asked to consider and approve:

     - the election of directors;

     - amendments to our 1991 Executive Stock Incentive Plan (the "NYT Stock Plan") and 1991 Executive Cash Bonus Plan (the "NYT Cash Plan," and collectively with the NYT Stock Plan, the "NYT Plans");

     - an additional amendment to the NYT Stock Plan;

     - the reapproval of the material terms of the performance goals used for annual and long-term performance awards under the NYT Plans;

     - an amendment to our Non-Employee Directors' Stock Option Plan (the "Directors' Plan");

     - ratification of the selection of our auditors; and

     - the "tracking stock proposals" described below.


      The tracking stock proposals consist of a proposed amendment and restatement of our certificate of incorporation that will allow us to issue a new class of common stock which will be called Class C, or Digital, common stock. Digital stock is intended to track the performance of New York Times Digital, our Internet business division (these operations are collectively referred to herein as the "Digital group"). As a result of the issuance of the Digital stock, we intend our existing classes of common stock, Class A stock and Class B stock (collectively, the "NYT stock"), to track the performance of our traditional newspaper, broadcasting and magazine operations (these operations are collectively referred to herein as the "NYT group"). The NYT group also includes a retained interest in the Digital group. We sometimes refer to each of the Digital group or the NYT group as a "group" in this Proxy Statement. The tracking stock proposals also include approval of a New York Times Digital Stock Incentive Plan (the "Digital Plan"), which provides for the grant of options for Digital stock.


      BY VOTING FOR EITHER OR BOTH OF THE TRACKING STOCK PROPOSALS AT THE ANNUAL MEETING, STOCKHOLDERS MAY BE FORFEITING THEIR RIGHTS TO CHALLENGE THE TRACKING STOCK PROPOSALS IN THE FUTURE.


      SEE "RISK FACTORS RELATING TO TRACKING STOCK PROPOSALS" BEGINNING ON
PAGE 16 FOR CERTAIN INFORMATION RELATING TO AN EVALUATION OF THE TRACKING STOCK PROPOSALS.

2

      This year registered stockholders can again simplify their voting and save us expense by calling 1-877-PRX-VOTE (1-877-779-8683) or voting via the Internet at http://www.eproxyvote.com/nyt. Telephone and Internet voting is available
24 hours a day. Telephone and Internet voting information is provided on the proxy card. Control Numbers, located to the right of stockholders' names and addresses on the lower right of their proxy cards, are designed to verify stockholders' identities and allow them to vote their shares and confirm that their voting instructions have been properly recorded. We have been advised by our counsel that the procedures which have been put in place are consistent with the requirements of applicable state law.

      If a bank or broker holds a stockholder's shares, the stockholder should follow the voting instructions on the form he or she receives. The availability of telephone or Internet voting will depend on the bank's or broker's voting processes.

      If stockholders do not choose to vote by telephone or Internet, they may return their proxy cards, properly signed, and their shares will be voted in accordance with their instructions. If stockholders vote by telephone or the Internet, they should not return their proxy cards by mail.

      Stockholders may revoke their proxies at any time before they are voted at the meeting by executing a later-voted proxy by telephone, the Internet or mail or by voting by ballot at the meeting.

      In future years, the Company may decide to send its proxy statement, annual report and proxy card via the Internet instead of by mail to stockholders who elect to receive these documents in this manner. If stockholders vote their proxies this year via the Internet, they will be asked to complete a form indicating whether they would like to take part in this paperless process in future years.

VOTING SECURITIES OF THE COMPANY


      The Company has two classes of outstanding voting securities, the Class A common stock, 10 cents par value, and the Class B common stock, 10 cents par
value. As of April 6, 2000, there were outstanding            shares of Class A
stock and        shares of Class B stock. Only holders of record of the Class A or Class B stock at the close of business on April 6, 2000, may vote at the meeting.



      Each share of stock is entitled to one vote. The Class A stockholders have limited voting rights and may vote for the election of five of the 15 directors. The Class A and Class B stockholders, voting together as a single class, may vote on the proposal to amend the NYT Plans, the proposal to amend the NYT Stock Plan, the proposal to reapprove the material terms of the performance goals for annual and long-term performance awards under the NYT Plans, the proposal to amend the Directors' Plan, the proposal to adopt the Digital Plan and the proposal to ratify the selection of Deloitte & Touche LLP as auditors for the fiscal year ending December 31, 2000. The Class A and Class B stockholders, voting as separate classes, may vote on the amendment and restatement of our certificate of incorporation. The Class B stockholders may vote for the election of ten of the 15 directors and on all other matters presented to the meeting.


      Abstentions will have the same effect as negative votes on proposals 2-7 and will have no effect on proposal 8. If a broker which is the record holder of certain shares indicates on a form of proxy that it does not have discretionary authority to vote such shares on a proposal, or if shares are voted in other circumstances in which proxy authority is defective or has been withheld with respect to such proposal, these non-voted shares will be counted for quorum purposes but will have the same effect as a negative vote on proposals 2-7 and will have no effect on proposal 8.

                            PROXY STATEMENT SUMMARY

      THIS SUMMARY HIGHLIGHTS THE MATTERS TO BE ACTED UPON AT OUR ANNUAL MEETING, INCLUDING KEY ASPECTS OF THE TRACKING STOCK PROPOSALS. IT IS NOT A SUBSTITUTE FOR THE MORE DETAILED INFORMATION CONTAINED IN THE REST OF THIS PROXY STATEMENT. FOR A MORE COMPREHENSIVE DESCRIPTION OF SUCH MATTERS, INCLUDING THE TRACKING STOCK PROPOSALS, YOU SHOULD READ THE REST OF THIS PROXY STATEMENT CAREFULLY. IN THIS PROXY STATEMENT:

     - "WE," "US," "OUR," THE "TIMES COMPANY" OR THE "COMPANY" REFER TO THE NEW YORK TIMES COMPANY AND, UNLESS THE CONTEXT OTHERWISE REQUIRES, ITS SUBSIDIARIES.


     - FOR PURPOSES OF THE TRACKING STOCK PROPOSALS, THE "DIGITAL GROUP" REFERS TO NEW YORK TIMES DIGITAL, WHICH IS THE INTERNET BUSINESS DIVISION OF THE TIMES COMPANY. THE DIGITAL GROUP IS PRESENTLY COMPRISED OF THE ASSETS, LIABILITIES AND BUSINESSES OF THE TIMES COMPANY RELATED TO A NETWORK OF SIX OWNED AND OPERATED WEBSITES. THESE WEBSITES HAVE BEEN OPERATED BY THE TIMES COMPANY SINCE THEIR INCEPTION. THE NEW YORK TIMES DIGITAL DIVISION WAS ORGANIZED IN JULY 1999. THE DIGITAL GROUP IS A DIVISION OF THE TIMES COMPANY AND NOT A SEPARATE LEGAL ENTITY.



     - FOR PURPOSES OF THE TRACKING STOCK PROPOSALS, THE "NYT GROUP" REFERS TO THE NEWSPAPER, BROADCAST AND MAGAZINE OPERATIONS OF THE TIMES COMPANY AND OUR FOREST PRODUCTS INVESTMENTS, AS WELL AS CERTAIN OTHER ASSETS AND LIABILITIES OF THE TIMES COMPANY NOT ALLOCATED TO THE DIGITAL GROUP. SEVERAL OF THE NEWSPAPERS AND BROADCAST STATIONS INCLUDED IN THE NYT GROUP OPERATE WEBSITES PERTAINING TO THEIR OPERATIONS. THESE WEBSITES ARE INCLUDED IN THE NYT GROUP. THE NYT GROUP ALSO INCLUDES A RETAINED INTEREST IN THE DIGITAL GROUP. THE NYT GROUP IS A DIVISION OF THE TIMES COMPANY AND NOT A SEPARATE LEGAL ENTITY.



OVERVIEW OF THE NEW YORK TIMES COMPANY


      We are a diversified media company, including newspapers, television and radio stations, magazines, electronic information and publishing and forest products investments. Our businesses include:

     - NEWSPAPERS. THE NEW YORK TIMES; New England newspapers comprised of THE BOSTON GLOBE, a daily newspaper, the BOSTON SUNDAY GLOBE and the TELEGRAM & GAZETTE, a daily newspaper in Worcester, Massachusetts; regional newspapers comprised of 18 other daily and three non-daily newspapers in Alabama, California, Florida, Louisiana, North Carolina and South Carolina; newspaper distributors in the New York City and Boston metropolitan areas; various newspaper online products; news, photo and graphics services and news and features syndication; TIMESFAX; THE NEW YORK TIMES INDEX; and licensing of electronic databases and microform, CD-ROM products, and the trademarks and copyrights of THE NEW YORK TIMES and THE BOSTON GLOBE. On February 17, 2000, the Company made a decision to offer for sale seven of the regional newspapers.

     - BROADCASTING. Television stations WTKR in Norfolk, Virginia; WREG in Memphis, Tennessee; KFOR in Oklahoma City, Oklahoma; WNEP in Scranton, Pennsylvania; WHO in Des Moines, Iowa; WHNT in Huntsville, Alabama; WQAD in Moline, Illinois; and KFSM in Fort Smith, Arkansas. Radio stations WQXR(FM) and WQEW(AM) in New York City.

     - MAGAZINES. GOLF DIGEST; GOLF DIGEST WOMAN; GOLF WORLD; and GOLF SHOP OPERATIONS.

     - FOREST PRODUCTS INVESTMENTS AND OTHER JOINT VENTURES. Minority equity interests in a Canadian newsprint company and a supercalendered paper (glossy paper used in magazines) manufacturing partnership in Maine, and a 50% interest in the INTERNATIONAL HERALD TRIBUNE.

4

      Our principal executive offices are located at 229 West 43rd Street, New York, New York 10036. Our telephone number is (212) 556-1234.


DIGITAL STOCK AND NYT STOCK



      We intend our Class C stock, which we call our Digital stock, to track the performance of the Digital group. We intend our Class A stock and Class B stock, which we call our NYT stock, to track the performance of the NYT group. The NYT stock is also intended to reflect a retained interest in the Digital group which is currently 100%. The retained interest will decline to reflect the initial issuance of Digital stock in the offering (as defined below under "Tracking Stock Proposals--Offering of Tracking Stock") as well as future issuances. From a financial reporting standpoint, we have separated the Digital group, our Internet business division, from the NYT group, which includes the rest of our businesses. Neither the Digital group nor the NYT group is a separate legal entity. Holders of NYT stock and Digital stock are common stockholders of the Times Company and have no direct claim to the specific assets of a group. All holders of the Company's common stock, which includes the Digital stock and the NYT stock, will have an interest in the residual net assets of the Company. However, our amended and restated certificate of incorporation contains provisions that are intended to tie the economic value of the Digital stock and the NYT stock to the performance and value of the respective tracked operations.



THE DIGITAL GROUP



      The Digital group is a leading online provider of quality news, information and community through its network of branded websites, the flagship of which is NYTimes.com. The Digital group targets what it refers to as the "quality audience," a worldwide audience of highly educated and affluent individuals who are united by shared values and interests. The Digital group offers advertisers the ability to precisely target the quality audience at premium rates.



      We believe that the content provided on, and the rates of usage experienced by, the Digital group's websites make them attractive to advertisers and e-commerce merchants from whom we earn revenue. The Digital group's websites recorded in excess of 138 million page views in December 1999. In that month, NYTimes.com had approximately 90.7 million page views, and, according to Media Metrix, the average NYTimes.com user spent 36.4 minutes on the site. NYTimes.com has over 10 million unique registered users, and is currently adding approximately 300,000 new registered users per month (registration is free of charge; to avoid double counting, these figures exclude multiple registrations from the same e-mail address). NYToday.com, a daily guide to life in New York City, and The New York Times Learning Network, a key Internet resource for teachers, parents and students, are each brand extensions created by NYTimes.com. Boston.com was one of the most visited regional portals in the United States in the fourth quarter of 1999, according to Media Metrix. GolfDigest.com and WineToday.com, two special interest sites, offer news and features designed to attract users in the lucrative golf and wine markets. The Digital group's proprietary ABUZZ technology, deployed on abuzz.com and on each of the websites across the Digital group's network, facilitates interaction and fosters community among users.



VENTURE CAPITAL INVESTMENT



      On March 21, 2000, we completed the sale of $40.0 million aggregate principal amount of 7% convertible subordinated notes of the Times Company due March 21, 2003. The proceeds of the sale and the indebtedness has been attributed to the Digital group. The investors consisted of two related funds managed by Flatiron Partners ("Flatiron"), Chase Equity Associates, L.P. ("Chase") and three related funds managed by Highland Capital Partners ("Highland"). After the consummation of an initial public offering of Digital stock, these notes will be convertible, at the election of Flatiron, Chase and Highland, into shares of Digital stock intended to represent approximately 6 2/3% of the pre-offering equity of the Digital group. If there is no offering, the notes will not be convertible into any class of the Company's stock. In connection with this investment, we have appointed Jerry Colonna, a principal of Flatiron Partners, and Dan Nova, managing general partner of Highland Capital Partners, to the Digital group's advisory board.



      The other members of the Digital group's advisory board are Red Burns, chair of the Interactive Telecommunications Program at New York University; Mark Walsh, CEO of VerticalNet, Inc.; Arthur Sulzberger, Jr., chairman of the Times Company and publisher of THE NEW YORK TIMES; Russell T. Lewis, president and CEO of the Times Company; and Howell Raines, editorial page editor of THE NEW YORK TIMES. The advisory board will consult with the Digital group's management regarding the Digital group's business and various strategic initiatives, but does not have any of the powers, duties or responsibilities of a committee of the board of directors. See "Proposal 7--Amendment and Restatement of Certificate of Incorporation--Venture Capital Investment."


ANNUAL MEETING


      DATE, TIME AND PLACE:  10:00 a.m., New York time, on         , May   ,
2000, at the Ford Center for the Performing Arts, 214 West 43rd Street, New York, New York 10036



      RECORD DATE:  April 6, 2000


     PROPOSALS AND VOTE REQUIRED FOR APPROVAL:

                     PROPOSAL                                   VOTE REQUIRED FOR APPROVAL
                     --------                                   --------------------------
Election of Directors                                Requires a plurality vote of the holders of the
                                                     shares of existing Class A stock and Class B
                                                     stock, voting as separate classes, with the
                                                     holders of Class A stock voting for the election
                                                     of five of the 15 directors and the holders of
                                                     Class B stock voting for the election of ten of
                                                     the 15 directors

Approval of Amendments to the NYT Plans to extend    Requires the affirmative vote of the holders of
their terms until December 31, 2010, and increase    a majority of the issued and outstanding shares
the maximum payout potential for any annual or       of Class A stock and Class B stock, voting
long-term performance award to $3,000,000            together as a single class

Approval of an Amendment to the NYT Stock Plan to    Requires the affirmative vote of the holders of
authorize an additional 20,000,000 shares of         a majority of the issued and outstanding shares
Class A stock for stock options                      of Class A stock and Class B stock, voting
                                                     together as a single class

6


                     PROPOSAL                                   VOTE REQUIRED FOR APPROVAL
                     --------                                   --------------------------
Reapproval of material terms of performance goals    Requires the affirmative vote of the holders of
for annual and long-term performance awards under    a majority of the issued and outstanding shares
the NYT Plans                                        of Class A stock and Class B stock, voting
                                                     together as a single class
Approval of an Amendment to the                      Requires the affirmative vote of the holders of
Directors' Plan to extend its term to December 31,   a majority of the issued and outstanding shares
2010                                                 of Class A stock and Class B stock, voting
                                                     together as a single class
Ratification of Selection of Auditors                Requires the affirmative vote of the holders of
                                                     a majority of the shares of Class A stock and
                                                     Class B stock represented at the Annual Meeting,
                                                     voting together as a single class
Approval of the Amendment and Restatement of the     Requires the affirmative vote of the holders of
Certificate of Incorporation                         a majority of the issued and outstanding shares
                                                     of Class A stock and the affirmative vote of the
                                                     holders of a majority of the issued and
                                                     outstanding shares of Class B stock, voting as
                                                     separate classes
Adoption of the Digital Plan                         Requires the affirmative vote of the holders of
                                                     a majority of the votes cast at the meeting by
                                                     the holders of shares of Class A stock and
                                                     Class B stock, voting together as a single class


      BOARD RECOMMENDATION: The board of directors has carefully considered and unanimously approved the proposals and recommends that you vote FOR each of them.

TRACKING STOCK PROPOSALS


      GENERAL. If you approve the tracking stock proposals, your shares of Class A or Class B stock will be reclassified into shares of NYT stock of the same class. You will not hold Digital stock unless you purchase shares in the offering or thereafter in the market.


      We are proceeding with the tracking stock proposals primarily for the following reasons:


     - The tracking stock will permit the market to review separate information about the NYT group and the Digital group and to separately value NYT stock and Digital stock. This should encourage investors and analysts to focus more attention on the NYT group and the Digital group. We believe this may result in greater market recognition of the value of the NYT group and the Digital group.



     - The tracking stock will allow investors to invest in Digital stock, Class A stock (which is the class of NYT stock that is publicly traded) or both classes depending on their particular investment objectives.



     - The tracking stock will allow us to issue stock options exercisable for publicly traded Digital stock, thereby providing more focused incentives to the Digital group's officers, employees and consultants.



     - The tracking stock will provide us with greater flexibility to raise capital and respond to strategic opportunities (including acquisitions), because it will allow us to issue either Digital stock or Class A stock, as appropriate under the circumstances.

     - The tracking stock will allow us to realize some of the value of the Digital group while preserving the financial, tax, operational, strategic and other benefits of being a single consolidated entity.


      For your convenience we have attached as Annex I certain questions you may have about the tracking stock proposals and our answers to these questions.


      OFFERING OF TRACKING STOCK. We currently plan to offer for cash to the public (including certain of our existing holders of Class B stock, who have statutory pre-emptive rights, certain members of the Ochs/Sulzberger family as described below, employees of the NYT group and directors of the Company),
shares of Digital stock intended to represent approximately   % of the equity
attributed to the Digital group at the completion of the offering. We call this the "offering." This would leave the NYT group immediately after the offering with a retained interest (i.e., the NYT group's interest in the Digital group)
intended to represent approximately   % of the equity attributed to the Digital
group. Assuming we complete the offering, we currently plan to allocate the net proceeds of the offering to Digital, and the Digital group will use the net proceeds for general corporate purposes, including promotion and advertising, domestic and international expansion and strategic alliances, investments and acquisitions (although we have no current plans for such alliances, investments or acquisitions). There is no assurance that we will complete this offering and we could decide to issue Digital stock in another manner.



      Included in the shares of Digital stock that will be offered at the initial public offering price are shares to be offered to a trust, the beneficiaries of which are members of the Ochs/Sulzberger family (the "1997 Trust"), or to the grantors of this trust (collectively, the "Ochs/Sulzberger Offerees"). The Ochs/Sulzberger Offerees will be offered shares of Digital stock in an amount equal to the lesser of (i) shares with an aggregate initial offering price of $33.0 million and (ii) shares intended to represent 3.3% of the equity attributable to the Digital group immediately after the offering. Members of the Finance Committee of the Company's board of directors (with Judith P. Sulzberger not participating) considered this matter and recommended to the board that the Ochs/Sulzberger Offerees be allowed to participate in the offering and purchase such shares of Digital stock at the initial public offering price and subject to certain other terms and conditions. See "General Information--The 1997 Trust" for a description of the trust and the grantors and "Proposal 7--Amendment and Restatement of Certificate of Incorporation--Interest of Ochs/Sulzberger Family in the Offering" for a more detailed description of the terms of the participation of the Ochs/Sulzberger Offerees in the offering and the consideration by the Finance Committee of this purchase and certain other matters.



      TERMS OF EXISTING COMMON STOCK COMPARED WITH TERMS OF NYT STOCK AND DIGITAL STOCK. The following table compares certain terms of our existing common stock to the proposed terms of NYT stock and Digital stock. This comparison is not complete and should be read together with the more detailed information contained in the rest of this Proxy Statement. In particular, see "Proposal 7-Amendment and Restatement of Certificate of Incorporation--Description of Capital Stock."

8


                             EXISTING
                           COMMON STOCK                     NYT STOCK                        DIGITAL STOCK
BASIC INVESTMENT     Our existing common stock  We intend NYT stock to reflect     We intend Digital stock to
CHARACTERISTICS:     is intended to reflect     the performance of the NYT group,  reflect the performance of the
                     the performance of all     the businesses--other than those   Digital group, our Internet
                     our businesses.            comprising the Digital group--of   business division.
                                                The New York Times Company and
                                                its subsidiaries. The NYT group
                                                includes a 100% retained interest
                                                in the Digital group, which
                                                interest will decline to reflect
                                                the initial issuance of Digital
                                                stock to the public as well as
                                                future issuances, including
                                                exercises of options granted
                                                under the Digital Plan and the
                                                exchange of certain outstanding
                                                securities for Digital stock.
                                                We cannot assure you that the      We cannot assure you that the
                                                market value of NYT stock will in  market value of Digital stock
                                                fact reflect the performance of    will in fact reflect the
                                                the NYT group as we intend.        performance of the Digital group
                                                Holders of NYT stock will          as we intend. Holders of Digital
                                                continue to be common              stock will continue to be common
                                                stockholders of The New York       stockholders of The New York
                                                Times Company and, as such, will   Times Company and, as such, will
                                                be subject to all risks            be subject to all risks
                                                associated with an investment in   associated with an investment in
                                                The New York Times Company and     The New York Times Company and
                                                all our businesses, assets and     all our businesses, assets and
                                                liabilities.                       liabilities.
ISSUANCE:            Our existing common stock  Before we issue Digital stock,     We currently plan to offer to the
                     is already outstanding.    each outstanding share of          public, for cash, shares of
                                                existing common stock will         Digital stock intended to
                                                automatically be reclassified      represent approximately    % of
                                                into a share of new Class A stock  the equity attributed to the or new Class B stock, as the case  Digital group.
                                                may be.
RETAINED INTEREST                               If, as currently planned, we
AFTER INITIAL                                   issue to the public, for cash,
OFFERING OF DIGITAL                             shares of Digital stock intended
STOCK:                                          to represent    % of the equity
                                                attributed to the Digital group,
                                                this would leave the NYT group
                                                with a retained interest in the
                                                Digital group representing    %
                                                of the equity attributed to the
                                                Digital group. When appropriate,
                                                we will adjust this retained
                                                interest to reflect issuances or
                                                repurchases of Digital stock,
                                                capital contributions to, or
                                                returns of capital from, the
                                                Digital group and certain other
                                                events, including exercises of
                                                options granted under the Digital
                                                Plan and the exchange or
                                                conversion of certain outstanding
                                                securities for Digital stock. As
                                                a result, the percentage
                                                represented by the retained
                                                interest may decline below 50%.
AUTHORIZED COMMON    We are currently           The tracking stock proposals will authorize us to issue three
STOCK:               authorized to issue two    classes of common stock--Class A and Class B (or "NYT") stock and
                     classes of common stock.   Class C (or "Digital") stock.
                     We are currently           The tracking stock proposal will increase the number of authorized
                     authorized to issue up to  shares of common stock to       shares;       Class A shares,
                     300,000,000 shares of      847,158 Class B shares, and       Class C shares.
                     Class A stock and 847,158
                     shares of Class B stock.
OUTSTANDING COMMON           shares of          The tracking stock proposals will  Once the tracking stock proposals
STOCK                        Class A stock      not affect the number of           are implemented, we intend to
                     and       shares of        outstanding shares of Class A      issue shares of Digital stock in
                     Class B stock were         stock and Class B stock. Such      the offering. These shares, any
                     outstanding on April 6,    shares, and the shares of Digital  other shares we may issue and the
                     2000. These shares count   stock then outstanding, will       shares of NYT stock then
                     against the total number   count against the total number of  outstanding, will count against
                     of shares we are           shares of common stock we are      the total number of shares of
                     authorized to issue.       authorized to issue.               common stock we are authorized to
                                                                                   issue. Shares of Digital stock
                                                                                   issuable in respect of the NYT
                                                                                   group's retained interest in the
                                                                                   Digital group will not be
                                                                                   considered outstanding.

                             EXISTING
                           COMMON STOCK                     NYT STOCK                        DIGITAL STOCK

VOTING RIGHTS:       The holders of Class A     No change.                         The holders of Digital stock will
                     stock have limited voting                                     vote with the holders of Class A
                     rights, which entitle                                         stock on all matters on which the
                     them to vote as follows:                                      Class A stock votes. Each share
                     - for the election of 30%                                     of Digital stock will have a
                     of the board of                                               number of votes equal to the
                       directors;                                                  average market value of a share
                     - together with the                                           of Digital stock divided by the
                     holders of Class B stock,                                     average market value of a share
                       as a single class, on                                       of Class A stock over a specified
                       ratification of the                                         20 trading day period prior to
                       selection of our                                            the date of the vote; provided
                       independent auditors;                                       that the holders of Digital stock
                       on certain acquisitions                                     as a class may have no more than
                       involving related                                           40% of the total votes to be cast
                       parties or the                                              by the holders of Digital stock
                       issuances of stock; and                                     and Class A stock together.
                       the reservation of                                          The Digital stock will also have
                       stock for options to be                                     such voting rights as required by
                       granted to officers,                                        law.
                       directors or employees;
                       and
                     - otherwise as required
                     by the New York Business
                       Corporation Law, which
                       generally would require
                       a separate vote of
                       holders of shares of
                       any class of our common
                       stock on any proposed
                       merger or amendment to
                       our certificate of
                       incorporation that
                       would adversely affect
                       the holders of the
                       class in specified
                       ways.

                     The holders of Class B     No change.
                     stock are entitled to
                     vote as follows:
                     - for the election of 70%
                     of the board of
                       directors; and
                     - all other matters to
                     the exclusion of all
                       other classes of our
                       common stock.
DIVIDENDS:           We currently pay           We do not intend to change our     We do not expect to pay any
                     dividends on a quarterly   dividend policy with respect to    dividends on Digital stock for
                     basis of $.105 per share   NYT stock, which remains subject   the foreseeable future.
                     of Class A stock and       to the board's discretion and
                     Class B stock.             statutory limitations.

                     We are permitted to pay    The total of the amounts paid as   We will be permitted to pay
                     dividends out of the       dividends on NYT stock cannot      dividends on Digital stock out of
                     assets of the Company      exceed the lesser of (i) the       the assets of the Company legally
                     legally available for the  amount legally available for the   available for the payment of
                     payment of dividends       payment by the Company of          dividends under New York law, and
                     under New York law.        dividends under New York law and   transfer corresponding amounts to
                                                (ii) the "available dividend       the NYT group in respect of its
                                                amount" for the NYT group. The     retained interest in the Digital
                                                available dividend amount for the  group, but the total of the
                                                NYT group is based on the amount   amount paid as dividends on
                                                of assets that would be legally    Digital stock, and the
                                                available for the payment of       corresponding amount transferred
                                                dividends under New York law if    to the NYT group in respect of
                                                the NYT group were a separate New  its retained interest in the
                                                York corporation.                  Digital group, cannot exceed the
                                                                                   "available dividend amount" for
                                                                                   the Digital group. The available
                                                                                   dividend amount for the Digital
                                                                                   group is based on the amount of
                                                                                   assets that would be legally
                                                                                   available for the payment of
                                                                                   dividends under New York law if
                                                                                   the Digital group were a separate
                                                                                   New York corporation and the NYT
                                                                                   group's retained interest in the
                                                                                   Digital group was represented by
                                                                                   outstanding common stock.

10


                             EXISTING
                           COMMON STOCK                     NYT STOCK                        DIGITAL STOCK
MANDATORY DIVIDEND,  None.                      If we dispose of all or            If we dispose of all or
REDEMPTION OR                                   substantially all (defined to be   substantially all (defined to be
EXCHANGE ON                                     80% or more) the assets of the     80% or more) the assets of the
DISPOSITION OF                                  NYT group on a then- current fair  Digital group on a then- current
ASSETS:                                         value basis and the disposition    fair value basis and the
                                                is not an "exempt disposition,"    disposition is not an "exempt
                                                as defined in our amended and      disposition," as defined in our
                                                restated certificate of            amended and restated certificate
                                                incorporation, we must choose one  of incorporation, we must choose
                                                of the following alternatives:     one of the following
                                                                                   alternatives:

                                                - pay a dividend to holders of     - pay a dividend to holders of
                                                NYT stock in an amount equal to      Digital stock in an amount
                                                  their proportionate interest in    equal to their proportionate
                                                  the net proceeds of such           interest in the net proceeds of
                                                  disposition;                       such disposition;

                                                - redeem from holders of NYT       - redeem from holders of Digital
                                                  stock, for an amount equal to      stock, for an amount equal to
                                                  their proportionate interest in    their proportionate interest in
                                                  the net proceeds of such           the net proceeds of such
                                                  disposition, outstanding shares    disposition, outstanding shares
                                                  of NYT stock; or                   of Digital stock; or
                                                - issue Digital stock in exchange  - issue Class A stock in exchange
                                                for all the outstanding NYT stock    for all the outstanding Digital
                                                  at a 10% premium (based on the     stock at a 10% premium (based
                                                  average market value of the        on the average market value of
                                                  Class A stock as compared to       Digital stock as compared to
                                                  the average market value of        the average market value of the
                                                  Digital stock over a specified     Class A stock over a specified
                                                  20 trading day period ending       20 trading day period ending
                                                  before the exchange).              before the exchange).

                                                At any time within one year after  At any time within one year after
                                                completing a special dividend or   completing a special dividend or
                                                partial redemption referred to     partial redemption referred to
                                                above, we will have the right to   above, we will have the right to
                                                issue Digital stock in exchange    issue Class A stock in exchange
                                                for outstanding NYT stock at a     for outstanding Digital stock at
                                                10% premium (based on the average  a 10% premium (based on the market value of the Class A stock  average market value of Digital as compared to the average market  stock as compared to the average
                                                value of Digital stock over a      market value of the Class A stock
                                                specified 20 trading day period    over a specified 20 trading day
                                                ending before the date on which    period ending before the date on
                                                we mail the notice of exchange to  which we mail the notice of
                                                holders of NYT stock).             exchange to holders of Digital
                                                                                   stock).

                             EXISTING
                           COMMON STOCK                     NYT STOCK                        DIGITAL STOCK
EXCHANGE OF COMMON   None.                      None.                              We will at any time on or after
STOCK AT OUR                                                                       January 1, 2003, have the right
OPTION:                                                                            to issue shares of Class A stock
                                                                                   in exchange for all outstanding
                                                                                   shares of Digital stock at a 15%
                                                                                   premium per share. To determine
                                                                                   the exchange rate that will
                                                                                   result in an exchange at the 15%
                                                                                   premium per share, we will value
                                                                                   a share of Class A stock and a
                                                                                   share of Digital stock based on
                                                                                   their average market values over
                                                                                   a specified 20 trading day period
                                                                                   ending before the exchange. No
                                                                                   premium will be payable if we
                                                                                   make the exchange at any time
                                                                                   after the aggregate market value
                                                                                   of the outstanding Digital stock
                                                                                   exceeds the aggregate market
                                                                                   value of the outstanding NYT
                                                                                   stock for any consecutive 20
                                                                                   trading day period. We will
                                                                                   assume the conversion of the
                                                                                   Class B stock into Class A stock
                                                                                   for purposes of the calculation.
                                                                                   If we receive an opinion of tax
                                                                                   counsel to the effect that
                                                                                   changes in the federal tax laws
                                                                                   or interpretations thereof make
                                                                                   it more likely than not that we
                                                                                   would be subject to tax upon the
                                                                                   issuance of shares of Class A,
                                                                                   Class B or Digital stock (or that
                                                                                   any such stock would not be
                                                                                   treated as capital stock of The
                                                                                   New York Times Company), this
                                                                                   exchange can occur at any time.
EXCHANGE OF COMMON   None.                      None.                              We will have the right at any
STOCK FOR COMMON                                                                   time to exchange common stock of
STOCK OF A                                                                         a subsidiary for Digital stock so
SUBSIDIARY IN                                                                      long as all the assets and
CONNECTION WITH A                                                                  liabilities of Digital are held
SPIN-OFF:                                                                          directly or indirectly by the
                                                                                   subsidiary. In exchange for their
                                                                                   Digital stock, holders will
                                                                                   receive a class of common stock
                                                                                   in such subsidiary that possesses
                                                                                   voting rights with respect to the
                                                                                   subsidiary that are generally
                                                                                   comparable to the voting rights
                                                                                   that Digital stock has with
                                                                                   respect to the Company, except
                                                                                   that such stock will have a fixed
                                                                                   one vote per share on matters on
                                                                                   which it is entitled to vote.
                                                                                   These shares will represent the
                                                                                   same proportionate interest in
                                                                                   that subsidiary that the Digital
                                                                                   stock is deemed to represent in
                                                                                   the Digital group at the time of
                                                                                   the exchange. We will distribute
                                                                                   the remaining shares of this
                                                                                   subsidiary to the holders of
                                                                                   Class A stock and Class B stock,
                                                                                   with holders of Class A stock
                                                                                   receiving shares of the same
                                                                                   class as the shares issued to the
                                                                                   holders of Digital stock and the
                                                                                   holders of Class B stock
                                                                                   receiving shares of a separate
                                                                                   class of common stock of the
                                                                                   subsidiary that possesses voting
                                                                                   rights with respect to the
                                                                                   subsidiary that are generally
                                                                                   comparable to the voting rights
                                                                                   that Class B stock has with
                                                                                   respect to the Company. See
                                                                                   "Proposal 7--Amendment and
                                                                                   Restatement of Certificate of
                                                                                   Incorporation--Interest of
                                                                                   Ochs/Sulzberger Family in the
                                                                                   Offering."

12


                             EXISTING
                           COMMON STOCK                     NYT STOCK                        DIGITAL STOCK
LIQUIDATION:         Upon a liquidation of the  Upon a liquidation of the Company, holders of NYT stock and Digital
                     Company, holders of        stock will be entitled to receive the net assets of the Company, if existing common stock are  any, remaining for distribution to stockholders (after payment or
                     entitled to receive the    provision for all liabilities of the Company and payment of the
                     net assets of the          liquidation preference payable to any holders of preferred stock).
                     Company, if any,           Amounts due upon liquidation in respect of shares of NYT stock and
                     remaining for              Digital stock will be distributed pro rata in accordance with the
                     distribution to            average market value of NYT stock (valuing the Class B stock at the
                     stockholders (after        market value of the Class A stock) and Digital stock over a
                     payment or provision for   specified 20 trading day period prior to the liquidation.
                     all liabilities of the
                     Company and payment of
                     the liquidation
                     preference payable to any
                     holders of preferred
                     stock).
STOCK EXCHANGE       The Class A stock is       No change.                         We intend to apply to list the
LISTINGS:            listed on the New York                                        Digital stock on the New York
                     Stock Exchange under the                                      Stock Exchange.
                     symbol "NYT."



      TRACKING STOCK POLICY STATEMENT: Our board of directors has adopted tracking stock policies with respect to the ongoing relationship between the Digital group and the NYT group, and the allocation of our businesses, assets and liabilities. Although we have no present intention to do so, we may modify, suspend, rescind or add to the tracking stock policies in the sole discretion of our board of directors, or the capital stock committee acting on its behalf, without the approval of our stockholders. The board of directors, or the capital stock committee, may also adopt additional policies depending upon the circumstances. In the future, the board of directors, or the capital stock committee, will allocate businesses, assets or liabilities to the Digital group, or dispose of or transfer businesses, assets or liabilities from the Digital group, in accordance with these tracking stock policies.


      The tracking stock policies also contain provisions that set general parameters for:


     - loans, asset transfers and commercial transactions between the Digital group and the NYT group; and



     - specified extraordinary transactions, including issuances and repurchases of Digital stock.



      CAPITAL STOCK COMMITTEE: The board of directors has, effective upon consummation of the offering of Digital stock, established a committee of the board of directors known as the capital stock committee. This committee will initially consist of Henry B. Schacht, Chairman, John F. Akers, Raul E. Cesan and Michael Golden. Although all our directors are legally obligated to serve the interests of all our stockholders, we intend that at least fifty percent of the directors on the capital stock committee will be elected by the holders of Class A stock and the holders of Digital stock. The board of directors has delegated to the capital stock committee the authority to, and the capital stock committee will, interpret, make determinations under, and oversee the implementation of the tracking stock policies, including those in the form of inter-group agreements, and otherwise make decisions in areas that may have disparate impacts on holders of NYT stock and Digital stock. Any such decision will be made by the capital stock committee in good faith and in a manner consistent with its fiduciary duties to us and to all of our common stockholders after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of our common stock, including the holders of Digital stock.


      NO APPRAISAL RIGHTS. Under the New York Business Corporation Law, you will not have appraisal rights in connection with the tracking stock proposals.

      MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF TRACKING STOCK. We believe that neither you nor the Company will recognize any income, gain or loss for federal income tax purposes as a result of the reclassification of our existing common stock into NYT stock or the issuance of Digital stock. There are, however, no court decisions or other authorities bearing directly on similar transactions and the Internal Revenue Service has announced that it will not issue advance rulings on the federal income tax consequences relating to tracking stock. For a more detailed description of federal income tax considerations, see "Proposal 7-Amendment and Restatement of Certificate of Incorporation--Material United States Federal Income Tax Considerations."

14

CONSOLIDATING STATEMENTS OF INCOME


      The following schedule presents selected financial information of the NYT group and the Digital group. This information should be read together with the consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operation of the Company incorporated herein by reference and the combined financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operation of the Digital group included herein. We have presented this information because it provides information on the relative operating results of the NYT group and the Digital group. The information presented below for the NYT group excludes its retained interest in the Digital group which is currently 100%. This retained interest will decline to reflect issuances of Digital stock.


                                 YEAR ENDED DECEMBER 26, 1999                       YEAR ENDED DECEMBER 27, 1998
                       ------------------------------------------------   ------------------------------------------------
                                                              THE NEW                                            THE NEW
                        THE NYT     THE DIGITAL   ELIMINA-   YORK TIMES    THE NYT     THE DIGITAL   ELIMINA-   YORK TIMES
                         GROUP         GROUP       TIONS      COMPANY       GROUP         GROUP       TIONS      COMPANY
                       ----------   -----------   --------   ----------   ----------   -----------   --------   ----------
                                                                 (IN THOUSANDS)
REVENUE
External non-
  internet revenues..  $3,100,118     $     --     $   --    $3,100,118   $2,919,237     $     --     $   --    $2,919,237
External internet
  revenues...........       3,712       26,799         --        30,511        3,294       14,174         --        17,468
Inter-group license
  fee revenue........       5,000           --     (5,000)           --        5,000           --     (5,000)           --
                       ----------     --------     ------    ----------   ----------     --------     ------    ----------
TOTAL................   3,108,830       26,799     (5,000)    3,130,629    2,927,531       14,174     (5,000)    2,936,705
                       ----------     --------     ------    ----------   ----------     --------     ------    ----------
COSTS AND EXPENSES
Production costs:
  External expenses..   1,363,515       15,325         --     1,378,840    1,372,862        8,358         --     1,381,220
  Inter-group license
    fee expense......          --        5,000     (5,000)           --           --        5,000     (5,000)           --
Selling, general and
  administrative
  expenses:
  External expenses..   1,146,300       34,207         --     1,180,507    1,019,758       20,507         --     1,040,265
  Inter-group
    allocated
    expenses.........      (2,313)       2,313         --            --       (1,476)       1,476         --            --
                       ----------     --------     ------    ----------   ----------     --------     ------    ----------
TOTAL................   2,507,502       56,845     (5,000)    2,559,347    2,391,144       35,341     (5,000)    2,421,485
                       ----------     --------     ------    ----------   ----------     --------     ------    ----------
OPERATING PROFIT
  (LOSS).............     601,328      (30,046)        --       571,282      536,387      (21,167)        --       515,220
Income from joint
  ventures...........      17,900           --         --        17,900       21,014           --         --        21,014
Interest expense,
  net................      50,704           14         --        50,718       43,333           --         --        43,333
Net gain on
  disposition of
  assets.............          --           --         --            --       12,619           --         --        12,619
                       ----------     --------     ------    ----------   ----------     --------     ------    ----------
Income (loss) before
  income taxes and
  extraordinary
  item...............     568,524      (30,060)        --       538,464      526,687      (21,167)        --       505,520
Income taxes
  (benefit)..........     240,972      (12,685)        --       228,287      228,733       (9,843)        --       218,890
                       ----------     --------     ------    ----------   ----------     --------     ------    ----------
Income (loss) before
  extraordinary
  item...............     327,552      (17,375)        --       310,177      297,954      (11,324)        --       286,630
Extraordinary item,
  net of tax.........          --           --         --            --       (7,716)          --         --        (7,716)
                       ----------     --------     ------    ----------   ----------     --------     ------    ----------
NET INCOME (LOSS)....  $  327,552     $(17,375)    $   --    $  310,177   $  290,238     $(11,324)    $   --    $  278,914
                       ==========     ========     ======    ==========   ==========     ========     ======    ==========

                                 YEAR ENDED DECEMBER 28, 1997
                       ------------------------------------------------
                                                              THE NEW
                        THE NYT     THE DIGITAL   ELIMINA-   YORK TIMES
                         GROUP         GROUP       TIONS      COMPANY
                       ----------   -----------   --------   ----------
                                        (IN THOUSANDS)
REVENUE
External non-
  internet revenues..  $2,855,319     $     --     $   --    $2,855,319
External internet
  revenues...........         973       10,126         --        11,099
Inter-group license
  fee revenue........       5,000           --     (5,000)           --
                       ----------     --------     ------    ----------
TOTAL................   2,861,292       10,126     (5,000)    2,866,418
                       ----------     --------     ------    ----------
COSTS AND EXPENSES
Production costs:
  External expenses..   1,283,614        6,846         --     1,290,460
  Inter-group license
    fee expense......          --        5,000     (5,000)           --
Selling, general and
  administrative
  expenses:
  External expenses..   1,112,510        8,346         --     1,120,856
  Inter-group
    allocated
    expenses.........      (1,003)       1,003         --            --
                       ----------     --------     ------    ----------
TOTAL................   2,395,121       21,195     (5,000)    2,411,316
                       ----------     --------     ------    ----------
OPERATING PROFIT
  (LOSS).............     466,171      (11,069)        --       455,102
Income from joint
  ventures...........      13,990           --         --        13,990
Interest expense,
  net................      42,115           --         --        42,115
Net gain on
  disposition of
  assets.............      10,388           --         --        10,388
                       ----------     --------     ------    ----------
Income (loss) before
  income taxes and
  extraordinary
  item...............     448,434      (11,069)        --       437,365
Income taxes
  (benefit)..........     180,255       (5,191)        --       175,064
                       ----------     --------     ------    ----------
Income (loss) before
  extraordinary
  item...............     268,179       (5,878)        --       262,301
Extraordinary item,
  net of tax.........          --           --         --            --
                       ----------     --------     ------    ----------
NET INCOME (LOSS)....  $  268,179     $ (5,878)    $   --    $  262,301
                       ==========     ========     ======    ==========



      The financial information presented above reflects the businesses of the Digital group and the NYT group including the allocation of revenue and expenses between the Digital group and the NYT group in accordance with the Company's allocation policies. The allocations consist of the following: a) classified advertising revenue from the NYT group to the Digital group for displaying classified advertising from NYT group publications on the Digital group's websites, b) license fees charged by the NYT group to the Digital group for the use of the trademarks and copyrights of the NYT group, and c) an allocation of corporate expenses for general and administrative services and shared processing services. Additionally, the income tax benefit relating to the operations of the Digital group which could be utilized on a consolidated basis were allocated to the Digital group. The Company believes that these allocations were made on a reasonable basis.



      The Company has provided all necessary funding for the operations and investments of the Digital group since inception and such funding has been accounted for as capital contributions from the NYT group. Accordingly, no interest charges from the NYT group have been reflected in the accompanying combined financial statements.

16

--------------------------------------------------------------------------------
RISK FACTORS RELATING TO TRACKING STOCK PROPOSALS
--------------------------------------------------------------------------------

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED BELOW, AS WELL AS THE OTHER INFORMATION INCLUDED IN THIS PROXY STATEMENT, BEFORE YOU DECIDE HOW TO VOTE ON THE TRACKING STOCK PROPOSALS.


     WE DO NOT KNOW HOW THE ISSUANCE OF DIGITAL STOCK WILL AFFECT THE MARKET PRICE OF OUR CLASS A STOCK.



      We cannot assure you that the market value of Digital stock and Class A stock will reflect the performance of the Digital group and the NYT group as we intend. In addition, we cannot predict the price at which Class A stock will trade following the issuance of Digital stock. The market value of Class A stock may not equal or exceed its current market value. Some of the terms of the NYT stock and the Digital stock may adversely affect the trading price of the Class A stock. Examples include:



     - the right of the board of directors to issue Class A stock in exchange for Digital stock; and



     - the discretion of the board of directors, or the capital stock committee acting on its behalf, in making determinations relating to a variety of matters affecting the rights of the holders of the NYT stock and the Digital stock, such as dividends, cash management and allocation matters.



      In addition, the complexities presented by the terms of tracking stock and the potential difficulties investors may have in understanding these terms may adversely affect the market value of the Class A stock. In particular, investors may have difficulty understanding the mandatory dividend, redemption or exchange that will occur if we dispose of all or substantially all the assets of the Digital group and the impact this will have on the NYT group, and the relative voting rights of the Class A stock and the Digital stock.



      Subsequent issuances of Digital stock may adversely affect the market value of the Class A stock.



     HOLDERS OF NYT STOCK AND DIGITAL STOCK WILL BE COMMON STOCKHOLDERS OF THE COMPANY AND WILL BE SUBJECT TO RISKS ASSOCIATED WITH AN INVESTMENT IN THE COMPANY AS A WHOLE.



      Financial results of the Digital group could affect the NYT group's results of operations, financial position and borrowing costs. If the Company borrows significant amounts for use by the Digital group, the Company's ability to borrow money for use by the NYT group may be limited. In addition, the Company will remain liable for the indebtedness and other obligations of each of the Digital group and the NYT group. This could affect the market value of the NYT stock. In addition, net losses of either group, if any should occur in the future, and any dividends or distributions on, or repurchases of, either group's common stock, will reduce the assets of the Company legally available for dividends on the other group's common stock.



     HOLDERS OF NYT STOCK OR DIGITAL STOCK WILL NOT HAVE ANY LEGAL RIGHTS RELATED TO SPECIFIC ASSETS OF THE NYT GROUP OR THE DIGITAL GROUP.



      Even though from a financial reporting standpoint we have allocated our consolidated assets, liabilities, revenue, expenses and cash flow between the NYT group and the Digital group, that allocation will not change the legal title to any assets or responsibility for any liabilities and will not affect the rights of any of our creditors. Further, in any liquidation, holders of NYT stock and Digital stock will not have any legal rights related to specific assets of either the NYT group or the Digital group, but will receive a share of the net assets of the Company based on the relative market values of

NYT stock and Digital stock rather than on any assessment of the actual value of the NYT group or the Digital group.



     THERE WILL BE CONFLICTS OF INTEREST INVOLVING THE NYT GROUP AND THE DIGITAL GROUP AND THE BOARD OF DIRECTORS COULD MAKE DECISIONS AFFECTING THE NYT GROUP AND THE DIGITAL GROUP DIFFERENTLY.



      The extensive relationship between the NYT group and the Digital group will create inherent conflicts between the interests of holders of NYT stock and Digital stock. The board of directors of the Company, or the capital stock committee of the board acting on its behalf, will make operational and financial decisions and implement policies that may affect the businesses of the NYT group and the Digital group and the classes of common stock of the Company differently, potentially favoring one business or class of common stock at the expense of the other. Examples include decisions regarding:


     - future allocations of assets, liabilities, revenues, expenses, cash flows and the tax consequences of operations;

     - the allocation of business opportunities, resources and personnel;


     - the manner of accounting for a transfer of funds between the NYT group and the Digital group either as a revolving credit advance or a long-term loan, or as analogous to a contribution to or return of capital;


     - the allocation of funds for capital expenditures;


     - the payment of dividends on NYT stock and Digital stock;



     - the repurchase of NYT stock and Digital stock;



     - the allocation of proceeds from the issuance, and the costs of repurchases of Digital stock either to the Digital group or to the NYT group in respect of its retained interest in the Digital group;



     - the allocation of any issuances of debt or preferred stock of the Company between the NYT group and the Digital group;


     - the position we take with respect to various regulatory issues;


     - the allocation of consideration received upon a sale or merger of the Company between holders of NYT stock and Digital stock;



     - the redemption of Digital stock in exchange for Class A stock or in exchange for the stock of a subsidiary;



     - the sale of assets of either the NYT group or the Digital group; and



     - other transactions between the NYT group and the Digital group.



      The tracking stock policies provide that material matters involving potentially divergent interests will be resolved in a manner that the board of directors, or the capital stock committee acting on its behalf, determines to be in our best interest and in the best interests of all of our common stockholders after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of our common stock, including the holders of NYT stock. The tracking stock policies may, at any time without the approval of our stockholders, be modified, suspended or rescinded, and additional policies may be adopted, or exceptions made to such policies in connection with particular facts and circumstances, all as the board of directors, or the capital stock committee acting on its behalf, consistent with its fiduciary duties to the Times Company and all our common stockholders, may determine. For a more comprehensive description of these policies, see " Proposal 7-Amendment and Restatement of Certificate of Incorporation--Tracking

18


Stock Policy Statement and Capital Stock Committee." Nevertheless, the board of directors, or the capital stock committee acting on its behalf, could take actions that benefit or appear to benefit the Digital group at the expense of the NYT group.



      We expect that our directors will own disproportionate amounts, in both percentage and value terms, of NYT stock and Digital stock. This disparity in ownership interests may create or appear to create potential conflicts of interest when these directors are faced with decisions that could have different implications for the different classes of common stock.



     PRINCIPLES OF LAW MAY PROTECT DECISIONS OF THE BOARD OF DIRECTORS THAT HAVE A DISPARATE IMPACT UPON HOLDERS OF DIGITAL STOCK AND NYT STOCK.



      Principles of law established in cases involving differing treatment of two classes of common stock issued by companies incorporated outside New York generally provide that a board of directors owes an equal duty to all common stockholders regardless of class and does not have separate or additional duties to either group of stockholders. We are not aware of any legislative or judicial precedent involving the fiduciary duties of directors of a New York corporation with multiple classes of common stock with separate rights related to specified operations of the corporation. However, under principles of law known as the "business judgment rule," you may not be able to challenge decisions that have a disparate impact upon holders of NYT stock or Digital stock, so long as the board of directors can show that it:


     - was disinterested and adequately informed with respect to such decisions; and

     - acted in good faith and in the belief that it was acting in the best interests of all of our stockholders.

     OUR TRACKING STOCK POLICIES ARE SUBJECT TO CHANGE.


      Our board of directors has adopted the tracking stock policies governing the relationship between the NYT group and the Digital group and other tracking stock matters. The board of directors, or the capital stock committee acting on its behalf, may, acting in good faith consistent with its fiduciary duties, modify, rescind or add to any of the policies in a manner that is disadvantageous to holders of NYT stock. The board's discretion to change these policies makes it riskier to be a holder of NYT stock than a holder of ordinary common stock. For a description of these policies, see "Proposal 7-Amendment and Restatement of Certificate of Incorporation--Tracking Stock Policy Statement and Capital Stock Committee."


     OUR BOARD OF DIRECTORS MAY DECLARE MORE OR LESS DIVIDENDS ON ONE GROUP'S COMMON STOCK THAN IF THAT GROUP WERE A SEPARATE COMPANY.


      We may pay dividends on the NYT stock and the Digital stock in the respective amounts that equal the lesser of the amount legally available for the Company as a whole and the amount that would be legally available for the NYT group or the Digital group, as the case may be, if it were a separate corporation. Subject to the foregoing, our board of directors has the authority to declare and pay dividends on the NYT stock and the Digital stock in any amount. Our board of directors could, in its sole discretion, declare and pay dividends exclusively on the NYT stock, exclusively on the Digital stock or on both, in equal or unequal amounts. The performance of one group may cause our board of directors to pay more or less dividends on the common stock relating to the other group than if that other group were a stand-alone company. Our board of directors will not be required to consider the amount of dividends previously declared on each class of common stock, the respective voting or liquidation rights of each class or any other factor. In addition, net losses of either the NYT group or the Digital group, and any dividends or distributions on, or repurchases of, either class, will reduce the assets of the Company legally available for dividends on all classes of common stock.



     HOLDERS OF NYT STOCK COULD BE ADVERSELY AFFECTED BY AN EXCHANGE OF THE DIGITAL STOCK.



      At any time after January 1, 2003, or the earlier occurrence of certain tax-related events, our board of directors, or the capital stock committee acting on its behalf, in its sole discretion and without stockholder approval, could determine to redeem shares of Digital stock in exchange for shares of Class A stock at a 15% premium. No premium will be payable if the exchange is made after the aggregate market value of the outstanding Digital stock has exceeded the aggregate market value of the outstanding NYT stock for a specified period, assuming the conversion of Class B stock into Class A stock for purposes of the calculation. In addition, if we sell all or substantially all of the assets of the Digital group, we are required to take certain steps which may include the exchange of all outstanding shares of Digital stock for Class A stock at a 10% premium. Since we could determine to effect an exchange in either of the foregoing circumstances at a time when either or both of Class A stock or Digital stock may be considered to be overvalued or undervalued, any such exchange could be disadvantageous to holders of NYT stock. If we issue Class A stock in exchange for Digital stock, the then current holders of Class A stock will be diluted. See "Proposal 7-Amendment and Restatement of Certificate of Incorporation--Description of Digital Stock--Exchange of Digital Stock for Class A Stock."



     THE ISSUANCE OF DIGITAL STOCK WILL DILUTE THE VOTING RIGHTS OF THE CLASS A STOCKHOLDERS.



      The holders of Digital stock and Class A stock will vote together on those matters on which they are entitled to vote. As a result, the issuance of Digital stock in the offering or otherwise will reduce the voting power of Class A stockholders as a group. Each share of Digital stock will have a number of votes equal to the average market value of a share of Digital stock divided by the average market value of a share of Class A stock over a specified 20 trading day period prior to the date of the vote, provided that holders of Digital stock as a class may cast no more than 40% of the total votes to be cast by holders of Digital stock and Class A stock combined. Therefore, when holders of Class A stock and Digital stock vote together as a single class, the holders of Class A stock, as a group, will be in a position to control the outcome of the vote even if the matter involves a conflict of interest between the holders of Class A stock and holders of Digital stock.



      As an example of the relative voting rights, assume that 15.0 million shares of Digital stock are issued and outstanding, with an average market value during the specified period of $25. Further assume that 175.0 million shares of Class A stock are issued and outstanding, with an average market value during the specified period of $50. Each share of Digital stock would be entitled to one half of one vote, and all Digital stock would be entitled to 7.5 million votes. Each share of Class A stock would be entitled to one vote per share and all Class A stock would be entitled to 175.0 million votes. As a result, the holders of Class A stock, as a class, would be entitled to cast 95.9% of the total vote and holders of the Digital stock would be entitled to cast 4.1%.



     WE MAY EXCHANGE SHARES OF COMMON STOCK OF A SUBSIDIARY FOR SHARES OF DIGITAL STOCK IN CONNECTION WITH A SPIN-OFF OF THE SUBSIDIARY WITHOUT YOUR APPROVAL.



      We will have the right, at any time, to exchange common stock of a subsidiary of the Company for Digital stock so long as the assets and liabilities of the Digital group are held directly or indirectly by the subsidiary. In such event, holders of Digital stock will receive shares of a class of common stock in the subsidiary that possesses voting rights with respect to the subsidiary that are generally comparable to the voting rights that Digital stock has with respect to the Company, except that such

20


stock will have a fixed one vote per share on matters on which it is entitled to vote. These shares will represent the same proportionate interest in that subsidiary that the Digital stock is deemed to represent in the Digital group at the time of the exchange. The Company will distribute the remaining shares of the subsidiary to the holders of NYT stock, with the holders of Class A stock receiving shares of the same class as the shares issued to the holders of Digital stock and the holders of Class B stock receiving shares of a separate class of common stock of the subsidiary that possesses voting rights with respect to the subsidiary that are generally comparable to the voting rights that Class B stock has with respect to the Company. Thus, the holders of the Class B stock will control this company upon completion of the spin-off. The 1997 Trust, a trust for the benefit of the Ochs/Sulzberger family, currently holds approximately 87% of our Class B stock. See "Proposal 7--Amendment and Restatement of Certificate of Incorporation--Interest of Ochs/Sulzberger Family in the Offering." In addition, depending on the circumstances at the time, an exchange of stock of a subsidiary of the Company for Digital stock and the distribution of the remaining stock of the subsidiary to the holders of NYT stock could be taxable to holders of Digital stock and NYT stock and to the Company for United States federal income tax purposes.



     THE BOARD OF DIRECTORS HAS DISCRETION TO ALLOCATE PROCEEDS UPON ISSUANCES OR COSTS OF REPURCHASES OF DIGITAL STOCK TO THE DIGITAL GROUP OR THE NYT GROUP.



      The board of directors, or the capital stock committee acting on its behalf, will determine whether to allocate the proceeds of issuances, or the costs of repurchases, of Digital stock to NYT in respect of its retained interest in Digital or to the equity of Digital. To the extent the board of directors, or the capital stock committee acting on its behalf, attributes an issuance or a repurchase of Digital stock to the NYT group in respect of its retained interest in the Digital group, this retained interest will be adjusted accordingly. The market value of NYT stock may be adversely affected in the event that a repurchase of Digital stock is allocated to the NYT group at a time when the Digital stock is perceived to be overvalued, or in the event that an issuance of Digital stock is allocated to the NYT group at a time when the Digital stock is perceived to be undervalued. For a more complete description of how the board of directors will allocate cash between the NYT group and the Digital group, see "Proposal 7-Amendment and Restatement of Certificate of Incorporation--Tracking Stock Policy Statement and Capital Stock Committee."



     EXISTING STOCKHOLDERS OF THE COMPANY WILL HAVE A REDUCED INTEREST IN THE DIGITAL GROUP.



      It is intended that holders of NYT stock will participate in the ownership of the Digital group through the NYT group's retained interest in Digital, which will decrease as a result of the issuance of Digital stock in the offering or otherwise. The price at which the Digital stock will be initially sold to the public will be determined by negotiations with the underwriters. Holders of NYT stock will suffer an immediate loss in value to the extent, if any, that the offering price is below the inherent value of Digital stock. The price at which any shares of Digital stock may be sold in the future may not reflect accurately the value of Digital stock, and thus holders of NYT stock may not appropriately benefit from such issuances. In addition, there can be no assurance that the market value of the NYT stock will reflect accurately the underlying ownership participation in the Digital group.


     THE COST OF MAINTAINING SEPARATE GROUPS MAY EXCEED THE COSTS ASSOCIATED WITH OPERATING THE COMPANY AS A SINGLE ENTITY.


      The costs associated with implementing the tracking stock proposal and the ongoing cost of operating the NYT group and the Digital group as separate groups may exceed the costs associated with operating our company as it currently exists. In particular, the issuance of the Digital stock will result in a complex capital structure and additional stock exchange and SEC reporting requirements with respect to each group.



     WE MAY DECIDE NOT TO OFFER PUBLICLY DIGITAL STOCK.



      This proxy statement describes our current plans for an offering of Digital stock. Such an offering is subject to various conditions and uncertainties, so we cannot assure you that it will be completed or that Digital stock will not be issued in another manner. Even if an offering occurs, there can be no certainty regarding the amount of proceeds we would realize.



     CLINTON ADMINISTRATION LEGISLATIVE PROPOSALS COULD RESULT IN THE EXCHANGE OF CLASS A STOCK FOR DIGITAL STOCK PRIOR TO JANUARY 1, 2003.



      Legislative proposals made by the Clinton Administration in February 1999 and February 2000 relate to the issuance of stock similar to Digital stock. The February 1999 proposal would impose a corporate-level tax on the issuance of tracking stock. The February 2000 proposal would provide that if a corporation issues tracking stock to a stockholder in respect of, or in exchange for, the stockholder's stock in the corporation, then the stockholder will be treated as having received a taxable distribution of property. Both provisions are proposed to be effective for tracking stock issued on or after the date of enactment. No tax legislation has subsequently been enacted incorporating either of these proposals. We cannot predict whether either proposal will be enacted or, if enacted, whether it will be in the form proposed. If either Clinton Administration proposal or a similar proposal is enacted, then we or our stockholders could be subject to tax on an issuance of Digital stock on or after the date of enactment. We may issue Class A stock in exchange for Digital stock at any time at a 15% premium or no premium, depending on the relative market values of the outstanding Digital stock and NYT stock, if, based on the opinion of our tax counsel, as a result of the enactment of legislative changes or administrative proposals or changes, it is more likely than not that we or our stockholders will be subject to tax upon issuance of Digital stock or NYT stock or that any such stock will not be treated as stock of The New York Times Company. If we issue Class A stock in exchange for Digital stock, it could occur at a time when the Class A stock may be considered undervalued or the Digital stock may be considered overvalued. See "Proposal 7--Amendment and Restatement of Certificate of Incorporation--Description of Capital Stock--Exchange of Digital Stock for Class A Stock."

22


--------------------------------------------------------------------------------
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

--------------------------------------------------------------------------------
      Some of the information in this Proxy Statement may constitute forward-looking statements which involve various risks and uncertainties. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. For a discussion of factors that could cause actual results to differ, please see the discussion under "Risk Factors Relating to Tracking Stock Proposals" contained in this Proxy Statement and in other information contained in our publicly available filings with the Securities and Exchange Commission ("SEC").
--------------------------------------------------------------------------------
WHERE YOU CAN FIND MORE INFORMATION
--------------------------------------------------------------------------------
      We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning The New York Times Company can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including The New York Times Company. The Class A stock of The New York Times Company is listed on the New York Stock Exchange. Reports and other information concerning us can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The information contained on our websites is not part of this Proxy Statement.


      We have filed a registration statement with the SEC respecting the proposed public offering of Digital stock. This registration statement has not yet become effective. The registration statement can be obtained from the SEC as indicated above.



      The SEC allows us to "incorporate by reference" information into this Proxy Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference the Annual Report on Form 10-K of the Company for the year ended December 26, 1999, that we have previously filed with the SEC. This document contains important information about the Company and its finances.


      We are also incorporating by reference additional documents that we file with the SEC between the date of this Proxy Statement and the date of the Annual Meeting of our stockholders.

      You can obtain any of the incorporated documents by contacting us or the SEC. We will send you the documents incorporated by reference without charge, excluding exhibits to the information that is incorporated by reference, unless we have specifically incorporated by reference the exhibit in this document.

      Stockholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate party at the following address:

       The New York Times Company
       229 West 43rd Street
       New York, New York 10036
       (212) 556-1234
       Attention: Corporate Secretary

      If you would like to request documents from us, including any documents we may subsequently file with the SEC prior to the Annual Meeting, please do so by
May   , 2000, so that you will receive them before the Annual Meeting.



      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS
CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL   , 2000.
YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

24

--------------------------------------------------------------------------------
GENERAL INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL HOLDERS OF COMMON STOCK

      The following table sets forth the only persons who, to the knowledge of management, owned beneficially on February 28, 2000, more than 5% of the outstanding shares of either Class A or Class B stock:


NAME AND ADDRESS                                                         SHARES (%)
-----------------------------------------------------  ----------------------------------------------
                                                            CLASS A                      CLASS B
                                                       -----------------            -----------------
1997 Trust(1,2)......................................   2,138,810   (1.2%)            738,810   (87.2%)
229 West 43rd Street
New York, NY 10036

Lynn G. Dolnick(1,2,3)...............................   2,181,807   (1.3%)            739,928   (87.3%)
229 West 43rd Street
New York, NY 10036

Marian S. Heiskell(1,2,4,5)..........................  11,795,288   (6.8%)            741,780   (87.6%)
229 West 43rd Street
New York, NY 10036

Ruth S. Holmberg(1,2,4,6)............................  13,098,683   (7.6%)            741,180   (87.5%)
100 East 10th Street
Chattanooga, TN 37402

Judith P. Sulzberger(1,2,4,7)........................  13,209,083   (7.7%)            741,180   (87.5%)
229 West 43rd Street
New York, NY 10036

Arthur Ochs Sulzberger(1,2,4,8)......................  15,015,972   (8.8%)            742,380   (87.6%)
229 West 43rd Street
New York, NY 10036

Benjamin B. Taylor(9)................................   8,782,025   (5.2%)                  0
Globe Voting Trust
c/o Bingham Dana & Gould
150 Federal Street
Boston, MA 02110


------------------------


1.  Each of Dr. Dolnick, Mrs. Heiskell, Mrs. Holmberg, Dr. Sulzberger and
    Mr. Sulzberger, as trustees of the 1997 Trust (as defined and described below in the "The 1997 Trust"), share voting and investment power with respect to the shares owned by the 1997 Trust. Thus, under SEC regulations, each may be deemed a beneficial owner of the shares held by the 1997 Trust. Such shares are therefore included in the amounts listed in this table for each of them. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table. By virtue of their being co-trustees of the 1997 Trust, Dr. Dolnick, Mrs. Heiskell, Mrs. Holmberg, Dr. Sulzberger and Mr. Sulzberger could be deemed to comprise a "group" within the meaning of SEC regulations. Such group is the beneficial owner in the aggregate of 29,974,885 shares of Class A stock, representing approximately 17.3% of the outstanding shares of Class A stock, which shares include 751,208 shares issuable upon the conversion of 751,208 shares of Class B stock and 784,956 shares of Class A stock which could be acquired within 60 days upon the exercise of options granted under the Company's stock option plans.


                                          (FOOTNOTES CONTINUE ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)
2. Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the table of Class A ownership, it has been assumed that each person listed therein as holding Class B stock has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus all shares of Class B stock held by the 1997 Trust and by Dr. Dolnick, Mrs. Heiskell,
    Mrs. Holmberg, Dr. Sulzberger and Mr. Sulzberger have been included in the calculation of the total amount of Class A stock owned by each such person as well as in the calculation of the total amount of Class B stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

3. In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings reported for Dr. Dolnick include (a) 13,258 shares of Class A stock and 1,118 shares of Class B stock held jointly with her husband, (b) 231 shares of Class A stock held by the Golden Family Charitable Fund, Inc., as to which Dr. Dolnick has sole voting and no investment power and (c) 28,390 shares of Class A stock held by two trusts of which Dr. Dolnick is the sole trustee. These trusts were created by Dr. Dolnick's brother, Michael Golden, for the benefit of his daughters.
    Dr. Dolnick disclaims beneficial ownership of these shares.

4.  The holdings of Class A stock reported for Mrs. Heiskell, Mrs. Holmberg,
    Dr. Sulzberger and Mr. Sulzberger include a total of 5,260,300 shares of Class A stock held in approximately equal amounts by four limited partnerships. Each individual has established one such limited partnership for estate planning purposes. The limited partnerships are managed, and thus, under SEC rules, beneficial ownership of these shares is held, by a limited liability company. Because control of this company is shared equally by its members, Mrs. Heiskell, Mrs. Holmberg, Dr. Sulzberger and
    Mr. Sulzberger, the shares held by all four limited partnerships are included in the table as owned by each of them. The holdings of Class A stock reported for Mrs. Heiskell, Mrs. Holmberg, Mr. Sulzberger and
    Dr. Sulzberger also include 329,936 shares of Class A stock held by The Sulzberger Foundation, Inc., a private foundation of which they are officers and directors. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table for these individuals.

5. In addition to the amounts of Class A and Class B stock described in notes 1, 2 and 4, the holdings reported for Mrs. Heiskell include 4,055,272 shares of Class A stock and 2,970 shares of Class B stock held directly, and 8,000 shares of Class A stock which could be acquired within 60 days pursuant to options granted under the Directors' Plan.

6. In addition to the amounts of Class A and Class B stock described in notes 1, 2 and 4, the holdings reported for Mrs. Holmberg include 5,345,187 shares of Class A stock and 2,370 shares of Class B stock held directly, 12,000 shares of Class A stock which could be acquired within 60 days pursuant to options granted under the Directors' Plan, and 10,080 shares of Class A stock held by three trusts created by Mr. Holmberg for his children.
    Mrs. Holmberg is a trustee of these trusts.


7. In addition to the amounts of Class A and Class B stock described in notes 1, 2 and 4, the holdings reported by Dr. Sulzberger include 5,461,667 shares of Class A stock and 2,370 shares of Class B stock held directly, and 16,000 shares of Class A stock which could be acquired within 60 days pursuant to options granted under the Directors' Plan.



8. In addition to the amounts of Class A and Class B stock described in notes 1, 2 and 4, the holdings reported for Mr. Sulzberger include 5,034,400 shares of Class A stock and 3,570 shares of Class B stock held directly, 1,500,000 shares of Class A stock held by a trust created by Mrs. Heiskell of which Mr. Sulzberger is the trustee, and 748,956 shares of Class A stock which


                                          (FOOTNOTES CONTINUE ON FOLLOWING PAGE)

26

(FOOTNOTES CONTINUED FROM PRECEDING PAGE) could be acquired within 60 days pursuant to options granted under the Company's Executive Incentive Compensation Plan, the NYT Plans and the Directors' Plan. The holdings of Class A stock reported for Mr. Sulzberger exclude 4,150 shares of Class A stock owned by his wife as her separate property.

9. Mr. Taylor, as a trustee of the Globe Voting Trust, a voting trust holding shares of Class A stock issued when the Company acquired Affiliated Publications, Inc. the former parent of THE BOSTON GLOBE ("API") in 1993, shares voting power with respect to the 8,365,153 shares of Class A stock held by the Globe Voting Trust, and thus under SEC rules is deemed to beneficially own those shares. Except as set forth below, Mr. Taylor has no economic interest in these shares and no beneficial interest in the Globe Voting Trust. The holdings reported for Mr. Taylor include the following 569,530 shares in which Mr. Taylor has an economic interest: (a) 11,034 shares held directly, (b) 291,466 shares held through ownership of units in the Globe Voting Trust by a trust of which Mr. Taylor is a co-trustee and sole beneficiary, (c) 75,000 shares held through ownership of units in the Globe Voting Trust by a trust of which Mr. Taylor's wife is a co-trustee and his descendants are the sole beneficiaries, (d) 8,550 shares held through ownership of units in the Globe Voting Trust by Mr. Taylor as custodian for the benefit of his children, (e) 2,676 shares held through ownership of units in the Globe Voting Trust by a trust of which Mr. Taylor's wife is a co-trustee and sole beneficiary, and (f) 144,804 shares could be acquired within 60 days pursuant to options granted under the NYT Plans (of which 10,563 options have been transferred to the trust of which Mr. Taylor's wife is a co-trustee and his descendants are the sole beneficiaries) or pursuant to options granted under stock option plans of API (these options were converted into options to purchase Class A stock upon the acquisition of API by the Company). The holdings reported for Mr. Taylor also include 261,034 shares of Class A stock held through two trusts (other than the Globe Voting Trust) of which Mr. Taylor is co-trustee. Mr. Taylor has no economic interest in these shares and is not a beneficiary of either trust with respect to such shares. Because Mr. Taylor shares the power to vote and, in some cases, to dispose or direct the disposition of these shares, SEC rules require the inclusion of such shares in the table as beneficially owned by Mr. Taylor.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table shows the beneficial ownership, reported to the Company as of February 28, 2000 of Class A and Class B stock, including shares as to which a right to acquire ownership exists (by the exercise of stock options or the conversion of Class B stock into Class A stock) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, of each director, each nominee for election as director, the chief executive officer and the four other most highly compensated executive officers of the Company during 1999 and all directors, nominees and executive officers of the Company, as a group. A portion of the shares reported below are held by the 1997 Trust, whose trustees share voting and, in some cases, investment power with respect thereto. See "The 1997 Trust."

                                                                         SHARES (%)
                                                        --------------------------------------------
                                                              CLASS A                   CLASS B
                                                        --------------------       -----------------
John F. Akers(1)......................................      28,030   (*)                 0
Director

Brenda C. Barnes(2)...................................       8,450   (*)                 0
Director

Raul E. Cesan.........................................      25,000   (*)                 0
Director

Jacqueline H. Dryfoos(3,4)............................     159,073   (*)               600   (*)
Nominee for Director

Richard L. Gelb(1)....................................      38,000   (*)                 0
Director

Michael Golden(3,5)...................................     171,209   (*)             1,120   (*)
Vice Chairman, Senior Vice President and Director

Robert A. Lawrence(6).................................      49,996   (*)                 0
Director

Russell T. Lewis(7)...................................      98,838   (*)                 0
President, Chief Executive Officer and Director

David E. Liddle.......................................           0   (*)                 0
Nominee for Director

Ellen R. Marram(2)....................................       8,000   (*)                 0
Director

John M. O'Brien(8)....................................      81,944   (*)                 0
Senior Vice President and Chief Financial Officer

Charles H. Price II(1)................................      22,000   (*)                 0
Director

Janet L. Robinson(9)..................................     133,702   (*)                 0
President and General Manager of THE NEW YORK TIMES

Henry B. Schacht......................................      10,000   (*)                 0
Director

Donald M. Stewart(10).................................      18,440   (*)                 0
Director

Arthur Ochs Sulzberger(3,)(11)........................  15,015,972   (8.7%)        742,380   (87.6%)
Chairman Emeritus and Director

Arthur Sulzberger, Jr.(3,)(12)........................     297,047   (*)               960   (*)
Chairman of the Board and Publisher of THE NEW YORK
TIMES

Judith P. Sulzberger(3,)(11)..........................  13,209,083   (7.7%)        741,180   (87.5%)
Director

All Directors, Nominees and Executive Officers(3)
(28 individuals)......................................  21,947,049   (12.6%)       747,610   (88.2%)


------------------------

* Less than 1%.

                                          (FOOTNOTES CONTINUE ON FOLLOWING PAGE)

28

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

1. The amount reported for this director includes 20,000 shares of Class A stock which could be acquired within 60 days pursuant to options under the Directors' Plan.



2. The amount reported for this director includes 4,000 shares of Class A stock which could be acquired within 60 days pursuant to options under the Directors' Plan.


3. Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the presentation of ownership of Class A stock in this table, it has been assumed that each director, nominee and executive officer has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus all shares of Class B stock held by the directors, nominees and executive officers, including shares held by the 1997 Trust, have been included in the calculation of the total amount of Class A stock owned by such persons as well as in the calculation of the total amount of Class B stock owned by such persons.


4. The amount reported for Ms. Dryfoos includes 2,025 shares of Class A stock held directly; 156,448 shares held by a trust of which Ms. Dryfoos is a trustee; and 600 shares which could be acquired upon conversion of Ms. Dryfoos's 600 shares of Class B stock.



5. The amount reported for Mr. Golden includes 34,469 shares of Class A stock held directly; 135,620 shares which could be acquired within 60 days pursuant to options under the NYT Stock Plan (of which 28,305 options have been transferred to a family limited partnership); and 1,120 shares which could be acquired upon conversion of Mr. Golden's 1,120 shares of Class B stock. The holdings of Class A stock reported for Mr. Golden exclude 700 shares held by Mr. Golden's wife.



6. The amount reported for Mr. Lawrence includes 14,000 shares of Class A stock which could be acquired within 60 days pursuant to options under the Directors' Plan.



7. The amount reported for Mr. Lewis includes 96,847 shares of Class A stock which could be acquired within 60 days pursuant to options under the NYT Stock Plan (of which 29,673 options have been transferred to his two children).



8. The amount reported for Mr. O'Brien includes 74,561 shares of Class A stock which could be acquired within 60 days pursuant to options under the NYT Stock Plan.



9. The amount reported for Ms. Robinson includes 129,223 shares of Class A stock which could be acquired within 60 days pursuant to options under the NYT Stock Plan.



10. The amount reported for Dr. Stewart includes 12,000 shares of Class A stock which could be acquired within 60 days pursuant to options under the Directors' Plan.



11. See "Principal Holders of Common Stock" and "The 1997 Trust" for a discussion of this director's holdings.



12. The amount reported for Mr. Sulzberger, Jr. includes 35,308 shares of Class A stock held directly; 18,680 shares held by trusts of which Mr. Sulzberger, Jr. is a trustee, which were created by Mr. Sulzberger, Jr.'s cousin for the benefit of the latter's children and of which Mr. Sulzberger, Jr. disclaims beneficial ownership; 242,099 shares which could be acquired within 60 days pursuant to options under the NYT Stock Plan (of which 110,196 options have been transferred to a family limited partnership); and 960 shares which could be acquired upon conversion of Mr. Sulzberger, Jr.'s 960 shares of Class B stock. The holdings of Class A stock reported for Mr. Sulzberger, Jr. exclude 21,870 shares held by Mr. Sulzberger, Jr.'s wife as custodian for their minor children.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Company's directors and executive officers and the beneficial holders of more than 10% of the Class A stock are required to file reports with the SEC of changes in their ownership of Company stock. Based on its review of such reports, the Company believes that all such filing requirements were met during 1999, except that Richard M. Gilman, an executive officer, filed his initial Form 3 report late.

THE 1997 TRUST

      Mrs. Heiskell, Mrs. Holmberg, Dr. Sulzberger and Mr. Sulzberger (the "grantors") (see "Principal Holders of Common Stock") have executed an indenture creating a trust (the "1997 Trust") for the benefit of each of the grantors and his or her family. The grantors transferred to the 1997 Trust shares of Class A and Class B stock previously held by four separate trusts (the "1986 Trusts"), one for the benefit of each of the grantors and his or her family. The 1986 Trusts were terminated by unanimous vote by the trustees thereof on June 24, 1997, and on July 11, 1997, the assets of each 1986 Trust were transferred back to its grantor. The 1997 Trust currently holds 738,810 shares of Class B stock and 1,400,000 shares of Class A stock. The four grantors and Lynn G. Dolnick, daughter of Mrs. Holmberg, are the initial trustees of the 1997 Trust.

      The 1997 Trust will continue in existence until the expiration of 21 years after the death of the survivor of all descendants of the mother of the grantors, Mrs. Iphigene Ochs Sulzberger ("Mrs. Sulzberger"), living on June 24, 1997. The Indenture of Trust is subject to the terms and provisions of a shareholders agreement (the "Shareholders Agreement") among the grantors, their children and the Company, which restricts the transfer of Class B stock held by the 1997 Trust by requiring, prior to any sale or transfer, the offering of those shares among the other family stockholders (including the 1997 Trust) and then to the Company at the Class A stock market price then prevailing (or if the Company is the purchaser, at the option of the selling stockholder, in exchange for Class A stock on a share-for-share basis). The Shareholders Agreement provides for the conversion of such shares into Class A stock if the purchase rights are not exercised by the family stockholders (including the 1997 Trust) or the Company and such shares of Class A stock are to be transferred to a person or persons other than family stockholders or the Company. There are certain exceptions for gifts and other transfers within the family of Adolph S. Ochs provided that the recipients become parties to the Shareholders Agreement.

      In addition, the Shareholders Agreement provides that if the Company is a party to a merger (other than a merger solely to change the Company's jurisdiction of incorporation), consolidation or plan of liquidation in which the Class B stock is exchanged for cash, stock, securities or any other property of the Company or of any other corporation or entity, each signing stockholder will convert his or her shares of Class B stock into Class A stock prior to the effective date of such transaction so that a holder of such shares will receive the same cash, stock or other consideration that a holder of Class A stock would receive in such a transaction. Except for the foregoing, each signing stockholder has agreed not to convert any shares of Class B stock received from a trust created under the will of Adolph S. Ochs into Class A stock. The Shareholders Agreement will terminate upon the expiration of 21 years after the death of the survivor of all descendants of Mrs. Sulzberger living on August 5, 1986.

      The trustees of the 1997 Trust, subject to the limited exceptions described below, are directed to retain the Class B stock held in the 1997 Trust and not to sell, distribute or convert such shares into Class A stock and to vote such Class B stock against any merger, sale of assets or other transaction pursuant to which control of THE NEW YORK TIMES passes from the trustees unless they unanimously

30

determine that the primary objective of the 1997 Trust, which is to maintain the editorial independence and integrity of THE NEW YORK TIMES and to continue it as an independent newspaper, entirely fearless, free of ulterior influence and unselfishly devoted to the public welfare, can be achieved better by the sale, distribution or conversion of such stock or by the implementation of such transaction. If upon such determination any Class B stock is distributed to the beneficiaries of the 1997 Trust, it must be distributed only to descendants of Mrs. Sulzberger, subject to the provisions of the Shareholders Agreement. Similarly, any sale by the 1997 Trust of Class B stock upon such determination can be made only in compliance with the Shareholders Agreement.

      The trustees of the 1997 Trust are granted various powers and rights, including among others: (i) to vote all of the shares of Class A and Class B stock held by the 1997 Trust; and (ii) to amend certain provisions of the Trust Indenture, but not the provisions relating to retaining the Class B stock or the manner in which such shares may be distributed, sold or converted. The trustees act by the affirmative vote of four trustees, except that prior to any sale or distribution of Class B stock outside of the 1997 Trust, any conversion of Class B stock or a vote to approve a merger, sale of assets or other transaction pursuant to which control of THE NEW YORK TIMES passes from the trustees, the trustees must unanimously determine that the primary purpose of the 1997 Trust as described above is best achieved by such sale or distribution, conversion or other transaction. Unanimity is also required for the amendment of those provisions of the Trust Indenture which may be amended. None of the grantors may be removed as trustee of the 1997 Trust unless the remaining four trustees determine that such individual is physically or mentally incapable of performing adequately as a trustee. A trustee who is not one of the grantors may be removed by the unanimous agreement of the other four trustees. A trustee who is not a grantor shall serve for a term of five years. When a vacancy in the position of trustee occurs, a new trustee shall be elected by the beneficiaries of the 1997 Trust.

      Upon the termination of the 1997 Trust at the end of the stated term thereof, the shares of Class A and Class B stock held by such trust will be distributed to the descendants then living of Mrs. Sulzberger.

      See "Proposal 7--Amendment and Restatement of Certificate of Incorporation--Interest of Ochs/Sulzberger Family in the Offering."

--------------------------------------------------------------------------------
PROPOSAL NUMBER 1
ELECTION OF DIRECTORS
--------------------------------------------------------------------------------
      The persons named as proxies intend (unless authority is withheld) to vote for the election as directors of the persons hereinafter named (the "Nominees"), upon their nomination for such office at the Annual Meeting. Directors so elected will hold office until the next Annual Meeting and until their successors are elected and qualified.

      The Certificate of Incorporation of the Company provides that Class A stockholders have the right to vote for the election of 30% of the Board of Directors, or the nearest larger whole number, if such percentage is not a whole number. Accordingly, the Class A stockholders will elect five of the 15 directors, and Class B stockholders will elect ten directors. Directors are elected by a plurality of the votes cast.


      The five Nominees for election as directors by the Class A stockholders are Raul E. Cesan, Robert A. Lawrence, Charles H. Price II, Henry B. Schacht and Donald M. Stewart. The ten Nominees for election as directors by the Class B stockholders are John F. Akers, Brenda C. Barnes, Jacqueline H. Dryfoos, Richard
L. Gelb, Michael Golden, Russell T. Lewis, David E. Liddle, Ellen R. Marram, Arthur Ochs Sulzberger and Arthur Sulzberger, Jr. All of the Nominees other than Ms. Dryfoos and Dr. Liddle are currently directors of the Company and were elected at the Annual Meeting of Stockholders held on April 15, 1999, for which proxies were solicited. Michael Golden, Arthur Sulzberger, Jr. and Jacqueline H. Dryfoos are cousins. Arthur Sulzberger, Jr. is the son of Arthur Ochs Sulzberger. In accordance with our policy with respect to the retirement of directors, Judith P. Sulzberger, currently a director, is not standing for election at this year's Annual Meeting.


      If any of the Nominees should become unavailable for election, all uninstructed proxies will be voted for the election of such other person or persons as may be designated by the board of directors, but the board of directors has no reason to anticipate that this will occur. The following information is furnished with respect to each of the Nominees and is based on information submitted by the person named:


---------------------------------------------------------------------------------
                NAME, PRINCIPAL OCCUPATION, AND OTHER INFORMATION
---------------------------------------------------------------------------------
CLASS A DIRECTORS

                     RAUL E. CESAN
[LOGO]               President and Chief Operating Officer of Schering-Plough
                     Corporation, from 1998
                     Executive Vice President of Schering-Plough Corporation and
                     President of Schering-Plough Pharmaceuticals (from 1994 to
                     1998), President of Schering Laboratories (from 1992 to
                     1994), President of Schering-Plough International (from 1988 to 1992)
                     Director of Schering-Plough Corporation
                     Director Since: 1999
                     Committee Memberships: Audit and Finance
                     Age: 52

32



                     ROBERT A. LAWRENCE
[LOGO]               Director of various corporations and not-for-profit entities
                     Partner, Saltonstall & Co. (family trust and investment
                     office), from 1984 to 1996
                     Director of Fifty Associates (a real estate investment
                     trust)
                     Director Since: 1993
                     Committee Memberships: Nominating (Chairman), Compensation
                     and Employee Retirement Income Security Act ("ERISA")
                     Age: 73
---------------------------------------------------------------------------------
                NAME, PRINCIPAL OCCUPATION, AND OTHER INFORMATION
---------------------------------------------------------------------------------

                     THE HONORABLE CHARLES H. PRICE II
[LOGO]               Director of various corporations and not-for-profit entities
                     Chairman, Mercantile Bank of Kansas City, from 1992 to 1996, and Director, Mercantile Bancorp (bank holding company), from 1992 to 1996
                     Director of Texaco Inc. and U.S. Industries, Inc.
                     United States Ambassador to the United Kingdom of Great
                     Britain and Northern Ireland from 1983 to 1989
                     Director Since: 1989
                     Committee Memberships: Compensation and ERISA
                     Age: 69

                     HENRY B. SCHACHT
[LOGO]               Senior Advisor, E.M. Warburg, Pincus & Co., L.L.C., from
                     1999
                     Senior Advisor (from 1998 to 1999), Chairman (from 1996 to
                     1998) and Chief Executive Officer (from 1996 to 1997),
                     Lucent Technologies Inc.
                     Chairman (from 1977 to 1995) and Chief Executive Officer
                     (from 1973 to 1994), Cummins Engine Company, Inc.
                     Director of Aluminum Company of America (Alcoa), Chase
                     Manhattan Corporation and The Chase Manhattan Bank, Cummins
                     Engine Company, Inc., Johnson & Johnson, Knoll, Inc. and
                     Lucent Technologies Inc.
                     Director Since: 1999
                     Committee Memberships: Finance and ERISA
                     Age: 65


                     DONALD M. STEWART
[LOGO]               President and Chief Executive Designate (June 2000), The
                     Chicago Community Trust
                     Senior Program Officer and Special Advisor to the President,
                     Carnegie Corporation of New York, from 1999 to May 2000
                     President of The College Board (association of high schools and colleges, sponsor of Scholastic Assessment Tests and
                     other academic activities), from 1987 to 1999
                     Director of Principal Financial Group (Bankers Life of Iowa
                     Insurance Company) and Campbell Soup Company
                     Director Since: 1986
                     Committee Memberships: ERISA (Chairman), Audit and
                     Nominating
                     Age: 61
---------------------------------------------------------------------------------
                NAME, PRINCIPAL OCCUPATION, AND OTHER INFORMATION
---------------------------------------------------------------------------------

CLASS B DIRECTORS

                     JOHN F. AKERS
[LOGO]               Director of various corporations
                     Chairman (from 1986 to 1993), Director (from 1983 to 1993),
                     Chief Executive Officer (from 1985 to 1993), and President
                     (from 1983 to 1989), International Business Machines
                     Corporation
                     Director of PepsiCo, Inc., Springs Industries, Inc., Lehman
                     Brothers Holdings, Inc., Hallmark Cards, Inc. and W.R. Grace
                     & Co.
                     Director Since: 1985
                     Committee Memberships: Finance (Chairman), Compensation and
                     Nominating
                     Age: 65

                     BRENDA C. BARNES
[LOGO]               Director of various corporations
                     Interim President and Chief Operating Officer,
                     Starwood Hotels & Resorts, November 1999 to March 2000
                     President and Chief Executive Officer (from 1996 to 1997) and Chief Operating Officer (from 1993 to 1996), Pepsi-Cola
                     North America; President (1992), Pepsi-Cola South
                     Director of Sears, Roebuck and Co., Avon Products, Inc.,
                     LucasArts Entertainment Company L.L.C. and LucasDigital Ltd.
                     Director Since: 1998
                     Committee Memberships: Finance and Compensation
                     Age: 46

34



                     JACQUELINE H. DRYFOOS
[LOGO]               Psychotherapist
                     Private Practice (from 1981)
                     Institute of Contemporary Psychotherapy (from 1986)
                     Age: 56
---------------------------------------------------------------------------------
                NAME, PRINCIPAL OCCUPATION, AND OTHER INFORMATION
---------------------------------------------------------------------------------

                     RICHARD L. GELB
[LOGO] Consultant and Director of various corporations and not-for-profit entities
                     Chairman Emeritus (from 1995), Chairman (from 1976 to 1995),
                     President (from 1967 to 1976), Chief Executive Officer (from
                     1972 to 1994) and Director (from 1960), Bristol-Myers Squibb
                     Company (a diversified worldwide health and personal care company)
                     Director Since: 1974
                     Committee Memberships: Compensation (Chairman), Finance and
                     Nominating
                     Age: 75

                     MICHAEL GOLDEN
[LOGO]               Vice Chairman and Senior Vice President of the Company, from
                     1997
                     Vice President, Operations Development, of the Company (from
                     1996 to 1997); Executive Vice President, NYT Sports/Leisure
                     Magazines and Vice President and Publisher, TENNIS magazine
                     (from 1995 to 1996) and Executive Vice President and General
                     Manager (from 1994 to 1995) and Senior Vice President and
                     General Manager (from 1993 to 1994), NYT Women's Magazines
                     Director Since: 1997
                     Age: 50

                     RUSSELL T. LEWIS
[LOGO]               President (from 1996) and Chief Executive Officer (from
                     1997) of the Company
                     Chief Operating Officer of the Company (from 1996 to 1997),
                     President and General Manager (from 1993 to 1996), Deputy
                     General Manager (from 1991 to 1993), Senior Vice President,
                     Production (from 1988 to 1991) and Senior Vice President,
                     Circulation (from 1984 to 1988), THE NEW YORK TIMES
                     Director Since: 1997
                     Age: 52


                     DAVID E. LIDDLE
[LOGO]               Partner, U.S. Venture Partners (from 2000)
                     Chairman (1999), President (from 1992 to 1999) and
                     Co-Founder of Interval Research Corporation
                     Vice President, Personal Systems, International Business
                     Machines Corporation (1991)
                     President and Chief Executive Officer, Metaphor Computer
                     Systems (from 1982 to 1991)
                     Age: 55
---------------------------------------------------------------------------------
                NAME, PRINCIPAL OCCUPATION, AND OTHER INFORMATION
---------------------------------------------------------------------------------

                     ELLEN R. MARRAM
[LOGO]               President and Chief Operating Officer of efdex, Inc. (the
                     Electronic Food & Drink Exchange), from 1999
                     President (from 1993 to 1998) and Chief Executive Officer
                     (from 1997 to 1998), Tropicana Beverage Group, and Executive
                     Vice President, The Seagram Company Ltd. and Joseph E.
                     Seagram & Sons Inc., from 1993 to 1998
                     Senior Vice President, Nabisco Foods Group, and President and Chief Executive Officer, Nabisco Biscuit Company, from
                     1988 to 1993
                     Director of Ford Motor Company
                     Director Since: 1998
                     Committee Memberships: Audit (Chairman) and Nominating
                     Age: 53

                     ARTHUR OCHS SULZBERGER
[LOGO]               Chairman Emeritus, from 1997
                     Chairman and Chief Executive Officer of the Company, from
                     1973 to 1997; Publisher, THE NEW YORK TIMES, from 1963 to
                     1992
                     Director Since: 1959
                     Committee Membership: Nominating
                     Age: 74

                     ARTHUR SULZBERGER, JR.
[LOGO]               Chairman of the Company, from 1997, and Publisher, THE NEW
                     YORK TIMES, from 1992
                     Deputy Publisher (from 1988 to 1992) and Assistant Publisher
                     (from 1987 to 1988), The New York Times
                     Director Since: 1997
                     Committee Membership: Nominating
                     Age: 48

36

INTEREST OF DIRECTORS IN CERTAIN TRANSACTIONS OF THE COMPANY

      1. In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also directors of the Company. Such transactions are conducted on an arm's length basis and may not come to the attention of our directors or officers or of the other corporations or financial institutions involved.

      2. During 1999, Arthur Sulzberger, Jr., Arthur Ochs Sulzberger's son, was employed as Chairman of the Company and Publisher of THE NEW YORK TIMES; Michael Golden, Ruth S. Holmberg's son, was employed as Vice Chairman and Senior Vice President of the Company; Stephen Golden, Mrs. Holmberg's son, was employed as Vice President, Forest Products, Health, Safety and Environmental Affairs, of the Company and President of our Forest Product Group (until June 30, 1999, at which time he commenced a leave of absence); Daniel Cohen, Judith P. Sulzberger's son, was employed as Senior Vice President, Advertising, in the Advertising Department of THE NEW YORK TIMES (until March 21, 1999, at which time he resigned and became a television programming consultant to the Company for one year); and Susan W. Dryfoos, Marian S. Heiskell's daughter, was employed as Director, Times History Productions. For 1999, the Company paid Mr. Stephen Golden an aggregate of $473,400 and Ms. Dryfoos an aggregate of $185,600. For 1999 and the portion of 2000 through March 21, 2000, Mr. Cohen will receive an aggregate of $617,300. See "Compensation of Executive Officers" for a description of Mr. Sulzberger, Jr.'s and Mr. Michael Golden's compensation.


      3. See "Proposal 7--Amendment and Restatement of Certificate of Incorporation--Interest of Ochs/Sulzberger Family in the Offering" for a description of the participation of the 1997 Trust or the grantors thereof in the offering of Digital stock and the inclusion of a provision in the amended and restated certificate of incorporation regarding the effect of a spin-off of the Digital group by the Company as a separate entity.


CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS


      We have standing Audit, Compensation, ERISA, Finance and Nominating Committees. Effective upon the offering of Digital stock, we will have a Capital Stock Committee. See "Proposal 7--Amendment and Restatement of Certificate of Incorporation--Tracking Stock Policy Statement and Capital Stock Committee."


      During 1999, the board of directors had six meetings. In addition, its standing committees, Audit, Compensation, ERISA, Finance and Nominating, held a total of 16 meetings. All our directors attended 75% or more of the total meetings of the board and committees of the board of which they are members.

      In summary, the functions performed by these committees, their number of meetings and memberships are as follows:

NAME OF COMMITTEE AND MEMBERS           FUNCTIONS OF THE COMMITTEE            MEETINGS IN 1999
AUDIT                          - selects our independent auditors, subject          3
Ellen R. Marram, Chairman        to ratification by the stockholders
Raul E. Cesan                  - reviews the scope and results of the annual
Donald M. Stewart                audit
                               - approves the services to be performed by
                                 the independent auditors
                               - reviews the independence of the auditors
                               - reviews the performance and fees of the
                                 independent auditors
                               - reviews the adequacy of the system of
                                 internal accounting controls
                               - reviews the scope and results of internal
                                 auditing procedures

COMPENSATION                   - adopts and oversees the administration of          3
Richard L. Gelb, Chairman        compensation plans for our executive
John F. Akers                    officers and senior management
Brenda C. Barnes               - determines awards granted senior management
Robert A. Lawrence               under such plans
Charles H. Price II            - approves remuneration arrangements for
                                 senior management, including all our
                                 executive officers
                               - reviews the reasonableness of all such
                                 compensation

ERISA                          - appoints the member of our employee                2
Donald M. Stewart, Chairman      benefits committee
Robert A. Lawrence             - appoints and reviews the performance of the
Charles H. Price II              trustees and investment managers of our
Henry B. Schacht                 pension plans and related trusts

FINANCE                        - reviews our financial policies, including,         5
John F. Akers, Chairman          without limitation, dividend policy,
Brenda C. Barnes                 repurchase of our stock, short- and
Raul E. Cesan                    long-term financing, material acquisitions
Richard L. Gelb                  and dispositions and capital expenditures
Henry B. Schacht
Judith P. Sulzberger

NOMINATING                     - screens and recommends candidates to fill          3
Robert A. Lawrence, Chairman     vacancies on the board of directors
John F. Akers
Richard L. Gelb
Ellen R. Marram
Donald M. Stewart
Arthur Ochs Sulzberger
Arthur Sulzberger, Jr.

38

      Stockholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by writing to our Secretary, giving the recommended nominee's name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.

COMPENSATION OF DIRECTORS; LIABILITY AND REIMBURSEMENT INSURANCE


      Under our By-Laws, the directors do not receive a salary for their services, but may receive an annual retainer and a fixed sum for attendance at board and committee meetings. Pursuant to resolutions of the board, non-employee directors receive an annual retainer of $25,000, payable in quarterly installments of $6,250 and a fee of $1,000 for attendance at each board and committee meeting. In addition, they are paid their expenses of attendance. For 1999, the Company paid an aggregate of approximately $473,043 in the form of retainers, meeting fees and expenses of attendance (including amounts deferred at the election of the directors). In addition, in 1991 each non-employee director began receiving options annually to purchase 1,000 shares of our Class A stock pursuant to our Directors' Plan. In 1997, the annual grant was increased to options for 2,000 shares. As a result of the two-for-one stock split effected on June 17, 1998, the annual grant currently is options for 4,000 shares. Such options, which are granted each year on the date of our annual stockholders meeting with an exercise price equal to the market value of the Class A stock on such date, become exercisable on the date of the next succeeding annual meeting and remain exercisable for ten years from the date of grant. The tracking stock proposals to be considered at the Annual Meeting include a proposal to approve the Digital Plan, a new stock option plan for Digital stock. Under the terms of such plan, non-employee directors will annually receive options to purchase shares of Digital stock under substantially the same terms as the Directors' Plan.


      Each director may participate in our Matching Gifts Program, pursuant to which we will match 150% of charitable contributions made by such directors to colleges, schools, cultural or environmental organizations, up to a maximum company contribution of $4,500 per person per year.

      We maintain life insurance on the life of each director who is not also an employee of the Company in the amount of $100,000. The income required by the Internal Revenue Service to be imputed in 1999 to non-employee directors because of the life insurance coverage was $4,264 in the aggregate. We also maintain life insurance in the amount of $25,000 on the life of each non-employee director who retired after 1991.

      We purchased combined insurance including directors and officers' liability insurance, effective December 21, 1998, for a period of three years. The aggregate limit for the combined insurance is $200 million for the three-year term and the total cost to us is $2,990,000. If the $200 million limit of liability is exhausted in covering claims not involving directors and officers' liability, there is a separate $50 million side limit available for directors and officers' liability. The insurance carriers are Continental Casualty Company, Great Lakes (UK) PLC, Gulf Insurance Company, Reliance Insurance Company, Federal Insurance Company, Liberty Mutual Insurance Company, St. Paul Fire & Marine Insurance Company and Starr Excess Liability Insurance Company Ltd.

COMPENSATION OF EXECUTIVE OFFICERS

      The following tables and discussion summarize the compensation for the fiscal year ended December 26, 1999, of our chief executive officer and each of our four other most highly compensated executive officers.

     SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                      ----------------
                                                ANNUAL COMPENSATION                        AWARDS
                                ---------------------------------------------------   ----------------
             (A)                  (B)         (C)         (D)            (E)                (F)                (G)
                                                                        OTHER
                                                                        ANNUAL                              ALL OTHER
                                            SALARY       BONUS       COMPENSATION      STOCK OPTIONS       COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR      ($)(1)        ($)           ($)(2)             (#)(3)             ($)(4)
------------------------------  --------   ---------   ---------   ----------------   ----------------   ----------------
Arthur Sulzberger, Jr.(5).....    1999      598,000      837,200         5,124            150,000             3,500
  Chairman of the Board and       1998      575,000      530,319         2,335            150,000             3,500
  Publisher of THE NEW YORK       1997      485,833      510,200             0            151,680(5)          3,500
  TIMES

Russell T. Lewis..............    1999      845,000    1,183,000        16,434            150,000             4,800
  President and Chief             1998      570,000      503,100        11,807            150,000             4,800
  Executive Officer               1997      497,500      665,800         6,888            118,694             4,800

Michael Golden................    1999      380,000      456,000         5,124             80,000             4,800
  Vice Chairman and Senior        1998      366,000      255,420           351             80,000             4,800
  Vice President                  1997      282,667      198,166         1,097             69,028             4,800

John M. O'Brien...............    1999      422,000      506,400        16,434             80,000             4,800
  Senior Vice President and       1998      392,700      307,943         8,399             80,000             4,800
  Chief Financial Officer         1997      374,000      353,400         6,888             54,562             6,545

Janet L. Robinson(6)..........    1999      454,667      454,668         8,838             80,000             4,800
  President & General Manager,    1998      395,100      233,244             0             70,000             4,800
  THE NEW YORK TIMES

------------------------

1.  Salaries are generally set and paid on a calendar year basis.

2.  Amounts shown in column (e) represent tax payment reimbursements.

3.  Adjusted for June 1998 two-for-one stock split.

4. Amounts shown in column (g) represent amounts contributed by us as 50% matching contributions for the first 6% of earnings contributed by or on behalf of the named individuals to our Supplemental Retirement and Investment Plan.

5. At Mr. Sulzberger, Jr.'s request, 31,400 of his 1997 options were canceled in connection with a restructuring of executive compensation and the grant of Long-Term Performance Awards.

6. Ms. Robinson became an executive officer of the Company in 1998. Amounts shown for 1998 include all compensation earned in 1998.

40

     OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       GRANT DATE
                             INDIVIDUAL GRANTS(1)(#)                                    VALUE(2)
---------------------------------------------------------------------------------   -----------------
             (A)                 (B)          (C)            (D)          (E)              (F)
                                           % OF TOTAL
                                            OPTIONS
                               OPTIONS     GRANTED TO    EXERCISE OR
                               GRANTED    EMPLOYEES IN   BASE PRICE    EXPIRATION      GRANT DATE
            NAME                 (#)      FISCAL YEAR      ($/SH)         DATE      PRESENT VALUE ($)
            ----               --------   ------------   -----------   ----------   -----------------
Arthur Sulzberger, Jr........  150,000        2.87         47.2813     12/16/2009       2,234,850
Russell T. Lewis.............  150,000        2.87         47.2813     12/16/2009       2,234,850
Michael Golden...............   80,000        1.53         47.2813     12/16/2009       1,191,920
John M. O'Brien..............   80,000        1.53         47.2813     12/16/2009       1,191,920
Janet L. Robinson............   80,000        1.53         47.2813     12/16/2009       1,191,920

------------------------

1. The options granted to the named individuals in 1999 become exercisable in installments of 25% of the original grant on each of the first through fourth anniversaries of the grant date. All options are for Class A stock and have an exercise price equal to the market value of the stock on the grant date.

2. In accordance with the rules of the SEC, "Grant Date Value" has been calculated using the Black-Scholes model of option valuation, adjusted to reflect an option term of 4.63 years, which represents the weighted average (by number of options) over the past 10 years of the length of time between the grant date of options under the Company's plans and their exercise date for all option exercises by the named executive officers and six others who were named executive officers during that period. The model also assumes:
    (a) an interest rate of 6.21% that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the adjusted option term of 4.63 years; (b) volatility of 28.1% calculated using weekly stock prices for the 4.63 years (241 weeks) prior to the grant date; and
    (c) dividends at the rate of $.42 per share, which was the annualized rate of dividends on a share of Class A stock as of the grant date. Based on this model, the calculated value of the options on the December 16, 1999, grant date was determined to be $14.90 per option.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION
       VALUES(1)

               (A)                       (B)              (C-1)             (C-2)              (D)                  (E)
                                                                                                                 VALUE OF
                                                                                            NUMBER OF           UNEXERCISED
                                                                                           UNEXERCISED         IN-THE-MONEY
                                                                                            OPTIONS AT          OPTIONS AT
                                       SHARES           AGGREGATE        ANNUALIZED         FY-END (#)          FY-END ($)
                                      ACQUIRED            VALUE             VALUE          EXERCISABLE/        EXERCISABLE/
              NAME                 ON EXERCISE (#)   REALIZED ($)(3)   REALIZED ($)(3)   UNEXERCISABLE(4)    UNEXERCISABLE(5)
              ----                 ---------------   ---------------   ---------------   ----------------   -------------------
Arthur Sulzberger, Jr............            0                N/A              N/A       242,099/342,669    5,826,582/2,788,315
Russell T. Lewis.................      104,166          2,496,404          753,839        96,847/346,261    1,343,611/2,898,671
Michael Golden...................            0                N/A              N/A       135,620/180,038    3,413,123/1,379,319
John M. O'Brien..................       13,892            330,370           75,649        95,870/180,922    2,096,555/1,499,290
Janet L. Robinson................       80,942          1,792,975          339,548       129,223/174,271    2,984,512/1,615,509

------------------------------

1.  All options are for Class A stock.

2.  Market value of underlying securities at exercise minus the exercise price.

3. Aggregate Value Realized upon exercise (column c-1) divided by the number of years executive held applicable option before exercise.

4. Options granted to these executives under our 1991 Executive Stock Incentive Plan become exercisable in four equal installments over a period of four years from the date of grant.

5. Market value of underlying securities at December 26, 1999 ($46.875), minus the option exercise price.

     LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

      In 1998, the Company began a new long-term performance award program for senior executives. A grant is made each year in December for the three-year cycle commencing in the following January. The actual amount paid at the end of each of the cycles to the executive officers named below will range from the threshold to the maximum amount, or be $0, depending on the total return to holders of Class A stock relative to the total return to holders of stock in the companies comprising the "peer group" described under "Performance Presentation" during such three-year periods.

                                                                                    ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                                                                    ----------------------------------------
                                                                                               PRICE-BASED PLANS
                                                                                               -----------------
            (A)                      (B)                      (C)                       (D)                (E)            (F)
                                                        PERFORMANCE OR
                                                             OTHER
                              NUMBER OF SHARES,          PERIOD UNTIL
                               UNITS OR OTHER            MATURATION OR                                                  MAXIMUM
NAME                             RIGHTS (#)                 PAYOUT               THRESHOLD ($ AMT)    TARGET ($ AMT)    ($ AMT)
----                          -----------------   ---------------------------   -------------------   --------------   ---------
Arthur Sulzberger, Jr.......          1                   3 years (2000-2002)         100,000            400,000        700,000
Russell T. Lewis............          1                   3 years (2000-2002)         100,000            400,000        700,000
Michael Golden..............          1                   3 years (2000-2002)          50,000            200,000        350,000
John M. O'Brien.............          1                   3 years (2000-2002)          50,000            200,000        350,000
Janet L. Robinson...........          1                   3 years (2000-2002)          50,000            200,000        350,000

42

     PENSION PLAN TABLE

      The following table shows the annual estimated benefits payable under our defined benefit retirement plans upon retirement to employees in specified covered compensation and years of credited service classifications. The maximum annual benefit payable under the plans which cover the executive officers is 50% of average annual covered compensation for the five highest paid consecutive years out of the most recent 10 years. The maximum annual benefit is payable with 20 years of credited service and is prorated for less than 20 years. The amount of estimated annual benefit is based upon the assumption that the nonqualified supplemental executive retirement plan will continue in force in its present form.

HIGHEST                        ESTIMATED ANNUAL PENSION FOR
FIVE-YEAR                REPRESENTATIVE YEARS OF CREDITED SERVICE
AVERAGE ANNUAL          ------------------------------------------
COMPENSATION                 10             15             20
--------------          ------------   ------------   ------------
     $  500,000           $125,000       $187,500       $250,000
        750,000            187,500        281,250        375,000
      1,000,000            250,000        375,000        500,000
      1,250,000            312,500        468,750        625,000
      1,500,000            375,000        562,500        750,000
      1,750,000            437,500        656,250        875,000

      The benefits described in the table above are calculated on a straight-life annuity basis and are not subject to any reduction for Social Security or other offset amounts.

      For named executive officers, annual covered compensation for 1999 is the sum of (i) the amount shown for 1999 in column (c) of the Summary Compensation Table above, (ii) the annual bonus earned for 1998 and (iii) any portion of a bonus earned for 1999 which was paid in 1999. Annual covered compensation for 1999 was $1,128,319 for Arthur Sulzberger, Jr., $1,348,100 for Russell T. Lewis, $635,420 for Michael Golden, $649,943 for John M. O'Brien and $687,911 for Janet
L. Robinson.

      The named executive officers had the following full years of credited service as of December 26, 1999: Arthur Sulzberger, Jr.: 21; Russell T. Lewis:
28; Michael Golden: 15; John M. O'Brien: 36; and Janet L. Robinson: 16.

     PERFORMANCE PRESENTATION

      The following graph shows the annual cumulative total stockholder return for the five years ending December 31, 1999, on an assumed investment of $100 on December 31, 1994, in the Company, the Standard & Poor's S&P 500 Stock Index and an index of a peer group of communications companies. The peer group returns are weighted by market capitalization at the beginning of each year. The peer group is comprised of the common stocks of the Company and the following other communications companies: Dow Jones & Company, Inc., Gannett Co., Inc., Knight Ridder, Media General, Inc., The Times Mirror Company, Tribune Company and The Washington Post Company. Stockholder return is measured by dividing (a) the sum of (i) the cumulative amount of dividends declared for the measurement period, assuming monthly reinvestment of dividends and (ii) the difference between the issuer's share price at the end and the beginning of the measurement period by
(b) the share price at the beginning of the measurement period.

        STOCK PERFORMANCE COMPARISON BETWEEN S&P 500, THE NEW YORK TIMES
              COMPANY'S CLASS A STOCK AND PEER GROUP COMMON STOCK

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
NYTimes          100       138      $169      $226      $290      $351
Peer Group       100       137      $179      $315      $335      $479
S&P 500          100       128      $157      $244      $255      $336

44

     COMPENSATION COMMITTEE REPORT

      The Compensation Committee has furnished the following report on executive compensation for inclusion in this Proxy Statement:

      To the Stockholders of The New York Times Company:

     COMPENSATION POLICIES AND PURPOSES

           In order to effectively serve the interests of the Company and its stockholders, compensation for the Company's executive officers, including the Chairman and the Chief Executive Officer, is designed to create incentives for high levels of individual and Company performance and to reward such performance. "At risk" compensation focuses on the Company's financial targets, its performance relative to peer companies and the performance of its Class A stock; it is designed to align the interests of executives with those of stockholders. Annual bonuses are paid only if financial targets are achieved. Long-term bonuses are paid only if performance targets relative to certain peer companies are met. Both sets of targets are set by the Committee in advance and in conjunction with its review of the Company's strategic and operating plans. The Committee grants stock options as part of executive compensation because it views stock options as a means of motivating superior performance and directly linking the interests of executives with those of stockholders. Stock options produce value for executives only if the Company's stock price increases over the option price, which is set at the market price on the date of grant.

     COMPENSATION STRUCTURE

           In 1998, the Committee structured 1999 compensation for executive officers to consist of salary, an annual bonus potential and stock options. It also set potential long-term performance awards for the three-year period 1999-2001 for most executive officers, including Arthur Sulzberger, Jr. and Russell T. Lewis. A substantial portion of total potential cash compensation for executive officers depended on annual bonus potentials and thus was tied to Company performance. The more responsible the executive officer's position, the greater the portion of this "at risk" compensation.

     COMMITTEE PROCEDURES

           The Committee consists solely of outside, non-employee directors of the Company.

           Prior to the Committee's determination of 1999 salaries and annual bonus potentials for the Company's executive officers, management reported to the Committee on its review of survey data assembled and analyzed by outside compensation consultants. Management analyzed total actual annual cash compensation and long-term awards for comparable executive positions at United States companies with revenues comparable to the Company. Management also reviewed similar data from media companies, including those companies in the peer group described under "Performance Presentation" in this proxy statement. The companies surveyed had annual revenues ranging from approximately $922 million to $17 billion, with an average of $5 billion and a median of $2.5 billion. The consultants' analyses took into account the effect of revenue size on the compensation practices of individual companies. The data was used to set target annual cash compensation for executive officers slightly above the mid-range of companies surveyed and to allocate a significant portion of such compensation to performance-based annual bonus potentials.

     SALARIES

           Salaries for executive officers are generally reviewed annually and were set for 1999 in late 1998. Salary increases, including increases for the named executive officers, were based on a review of the competitive data described above. The 1999 salaries for the Company's executive officers were generally within the mid-range of practices for companies surveyed, taking into account the Company's revenue size. In setting compensation for individual executive officers, the Committee considered individual performance and responsibilities, the performance of the executive's operating unit, where applicable, and the performance of the Company as a whole. The Committee believes these salaries are appropriate in light of salaries paid for comparable positions at other companies and the individual performance and responsibilities of the executives.

           Prior to setting salaries for Mr. Sulzberger, Jr. and Mr. Lewis, the Committee reviewed data assembled by outside compensation consultants concerning the compensation for similar positions at other companies of comparable size. The Committee set Mr. Lewis's 1999 salary slightly above the median of base salaries for such positions. At Mr. Sulzberger, Jr.'s request, the Committee continued to set his 1999 salary significantly below the median of base salaries for comparable positions at other companies. For 2000, the Committee increased both Mr. Sulzberger, Jr.'s and
     Mr. Lewis's base salaries to $870,000, an amount which is slightly above the median for base salaries for their comparable positions at other companies.

     ANNUAL BONUSES

           Annual bonus potentials for 1999 were set for executive officers in late 1998 as percentages of salaries. The more responsible the executive officer's position, the higher the percentage. The amounts actually paid depended principally on the level of achievement of performance against financial targets which were set by the Committee at the same time in 1998 and, to a lesser extent, on an individual's performance and contribution to other operating unit and corporate goals. These targets were largely based on operating earnings of the Company or of the person's operating unit and were generally exceeded for 1999.


           The 1997 earnings per share and operating unit targets and the 1999 earnings per share targets, which were used to determine annual bonuses for Mr. Sulzberger, Jr. and Mr. Lewis, were substantially exceeded. As a result, bonus payouts were made at the maximum amounts permitted under the plan for those years. In 1998 the earnings per share targets set for their annual bonuses were exceeded slightly, resulting in bonus payouts in amounts less than the maximum amounts permitted for that year. Annual bonuses for 1999 represented approximately 58.3% of each of their total cash compensation for 1999.


     LONG-TERM COMPENSATION

           The number of stock options granted to each executive officer in 1999 depended on the degree of responsibility of the executive officer's position. The number was based on a review of survey data supplied by outside compensation consultants of stock option grants and other long-term compensation paid to executives at comparable salary and responsibility levels at other companies surveyed to analyze salary and annual bonus compensation. In granting options, the

46

     Company's goals are to attract, retain and motivate the highest caliber of executives by offering a competitive combination of annual and long-term compensation and to link a significant portion of executives' total compensation to the interests of stockholders. To implement these goals, the Company's grants were generally made slightly above the mid-range for option grants made by media companies in the survey. All stock options have an exercise price equal to the average of the highest and lowest market price of the Class A stock reported on the date of grant. In order to assure the retention of high level executives and to tie the compensation of those executives to the creation of long-term value for stockholders, the Committee provided that these stock options become exercisable in equal portions over a four-year period. In making option grants in 1999, the Committee did not consider the number of options previously granted that remain outstanding.

           Long-term performance award potentials for the three year period 1999-2001 were set in late 1998 and those for 2000-2002 were set in late 1999. Amounts actually paid will generally depend on the total return to Class A stockholders relative to the total return to stockholders of the companies comprising the "peer group" described under "Performance Presentation." The amount of the potential award increases with an increase in the scope of the executive's responsibility. These amounts were set based on a review of the survey data described in the preceding paragraph. The amounts of the potential awards were designed to set total long-term compensation slightly above the mid-range of total long-term compensation in the survey.

     TAX

           The Internal Revenue Code has set certain limitations on the deductibility of compensation paid to a public company's five most highly compensated executive officers. In 1995, and again in 1998 and 1999, stockholders of the Company approved amendments to the Company's 1991 Executive Cash Bonus Plan and 1991 Executive Stock Incentive Plan (the "NYT Plans") to ensure that compensation paid by the Company to executive officers pursuant to these plans would be deductible by the Company for federal income tax purposes. All compensation paid to the Company's executive officers in 1999 was deductible by the Company in accordance with such provisions of the Internal Revenue Code. To ensure the continued deductibility of compensation paid to the Company's executive officers, the Committee has recommended the reapproval of the material terms of the performance goals for annual and long-term performance awards under the NYT Plans and the approval of certain amendments to the NYT Plans.

     COMPENSATION OF THE CHAIRMAN AND COMPENSATION OF PRESIDENT AND CHIEF
       EXECUTIVE OFFICER

           The Committee based 1999 compensation for Mr. Sulzberger, Jr. and
     Mr. Lewis on several different factors and criteria. The Committee believes that it structured Mr. Sulzberger, Jr.'s and Mr. Lewis's 1999 compensation package to include a significant amount of "at risk" compensation that provides incentives tying the amount of their compensation to the Company's performance. Stock options produce value in direct proportion to the value realized by all stockholders from price appreciation; annual bonuses are based on the achievement of specified financial performance targets; and long-term bonuses (first granted in 1998 and payable commencing in 2001) will be payable based upon the relative performance of the Company's stock and the stock of the companies described under "Performance Presentation." Thus, 1999 compensation was based to a large degree on three types of performance measures, which taken together, closely link Company performance and Messrs. Sulzberger, Jr.'s and Lewis's compensation. Other important factors the Committee considered in the determination of compensation for Mr. Sulzberger, Jr. and Mr. Lewis include their roles in focusing and refining the Company's Internet strategies and long-term strategies for THE NEW YORK TIMES and THE BOSTON GLOBE and in continuing to develop strong management succession and development programs.

                                          Richard L. Gelb, CHAIRMAN
                                          John F. Akers
                                          Brenda C. Barnes
                                          Robert A. Lawrence
                                          Charles H. Price II

48

--------------------------------------------------------------------------------
PROPOSAL NUMBER 2
APPROVAL OF AMENDMENTS TO 1991 EXECUTIVE STOCK INCENTIVE
AND 1991 EXECUTIVE CASH BONUS PLANS
--------------------------------------------------------------------------------

PURPOSE OF AMENDMENTS

      We are proposing amendments (the "NYT Plans Amendments") to the NYT Stock Plan and the NYT Cash Plan (collectively, the "NYT Plans") for approval by the holders of the Class A and Class B stock, voting together as one class. The board of directors, acting on the recommendation of the Compensation Committee, has approved the NYT Plans Amendments subject to such stockholder approval.

      The NYT Plans Amendments will (i) extend the terms of the NYT Plans from December 31, 2000, to December 31, 2010, and (ii) increase the maximum payout potential for any annual performance award or long-term performance award to $3,000,000. An additional amendment being proposed for the NYT Stock Plan is described in Proposal 3.

SUMMARY OF NYT PLANS

      AWARDS. Under the NYT Plans, the Compensation Committee may authorize incentive compensation awards to executives and other key employees. The aggregate amount of awards under the NYT Plans is limited to 4% of Income Before Income Taxes (as defined in the NYT Plans and subject to adjustments for extraordinary events), with unused amounts being available in subsequent years. All executive directors and 11 additional executive officers (14 individuals) and six additional employees are eligible to receive awards.


      The Compensation Committee may make awards of cash or Class A stock, which may be delivered immediately, in installments or on a deferred date, and which may be subject to vesting requirements and other conditions. Awards under the NYT Cash Plan may be paid only in cash. Awards under the NYT Stock Plan may be in stock, stock equivalents or cash. The maximum number of shares of the Class A stock available under the NYT Stock Plan for awards, which is unaffected by the proposed NYT Plans Amendments, is 2,000,000 shares (of which 1,933,040 remained available for future awards as of April 6, 2000) subject to adjustment in the event of a stock split, stock dividend, reclassification or certain other events.


      The NYT Plans provide for awards in the following forms:

     - CASH AWARD. An award payable in cash.

     - STOCK GRANTS. A grant of shares of our Class A stock.

     - RESTRICTED STOCK. A grant of shares of our Class A stock, which shares are subject to forfeiture if the recipient leaves the employ of the Company, other than upon death, disability or retirement, during the restricted period specified in the award (which must be at least one year).

     - RETIREMENT UNITS. Upon the award of retirement units, the participant's retirement unit account, which we maintain, is credited with that number of shares of Class A stock determined by dividing the dollar amount of such award by the market value of a share on the date of award. Upon a participant's death, retirement or termination of employment, the retirement unit account matures and the participant receives, in ten approximately equal annual installments (subject to the discretion of the Compensation Committee to accelerate or defer distribution), shares of Class A stock equal in the aggregate to the number of retirement units credited to such participant's retirement unit account.

     - PERFORMANCE AWARDS. These awards entitle the participant to receive Class A stock, options or cash in an amount which depends upon our financial performance during a stated period of more than one year.

     - ANNUAL PERFORMANCE AWARDS AND LONG-TERM PERFORMANCE AWARDS. Annual performance awards are available each year only to NYT Plans participants who are designated by the Compensation Committee as likely to be officers whose compensation is required to be disclosed in the proxy statement for such year and whose annual salary and bonus for such year are expected to exceed $1,000,000. Long-term performance awards are available each year only to certain key business leaders and senior management of the Company as determined in the discretion of the Compensation Committee. Annual and long-term performance awards are payable based upon the achievement of targets established by the Compensation Committee under one of more performance goals, that is, the attainment of a target or targets based on one or more of the following: (i) increase in stockholder value;
       (ii) earnings per share; (iii) net income; (iv) return on assets;
       (v) return on stockholders' equity; (vi) cash flow of the Company or a division, subsidiary or group thereof; (vii) operating profit or operating margins of the Company or a division, subsidiary or group thereof; (viii) improved use of capital and/or assets by the Company or a division, subsidiary or group thereof; or (ix) revenue growth of the Company or a division, subsidiary or a group thereof. Annual performance awards are based on the attainment of annual targets; long-term performance awards are based on the attainment of targets over a period in excess of one year. Currently, no participant may receive an annual performance award or a long-term performance award with a maximum payout potential in excess of $1,500,000. Awards are payable in shares of Class A stock, restricted stock, retirement units, cash, or any combination thereof, as specified by the Compensation Committee.


      OPTIONS. The NYT Stock Plan provides for the granting of stock options. Options may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or "non-qualified stock options" which do not meet the requirements of Section 422 of the Code. All executive officers and employee directors and approximately 850 additional employees are eligible for option grants. The maximum number of shares of Class A stock that may be issued pursuant to options is 40,000,000 (of which 6,249,393 remained available for future grants as of April 6, 2000), subject to adjustment in the event of a stock split, stock dividend, reclassification or certain other events. The NYT Stock Plan was adopted in 1991 prior to the two-for-one stock split effective on June 17, 1998. The NYT Stock Plan originally authorized the issuance of 10,000,000 shares of Class A stock upon the exercise of options. In 1996, the stockholders approved the issuance of an additional 10,000,000. Pursuant to the stock split, such 20,000,000 authorized shares were adjusted to 40,000,000. The NYT Stock Plan limits the number of shares with respect to which options may be granted to any key employee during a calendar year to 400,000 (similarly subject to adjustment).



      The exercise price of an option granted pursuant to the NYT Stock Plan is the market value of the Class A stock at the time the option is granted (except as noted below with respect to incentive stock options). As of April 6, 2000,
the market value of the Class A stock was $      per share (determined as
provided in the NYT Stock Plan based on trading on such day on the New York Stock Exchange). The option price (plus any withholding tax) must be paid in full when the option is

50


exercised. Payment of the purchase price may be made (i) in cash, (ii) by delivering shares of previously acquired Class A stock, or (iii) in such other forms as the Compensation Committee may determine, all subject to such rules as the Compensation Committee may adopt. In determining the number of shares of Class A stock necessary to be delivered to us, such shares are valued at the market value at the time of exercise.


      Each option (except as noted below with respect to incentive stock options) must be exercised within ten years from the date granted. An option may not be exercised within one year of the grant (except in the case of retirement, death or disability). Thereafter, options become exercisable in such installments, if any, as specified by the Compensation Committee at the time of grant. Upon termination of active employment by reason of disability or retirement, or upon an optionee's death, all options generally vest and remain in effect until their expiration. Upon termination of employment for any other reason, the optionee may exercise all exercisable options for one year after such termination (but not beyond the original expiration date).

      With respect to incentive stock options, if the aggregate fair market value (determined as of the date the option is granted) of the shares for which any optionee may for the first time exercise incentive stock options in any calendar year exceeds $100,000, such excess incentive stock options are treated as non-qualified stock options. In the case of incentive stock options that are granted to an employee who owns, or is deemed by reason of the attribution rules under Section 425(d) of the Code to own, more than 10% of the combined voting power of all classes of our stock, the exercise price of such options must be at least 110% of the fair market value at the time the options are granted, and such options must be exercised within five years from the date granted.

      The Code provides that an incentive stock option may only be granted within the ten year period following adoption of a plan. Approval of the NYT Plans Amendments will be deemed the adoption of a new plan allowing us to grant incentive stock options for a period of ten years from the date of such approval.

MATERIAL CHANGES EFFECTED BY THE NYT PLANS AMENDMENTS

      The NYT Plans Amendments will effect the following material changes to the NYT Plans:

     - The term of each NYT Plan will be extended from December 31, 2000, to December 31, 2010, and

     - The maximum payout potential for any annual performance award or long-term performance award will increase from $1,500,000 to $3,000,000.

NEW BENEFITS

      The options and awards that will be granted in the future under the NYT Plans are not currently determinable. The following table sets forth information respecting options granted and awards paid for 1999 under the NYT Plans for the executive officers named in the Summary Compensation Table, all executive officers as a group, all other employees receiving options as a group and all other employees receiving awards as a group. Non-executive directors are ineligible for participation in the NYT Plans. See "Compensation of Executive Officers."

NAME AND POSITION                                             AWARDS                     OPTIONS
-----------------                                           -----------                 ---------
Arthur Sulzberger, Jr.
  Chairman of the Board and Publisher
  of THE NEW YORK TIMES...................................  $   837,200                   150,000

Russell T. Lewis
  President and Chief Executive Officer...................  $ 1,183,000                   150,000

Michael Golden
  Vice Chairman and Senior Vice President.................  $   456,000                    80,000

John M. O'Brien
  Senior Vice President and Chief Financial Officer.......  $   506,400                    80,000

Janet L. Robinson
  President and General Manager,
  THE NEW YORK TIMES......................................  $   454,668                    80,000

All executive officers, as a group (15 persons)...........  $ 5,446,941                   833,000

All other employees receiving options, as a group
(848 persons).............................................          N/A                 4,424,554

All other employees receiving awards, as a group
(652 persons).............................................  $27,833,952                       N/A

FEDERAL INCOME TAX CONSEQUENCES

      CASH AWARDS. The amount of the award will be taxable to the participant as ordinary income in the year or years in which the award is paid. We are usually entitled to a deduction in the same amount.

      STOCK AWARDS. In the case of an award made in Class A stock, an amount equal to the fair market value of the stock on the date of award under the NYT Stock Plan will be taxable to the participant as ordinary income in the year or years in which the award is paid or made available to the participant. We are usually entitled to a deduction in the corresponding amount.

      RESTRICTED STOCK. The grant of restricted stock will not result in income to the participant or in a deduction for us for federal income tax purposes, since the shares are subject to restrictions constituting a "substantial risk of forfeiture" as defined in the Code. Unless the participant elects to be taxed at the time he or she receives the shares, such participant will generally realize taxable compensation income when the restrictions lapse. The amount of such income will be the fair market value of the shares on the date of such lapse of restrictions (or on the date of grant if the participant elects to be taxed at that time). Dividends paid on the shares during the restricted period will also be taxable compensation income to the participant when received by the participant. We will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

      RETIREMENT UNITS. The distribution of Class A stock (and any cash distributions) upon the maturing of a retirement unit account will be taxable to the participant as ordinary income and deductible by us in the year distributed, based upon the fair market value on the date of distribution.

52

      OPTIONS. The grant of a non-qualified stock option or an incentive stock option will not result in income for the participant or in a deduction for us.

      The exercise of a non-qualified stock option will generally result in compensation income for the participant and a deduction for us, in each case measured by the difference between the option price and the fair market value of the shares at the time of exercise.

      The exercise of an incentive stock option will not result in income to the participant if the participant (a) does not dispose of the shares within two years after the date of grant or one year after exercise and (b) is an employee of the Company from the date of the grant at least until three months before the exercise or until one year before the exercise in the event of permanent and total disability. If these requirements are met, the basis of the shares upon later disposition, in the case of an exercise for cash, will be the option price. Any gain will be taxed to the participant as long-term capital gain and we will not be entitled to a deduction. The excess of the market value of the shares on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. If the participant disposes of the shares prior to the expiration of either of the holding periods in
(a) above, the participant will recognize compensation income and we will be entitled to a deduction equal to the lesser of (i) the fair market value of the shares on the exercise date minus the option price, or (ii) the amount realized on the disposition minus the option price. Any gain in excess of the compensation income portion will be treated as long-term or short-term capital gain. If an optionee ceases to be our employee and exercises his option after the expiration of the period described in (b) above, the option will be deemed a non-qualified stock option for tax purposes.

      WITHHOLDING. When required by applicable law, we will withhold or collect from the participant all amounts required to satisfy applicable withholding taxes with respect to awards. Amounts due on the distribution of stock or the exercise of an option must be paid by the participant. In lieu of cash, the participant may elect to provide such required amount by delivering to us previously acquired shares having a fair market value equal to such amount.

      SECTION 162(M). A publicly held corporation, such as the Company, must satisfy certain conditions in order to retain its federal income tax deduction for compensation in excess of $1,000,000 per year paid to its chief executive officer or any of the four other executive officers whose compensation is required to be disclosed in its annual proxy statement. The provisions of the NYT Plans insure that all incentive compensation paid by us can be deducted for federal income tax purposes under Section 162(m) of the Code and the regulations issued thereunder by the Internal Revenue Service.

      The discussion set forth above does not purport to be a complete analysis of all potential tax effects relevant to recipients of awards or options, or to us. It is based on federal income tax law, regulations and rulings as of the date of this Proxy Statement, which are subject to change at any time.

AMENDMENTS; NON-EXCLUSIVITY

      The board may, in its discretion, amend the NYT Plans at any time; provided, however, that no amendment that would materially affect the maximum permitted annual accrual for awards under the NYT Plans may be made unless such amendment is approved by the holders of a majority of the outstanding shares of Class A and B stock entitled to vote on such amendment, voting as a single class. In addition, the board may make no change that would prevent incentive stock options granted under the NYT Stock Plan from being incentive stock options without the consent of the optionees concerned, and the board may not make any amendment to the NYT Stock Plan that (1) changes the class of persons eligible for incentive stock options, (2) increases the total number of shares for which options may be granted, or (3) increases the total number of shares authorized for stock awards, without the approval of the holders of a majority of the outstanding shares of Class A and Class B stock entitled to vote thereon, voting together as one class.

      Participation in the NYT Plans is not exclusive and does not prevent any participant from participating in any other compensation plan of the Company or from receiving any other compensation from us.

RECOMMENDATION AND VOTE REQUIRED

      The board of directors recommends a vote FOR the following resolution which will be presented to the Annual Meeting:

           RESOLVED, that the Amendments to the 1991 Executive Stock Incentive Plan and the 1991 Executive Cash Bonus Plan described in Proposal 2 in The New York Times Company's 2000 Proxy Statement, be, and the same hereby are, ratified, confirmed and approved.

      The approval of the NYT Plans Amendments will be voted on as one proposal. The affirmative vote of the holders of a majority of the outstanding shares of Class A and Class B stock entitled to vote thereon, in person or by proxy, voting together as a single class, is required for approval of this resolution. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

54

--------------------------------------------------------------------------------
PROPOSAL NUMBER 3
APPROVAL OF AMENDMENT TO 1991 EXECUTIVE STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------

PURPOSE OF AMENDMENT

      We are proposing an amendment (the "NYT Stock Plan Amendment") to the NYT Stock Plan for approval by the holders of the Class A and Class B stock, voting together as one class. The board of directors, acting on the recommendation of the Compensation Committee, has approved the amendment described in this Proposal 3 subject to such stockholder approval.

      The NYT Stock Plan Amendment will authorize an additional 20,000,000 shares of Class A stock that may be issued under the NYT Stock Plan pursuant to the exercise of stock options.

      Our board of directors believes the increased authorization should provide sufficient shares for NYT Stock Plan awards for several years and make unlikely the need to request additional shares in the near future.

NYT STOCK PLAN

      For information about the NYT Stock Plan, see "Proposal 2--Approval of Amendments to 1991 Executive Stock Incentive and 1991 Executive Cash Bonus Plans."

      The main goal of the NYT Stock Plan is to provide incentives for officers and key employees by granting them options in order to stimulate their personal and active interest in the Company's development and financial success and induce them to remain in the employ of the Company.

MATERIAL CHANGES EFFECTED BY THE NYT STOCK PLAN AMENDMENT

      The NYT Stock Plan Amendment will effect the following change to the NYT Stock Plan:

     - The maximum number of shares of Class A stock that may be issued pursuant to options will be increased by 20,000,000. As a result, 26,249,393 shares will be available for future option grants.

RECOMMENDATION AND VOTE REQUIRED

      The board of directors recommends a vote FOR the following resolution which will be presented to the Annual Meeting:

           RESOLVED, that the amendment to the 1991 Executive Stock Incentive Plan described in Proposal 3 in the New York Times Company's 2000 Proxy Statement, be, and the same hereby is, ratified, confirmed and approved.

      The approval of the NYT Stock Plan Amendment described in Proposal 3 will be voted on as one proposal. The affirmative vote of the holders of a majority of the outstanding shares of Class A and Class B stock entitled to vote thereon, in person or by proxy, voting together as a single class, is required for approval of this resolution. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

--------------------------------------------------------------------------------
PROPOSAL NUMBER 4
REAPPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS FOR ANNUAL AND
LONG-TERM PERFORMANCE AWARDS UNDER 1991 EXECUTIVE STOCK INCENTIVE
AND 1991 EXECUTIVE CASH BONUS PLANS
--------------------------------------------------------------------------------

PURPOSE OF PROPOSAL

      Section 162(m) of the Code limits to $1,000,000 the deductibility by a publicly-held corporation of compensation paid in a taxable year to an individual who, on the last day of the taxable year, was (i) the chief executive officer or (ii) among the four other highest compensated executive officers whose compensation is required to be reported in the Summary Compensation Table. Qualified performance-based compensation is not subject to the deduction limit if certain conditions are met. The Compensation Committee has taken the steps necessary to satisfy those conditions in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with its other compensation objectives and overall compensation philosophy. One of the conditions is stockholder approval of the material terms of the performance goals under the Company's performance-based compensation plans.

      In 1995, stockholders of the Company approved the material terms of the performance goals for annual performance awards under the NYT Plans. In 1998, stockholders of the Company approved (i) the material terms of the performance goals for long-term performance awards under the NYT Plans and (ii) amendments to the NYT Plans relating to the performance goals for annual performance awards. Amendments to the NYT Plans relating to the performance goals for annual and long-term performance awards were also approved by the stockholders in 1999.

      The material terms of the performance goals for annual and long-term performance awards under the NYT Plans include (i) the class of employees eligible to receive performance awards under the NYT Plans; (ii) the maximum payout of a performance award that can be provided to any employee under the NYT Plans during a specified period; and (iii) the types of targets or business criteria on which the payout of annual and long-term performance awards are based.

      Annual performance awards are available each year only to individuals designated by the Compensation Committee as likely to be officers whose compensation is required to be disclosed in the proxy statement for such year and whose annual salary and bonus for such year are expected to exceed $1,000,000. Long-term performance awards are available each year to certain key business leaders and senior management of the Company as determined in the discretion of the Compensation Committee. No eligible participant may receive an annual performance award or a long-term performance award with a maximum payout potential in excess of $1,500,000 ($3,000,000 subject to approval of Proposal Number 2). The Compensation Committee may (and currently expects to) provide for awards with a maximum payout potential of less than such dollar limit for any particular year. In addition, the amount of any actual payout of an annual or long-term performance award is affected by the extent to which the targets specified by the Compensation Committee for the particular year are attained. The Committee retains the discretion to pay less than the target award in any year.

      For purposes of annual performance awards, the NYT Plans currently provide for payouts based on the attainment of an annual target or targets measured by one or more of the following business criteria: (i) increase in stockholder value; (ii) earnings per share; (iii) net income; (iv) return on assets;
(v) return on stockholders' equity; (vi) cash flow of the Company or a division, subsidiary or group thereof; (vii) operating profit or operating margins of the Company or a division, subsidiary or group

56

thereof; (viii) the improved use of capital and/or assets of the Company or a division, subsidiary or group thereof; or (ix) revenue growth of the Company or a division, subsidiary or group thereof. Long-term performance awards are paid out based on the attainment over a period in excess of one year of a target or targets measured by one or more of the same business criteria.

      Stockholder reapproval of the material terms of performance goals must be obtained at least every five years for performance-based plans such as our NYT Plans which have targets or goals that the Compensation Committee has authority to change. Because the material terms of the performance goals in the NYT Plans were last approved in their entirety by stockholders in 1995, the Company is seeking reapproval of all such material terms by stockholders at the 2000 Annual Meeting.

      This Proposal 4 seeks stockholder reapproval of the material terms of the performance goals for annual and long-term performance awards under the NYT Plans as described above, which will carry these standards through the next five years of the NYT Plans. If these material terms are not approved by the stockholders, no further annual or long-term performance awards will be made under the NYT Plans; however, the Compensation Committee will retain the right to pay each affected officer otherwise eligible for such awards annual and long-term bonuses based on such criteria as may be established by the Committee. In such event, a portion of such bonuses may not be deductible by the Company for federal income tax purposes.

      For more information about the NYT Plans, see "Proposal 2--Approval of Amendments to 1991 Executive Stock Incentive and 1991 Executive Cash Bonus Plans."

RECOMMENDATION AND VOTE REQUIRED

      The board of directors recommends a vote FOR the following resolution which will be presented at the Annual Meeting:

           RESOLVED, that the material terms of the performance goals for annual and long-term performance awards contained in the 1991 Executive Stock Incentive and 1991 Executive Cash Bonus Plans and described in Proposal 4 in The New York Times Company's 2000 Proxy Statement be, and the same hereby are, re-affirmed, re-ratified, re-confirmed and reapproved.

      The affirmative vote of the holders of a majority of the outstanding shares of Class A and Class B stock entitled to vote thereon, in person or by proxy, voting together as a single class, is required for reapproval of the material terms of the performance goals for annual and long-term performance awards. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

--------------------------------------------------------------------------------
PROPOSAL NUMBER 5
AMENDMENT OF NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
--------------------------------------------------------------------------------

THE DIRECTORS' PLAN

      On April 16, 1991, the Class A and Class B stockholders voting together as one class approved the Directors' Plan for our non-employee directors. The Directors' Plan will terminate on April 16, 2001. We are proposing an amendment (the "Directors' Plan Amendment") to extend the term until December 31, 2010. The board of directors has approved the Directors' Plan Amendment, subject to approval by the holders of the Class A and Class B stock, voting together as one class.

GENERAL PROVISIONS OF DIRECTORS' PLAN

      The purpose of the Directors' Plan is to maintain our ability to attract and retain the services of experienced and highly qualified non-employee directors and to increase their proprietary interest in our continued success.

      The Directors' Plan provides annual grants of stock options on the date of our Annual Meeting to each individual who is elected to the board of directors at such meeting, provided such individual is not also an employee of the Company or any of its subsidiaries. All the directors except Messrs. Sulzberger, Jr., Lewis and Golden, who are employees of the Company, are now eligible for option grants.

      Each annual grant permits the holder, for a period of ten years from the date of grant, to purchase from us 4,000 shares of our Class A stock (subject to adjustment for stock splits, stock dividends, reclassification and certain other events as provided in the Directors' Plan) at the fair market value of such shares on the date the option was granted. Each option becomes exercisable one term-year after the date of the grant (defined to be the period from one Annual Meeting to the next), provided the holder continues to be a director on such date. In the event a non-employee director terminates service on the board by reason of death or retirement (defined to be retirement at age 65 or thereafter or by reason of disability), the total number of option shares becomes immediately exercisable and continues to be exercisable for the remaining term of the option.

      In the event a non-employee director terminates service on the board other than by reason of death or retirement, such person's options (to the extent exercisable upon such termination) expire one year from the date of termination of service, provided that in no event may an option be exercised beyond its original expiration date.

      In the event of death of a non-employee director after terminating service on the board, any outstanding options expire at the later of the expiration date determined at the time the non-employee director terminated service or one year from the date of death, provided that in no event may an option be exercised beyond its original expiration date.


      As of April 6, 2000, an aggregate of 220,000 shares of Class A stock (subject to adjustment for stock splits, stock dividends, reclassification and certain other events as provided in the Directors' Plan) remains available under the Directors' Plan for future grants (out of an original authorization of 500,000, adjusted to account for the June 17, 1998, two-for-one stock split). Shares subject to options which terminate or expire unexercised will be available for future options grants.


      The Directors' Plan is administered by the board of directors, who are authorized to interpret the Directors' Plan but have no authority with respect to the selection of directors to receive options,

58

the number of shares subject to the Directors' Plan or to each grant thereunder, or the option price for shares subject to options. The board may amend the Directors' Plan as it shall deem advisable but may not, without further approval of the stockholders, increase the maximum number of shares as to which options may be granted under the Directors' Plan or increase the number of shares subject to an outstanding option, change the option price provided in the Directors' Plan, extend the period during which options may be granted or exercised, or change the class of persons eligible to receive options. Adjustments will be made in the number and kind of shares subject to the Directors' Plan and the number and kind of shares subject to outstanding and subsequent option grants and in the purchase price of outstanding options, in each case to reflect changes in our Class A stock through changes in the corporate structure or capitalization such as through a merger, stock split or stock dividend.

FEDERAL INCOME TAX CONSEQUENCES

      The options under the Directors' Plan are nonstatutory options not intended to qualify as incentive stock options under Section 422 of the Code. The grant of options will not result in taxable income to the non-employee director or a tax deduction to us. The exercise of an option by a non-employee director will result in taxable ordinary income to the non-employee director and a corresponding deduction for us, in each case equal to the difference between the fair market value on the date the option was exercised and the fair market value on the date the option was granted (the option price).

RECOMMENDATION AND VOTE REQUIRED

      The outside directors of the Company, who will receive grants of options under the Directors' Plan, have an interest in the adoption of the Directors' Plan Amendment. The board of directors believes its adoption is in our best interests and our stockholders and recommends a vote FOR the following resolution which will be presented to the meeting:

           RESOLVED, that the Amendment of the Non-Employee Directors' Stock Option Plan described in Proposal 5 in The New York Times Company's 2000 Proxy Statement, be, and the same hereby is, ratified, confirmed and approved.

      A vote of the holders of a majority of the outstanding shares of Class A and Class B stock entitled to vote thereon, in person or by proxy, voting together as one class, if required for approval of this resolution. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

--------------------------------------------------------------------------------
PROPOSAL NUMBER 6
SELECTION OF AUDITORS
--------------------------------------------------------------------------------
      We have an Audit Committee of the board of directors, whose members are appointed annually by the board. The Audit Committee currently consists of Ellen
R. Marram, Chairman, Raul E. Cesan and Donald M. Stewart, none of whom is an employee of the Company.

      The Audit Committee has selected the firm of Deloitte & Touche LLP, independent auditors, as our auditors for the fiscal year ending December 31, 2000, subject to ratification of such selection by our Class A and Class B stockholders voting together as one class. Deloitte & Touche LLP has audited our financial statements for many years.

      We have been informed by Deloitte & Touche LLP that such firm has no direct financial interest nor any material indirect financial interest in us or any of our affiliated companies. Deloitte & Touche LLP has not had any connection during the past five years with us or any of our affiliated companies in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

      A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if he decides to do so. Such representative will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

      The board of directors recommends a vote FOR the following resolution which will be presented to the meeting:

           RESOLVED, that the selection, by the Audit Committee of the board of directors, of Deloitte & Touche LLP, independent auditors, as auditors of The New York Times Company for the fiscal year ending December 31, 2000, is hereby ratified, confirmed and approved.

      The affirmative vote of the holders of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, voting together as one class, is required for approval of this resolution. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

60

--------------------------------------------------------------------------------
PROPOSAL NUMBER 7
AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION
--------------------------------------------------------------------------------

IN GENERAL

      At the Annual Meeting, we will ask you to consider and approve the amendment and restatement of our certificate of incorporation described in this Proxy Statement. The amended and restated certificate of incorporation will:

     - Increase the number of authorized shares of common stock from 300,847,158
       to             ;


     - Authorize the board of directors to issue three classes of common stock:
       Class A and Class B (or "NYT") stock, which are intended to reflect the performance of the NYT group, and Class C (or "Digital") stock, which is intended to reflect the performance of the Digital group; and


     - Specify the terms and provisions applicable to the Class C stock, and amend the terms and provisions applicable to the outstanding Class A stock and Class B stock.


      We currently plan to offer for cash to the public (including certain existing holders of Class B stock, who have statutory pre-emptive rights, the Ochs/Sulzberger Offerees, employees of the NYT group and directors of the
Company), shares of Digital stock intended to represent approximately       % of
the equity attributable to the Digital group. This would leave the NYT group immediately after the offering with a retained interest (I.E., the NYT group's
interest in the Digital group) intended to represent approximately   % of the
equity attributable to the Digital group.



      We currently plan to allocate the net proceeds from the offering to the Digital group in a manner analogous to a primary offering of common stock, and the Digital group will use such proceeds for general corporate purposes, including promotion and advertising, domestic and international expansion and strategic alliances, investments and acquisitions (although we have no current plans for such alliances, investments or acquisitions). Pending the Digital group's need for the proceeds, we intend to make them available to the NYT group, which will use the funds to repay commercial paper. This will be treated as an inter-group cash advance from the Digital group to the NYT group and will bear interest at a rate equivalent to the Company's short-term borrowing rate. We will make available to the Digital group funds up to the amount of this advance from the NYT group as they are needed. While the ultimate authority regarding the inter-group cash advances will remain with the Company's board of directors, the board intends to rely on the management of the Digital group to determine when funds are needed by the Digital group. See "--Tracking Stock Policy Statement and Capital Stock Committee--Treasury and Cash Management Policies" for information about future funding of the Digital group and cash transfers between the NYT group and the Digital group.


      The terms of the offering have not yet been determined. We could choose to conduct the offering at a later time, or not to make the offering at all, depending on the circumstances at the time. The board of directors and the underwriters for the offering will determine the terms of the offering based upon:

     - prevailing market and other conditions, both generally and for Internet businesses;


     - the financial condition, results of operations and prospects of the Digital group; and


     - such other factors as they deem appropriate at the time of the offering.

      In addition to or instead of the offering, we reserve the right to distribute Digital stock to our stockholders (although we have no current plans to do so), or to issue Digital stock in another manner.



      We will file an amended and restated certificate of incorporation, substantially in the form of Annex II to this Proxy Statement, effecting the foregoing before we issue any shares of Digital stock.


BACKGROUND AND REASONS FOR THE TRACKING STOCK PROPOSALS


      We continually review each of our businesses and the Company as a whole to determine the best way to realize its inherent value. As a result of this review process, we recently began to evaluate our Internet strategy. We concluded that we could best pursue our strategy by creating the Digital group, a separate division comprised solely of Internet operations. To finance the Digital group, we considered a direct public offering of stock of a subsidiary to which we would contribute the Digital group and an offering of tracking stock of the Company intended to reflect the performance of the Digital group.


      Upon management's recommendation, on January 20, 2000, the board of directors carefully considered the tracking stock proposals described in this Proxy Statement, determined that the proposals are in the best interests of the Company and its stockholders, unanimously approved the proposals and resolved to recommend that you vote for the proposals.

      In arriving at its determination and recommendation, the board of directors considered the following:


     - The tracking stock will permit the market to review separate information about the NYT group and the Digital group and separately value NYT stock and Digital stock. This should encourage investors and analysts to focus more attention on the NYT group and the Digital group. We believe this may result in greater market recognition of the value of the NYT group and the Digital group.



     - The tracking stock will allow investors to invest in Digital stock, Class A stock (which is the class of NYT stock that is publicly traded) or both, depending on their particular investment objectives.



     - The tracking stock will allow us to issue stock options exercisable for publicly traded Digital stock, thereby providing more focused incentives to the Digital group's officers, employees and consultants.



     - The tracking stock will provide us with greater flexibility to raise capital and respond to strategic opportunities (including acquisitions), because it will allow us to issue either Digital stock or Class A stock, as appropriate under the circumstances. In determining whether to issue Class A stock or Digital stock, our present intent would be to issue Digital stock to raise capital or effect acquisitions for the Digital group and to issue Class A stock to raise capital or effect acquisitions for the NYT group.


     - The tracking stock will allow us to realize some of the value of the Digital group while preserving the financial, tax, operational, strategic and other benefits of being a single consolidated entity.

      The board of directors also evaluated the potential negative aspects of the tracking stock proposals, including the following:

     - the uncertainty as to the amount of net proceeds we may realize in the offering;

62


     - the tracking stock proposals will require a complex capital structure and additional reporting requirements with respect to the NYT group and the Digital group;


     - the tracking stock proposals will expand the responsibility of the board of directors, or the capital stock committee acting on its behalf, to oversee the interests of common stockholders;


     - the potential diverging or conflicting interests between the holders of NYT stock and the holders of Digital stock and issues that the board of directors, or the capital stock committee acting on its behalf, may face in resolving any conflicts; and


     - the costs associated with implementing the tracking stock proposals and the ongoing cost of operating separate groups will exceed the costs associated with operating the Company as it currently exists and the uncertainty of forecasts of these costs.


      The board also considered that under the terms of our amended and restated certificate of incorporation, in two limited circumstances, we may elect to redeem the Digital stock in exchange for Class A stock at a premium to market value. These provisions, including the amount and calculation of the applicable premium, are described in detail under "Description of Capital Stock--Mandatory Dividends, Redemption, or Exchange on Disposition or Substantially All of the Assets of the Digital Group or the NYT Group" and "Description of Capital Stock--Exchange of Digital Stock for Class A Stock." These provisions are intended for the protection of the holders of Digital stock since a decision by us to redeem Digital stock may be made without the consent of these holders. Provisions similar to these, with comparable premiums, are included in the certificates of incorporation of other public companies that have issued tracking stock. Accordingly, we believe these provisions are necessary in order for us to be able to successfully market the Digital stock in the offering, which we believe to be in the best interests of the Company and its stockholders. Thus, notwithstanding the potential dilutive effect to the holders of Class A stock in the event the board elects to redeem the Digital stock for Class A stock under these provisions, we believe them to be in the best interests of the Company and all its stockholders.



      The board of directors determined that the positive aspects of the tracking stock proposals outweighed the negative aspects. In addition, while certain of the above-mentioned benefits could also have been achieved, and certain negative aspects mitigated, to a degree through a public offering of the stock of a subsidiary to which we would contribute the Digital group, the board determined that a tracking stock offering would be more advantageous to the Company and its stockholders. In making this determination, the board concluded that tracking stock will enable us to realize some of the value of the Digital group while preserving the financial, tax, operational, strategic and other benefits of being a single consolidated entity. Each of the Digital group and the NYT group will continue to benefit from synergies with the other, including strategic, financial and operational synergies, that would not necessarily be available if the groups were not under common ownership. See "--Business of the Digital Group The Digital Group's Advantage--Relationship with the NYT Group." In view of all of the foregoing, the board concluded that the tracking stock proposals are in the best interests of the Company and its stockholders.


INTEREST OF OCHS/SULZBERGER FAMILY IN THE OFFERING


      Included in the offered shares of Digital stock are shares that will be offered to the Ochs/ Sulzberger family. The shares will be offered to either the 1997 Trust or, at their election, the four grantors of this trust, Marian S. Heiskell, Ruth S. Holmberg, Arthur Ochs Sulzberger and Judith P. Sulzberger (the "Ochs/Sulzberger Offerees"). See "General Information--The 1997 Trust" for information about the 1997 Trust and the grantors. The Ochs/Sulzberger Offerees will be offered shares of Digital stock in an amount equal to the lesser of (i) shares with the aggregate initial offering price of $33.0 million or (ii) shares of Digital stock representing 3.3% of the equity attributable to the Digital group immediately after the offering. The 1997 Trust holds approximately 1.2% of our Class A stock and approximately 87.2% of our Class B stock. Members of the Ochs/Sulzberger family hold, in the aggregate, approximately 18% of our Class A stock.



      After representatives of the Ochs/Sulzberger Offerees advised the Company of their interest in purchasing shares of Digital stock in the offering at the initial offering price, the board of directors of the Company asked the Finance Committee (with Judith P. Sulzberger not participating) to consider the matter. Each member of the Finance Committee is a non-employee director and none of the members, other than Dr. Sulzberger, is a member of the Ochs/Sulzberger family. The Finance Committee engaged independent legal counsel to advise it and met with members of management, representatives of the Ochs/Sulzberger family, and the Company's counsel and the proposed underwriters of the Digital stock offering. After careful consideration, the committee recommended to the board, and the board (with Michael Golden, Arthur Sulzberger, Jr., Arthur Ochs Sulzberger and Judith P. Sulzberger not participating) approved the offering of Digital stock in the offering to the Ochs/Sulzberger Offerees at the initial public offering price and subject to the terms described below.


      In so acting, the committee and the board considered several factors, including the following:


     - The Ochs/Sulzberger Offerees (and certain other members of the family) will vote all Class B stock held by them in favor of the tracking stock proposals, thus assuring approval of the amended and restated certificate of incorporation by the Class B stockholders.



     - A condition of the sale to the Ochs/Sulzberger offerees will be the agreement by them (and certain other members of the family) to : (i) waive the preemptive rights of the Class B stock held by them in connection with the offering and in connection with subsequent issuances of Digital stock; and (ii) not sell or transfer (other than intra-family transfers) shares of Digital stock purchased in the offering for a period of three years subsequent to the offering, except with the approval of the Finance Committee (without any member of the Ochs/Sulzberger family on such committee participating).



     - The view of the Company's management and representatives of the proposed underwriters that the purchase by the Ochs/Sulzberger Offerees would assist the offering by demonstrating the family's monetary support of the Digital group and its prospects.


     - The terms of the proposed offering to the Ochs/Sulzberger Offerees would be described in this proxy statement and that the offering would not go forward unless the holders of the Class A stock, voting as a separate class, approve the amendment and restatement of the Company's certificate of incorporation.


      The Finance Committee (with Dr. Sulzberger not participating) also considered the provision of the proposed amended and restated certificate of incorporation whereby the Company will have the right at any time to exchange common stock of a subsidiary for Digital stock so long as the assets and liabilities of the Digital group are held directly or indirectly by the subsidiary. In such an exchange, holders of Digital stock would receive a class of common stock of such subsidiary that possesses voting rights with respect to the subsidiary that are generally comparable to the voting rights that Digital stock has with respect to the Company except that it would have a fixed one vote per share on matters on which it votes. These shares will represent the same proportionate interest in that subsidiary that the Digital stock is deemed to represent in the Digital group at the time of the exchange. The Company will distribute the remaining shares of the subsidiary to the holders of Class A stock and Class B stock,

64


with holders of Class A stock receiving shares of the same class as the shares issued to the holders of Digital stock and the holders of Class B stock receiving shares of a separate class of common stock of the subsidiary that possesses voting rights with respect to the subsidiary that are generally comparable to the voting rights that Class B stock has with respect to the Company. As a result, the holders of Class B stock would control this separate subsidiary. The 1997 Trust currently holds approximately 87% of the Class B stock.


      Because of the family's Class B holdings, the Company's board of directors asked the Finance Committee, with Dr. Sulzberger not participating, to consider this proposed provision. After careful consideration, the Finance Committee recommended to the board, and the board, with members of the Ochs/Sulzberger family not participating, approved the inclusion of this provision in the amended and restated certificate of incorporation to be voted on pursuant to Proposal 7.


      Among factors considered by the Committee was that the 1997 Trust currently has voting control of the Company, including the Digital group, and without the proposed provisions such control would pass from the trust upon a spin off of the Digital group as a separate, independent company. The Committee also noted that the Ochs/Sulzberger Offerees will vote their Class B stock in favor of the tracking stock proposals, thus assuring approval of the amended and restated certificate of incorporation by the Class B stockholders. See "--Description of Capital Stock--Exchange for Stock of a Subsidiary in Connection with a Spin-off" for a description of this provision of the amended and restated certificate of incorporation.



VENTURE CAPITAL INVESTMENT



      On March 21, 2000, we completed the sale of an aggregate of $40.0 million of 7% convertible subordinated notes (the "Notes") of the Times Company due March 21, 2003. The proceeds of the sale and the indebtedness has been attributed to the Digital group. The investors consisted of two related funds managed by Flatiron Partners ("Flatiron"), Chase Equity Associates, L.P. ("Chase") and three related funds managed by Highland Capital Partners ("Highland").



      After the consummation of an initial public offering of Digital stock, the Notes will be convertible, at the election of Flatiron, Chase and Highland, into shares of Digital stock intended to represent approximately 6 2/3% of the pre-offering equity of the Digital group. If there is no offering, the Notes will not be convertible into any class of the Company's stock. We have agreed to give Flatiron, Chase and Highland piggyback and demand registration rights for shares of Digital stock issued upon conversion of the Notes.



      Interest accrues daily on the unpaid principal amount of these Notes at 7.0% per year, compounded quarterly. The Notes may be prepaid, in whole or in part, without premium or penalty, at any time after the day which is 180 days after the consummation of the offering in the event that the market value of the Digital stock shall have exceeded 150% of the conversion price for a period of 20 consecutive trading days.



      In connection with this investment, we have appointed Jerry Colonna, a principal of Flatiron Partners, and Dan Nova, managing general partner of Highland Capital Partners, to the Digital group's advisory board. The other members of the Digital group's advisory board are Red Burns, chair of the Interactive Telecommunications Program at New York University; Mark Walsh, CEO for VerticalNet, Inc.; Arthur Sulzberger, Jr., chairman of the Times Company and publisher of THE NEW YORK TIMES; Russell T. Lewis, president and CEO of the Times Company; and Howell Raines, editorial page editor of THE NEW YORK TIMES. The advisory board will consult with the Digital group's management regarding the Digital group's business and various strategic initiatives, but does not have any of the powers, duties or responsibilities of a committee of the board of directors.

THE NYT GROUP

      A description of the business of the Company, including those businesses constituting the NYT group, together with consolidated financial statements, management's discussion and analysis of the financial condition of the Company and other information, is included in our Annual Report on Form 10-K for the year ended December 26, 1999, and which is incorporated herein by reference.


SELECTED FINANCIAL DATA OF THE DIGITAL GROUP



      The following selected financial data is qualified by reference to, and should be read in conjunction with, the Digital group's combined financial statements and the related notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Digital Group", the Times Company's consolidated financial statements and the related notes, "Selected Financial Data" of the Times Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Times Company appearing elsewhere or incorporated by reference in this Proxy Statement. The selected statement of operations data for the fiscal years ended December 26, 1999, December 27, 1998, and December 28, 1997, and the balance sheet data as of December 26, 1999, and December 27, 1998, have been derived from the combined financial statements of the Digital group that have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are included in this Proxy Statement. The selected statement of operations data for the fiscal year ended December 29, 1996, and the balance sheet data as of December 28, 1997, and December 29, 1996, have been derived from audited combined financial statements of the Digital group not included in this Proxy Statement. The selected financial data as of and for the fiscal year ended December 31, 1995, have been derived from unaudited combined financial statements as of and for the fiscal year ended December 31, 1995, which were prepared on the same basis as the Digital group's audited financial statements and, in the opinion of management, include all material adjustments, consisting only of normal recurring adjustments, necessary to present the financial position and results for the period presented.

66


                                                                                YEARS ENDED
                                                  ------------------------------------------------------------------------
                                                  DECEMBER 26,   DECEMBER 27,   DECEMBER 28,   DECEMBER 29,   DECEMBER 31,
                                                      1999           1998           1997           1996           1995
                                                  ------------   ------------   ------------   ------------   ------------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue:
  Advertising...................................    $ 25,136       $ 11,227       $ 6,114        $ 3,559        $     5
  Other.........................................       1,663          2,947         4,012          2,512             96
                                                    --------       --------       -------        -------        -------
  Total.........................................      26,799         14,174        10,126          6,071            101
                                                    --------       --------       -------        -------        -------
Costs and expenses:
  Content and development.......................      20,325         13,358        11,846          9,706          6,277
  Sales and marketing...........................      15,827          8,232         3,466          2,119            610
  General and administrative....................      16,107         12,554         5,411          3,869          4,565
  Depreciation and amortization.................       4,586          1,197           472            378             59
                                                    --------       --------       -------        -------        -------
  Total.........................................      56,845         35,341        21,195         16,072         11,511
                                                    --------       --------       -------        -------        -------
Operating loss..................................     (30,046)       (21,167)      (11,069)       (10,001)       (11,410)
Interest expense, net...........................          14             --            --             --             --
                                                    --------       --------       -------        -------        -------
Loss before income taxes........................     (30,060)       (21,167)      (11,069)       (10,001)       (11,410)
Income tax benefit..............................      12,685          9,843         5,191          4,640          5,340
                                                    --------       --------       -------        -------        -------
Net loss........................................    $(17,375)      $(11,324)      $(5,878)       $(5,361)       $(6,070)
                                                    ========       ========       =======        =======        =======

BALANCE SHEET DATA (AT PERIOD END):
Cash and cash
  equivalents...................................    $    184       $     41       $    39        $ 1,070        $   299
Working capital (deficit).......................      (2,978)        (1,879)         (962)          (839)        (1,087)
Total assets....................................      48,725          5,918         3,876          2,944          1,454
Total liabilities...............................      14,293          4,671         2,710          2,544          1,400
Divisional net worth............................      34,432          1,247         1,166            400             54

OTHER DATA:
Capital expenditures............................    $  5,474       $  2,796       $   930        $   441        $ 1,100
Net cash used in operating activities...........     (15,087)        (8,607)       (6,745)        (4,495)        (4,725)
Net cash used in investing activities...........      (5,349)        (2,796)         (930)          (441)        (1,100)
Net cash provided by financing activities.......      20,579         11,405         6,644          5,707          6,124
EBITDA (1)......................................     (25,460)       (19,970)      (10,597)        (9,623)       (11,351)


------------------------------

(1) "EBITDA" is defined as net loss before net interest expense, income tax benefit, and depreciation and amortization. EBITDA is presented because it is a widely accepted indicator of funds available to a business, although it is not a measure of liquidity or of financial performance under generally accepted accounting principles. We believe that EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under generally accepted accounting principles. EBITDA, as presented here, may differ from similarly titled measures reported by other companies.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF THE DIGITAL GROUP



    INVESTORS SHOULD READ THE FOLLOWING DISCUSSION IN CONJUNCTION WITH THE COMBINED FINANCIAL STATEMENTS OF THE DIGITAL GROUP AND THE RELATED NOTES, WHICH APPEAR ELSEWHERE IN THIS PROXY STATEMENT AND THE CONSOLIDATED FINANCIAL STATEMENTS OF THE TIMES COMPANY AND THE RELATED NOTES INCORPORATED BY REFERENCE HEREIN.


OVERVIEW


      From a financial reporting standpoint, we have separated the Digital group, our Internet business division, from the NYT group, which includes the rest of our businesses. We intend Digital stock to track the performance of the Digital group. We intend NYT stock to track the performance of the NYT group.



      The operations of the Digital group, with the exception of Abuzz Technologies, Inc. ("Abuzz Technologies"), which was acquired in July 1999, have been wholly-owned by the Times Company since their inception. From 1995 until the creation of the Digital group in July 1999, each website was accounted for separately but managed as part of the related print publication. The Digital group's network of websites consists of the following:


     - NYTimes.com, launched in January 1996, currently has more than 10 million unique registered users and had 90.7 million page views during December 1999;

     - boston.com, launched in October 1995, had 43.0 million page views during December 1999;

     - NYToday.com, launched in June 1998, had 3.7 million page views during December 1999;

     - WineToday.com, launched in July 1998, had 0.7 million page views during December 1999;

     - GolfDigest.com, launched as a preview edition in December 1999, had
       0.6 million page views during that month; and

     - abuzz.com was launched in January 2000.


      The financial statements of the Digital group contained elsewhere in this Proxy Statement include allocations for administrative and other expenses incurred by the NYT group for services rendered to the Digital group. While we believe such allocations to be reasonable, they are not necessarily indicative of, and it is not practical for us to estimate, the levels of expenses that would have resulted had the Digital group been operating as an independent company. The Digital group has also relied upon the NYT group to provide financing for its operations since inception. Therefore, the Digital group's financial position and cash flows to date are not necessarily indicative of the financial position and cash flows that would have resulted had the Digital group been operating as an independent company. However, management believes that the level of expenses would not have been materially different if these services had been provided by third parties.



      The provision of services and other matters between the Digital group and the NYT group, including the right to use the NYT group's trademarks and content on the Internet, will be in accordance with license, services and tax sharing arrangements, which are described in "Inter-Group Relationships." These arrangements were not in place prior to January 1, 2000. Nevertheless, in order to prepare financial statements that include charges and benefits of the types provided for under these arrangements, the financial statements for all periods included in this Proxy Statement reflect charges

68


and benefits that would have applied if these inter-group arrangements had been in effect during the periods presented.



      We intend, for so long as the Digital stock remains outstanding, to include in filings under the Securities Exchange Act of 1934, as amended, by the Times Company combined financial statements of the Digital group as of the same dates and for the same periods as the consolidated financial statements of the Times Company included in the filings. These financial statements will be prepared in accordance with generally accepted accounting principles, and in the case of annual financial statements, will be audited. These financial statements are not legally required under current law or SEC regulations.


     REVENUE


      The Digital group's revenue consists primarily of advertising revenue, which includes banner and classified advertising, and other revenue, which includes archive sales, subscription fees and direct marketing and other e-commerce arrangements. For each of the periods covered by the financial statements of the Digital group included in this Proxy Statement, barter revenue was less than 1% of revenue. Advertising is the Digital group's most significant source of revenue, and we expect that it will continue to be the principal source for the foreseeable future. Advertising revenue is derived principally from arrangements with the Digital group's customers that provide for a guaranteed number of impressions. The Digital group recognizes revenue upon the delivery of a single page view, or "impression", of an advertisement. Advertising rates vary depending primarily on the total number of impressions purchased, the length of the advertiser's commitment, the location of the advertisement, the type of advertising, and the use of targeting to an advertiser-defined subset of the Digital group's users. Advertisers also purchase sponsorship advertising, the pricing of which is not based on number of impressions but rather on exclusive placement on a particular area of a website. The Digital group recognizes sponsorship revenue as earned, generally over the contract period, and defers recognition of sponsorship revenue if significant obligations remain outstanding after the contract period. E-commerce revenue includes the Digital group's commissions on sales made by e-commerce merchants to users of Digital websites. For the periods covered by the financial statements of the Digital group included in this Proxy Statement, e-commerce revenue was derived principally from one retailer.


     COSTS AND EXPENSES


      CONTENT AND DEVELOPMENT EXPENSES. Content and development expenses include compensation and other expenses incurred to produce and edit content, as well as applications and systems maintenance expenses for the Digital group's websites. The NYT group provides a significant portion of the Digital group's editorial content for which the Digital group pays the NYT group a license fee. The license agreement provides for an annual fee equal to 10% of the first $100.0 million of revenue and a declining percentage of incremental revenue, with a minimum annual payment of $5.0 million. The license fee is included in content and development expenses. For additional information about the license fee and the license agreement, see "--Inter-Group Relationships."


      SALES AND MARKETING EXPENSES. Sales and marketing expenses consist of compensation of sales and marketing personnel, research, advertising and promotion expenses.


      GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses include compensation of administrative personnel and other expenses such as rent, benefits, and allocations of corporate and other expenses from the NYT group under the services agreement. Under the services agreement, the NYT group provides corporate support services to the Digital group. Charges for services that are of the same type that are provided to units of the NYT group are determined on the same basis for the Digital group as for these units. Under the services agreement, the Digital group may obtain services from third party vendors in the future should it determine that to be advantageous. The results of operations for 2000, 2001 and 2002 will include noncash compensation expenses of $2.2 million, $0.5 million and $0.1 million related to the issuance in 1999 of stock options to Digital group employees with exercise prices below fair market value.



      DEPRECIATION AND AMORTIZATION EXPENSES. Depreciation and amortization expenses consist principally of depreciation of fixed assets used by the Digital group to operate its business. In July 1999, the Digital group began to record amortization expense related to the acquisition of Abuzz Technologies. The acquisition resulted in goodwill of $23.8 million and intangible assets acquired of $7.7 million, both of which are being amortized over five years.


     INTEREST


      The Times Company has provided all necessary funding for the operations and investments of the Digital group since inception and such funding has been accounted for as capital contributions from the NYT group. Accordingly, no interest charges from the NYT group have been reflected in the accompanying combined financial statements. After the offering, the Digital group anticipates receiving interest income from the NYT group in respect of the net proceeds of the offering, which will be made available to the NYT group in the form of an advance. The Times Company's short-term interest rate will be used in calculating interest income and expense related to this advance.


     INCOME TAX BENEFIT


      The operating results of the Digital group are included in the consolidated federal income tax returns of the Times Company. Under a tax sharing agreement between the Times Company and the Digital group, beginning January 1, 2000, the Digital group will be reimbursed quarterly by the Times Company for any tax benefits resulting from the inclusion of the Digital group in the Times Company's consolidated tax returns to the extent the Times Company is deemed able to utilize them under the tax sharing agreement. The Digital group will make quarterly payments to the Times Company for any tax liability of the Times Company resulting from the Digital group's inclusion in those returns. Prior to January 1, 2000, the Times Company's tax allocation policy provided that the consolidated tax provision, and related tax payments or refunds, are allocated between the Digital group and the NYT group based principally upon financial income, taxable income, credits and other amounts directly related to the respective group. Tax benefits that cannot be utilized by the group generating such attributes, but can be utilized on a consolidated basis, are allocated to the group that generated such benefits. As a result, the allocated amounts of taxes payable or refundable are not necessarily comparable to those that would have resulted if the Digital group and the NYT group had filed separate tax returns. See "--Inter-Group Relationships" for additional information about the tax sharing agreement.

70

  RESULTS OF OPERATIONS


      The following table sets forth certain of the Digital group's financial results for the fiscal years ended December 26, 1999, December 27, 1998, and December 28, 1997.


                                                                             YEARS ENDED
                                                              ------------------------------------------
                                                              DECEMBER 26,   DECEMBER 27,   DECEMBER 28,
                                                                  1999           1998           1997
                                                              ------------   ------------   ------------
                                                                            (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue:
  Advertising...............................................    $ 25,136       $ 11,227       $  6,114
  Other.....................................................       1,663          2,947          4,012
                                                                --------       --------       --------
  Total.....................................................      26,799         14,174         10,126
                                                                --------       --------       --------
Costs and expenses:
  Content and development...................................      20,325         13,358         11,846
  Sales and marketing.......................................      15,827          8,232          3,466
  General and administrative................................      16,107         12,554          5,411
  Depreciation and amortization.............................       4,586          1,197            472
                                                                --------       --------       --------
  Total.....................................................      56,845         35,341         21,195
                                                                --------       --------       --------
Operating loss..............................................     (30,046)       (21,167)       (11,069)
Interest expense, net.......................................          14             --             --
                                                                --------       --------       --------
Loss before income taxes....................................     (30,060)       (21,167)       (11,069)
Income tax benefit..........................................      12,685          9,843          5,191
                                                                --------       --------       --------
Net loss....................................................    $(17,375)      $(11,324)      $ (5,878)
                                                                ========       ========       ========
OTHER DATA:
Capital expenditures........................................    $  5,474       $  2,796       $    930
Net cash used in operating activities.......................     (15,087)        (8,607)        (6,745)
Net cash used in investing activities.......................      (5,349)        (2,796)          (930)
Net cash provided by financing activities...................      20,579         11,405          6,644
EBITDA (1)..................................................     (25,460)       (19,970)       (10,597)

------------------------------

(1) "EBITDA" is defined as net loss before net interest expense, income tax benefit, and depreciation and amortization. EBITDA is presented because it is a widely accepted indicator of funds available to a business, although it is not a measure of liquidity or of financial performance under generally accepted accounting principles. We believe that EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under generally accepted accounting principles. EBITDA, as presented here, may differ from similarly titled measures reported by other companies.

      The following table sets forth the foregoing amounts as a percentage of revenue.

                                                                             YEARS ENDED
                                                              ------------------------------------------
                                                              DECEMBER 26,   DECEMBER 27,   DECEMBER 28,
                                                                  1999           1998           1997
                                                              ------------   ------------   ------------
Revenue:
  Advertising...............................................          94%            79%            60%
  Other.....................................................           6             21             40
                                                                --------       --------       --------
  Total.....................................................         100            100            100
                                                                --------       --------       --------
Costs and expenses:
  Content and development...................................          76             94            117
  Sales and marketing.......................................          59             58             34
  General and administrative................................          60             89             53
  Depreciation and amortization.............................          17              8              5
                                                                --------       --------       --------
  Total.....................................................         212            249            209
                                                                --------       --------       --------
Operating loss..............................................        (112)          (149)          (109)
Interest expense, net.......................................          --             --             --
                                                                --------       --------       --------
Loss before income taxes....................................        (112)          (149)          (109)
Income tax benefit..........................................          47             69             51
                                                                --------       --------       --------
Net loss....................................................         (65)%          (80)%          (58)%
                                                                ========       ========       ========

  FISCAL YEAR ENDED DECEMBER 26, 1999, COMPARED TO FISCAL YEAR ENDED DECEMBER 27, 1998

     REVENUE


      Revenue was $26.8 million for fiscal 1999, compared to $14.2 million for fiscal 1998. The $12.6 million increase was primarily due to higher banner and sponsorship advertising volume. Advertising revenue accounted for 94% of the Digital group's total revenue for fiscal 1999, compared to 79% of revenue for fiscal 1998. Advertising revenue for fiscal 1999, increased 124% from fiscal 1998 due to increased advertising volume. Advertising rates were not increased during this period. Other revenue was 6% of total revenue for fiscal 1999, compared to 21% of total revenue for fiscal 1998. Other revenue for fiscal 1999 decreased 44% from fiscal 1998 primarily due to the discontinuation of NYTimes.com's international subscription fees in July 1998, and changes in the terms of the Digital group's contract with AOL in March 1999 which eliminated a $1.0 million annual license fee. Prior to March 1, 1999, the Digital group received a license fee for granting AOL the right to distribute the Digital group's proprietary content on the AOL network. Currently, the Digital group publishes news articles on co-branded webpages which can be accessed by users in the AOL Network and which contain advertisements sold by the Digital group.


     COSTS AND EXPENSES

      CONTENT AND DEVELOPMENT EXPENSES. Content and development expenses were $20.3 million, or 76% of revenue, for fiscal 1999, compared to $13.4 million, or 94% of revenue, for fiscal 1998. The $6.9 million increase was primarily due to increased compensation and related expenses of approximately $6.0 million, a portion of which resulted from the acquisition of Abuzz Technologies in July 1999, and increased systems and product development expenses of approximately $0.6 million. Content and development expenses included $5.0 million of fees, the minimum under the license agreement, for both fiscal 1999 and fiscal 1998.

      SALES AND MARKETING EXPENSES.  Sales and marketing expenses were
$15.8 million, or 59% of revenue, for fiscal 1999, compared to $8.2 million, or 58% of revenue, for fiscal 1998. The $7.6 million increase resulted primarily from increased sales staff and compensation expenses of approximately
$5.1 million and increased promotion expenses of approximately $1.6 million.

      GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were $16.1 million, or 60% of revenue, for fiscal 1999, compared to $12.6 million, or 89% of revenue, for fiscal 1998. The $3.5 million increase was primarily due to increased compensation and benefits expense, a portion of which resulted from the acquisition of Abuzz Technologies in July 1999. General and administrative expenses for fiscal 1999, included approximately $2.3 million of allocated expenses from the NYT group, compared to $1.5 million for fiscal 1998.

      DEPRECIATION AND AMORTIZATION EXPENSES. Depreciation and amortization expenses were $4.6 million, or 17% of revenue, for fiscal 1999, compared to $1.2 million, or 8% of revenue, for fiscal 1998. The $3.4 million increase was primarily due to the amortization expense related to the acquisition of Abuzz Technologies in July 1999.

     OPERATING LOSSES

      Operating losses were $30.0 million for fiscal 1999, compared to $21.2 million for fiscal 1998. The $8.8 million increase in operating losses was the result of increases in all categories of costs and expenses, which were partially offset by higher revenue.

72

     INCOME TAX BENEFIT

      Income tax benefit was $12.7 million for fiscal 1999, compared to $9.8 million for fiscal 1998. The $2.9 million increase resulted from increased operating losses.

     NET LOSSES

      Net losses were $17.4 million for fiscal 1999, compared to $11.3 million for fiscal 1998. The $6.1 million increase in net losses was due to increased operating losses, for the reasons discussed above, which were partially offset by the increased income tax benefit.

     EBITDA

      EBITDA was $(25.5) million for fiscal 1999, compared to $(20.0) million for fiscal 1998. This change resulted from increases in costs and expenses, partially offset by higher revenue.

  FISCAL YEAR ENDED DECEMBER 27, 1998, COMPARED TO FISCAL YEAR ENDED DECEMBER 28, 1997

     REVENUE


      Revenue was $14.2 million for fiscal 1998, compared to $10.1 million for fiscal 1997. The $4.1 million increase was primarily due to higher banner and sponsorship advertising volume. Advertising revenue accounted for 79% of the Digital group's total revenue for fiscal 1998 and 60% for fiscal 1997. Advertising revenue for fiscal 1998 increased 84% from fiscal 1997 due to increased advertising volume. Advertising rates were not increased during this period. Other revenue was 21% of total revenue for fiscal 1998 and 40% for fiscal 1997. Other revenue for fiscal 1998 declined 27% from fiscal 1997, primarily due to a $1.0 million decrease in the license fee received by the Digital group under its contract with AOL, and the discontinuation of NYTimes.com's international subscription fees in July 1998, partially offset by increased revenue from one retailer.


     COSTS AND EXPENSES

      CONTENT AND DEVELOPMENT EXPENSES. Content and development expenses were $13.4 million, or 94% of revenue, for fiscal 1998, compared to $11.8 million, or 117% of revenue, for fiscal 1997. The $1.6 million increase was primarily due to increased compensation expenses of approximately $0.9 million. Content and development expenses included $5.0 million of fees, the minimum under the license agreement, for both fiscal 1998 and fiscal 1997.

      SALES AND MARKETING EXPENSES.  Sales and marketing expenses were
$8.2 million, or 58% of revenue, for fiscal 1998, compared to $3.5 million, or 34% of revenue, for fiscal 1997. The $4.7 million increase was primarily due to increased sales force compensation costs of approximately $2.6 million related to an increased number of sales and sales support staff, and approximately $2.0 million of promotion expenses, including approximately $1.0 million for the launch of NYToday.com and approximately $0.7 million for the introduction of Yellow Pages on boston.com.


      GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were $12.6 million, or 89% of revenue, for fiscal 1998, compared to $5.4 million, or 53% of revenue, for fiscal 1997. The $7.2 million increase was primarily due to approximately $4.9 million of expenses for the launch of NYToday.com, including a one-time charge of approximately $0.8 million in connection with vacating NYToday.com's office space in order to consolidate New York operations in one location. General and administrative expenses also included approximately $1.5 million of allocated expenses for fiscal 1998, up from approximately $1.0 million for fiscal 1997. These expenses are allocated by the NYT group for services provided to the Digital group under the services agreement.

      DEPRECIATION AND AMORTIZATION EXPENSES. Depreciation and amortization expenses were $1.2 million, or 8% of revenue, for fiscal 1998, compared to $0.5 million, or 5% of revenue, for fiscal 1997. The $0.7 million increase was primarily due to an approximately $0.5 million write-off of leasehold improvements at the vacated NYToday.com office space.

     OPERATING LOSSES

      Operating losses were $21.2 million for fiscal 1998, compared to $11.1 million for fiscal 1997. The $10.1 million increase in operating losses was the result of increases in all categories of costs and expenses and a decrease in other revenue, which were partially offset by higher advertising revenue.

     INCOME TAX BENEFIT

      Income tax benefit was $9.8 million for fiscal 1998, compared to $5.2 million for fiscal 1997. The $4.6 million increase resulted from increased operating losses.

     NET LOSSES

      Net losses for fiscal 1998 were $11.3 million, compared to $5.9 million for fiscal 1997. The $5.4 million increase in net losses was due to increased operating losses, for the reasons discussed above, partially offset by the increased income tax benefit.

     EBITDA

      EBITDA was $(20.0) million for fiscal 1998, compared to $(10.6) million for fiscal 1997. This change was primarily due to increased costs and expenses, partially offset by increased revenue.

  LIQUIDITY AND CAPITAL RESOURCES


      The Digital group currently relies upon the Times Company for financing capital expenditures and cash required for operations. The NYT group funds the Digital group's cash disbursement accounts and sweeps the Digital group's cash receipts accounts on a daily basis. Cash generated by the NYT group and the Digital group has been and will continue to be managed centrally by the NYT group. As the group responsible for the Times Company's centralized, consolidated treasury function, the NYT group has a wide degree of discretion over the investment of surplus cash, and the issuance and repayment of short-term and long-term debt of the Times Company. The Digital group's liquidity could be adversely affected by the investment decisions made by the NYT group.



      The Times Company will make the $40 million in proceeds received upon the sale of the convertible subordinated notes and the net proceeds of the offering available to the Digital group as they are needed. Pending the Digital group's need for such funds, the Times Company has made the note proceeds and will make the offering proceeds available to the NYT group to repay outstanding debt. The Digital group will accrue interest income at the Times Company's short-term interest rate based on the amount of proceeds still available to the Digital group. After all proceeds from the sale of the convertible subordinated notes and of the offering have been expended, the Digital group's access to cash for future needs will be subject to the policies described under "--Tracking Stock Policy Statement and Capital Stock Committee." Under these policies, management of the Times Company could determine to fund the needs of the Digital group from the NYT group, or from borrowings from or the issuance of securities to third parties. Although the NYT group has no obligation to provide funds to the Digital group and the decision to do so is within the discretion of the Times Company's board of directors, or the capital stock committee acting on its behalf, it is our present intention that

74


the NYT group will continue to fund, if needed, the operations and cash flow needs of the Digital group through fiscal 2000.



      We have no current plans to effect a further offering of shares of Digital stock to the public after the initial public offering of Digital stock. However, we will continue to evaluate this in light of circumstances as they develop.


      Net cash used in operating activities was $15.1 million for fiscal 1999, compared to $8.6 million for fiscal 1998. The $6.5 million increase was primarily due to increased operating losses. Net cash used in investing activities was $5.3 million for fiscal 1999, compared to $2.8 million for fiscal 1998. The $2.5 million increase was primarily due to higher capital expenditures. Net cash provided by financing activities was $20.6 million for fiscal 1999, compared to $11.4 million for fiscal 1998. The $9.2 million increase is primarily due to financing from the NYT group.


      Capital expenditures for fiscal 1999, were $5.5 million. The Digital group expects capital expenditures to be between $20 million and $30 million in 2000. Principal planned capital projects include consolidating substantially all of Digital's technical infrastructure at one facility, providing sufficient capacity for current and projected user growth at its websites, and moving and expansion of the Digital group's headquarters in New York City. The amount and timing of capital expenditures will be within the discretion of management of the Digital group and it is ultimately up to the board of directors of the Times Company, or the capital stock committee acting on its behalf, to decide how to finance these expenditures.



      The Digital group's future cash requirements will depend on numerous factors, including:



     - the rate of market acceptance and growth of the Digital group's online offerings;



     - the ability of the Digital group to expand its customer base;


     - the cost of upgrades and purchases of new equipment; and

     - the level of expenditures for sales, marketing and advertising.

  SEASONALITY AND CYCLICAL FLUCTUATIONS


      For the periods covered by the financial statements of the Digital group included in this Proxy Statement, the Digital group's revenue has not been subject to seasonal fluctuations primarily due to rapid growth in revenue. In traditional media businesses, advertisers generally place fewer advertisements during the first and third calendar quarters of each year. We expect this pattern to affect the Digital group in the future. In addition, expenditures by advertisers tend to vary in cycles that reflect overall economic conditions as well as budgeting and buying patterns.


  YEAR 2000


      The Digital group has completed implementation of its year 2000 remediation plan on a timely basis, and such remediation plan as implemented addresses all mission critical systems. We are not aware of any adverse effects of year 2000 issues on the Digital group, including its systems and operations.

BUSINESS OF THE DIGITAL GROUP


   INDUSTRY BACKGROUND

     The Internet is a significant global communications medium, enabling millions of people to share information and conduct business electronically, and providing advertisers and merchants with an attractive means of marketing and selling their products and services. International Data Corporation, a leading industry research company, estimates that the number of Internet users worldwide will grow from approximately 196 million at the end of 1999 to approximately
502 million at the end of 2003, a compound annual growth rate of approximately 27%. Major factors driving this growth include the increasing number of personal computers in homes and offices, the ease, speed and lower cost of Internet access and improvements in network infrastructure.

      As the Internet grows, its value to advertisers and merchants can be expected to increase as a result of:

     - the attractive demographic profile of Internet users;

     - the interactive nature of the medium;

     - the ability to direct offerings to targeted user groups;

     - the ability to efficiently measure the success of targeted advertising;
       and

     - the escalating value of goods and services sold online.

     ADVERTISING AND COMMERCE

      We believe the Internet has the potential to allow advertisers to build valuable customer relationships through targeted advertising and sales campaigns. Forrester Research, a leading industry research company, estimates worldwide advertising spending on the Internet exceeded $3.3 billion in 1999 and will reach more than $33.0 billion by 2003, a compound annual growth rate of approximately 86%. We believe advertisers will continue to pay a premium for targeted access to affluent users, and that sources of this access are currently limited.

      The Internet also provides an efficient means for merchants to sell their products and services directly to consumers. Internet transactions are expected to increase as online transaction processing technology improves, consumers become more accustomed to purchasing online and fulfillment systems become more reliable. International Data Corporation estimates that the total value of products and services sold over the Internet will increase from approximately $111.4 billion in 1999 to approximately $1.3 trillion in 2003, a compound annual growth rate of approximately 85%. We expect merchants will also pay a premium for targeted access to affluent users.

     CONTENT

      We expect people increasingly to rely on the Internet as an important source of news and information. The Internet provides an efficient medium for the delivery of continuously updated original content and, we believe, is becoming an important means by which individuals share opinions and ideas. Although content providers can reach large audiences through traditional media, their distribution is often limited by geography and they do not provide for interaction among the information providers and members of the audience. By comparison, the Internet allows users to rapidly access, search and interact with a rich repository of content, regardless of location. The Internet also permits users to interact with each other and with the information provider. As a result, numerous
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76

traditional information sources, such as newspapers, magazines and broadcasters, are turning to the Internet to meet their audiences' demand for timely and relevant information and for interactivity.

     UTILITY

      International Data Corporation estimates that on average 4.2 million new web pages will be added to the Internet every day during 2000. As the Internet grows, people using conventional search and directory products are finding that locating a useful and authoritative source of information is increasingly difficult. While better and faster search engines begin to address this difficulty, we believe the promise of the Internet will only be fulfilled through the emergence of branded destinations that are authoritative and trusted sources of relevant information, products and services. We also believe that more direct and personal means of interacting will improve the utility of these sources. In this regard, a new class of applications has emerged that allows Internet users to tap the subjective knowledge of the online community thereby encouraging greater usage. This will, in turn, make the Internet more useful to consumers and valuable to advertisers and e-commerce merchants.


   THE DIGITAL GROUP'S ADVANTAGE



     The Digital group is a leading online provider of quality news, information and community through its network of branded websites, the flagship of which is NYTimes.com. The Digital group targets what it refers to as the quality audience, a worldwide audience of highly educated and affluent individuals who are united by shared values and interests. The Digital group offers advertisers the ability to precisely target the quality audience at premium rates.



      We believe that the content provided on and the rates of usage experienced by, the Digital group's websites make them attractive to advertisers and e-commerce merchants from whom we earn revenue. The Digital group's websites attracted in excess of 138 million page views in December 1999. In that month, NYTimes.com had approximately 90.7 million page views, and, according to Media Metrix, the average NYTimes.com user spent 36.4 minutes on the site. NYTimes.com has over 10 million unique registered users, and is currently adding approximately 300,000 new registered users per month (registration is free of charge; to avoid double counting, these figures exclude multiple registrations from the same e-mail address). NYToday.com, a daily guide to life in New York City, and The New York Times Learning Network, a key Internet resource for teachers, parents and students, are each brand extensions created by NYTimes.com. Boston.com was one of the most visited regional portals in the United States in the fourth quarter of 1999, according to Media Metrix. GolfDigest.com and WineToday.com, two special interest sites, offer news and features designed to attract users in the lucrative golf and wine markets. The Digital group's proprietary ABUZZ technology, deployed on abuzz.com and on each of the websites across the network, facilitates interaction and fosters community among users.


     QUALITY AUDIENCE


      The Digital group directs its Internet offerings to what it believes is one of the most valuable user bases on the Internet: the quality audience. Drawing upon extensive research conducted by THE NEW YORK TIMES to understand its potential audience, we define the quality audience by a set of behavioral attributes. These include a respect for knowledge and lifelong learning, a global perspective on news and finance, a curiosity about science and technology, a love of travel and an appreciation for culture and the arts. This audience has an affinity for other like-minded individuals based not on geography but on shared values and interests. This research estimates that 40 million adults in the United States share these attributes, and we believe there are significantly more worldwide. While the

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                                                                              77


Digital group targets the quality audience in the United States and abroad, we believe the Digital group's websites appeal to a much broader audience.



      Although the quality audience is not defined by rigid demographic criteria, its members tend to be affluent and highly educated. For example, according to data contained in @plan's Winter 2000 Release, a NYTimes.com registered user is 65% more likely than the average United States Internet user to have an annual income in excess of $150,000 and 62% more likely to have a post-graduate degree. As THE NEW YORK TIMES has demonstrated over many years, advertisers value the quality audience and are willing to pay premium prices to reach it. The Digital group offers advertisers and e-commerce merchants the ability to precisely target advertiser-defined subsets of this quality audience.


     QUALITY BRANDS


      The Digital group brings to the Internet established and powerful brands that are leaders in their respective categories and target demographics. Our brands, THE NEW YORK TIMES, THE BOSTON GLOBE and GOLF DIGEST, have been built through decades of investment and promotion, and each will continue to be supported by the NYT group's reporters, editors and infrastructure. The Digital group is building and extending these print brands into well-recognized Internet brands.



      The powerful draw of the Digital group's brands is demonstrated by its flagship website, NYTimes.com. THE NEW YORK TIMES is among the best-known and most widely respected news and information brands in the world. THE NEW YORK TIMES has won 79 Pulitzer Prizes, far more than any other publication. We believe no other publication can match the quality audience which turns to THE NEW YORK TIMES daily for information. With limited promotion by the Digital group, the powerful NEW YORK TIMES brand has attracted over 10 million unique registered users to NYTimes.com, with new registrations currently approximating 300,000 users per month.


     QUALITY CONTENT


      The Digital group believes that the most effective way to attract and retain the quality audience is to offer dynamic, quality content, adapted and customized for Internet use. The Digital group draws upon the extensive content creating capabilities of the NYT group for quality news and information over a wide range of general and special interest areas. For example, the THE NEW YORK TIMES's newsroom employs approximately 1,300 full-time editors, reporters and other staff, and THE BOSTON GLOBE's newsroom employs approximately 525. The Digital Group also has the right to offer on the Internet the extensive text and photo archives of the NYT group's publications.



      The Digital group's newsrooms are staffed with 82 full-time employees who edit and customize this content for its online audience. The Digital group exploits the flexibility of the Internet to enhance the material with additional text and photos, as well as video and audio content, and updates breaking news throughout the day. For example, in special interest areas, such as golf and wine, prominent personalities and leading experts generate original content and interact with users.


     QUALITY NETWORK


      The Digital group is using its valuable assets to build and sustain a quality network. These assets include not only respected brands and content, but sophisticated technologies that can lead the quality audience to coalesce into a true online community. We believe ABUZZ technology, a natural language question and answer service and profiling application designed to connect users with questions to users likely to have answers to those questions, will be an important unifying element of the Digital group's network of owned and affiliated websites and its quality audience. In addition, the Digital group

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78


intends to deploy a toolbar that will enable users to easily navigate across its network of websites and an instant messenger product that will enable users to communicate with each other and to receive news updates in subject areas of their choosing. By facilitating user interaction across the websites, these applications will foster the community building potential of the quality network. This in turn should enhance the Digital group's ability to collect more detailed information in its database and to offer more precise targeting opportunities to advertisers and e-commerce merchants.



      The Digital group intends to expand its current network of websites by entering into relationships with third party websites whose content complements the Digital group's owned and operated websites. The Digital group believes that offering access to complementary sites will better serve the quality audience and result in increased traffic and advertising opportunities for the Digital group's owned and operated websites.



     RELATIONSHIP WITH THE NYT GROUP



      The Digital group benefits from its relationship with the NYT group in many ways beyond having Internet rights to the NYT group's powerful print brands and quality content. Augmenting the Digital group's own 88 person full-time sales force are the large and successful advertising sales forces of the NYT group's publications. The NYT group's sales forces receive commissions for sales of the Digital group's online advertising inventory. The NYT group has established strong relationships with high-end advertisers who are increasingly turning to the Internet for advertising opportunities. The classified advertising operations of THE NEW YORK TIMES and THE BOSTON GLOBE provide the Digital group with additional content and revenue opportunities.



      The NYT group has provided the Digital group with $30 million in credits for advertising in the NYT group's publications to be used by the Digital group as consideration to effect strategic alliances, investments and acquisitions.



      As a division of the Times Company, the Digital group benefits from the greater purchasing power of the Times Company, and will not need to make significant investments in building its own treasury, accounting, human resource and legal capabilities.



   THE DIGITAL GROUP'S STRATEGY



     The Digital group's objective is to be the Internet's quality network by attracting and retaining the quality audience, serving more of the information needs of this audience and fostering community building within it. We believe that the Digital group will continue to be a preferred means for advertisers and merchants to reach this audience.



      The Digital group's strategy to achieve this objective includes the following key elements:


     EXPAND ITS USER BASE


      INCREASE ADVERTISING AND PROMOTION. The Digital group intends to launch an extensive media campaign promoting its brands. Despite limited promotion by the Digital group, its websites recorded more than 138 million page views in December 1999. We expect that an aggressive marketing and distribution program will result in greater penetration of the quality audience and an increased user base.



      POSITION THE BRANDS. The Digital group intends to differentiate its online brands by emphasizing the distinctive and enhanced elements of its online offerings to potential users. For example, NYTimes.com will emphasize its greatly expanded continuous news presence and special features like

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the daily "Political Points" live webcast featuring political campaign news and interviews provided in combination with ABC News. GolfDigest.com will build its brand on the personalization capabilities of its newly redesigned website.



      EXTEND EXISTING BRANDS. The Digital group intends to continue to develop valuable Internet brands from its current portfolio as well as from other the NYT group's assets. Boston.com, NYToday.com, and WineToday.com were all new brands developed specifically for the Internet by leveraging existing the NYT group's assets.


     DEEPEN THE USER RELATIONSHIP


      ADAPT THE NYT GROUP CONTENT FOR INTERNET USERS. The Digital group intends to use the capabilities of the Internet to adapt and improve the NYT group's content to better serve the needs of the quality audience. In this way, the Digital group strives to increase the usage of its websites by its users. The Digital group is making significant investments that will strengthen its ability to edit, supplement and enhance the content, as well as to generate original material. For example, NYTimes.com intends to expand its coverage in its popular technology, business and books categories. The Digital group intends to offer users the ability to personalize the manner in which they access the content of the websites.



      BUILD COMMUNITY. The Digital group intends to continue to offer applications designed to facilitate interaction and build community among its users. The ABUZZ application connects users with questions to users likely to have answers, resulting in valuable content that is made available to all users of the Digital group's websites. By allowing the Digital group users to share information with one another, ABUZZ helps bind the Digital group's audience together. In addition, the Digital group intends to expand its forums, which will allow users to post comments in response to articles and features, and to introduce applications to enable users to easily navigate its network, communicate with each other and receive news updates in subject areas of their choosing. These applications deepen the relationship users have with the Digital group and with one another, encouraging them to spend more time on the Digital group's websites.



      BUILD STRATEGIC ALLIANCES AND EXPLORE ACQUISITIONS. The Digital group intends to pursue strategic alliances and possible acquisitions of entities offering high quality content or applications which will enhance its quality network. Alliances, such as the Digital group's joint newsroom with TheStreet.com and its joint production of the "Political Points" live webcast with ABC News, provide an efficient means for the Digital group to quickly and effectively expand the breadth and depth of its network offerings, thereby lengthening the time users spend on the network's websites. The Digital group intends to use its $30 million advertising credit from the NYT group, together with a portion of the net proceeds of the offering, as consideration to effect strategic alliances, investments and acquisitions.


     REALIZE THE VALUE OF THE NETWORK


      INCREASE VALUE OF ADVERTISING INVENTORY. The Digital group seeks to deliver advertisements to a more highly targeted audience, resulting in more effective advertising campaigns and enabling the Digital group to charge higher rates. As the Digital group's audience increases in size and spends more time on the Digital group's quality network, the Digital group will have greater opportunities to assemble more detailed demographic and usage information in its database and offer even more precise targeting opportunities to advertisers and e-commerce merchants. The Digital group intends to enhance its targeting capabilities through continued investment in sophisticated technology. Furthermore, we

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80


believe that as the Digital group increases the breadth of its sites' subject areas, such as wine, books, golf and travel, the sale of targeted advertising will increase.



      DIVERSIFY REVENUE STREAMS. The Digital group offers advertisers and merchants many diverse ways of accessing its audience. The Digital group intends to complement traditional advertising revenue with revenue from e-mail based permission marketing; commissions on merchants' e-commerce sales; broader e-commerce relationships, such as WineToday.com's relationship with Wineshopper.com; and online classified advertising. The Digital group also believes there may be opportunities to expand the online sales of the NYT group's archived text and photos as well as various other products.



      MAXIMIZE VALUE OF RELATIONSHIP WITH THE NYT GROUP. The Digital group intends to take steps to further benefit from its relationship with the NYT group. The Digital group will continue to offer incentives to the NYT group's advertising sales force to sell online advertising, promote the Digital group's brands in the NYT group's publications and explore opportunities to build valuable online brands from the NYT group's existing assets.



   THE DIGITAL GROUP'S BUSINESS MODEL



     Access to the Digital group's websites is offered free of charge. The Digital group's business model is based on the following revenue streams:


     HIGH VALUE TARGETED ADVERTISING AND SPONSORSHIPS


      Advertising opportunities range from simple static banners that appear at the top and bottom of a web page to more complex advertisements that use animation and allow users to interact with the advertisements. Sponsorship opportunities include branding efforts, promotions, direct response campaigns and links to commercial sites. With its custom targeting and advertisement delivery solutions, the Digital group is able to target advertising on NYTimes.com based on demographics such as age, gender, geographic location, interests and avocations, and prior activity on NYTimes.com. A limited degree of targeting based on usage and voluntary registration is also offered by the Digital group's other websites.


     E-COMMERCE AFFILIATIONS


      The Digital group's websites offer valuable positioning placements for e-commerce merchants. The Digital group receives fees for these links and advertisements, and generally receives a share of the revenue from sales to users of the Digital group sites. We believe that the Digital group's special interest areas across the network, such as wine, golf, books and travel, will continue to be particularly attractive to e-commerce merchants.


     CLASSIFIEDS


      The Digital group has the exclusive online distribution rights for the classified listings of THE NEW YORK TIMES and THE BOSTON GLOBE, as well as all direct and ancillary revenue attributed to the placement of classifieds online. The Digital group benefits from the sophisticated classified systems in place at both newspapers. When classified advertisers place an order with either of the newspapers, they are given the opportunity to place their listings online for an additional charge. In addition, THE NEW YORK TIMES's call center has the ability to take online-only classified listings. The Digital group is also benefitting from the productive classified advertising sales teams and the extensive classified advertising agency relationships that exist at both THE NEW YORK TIMES and THE BOSTON GLOBE. The print sales teams can offer an array of valuable online classified products and services to their existing client

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base. To motivate the print sales teams to make online classified sales, the
Digital group pays commissions on these sales.


     E-MAIL BASED PERMISSION MARKETING


      Advertisers pay the Digital group to deliver their messages directly through e-mail. We believe e-mail marketing delivers high response rates and high returns on investment for direct marketers. Through its database marketing model, the Digital group is positioned to benefit from the rapid growth of direct marketing on the Internet, a category we expect to become a significant portion of Internet advertisement spending. At the point of registration on NYTimes.com, users are asked if they would like to receive editorial messages from the Digital group and marketing messages from NYTimes.com's advertisers. Approximately 58% of NYTimes.com's registered users agree to receive editorial messages, which contain advertising, and approximately 21% agree to receive advertisers' messages. The Digital group protects the privacy of its users and does not provide their e-mail addresses to advertisers. Users will not receive editorial or marketing messages unless they so choose.


     ARCHIVE SALES


      The Digital group manages the NYT group's existing business of selling electronic access to the text archives of THE NEW YORK TIMES and THE BOSTON GLOBE in the business market through resellers such as Lexis/Nexis and Dow Jones Business Information Services. The Digital group receives a management fee from the NYT group equal to 5% of these archive sales. In addition, the Digital group receives revenue from its own sale and delivery of electronic access to the NYT group's extensive text and photo archives.


     OTHER


      The Digital group also earns revenue from several other sources, including the sale of branded products online and subscription fees for NYTimes.com's crossword puzzles.



   THE DIGITAL NETWORK WEBSITES



     The following describes the Digital group's websites.


                                           Exclusive Internet access to the complete contents of THE
         [LOGO]                            NEW YORK TIMES, plus enhanced features, regularly updated
                                           breaking news and The New York Times Learning Network

                                           Information concerning life in New York City, including
         [LOGO]                            neighborhood news, classifieds and entertainment and
                                           restaurant reviews and listings

                                           Information concerning Boston and New England and
         [LOGO]                            featuring exclusive Internet access to the complete
                                           contents of THE BOSTON GLOBE

                                           News and information about wine, including a searchable
         [LOGO]                            database containing expert tastings of over 5,000 wines
                                           from around the world

                                           News, features and instructional information for golfers
         [LOGO]                            featuring exclusive Internet access to the complete
                                           contents of GOLF DIGEST, GOLF WORLD and GOLF DIGEST WOMAN

                                           Community-building question and answer website featuring
         [LOGO]                            the ABUZZ technology

82


     RECENT DIGITAL WEBSITE STATISTICS



      The following table presents the page views, visits and average minutes per visit for each of the Digital group's websites for the periods indicated. A "page view" represents a user accessing a single page of a website. A "visit" represents a user accessing the website regardless of the number of page views. The "average minutes per visitor" represents the average total number of minutes spent on the site during the period by each visitor. The data on page views and visits have been developed by the Digital group. The data on average minutes per visitor have been provided by Media Metrix for NYTimes.com and boston.com, but are not available for the Digital group's other websites.


                                          SEPTEMBER 1999   OCTOBER 1999   NOVEMBER 1999   DECEMBER 1999
                                          --------------   ------------   -------------   -------------
                                                         (IN THOUSANDS, EXCEPT MINUTES)
Page views
  NYTimes.com...........................       92,368          90,689         91,630          90,731
  NYToday.com...........................        3,991           4,237          3,872           3,704
  boston.com............................       37,092          37,966         34,641          43,000
  WineToday.com.........................          384             665            555             690
  GolfDigest.com........................          542             551            577             578
                                              -------         -------        -------         -------
      Total.............................      134,377         134,108        131,275         138,703
                                              =======         =======        =======         =======
Visits
  NYTimes.com...........................       13,318          15,233         14,683          14,428
  NYToday.com...........................          563             585            785             940
  boston.com............................        5,429           5,685          5,535           5,769
  WineToday.com.........................          142             190            160             174
  GolfDigest.com........................          143             151            156             170
                                              -------         -------        -------         -------
      Total.............................       19,595          21,844         21,319          21,481
                                              =======         =======        =======         =======
Average minutes per visitor
  NYTimes.com...........................         19.4            21.6           23.1            36.4
  boston.com............................         11.2            10.2           12.1             8.0

     NYTIMES.COM

      With over 10 million unique registered users, NYTimes.com has the largest registered database of any news and information service on the Internet. NYTimes.com contains the complete daily and Sunday contents of THE NEW YORK TIMES, as well as news updates throughout the day and additional high quality material, particularly in the areas of technology and books. NYTimes.com takes full advantage of the online medium, enhancing important news articles with audio or video and providing other web-exclusive features. In the books section, users can enjoy audio interviews with and readings by dozens of authors, browse the first chapters of hundreds of books, and read virtually any book review printed by THE NEW YORK TIMES in the last two decades. In the technology section, a team of columnists and reporters creates a technology report that appears exclusively on NYTimes.com.


      Users can download articles of interest from the vast archives of THE NEW YORK TIMES for a fee. NYTimes.com also includes The New York Times Learning Network, a key Internet resource for teachers, parents and students in grades 3-12. Major advertisers on the site, and the percentage of the site's fiscal 1999 revenue provided by these advertisers, include Hewlett-Packard (3.8%), Compaq (3.4%), IBM (2.0%), Microsoft (1.8%), and Ford (1.4%). These advertisers, like most advertisers on the Digital group's websites, purchase advertising under agreements that run for a limited time and can be terminated by the advertiser with little notice and no penalty.

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                                                                              83


      NYTimes.com is offered free of charge to registered users. To register, a user must provide the Digital group with his or her age range, gender, zip code and e-mail address. In addition, users are asked whether they choose to receive by e-mail editorial messages from the Digital group and marketing messages from advertisers and are asked (but not required) to provide their annual net income range. In addition, the Decision Support System collects further data regarding a user upon each visit to the website. See "Decision Support System" for a more detailed description of the Decision Support System. Within clearly articulated privacy constraints, the Digital group utilizes this information to offer advertisers and e-commerce merchants the opportunity to specifically target selected sub-groups of the user base. For example, an advertiser may wish to limit its message to residents of specific zip codes, specific age groups or other groups. Approximately 75% of advertisers use targeted advertising capabilities.


      According to data contained in @plan's Winter 2000 Release, compared to the average United States Internet user, a NYTimes.com user is:

     - 65% more likely to earn in excess of $150,000 per year;

     - 62% more likely to have a post-graduate degree;

     - 39% more likely to have purchased online in the last 30 days; and

     - 48% more likely to have been online every day in the last 30 days.

     NYTODAY.COM


      NYToday.com is a daily guide to life in New York City that is of interest to both residents and visitors. The website's focus is arts and entertainment, restaurants, classifieds and neighborhood news and information. The Digital group is expanding the site to emphasize news and features about the city and region, and offer an expanded real estate section.


      The site currently features a searchable database of over five years of restaurant reviews from THE NEW YORK TIMES, plus more than 1,500 restaurant write-ups by THE NEW YORK TIMES's current and former critics Ruth Reichl, William Grimes and Eric Asimov that appear exclusively on NYToday.com, with new restaurants added monthly. The movies, theater, television, nightlife, art and sports sections offer previews of hundreds of events each week, along with reviews and features by THE NEW YORK TIMES's critics and reporters. News from THE NEW YORK TIMES about the entire New York region appears daily. A hotel guide offers reviews of approximately 250 hotels in the city, while the Getaways section features content from the THE NEW YORK TIMES's Travel section and an extensive database on travel in the Mid-Atlantic region and New England.


      The Real Estate, Automotive and Help Wanted Classifieds from THE NEW YORK TIMES, along with online-only classifieds, run on NYToday.com. Advertisers can buy banner and other forms of display ads, as well as listings in the site's Marketplace section to promote sales and special events. NYToday.com offers users online shopping and home-delivery services through partnerships with providers. The ABUZZ application has been available on this site since September 1999 allowing users to interact with each other. Major advertisers on the site, and the percentage of the site's fiscal 1999 revenue, include J&R Music (6.8%), and real estate brokers Brown Harris Stevens (1.6%) and Douglas Elliman.com (1.0%). These advertisers, like most advertisers on the Digital group's websites, purchase advertising under agreements that run for a limited time and can be terminated by the advertiser with little notice and no penalty.

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84

      According to data contained in @plan's Winter 2000 Release, compared to the average United States Internet user, a NYToday.com's user is:

     - 30% more likely to earn in excess of $150,000 per year;

     - 29% more likely to have a post-graduate degree;

     - 37% more likely to have purchased online in the last 30 days; and

     - 72% more likely to have been online every day in the last 30 days.

     BOSTON.COM

      Boston.com is a regional portal for New England anchored by the complete daily content of THE BOSTON GLOBE. Boston.com is updated continuously throughout the day with breaking news, and current traffic and weather reports. Launched in October 1995, the site presents comprehensive information about arts, entertainment, travel and shopping in New England. The site also features exclusive content from other respected New England media and institutions, including BOSTON MAGAZINE, the Boston Museum of Fine Arts, and New England Cable News.

      According to Media Metrix, boston.com was one of the most visited regional portals in the United States in the third quarter of 1999 and had a reach during that quarter of nearly 21%. For this purpose, reach is defined by Media Metrix as the percentage of Internet users in the Boston market that viewed the site in any given month during a specified quarter.

      Boston.com enhances its offerings with features such as local auctions and an MP3 site where more than 400 local bands have uploaded clips of their music. The ABUZZ application has been available on the site since September 1999, allowing users to interact with each other. The most recent addition to boston.com's content offerings is Digitalmass.com, a site dedicated to coverage of New England's vibrant Internet industry.

      The site includes online classifieds from THE BOSTON GLOBE and exclusive online listings in the automotive, real estate and help wanted areas. Help Wanted listings from THE BOSTON GLOBE are posted on boston.com for an additional fee paid by the advertiser. In addition, boston.com sells online-only postings.


      Boston.com offers customizable sponsorship packages with options such as fixed positioning in targeted sections, banner advertisements, e-mail advertising and contests. Major advertisers on the site, and the percentage of the site's fiscal 1999 revenue provided by these advertisers, include FleetBoston (3.9%), AltaVista (2.7%), Fidelity Investments (2.1%) and Travelscape.com (1.9%). These advertisers, like most advertisers on the Digital group's websites, purchase advertising under agreements that run for a limited time and can be terminated by the advertiser with little notice and no penalty.


      According to data contained in @plan's Winter 2000 Release, compared to the average United States Internet user, a boston.com user is:

     - 14% more likely to earn in excess of $150,000 per year;

     - 33% more likely to have a post-graduate degree;

     - 39% more likely to have purchased online in the last 30 days; and

     - 39% more likely to have been online every day in the last 30 days.

     WINETODAY.COM

      WineToday.com, an international wine site, is published in Santa Rosa, California, in the heart of the Northern California wine country. Founded in 1998 by THE PRESS DEMOCRAT, a regional newspaper published by the NYT group, the site features consumer and industry news from wine regions around the world, stories on wineries and industry personalities, a database of more than 1,400 wineries, expert tastings of more than 5,000 domestic and foreign wines and a listing of almost 1,000 wine events. The site also features prominent wine writers, including THE NEW YORK TIMES's Frank Prial, wine author Oz Clarke and Italian wine authority Burton Anderson. Users of this site can read reviews of wine and wineries and search for wines using a number of qualifications, including price, star rating, varietal and specific taste attributes. WineToday.com also features WineSleuth, which sends e-mail to 5,000 registrants who want to be notified when certain wines have been tasted and reviewed.


      WineToday.com provides advertising and e-commerce opportunities for wine, wine related items, luxury goods, food and travel. Commencing in the second quarter of 2000, users will be able to buy many of the wines reviewed on the site through a strategic partnership with WineShopper.com, a business which relies on state-licensed wine wholesalers to deliver wines throughout the United States. Although currently WineToday.com is available without mandatory registration, the website has a voluntary registration process which has collected more than 20,000 unique user profiles. The ABUZZ application has been offered on this site since September 1999, allowing registered users to ask and answer questions of their fellow wine enthusiasts. Major advertisers on the site, and the percentage of the site's fiscal 1999 revenue provided by these advertisers, include Wine.com (16.8%), WineBins.com (8.4%) and Veuve Clicquot (2.3%). These advertisers, like most advertisers in the Digital group's websites, purchase advertising under agreements that run for a limited time and can be terminated by the advertiser with little notice and no penalty.


     GOLFDIGEST.COM

      GolfDigest.com seeks to become the Internet's premier golf destination. GOLF DIGEST, the NYT group's related print publication, had an average 1999 circulation of approximately 1,550,000, the largest of any golf magazine in the world. GolfDigest.com is focused on helping golfers to improve their game and golf enthusiasts to enjoy the sport through integrated content, community and commerce. Articles and features follow professional golf events, provide golf tutorials, discuss equipment innovations and provide other information of interest to the golf enthusiast. The site publishes the complete contents from GOLF DIGEST, GOLF WORLD, and GOLF DIGEST WOMAN magazines. The site also includes original material created by GolfDigest.com, user generated content from chats and forums and licensed third-party content. Tool-oriented content will be highlighted by GOLF DIGEST's famous 'Places to Play' Golf Course Guide's directory of 7,000 courses indexed in a searchable database.

      The site provides advertising and e-commerce opportunities for golf equipment or golf travel. The site intends to partner with leading Internet retailers in the golf industry for brand-name equipment and apparel sales. Additionally, GolfDigest.com intends to employ incentive-based registration as a means to build relationships with its users. The site is designed to be custom fit to each golfer's game. Advanced content customization and product placement engines work in tandem to deliver content and products based upon a golfer's ability, special interests, trouble shots and geography.

      GolfDigest.com was fully redesigned and publicly relaunched in February 2000.

86

     ABUZZ.COM


      Abuzz.com, launched on January 19, 2000, is a sophisticated natural language question and answer website targeted at the quality audience. Users can ask questions in a variety of subject areas, which are then automatically routed to other users who the software determines will be best able to answer them. Questions and answers are archived and can be accessed by all users. Abuzz.com contains links to the Digital group's other websites and serves as a central repository for the archived questions and answers from the ABUZZ application on those other sites. We believe new users will be attracted to abuzz.com by the opportunity to ask and answer questions of fellow users, to tap the subjective knowledge of the Digital group's audience and to research the archives of previously asked and answered questions.


   ABUZZ TECHNOLOGIES


     The Times Company acquired Abuzz Technologies, Inc., a Cambridge, Massachusetts-based software development company, in July 1999 for approximately $5.0 million in cash and shares of common stock in a subsidiary of the Times Company having a value of approximately $25.0 million. Through Abuzz Technologies, the Digital group has developed innovative software applications that enable users of its websites to interact with each other. ABUZZ is a natural language question and answer service and profiling application designed to enable groups of people to manage and share knowledge not previously captured in written form. With its proprietary natural language processing and adaptive profiling technology, ABUZZ improves the process of asking and answering questions on the Internet and brings people with shared interests together. ABUZZ connects users with questions to other users who will likely be able to answer those questions. All questions and answers are routed through e-mail, the most widely used form of communication on the Internet.


      The ABUZZ application operates as follows:

     - ABUZZ users who wish to answer questions complete a profile that ABUZZ uses to determine which queries to route to them;

     - a user posts a question within specified subject matter circles on abuzz.com;

     - using a process that we refer to as adaptive routing, ABUZZ sends the question by e-mail to one or more registered users who ABUZZ determines are most likely able to answer the question;

     - all responders send answers directly by e-mail to the user who posted the question;

     - the user who posted the question can provide feedback to abuzz.com on the quality and utility of the responses; and

     - all questions and the answers are archived on abuzz.com and can be accessed by all users.


      Using a technique known as adaptive profiling, ABUZZ updates the profiles in its database based on the feedback that it receives from the persons sending the queries and from the responders. Through this profiling system, ABUZZ continually learns about its users and the knowledge they possess. The more users interact with each other, the better ABUZZ becomes at routing the right questions to the right people. The Digital group believes this interaction among its users will prove to be an appealing and low cost source of content to further attract users to its websites and keep them using the sites for larger periods. In addition, throughout the user's interaction with the application, the Digital group obtains information about the user that further enhances the Digital group's user database.

      In September 1999, the first release of ABUZZ was deployed on WineToday.com, The New York Times Learning Network, NYToday.com and boston.com. Each site had a single application of the ABUZZ software for its own audience base. In January 2000, the second release of ABUZZ was deployed on a stand-alone website, abuzz.com, and throughout the network. The third release, currently scheduled for Summer 2000, will enable users to interact with each other in ABUZZ directly from content pages on the Digital group's websites.


   DECISION SUPPORT SYSTEM


     NYTimes.com requires users to complete a simple one-time registration form that asks for general demographic information, such as his or her age range, gender, zip code and e-mail address. Some of the questionnaire is optional and the Digital group keeps all of the data confidential. These demographic data are collected and maintained by a proprietary system known as the Decision Support System which allows advertisers to deliver their messages to advertiser-defined user groups. When a user returns to NYTimes.com, the visit is recorded by Decision Support System. This system is distinct from pure cookie-based tracking in that the tracking relies on authentication tied to a user ID and password. By capturing information on its own servers, NYTimes.com has highly reliable data on every user of every page. It is able to add these data to the demographic information it has from the registration process. Decision Support System collects and stores data on each user's:


     - content behavior, including sections and pages viewed and time spent on each;

     - transactions; and

     - exposure to advertising and responses.


      For privacy purposes, all information is reported to advertisers in an aggregate form. The Digital group never reports individual personal data.


      Using the Decision Support System system, an advertiser with NYTimes.com can measure the response to its campaign, 24 hours-a-day and seven days-a-week, against various dimensions, including creative, demographic, advertisement position relative to content and user behavior. This real time understanding of user response to a campaign provides the opportunity to maximize the efficiency of the interactive medium and to adjust advertising campaigns as they continue to run.


   THE DIGITAL GROUP'S RELATIONSHIP WITH THE NYT GROUP



      The Digital group derives many benefits from its relationship with the NYT group, including the ability to use THE NEW YORK TIMES, THE BOSTON GLOBE and GOLF DIGEST brands; use content from the NYT group's publications; exploit cross-marketing and promotional opportunities; and take advantage of the Times Company's purchasing power in obtaining goods and services.



      We have implemented arrangements to permit the cross selling of advertising by both the NYT group and the Digital group advertising staffs. The advertising commission structure is designed to encourage the NYT group's print advertising sales teams to sell online advertising products to their clients. In addition, the Digital group and the NYT group have agreed to cross-promote each other's publications and websites at deeply discounted rates.



      We have also implemented arrangements in the form of a license agreement and a services agreement between the Digital group and the NYT group, and a tax sharing agreement between the Digital group and the Times Company. Although the licensing, service and tax sharing arrangements are in the form of agreements, the authority to change, amend or renew their terms, will be within the

88


sole control of our board of directors, or the capital stock committee acting on its behalf. Any dispute over the interpretation or enforcement of these agreements will be resolved by our board of directors, or the capital stock committee acting on its behalf, rather than through court proceedings or arbitration.



      The Times Company's minority equity interests in TheStreet.com, Classified Ventures, Inc., CareerPath.com, Inc. and Ovation, Inc. have been allocated to the NYT group. The minority interest in WineShopper.com has been allocated to the Digital group.


      See "--Inter-Group Relationships" for a more detailed description of the license agreement, services agreement, tax sharing agreement and other inter-group arrangements.

   TECHNOLOGY AND OPERATING SYSTEMS


     The Digital group's strategy is to fully exploit available technology and to expand and complement the content of print periodicals and newspapers. Accomplishing this will enable the Digital group to maximize the user's experience on the Internet and the value to advertisers and e-commerce merchants of the Digital group's websites.



      The Digital group has developed an expandable operations infrastructure using open standard hardware and software systems. The Digital group's network of sites is hosted on its servers which are co-located at Global Center, Inc. in New York City, at GTE in Cambridge, Massachusetts, at NaviSite, Inc. in Andover, Massachusetts and at Digital Nation in Reston, Virginia. The sites currently located at Digital Nation will be relocated to Global Center, Inc. in New York City. These data centers are designed to minimize failures by utilizing redundant equipment and connectivity paths.


   NEWS AND INFORMATION GATHERING


     Each of NYTimes.com, NYToday.com, boston.com, WineToday.com and GolfDigest.com operates its own newsroom, under the overall supervision of the Digital group. Content for the websites is obtained from THE NEW YORK TIMES, THE BOSTON GLOBE, GOLF DIGEST and other publications of the NYT group. In addition, each website generates its own content and obtains additional content from third party providers. The Digital group newsrooms utilize 82 full-time employees to produce, edit and publish content.


      NYTimes.com has entered into a joint venture with TheStreet.com under which the two operate a joint newsroom which provides continuously updated financial news throughout the day. The newsroom is under the direction of an editor selected by THE NEW YORK TIMES. The joint venture also provides for the linking of NYTimes.com and TheStreet.com. Political Points, a daily live webcast featuring political campaign news and interviews, appears on NYTimes.com and abcnews.com.

   ADVERTISING SALES AND MARKETING


     NYTimes.com, NYToday.com and boston.com have dedicated advertising sales people to sell advertising and e-commerce opportunities. Designated members of the NYTimes.com sales force sell advertising inventory on GolfDigest.com, WineToday.com and abuzz.com. In total, the Digital group employs 88 full-time advertising sales people in offices in New York City, Boston, Trumbull, Connecticut and Santa Rosa, California. The Digital group intends to open domestic sales offices in San Francisco and Chicago and a European sales office in either London or Paris in the near future.



      The Digital group has developed extensive sales and marketing programs designed to assist advertisers in reaching their audiences through distinctive and customizable programs. The Digital group sells display advertising in multiple formats, such as banners, sponsorship representations, buttons, text and graphical links and e-mail sponsorships, that allow users to link directly to the advertiser's own websites or to special promotional micro-sites created by the Digital group on behalf of its advertisers. In addition, advertising can be purchased on select sites or across the Digital group's entire network of sites. The Digital group believes that its focused and well-trained sales and marketing organization is important in attaining and maintaining premium advertising pricing and maximizing revenue.



      During the twelve months ended December 1999, no advertiser accounted for more than 5% of the Digital group's revenue.


   INTELLECTUAL PROPERTY


     The NYT group takes all appropriate steps to protect the trademarks and copyrights which it has licensed to the Digital group pursuant to the license agreement, including registering the trademarks with the United States Patent and Trademark Office and registering the copyrights with the United States Copyright Office.



      The Digital group takes all appropriate steps to protect its own trademarks, including registering these trademarks with the United States Patent and Trademark Office. In June 1999, Abuzz Technologies filed patent applications with the United States Patent and Trademark Office covering certain of the ABUZZ software. These applications, which were assigned to the Digital group in connection with its July 1999 acquisition of Abuzz Technologies, remain pending. The Digital group has no other patents or pending patent applications.



      The Digital group posts copyright notices on all of its websites. The Digital group intends to register its websites under rules recently issued by the United States Copyright Office.


   COMPETITION

     Competition among Internet sites is intense and is expected to increase significantly in the future. The market for Internet content providers is rapidly evolving and barriers to entry are low, enabling newcomers to launch competitive sites at relatively low cost.


      The Digital group competes with both traditional media and with two distinctly different sets of Internet businesses. The first category consists of those who, like the Digital group, have positioned their brands to attract an educated, affluent audience. The second category includes those companies that compete for broader audiences.



      In particular, the Digital group competes with the following types of companies:


     - websites offering general news and information, such as abcnews.com, washingtonpost.com, msnbc.com, cnn.com and usatoday.com, many of which are supported by print or broadcast news franchises;

     - websites offering regional and local information, such as citysearch.com and digitalcities.com;

     - websites in the wine and golf categories, such as golfmagazine.com, winespectator.com and wine.com, many of which are supported by print franchises;

     - websites offering classified advertisements, such as monster.com and autoweb.com;

     - websites offering question and answer applications, such as about.com and askjeeves.com;

     - mass-market Internet content aggregators, such as AOL, Microsoft and Yahoo!;

90

     - Internet directories, search engines and other sites that offer original editorial content; and

     - companies in the print, broadcast and cable industries.

      The primary competitive factors in attracting users are quality, reliability, brand recognition and the depth, breadth and presentation of content. The primary competitive factors in attracting advertisers are user demographics and volume, the ability to deliver interactive and focused advertising and cost effectiveness.


      The Digital group's success will depend on its ability to build the quality network that will attract and retain a large and loyal user base, and to offer access to such users to advertisers and e-commerce merchants. The Digital group's ability to successfully compete could be adversely affected by laws regulating, or consumer dissatisfaction with, the collection of demographic data regarding users.


   FACILITIES


     The Digital group's headquarters are located in New York City in leased office space. This facility also serves as the headquarters of NYTimes.com and NYToday.com. WineToday.com leases office space in Santa Rosa, California, boston.com leases office space in Boston, Massachusetts, and Abuzz Technologies leases office space in Cambridge, Massachusetts. GolfDigest.com leases office space in Trumbull, Connecticut from GOLF DIGEST magazine. The Digital group believes that its facilities are adequate for its current operations and that such space or suitable alternative space will continue to be available on reasonable commercial terms in the foreseeable future.


   EMPLOYEES


     As of December 31, 1999, the Digital group had 321 full-time employees, including 92 in web design and content development, 88 in advertising sales, 23 in marketing, 70 in technical development and operations and 48 in administration. The Digital group also uses independent contractors, freelance content providers and temporary employees. Reporters and producers of NYTimes.com and NYToday.com are represented by the Newspaper Guild of New York. The Digital group's contract with the Guild extends through March 31, 2003. The Digital group considers its relationship with the Guild and with its employees to be good.


   LEGAL PROCEEDINGS


     There are no legal proceedings to which the Times Company is a party pertaining to the business and operations of the Digital group, other than ordinary routine litigation that is incidental to the business of the Digital group and is not material to the business or financial statements of the Times Company or the Digital group.

INTER-GROUP RELATIONSHIPS

   RELATIONSHIP WITH THE NYT GROUP


     As a result of the Digital group's extensive business relationships with the NYT group, conflicts of interest will likely develop between the Digital group and the NYT group. In some cases decisions may favor the Digital group to the detriment of the NYT group. The Digital group and the NYT group engage in a variety of transactions in the ordinary course of their respective businesses and have entered into the inter-group agreements described below. An independent third party has not been retained to evaluate transactions between the NYT group and the Digital group. The terms of such arrangements might not be as favorable to one group as such group could obtain from an unrelated third party.



   LICENSE, TAX SHARING AND SERVICES



     We have determined to structure inter-group arrangements pertaining to the licensing of the trademarks and copyrights of the NYT group to the Digital group, the allocation of tax benefits and liabilities and the provision of services in the form of inter-group agreements. Although the licensing, service and tax sharing arrangements are in the form of agreements, the authority to change, amend or renew their terms, will be within the sole control of our board of directors, or the capital stock committee acting on its behalf. Further, any dispute over the interpretation or enforcement of these agreements will be resolved by our board of directors, or the capital stock committee acting on its behalf, rather than through court proceedings or arbitration. Nonetheless, it is our present intention that the NYT group and the Digital group will perform their obligations under these inter-group agreements in the same manner that they would perform obligations under contracts entered into with third parties.



     LICENSE ARRANGEMENT



      We have implemented inter-group licensing in the form of a license agreement pursuant to which the NYT group has granted the Digital group a 10-year license to use the trademarks and copyrights owned by the NYT group's publications including THE NEW YORK TIMES, THE BOSTON GLOBE and GOLF DIGEST. Under the license agreement, the Digital group will pay the NYT group an annual license fee equal to the greater of $5.0 million or the sum of:



     - 10% of the first $100 million of the Digital group's revenue;



     - 8% of the next $50 million of the Digital group's revenue;



     - 6% of the next $50 million of the Digital group's revenue; and



     - 5% of the Digital group's revenue above $200 million.



      The license agreement provides for the Digital group to have the exclusive use of the NYT group's trademarks and copyrights on the Internet except for:


     - the NYT group customer service sites;

     - the NYT group content republished in print publications by clients of the NYT group News Service which may appear on websites of those clients; and


     - Internet offerings that are developed by the NYT group and which the Digital group elects not to pursue.



      In addition, under the license agreement, the Digital group has the right to the trademarks and content of the NYT group's regional newspapers and broadcast properties. At the current time, however, the Digital group has elected not to exploit these Internet rights.

92

      The license agreement does not provide for automatic renewal. Upon the expiration of the license agreement, our board of directors, or the capital stock committee acting on its behalf, will determine whether to renew the license agreement and on what terms.


     TAX SHARING



      The Digital group's results are included in the consolidated federal income tax returns of the Times Company. The Times Company and the Digital group have entered into a tax sharing agreement, effective January 1, 2000, which provides that, if the Times Company so requests, the Digital group will include its operating results in any state, city or local combined or similar income or franchise tax return to be filed by the Times Company. Under the tax sharing agreement, the Digital group will be reimbursed quarterly by the Times Company for any tax benefits resulting from the inclusion of the Digital group in its consolidated federal income tax returns and any such state, city or local combined or similar returns, to the extent the Times Company is deemed able to utilize them under the tax sharing agreement. The Digital group will make quarterly payments to the Times Company for any tax liability of the Times Company resulting from the Digital group's inclusion in those returns.


     SERVICES




      The NYT group provides corporate support services to the Digital group under the terms set forth in a services agreement. The services agreement provides for these services to be charged to the Digital group based on the cost of providing these services. Where the services provided to the Digital group are identical to those provided to units of the NYT group, such as the payroll processing services provided by the NYT group's Shared Services Center, the services agreement provides for the Digital group's charges to be allocated on the same basis as all the units of the NYT group. The Digital group has the right under the services agreement to obtain services from third party vendors should it determine that to be advantageous.


TRACKING STOCK POLICY STATEMENT AND CAPITAL STOCK COMMITTEE

   TRACKING STOCK POLICY STATEMENT


     In connection with the issuance of Digital stock, we have adopted and intend to follow the tracking stock policies described below.


     POLICIES MAY BE MODIFIED OR RESCINDED AT ANY TIME

      Although we have no present intention to do so, the tracking stock policies may, at any time without the approval of our stockholders, be modified, suspended or rescinded, and additional policies may be adopted, or exceptions made to such policies in connection with particular facts and circumstances, all as the board of directors, or the capital stock committee acting on its behalf, may determine, consistent with its fiduciary duties to the Times Company and all of our common stockholders.

     ALLOCATION OF BUSINESS OPPORTUNITIES AND OPERATIONS


      The tracking stock policies provide that, to the extent not covered by the license agreement, any business conducted or proposed to be conducted by the Times Company that the board of directors, or the capital stock committee acting on its behalf, determines to be a commercial Internet business, will be allocated to the Digital group. To the extent any business or asset relating to the Digital group is acquired by the Times Company, the board of directors will arrange for an allocation of the same to the Digital group as soon as reasonably practicable at a price equivalent to the fair market value of such business or asset. These provisions of the tracking stock policies will not preclude the formation of commercially reasonable contracts or other arrangements between the NYT group and the Digital group for sales agency, resale, or any other arrangement with respect to businesses conducted by either the NYT group or the Digital group. Except as provided above, the board of directors may allocate business opportunities and operations to the NYT group or the Digital group as it considers in the best interests of the Times Company and all our stockholders.


     TREASURY AND CASH MANAGEMENT POLICIES


      The Times Company has provided all necessary funding for the operations and investments of the Digital group since its inception and such funding has been accounted for as capital contributions from the NYT group. Accordingly, no interest charges from the NYT group have been reflected in the accompanying combined financial statements. Surplus cash, transferred from the Digital group, has been accounted for as a return of capital.



      We will manage most treasury activities on a centralized, consolidated basis. These activities will include the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt and the issuance and repurchase of NYT stock and Digital stock. The Digital group will remit its cash receipts to the NYT group, and the NYT group will generally fund each group's cash disbursements, on a daily basis.



      After the date on which the Digital stock is first issued, the following will apply:



     - We will attribute each future incurrence or issuance of external debt or preferred stock, and the proceeds thereof, to the NYT group, except in cases where the board of directors determines otherwise. The board of directors, or the capital stock committee acting on its behalf, may determine from time to time to attribute an incurrence or issuance of debt or preferred stock, and the proceeds thereof, to the Digital group to the extent that the Times Company incurs or issues the debt or preferred stock for the benefit of the Digital group, but the board of directors will not be required to do so.



     - We will attribute each future issuance of NYT stock, and the proceeds thereof, to the NYT group. We may attribute any future issuance of Digital stock, and the proceeds thereof, to the Digital group or the NYT group in respect of its retained interest in the Digital group.



     - Dividends on NYT stock will be charged against the NYT group, and dividends on Digital stock will be charged against the Digital group. At the time of any dividend on Digital stock while the number of shares issuable with respect to the retained interest is greater than zero, we will attribute to the NYT group in proportion to its retained interest a corresponding amount in respect of the number of shares issuable with respect to the retained interest.



     - Repurchases of NYT stock will be charged against the NYT group. Repurchases of Digital stock may be charged either against the Digital group or the NYT group as determined by the board of directors in its sole discretion. If a repurchase of Digital stock is charged against the NYT group, the number of shares issuable with respect to the NYT group's retained interest in the Digital group will be increased by the number of shares so repurchased.

94


     - Whenever the Digital group holds cash (including the net proceeds of this offering), the Digital group will normally transfer that cash to the NYT group. Conversely, whenever the Digital group has a cash need, the NYT group will normally fund that cash need. However, the board of directors will retain ultimate authority at all times to determine, in its sole discretion, whether to provide any particular funds to either group and will not be obligated to do so.



     - We will account for all cash transfers from one group to or for the account of the other group, other than transfers in return for assets or services rendered or transfers in respect of the number of shares issuable with respect to the retained interest that correspond to dividends paid on Digital stock, as inter-group short-term loans unless:


       - The board of directors determines that a given transfer or type of transfer should be accounted for as a long-term loan;


       - The board of directors determines that a given transfer or type of transfer should be accounted for as a capital contribution by the NYT group to the Digital group increasing the number of shares issuable with respect to the NYT group's retained interest in the Digital group; or



       - The board of directors determines that a given transfer or type of transfer should be accounted for as a return of capital by the Digital group to the NYT group reducing the number of shares issuable with respect to the NYT group's retained interest in the Digital group.



       There are no specific criteria to determine when we will account for a cash transfer as a long-term loan, a capital contribution by the NYT group to the Digital group or a return of capital by the Digital group to the NYT group rather than an inter-group revolving credit advance. The board of directors, or the capital stock committee acting on its behalf, will make such a determination in the exercise of its business judgment at the time of such transfer based upon all relevant circumstances. Factors that the board of directors may consider include the current and projected capital structure of the NYT group and the Digital group; the financing needs and objectives of the recipient group; the availability, cost and time associated with alternative financing sources; and prevailing interest rates and general economic conditions.


     - Cash transfers accounted for as inter-group short-term loans will bear interest at the rate at which the Times Company could borrow such funds. In addition, any cash transfers accounted for as a long-term loan will have interest rates, amortization, maturity, redemption and other terms that reflect the then-prevailing terms on which the Times Company could borrow such funds.


     - Any cash transfer from the NYT group to the Digital group, or for its account, accounted for as a capital contribution will correspondingly increase the Digital group's equity account and the number of shares issuable with respect to the NYT group's retained interest in the Digital group by such number of shares of Digital stock that is equal to the amount of the cash transfer divided by the market value of the Digital stock on the day prior to such transfer. See Annex IV to this Proxy Statement, "Illustration of Certain Terms--Capital Transfers of Cash or Other Assets between the NYT Group and the Digital Group", for an illustration of this.



     - Any cash transfer from the Digital group to the NYT group, or for its account, accounted for as a return of capital will correspondingly reduce the Digital group's equity account and the number of shares issuable with respect to the NYT group's retained interest in the Digital group by such number of shares of Digital stock that is equal to the amount of the cash transfer divided by the market value of the Digital stock on the day prior to such transfer. See
       Annex IV to this Proxy Statement, "Illustration of Certain Terms--Capital Transfers of Cash or Other Assets between the NYT Group and the Digital Group", for an illustration of this.


     RELATIONSHIP BETWEEN GROUPS


      All material commercial transactions between the NYT group and the Digital group will be on terms comparable to those that could be obtained from an unrelated third party in an arm's-length negotiation and shall be subject to the review and approval of the capital stock committee. The tracking stock policies do not require that we obtain an independent appraisal of the fairness of these transactions.


  CAPITAL STOCK COMMITTEE

    The board of directors has, effective upon the consummation of this offering, established a committee of the board of directors known as the capital stock committee.


      This committee will initially consist of Henry B. Schacht, Chairman, John
F. Akers, Raul E.Cesan and Michael Golden. Although all our directors are legally obligated to serve the interests of all our stockholders, we intend that fifty percent of the directors on the capital stock committee will be elected by the holders of Class A stock and the holders of Digital stock. The board of directors has delegated to the capital stock committee the authority to, and the capital stock committee will, interpret, make determinations under, and oversee the implementation of, the tracking stock policies, including amendments, waivers or extensions of inter-group agreements. All material commercial transactions between the NYT group and the Digital group, including any transaction that results in a change in the NYT group's retained interest in the Digital group, will be on terms comparable to those that could be obtained from an unrelated third party in an arm's-length negotiation, and will be subject to the review and approval of the capital stock committee. In making any and all determinations, the board of directors, or the capital stock committee acting on its behalf, will act in good faith and in a manner consistent with its fiduciary duties to us and to all our common stockholders after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of our common stock, including the holders of Digital stock. The board of directors has also provided the capital stock committee with the authority to engage the services of accountants, investment bankers, appraisers, attorneys and other service providers to assist it in discharging its duties.


      The capital stock committee will have and may exercise such powers, authority and responsibilities as the board of directors may delegate in connection with the adoption of general policies governing the relationship between the business groups or otherwise, including:


     - the business and financial relationships between the NYT group and the Digital group;



     - dividends in respect of, and transactions in, shares of NYT stock or Digital stock; and



     - any other matters arising in connection with the relationships or transactions between the NYT group and the Digital group.

96

DESCRIPTION OF CAPITAL STOCK

  GENERAL


    Our current certificate of incorporation authorizes us to issue 300,000,000 shares of Class A stock, par value $0.10 per share; 847,158 shares of Class B stock, par value $0.10 per share; and 200,000 shares of serial preferred stock, par value $1.00 per share. As of April 6, 2000, we had issued and outstanding
           shares of Class A stock,        shares of Class B stock and no shares
of serial preferred stock.


      Before the offering, we will file an amended and restated certificate of incorporation, substantially in the form of Annex II to the Proxy Statement, which will amend and restate our current certificate of incorporation. This amended and restated certificate of incorporation will:

     - increase the number of authorized shares of common stock from 300,847,158
       to       ;

     - authorize the board of directors to issue common stock in three classes:

       -       shares of Class A stock;

       - 847,158 shares of Class B stock; and

       -       shares of Class C stock, par value $0.10 per share; and

     - specify the terms and provisions applicable to the Class C stock, and amend the terms and provisions applicable to the outstanding Class A stock and Class B stock.


      In this Proxy Statement, we refer to Class A stock and Class B stock as "NYT stock" and Class C stock as "Digital stock."



      We have allocated all our consolidated assets, liabilities, revenue, expenses and cash flow between the NYT group and the Digital group. The Digital group and the NYT group are each sometimes referred to as a group of the Times Company. In the future, we will publish separate financial statements of the Digital group as well as consolidated financial statements of the Times Company.



      Before the offering, the board of directors will designate the initial number of shares issuable with respect to the NYT group's retained interest in the Digital group. See "--The NYT Group's Retained Interest in the Digital Group" and "--Number of Shares of Digital Stock Issuable with Respect to the NYT Group's Retained Interest in the Digital Group" for additional information about the NYT group's retained interest in the Digital group and the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group.


      The board of directors will have the authority in its sole discretion to issue authorized but unissued shares of our capital stock from time to time for any proper corporate purpose. The board of directors will have the authority to do so without stockholder approval, except as provided by New York law or the rules and regulations of any securities exchange or automated quotation system on which any class of outstanding common stock may then be listed.

  TERMS USED IN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

    The following terms used in this Proxy Statement have the meanings specified in our amended and restated certificate of incorporation and are set forth below:


      ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE DIGITAL GROUP means a portion of such assets that represents at least 80% of the then-current fair value of the assets of the Digital group.

      DIGITAL GROUP means:



     - the Internet business division of the Times Company, including all of the businesses, assets and liabilities of the Times Company and its subsidiaries that the board of directors has allocated to the Digital group, as of the date on which our amended and restated certificate of incorporation becomes effective under New York law. We call the date our amended and restated certificate of incorporation becomes effective, the "effective date";



     - any assets or liabilities acquired or incurred by the Times Company or any of its subsidiaries after the effective date in the ordinary course of business and attributable to the Digital group;



     - any businesses, assets or liabilities acquired or incurred by the Times Company or any of its subsidiaries after the effective date and allocated to the Digital group; and



     - the rights and obligations of the Digital group under any inter-group debt deemed to be owed to or by the Digital group, as such rights and obligations are defined in accordance with the tracking stock policies.



The Times Company may re-allocate assets from one group to the other group in return for other assets or services rendered by that other group in the ordinary course of business or in accordance with policies established by the board of directors from time to time. If the Times Company transfers cash, other assets or securities to holders of shares of Digital stock as a dividend or other distribution on shares of Digital stock, other than a dividend or distribution payable in shares of Digital stock, or as payment in a redemption of shares of Digital stock effected as a result of a Digital group disposition, then the board of directors shall re-allocate from the Digital group to the NYT group cash or other assets having a fair value equal to the aggregate fair value of the cash, other assets or securities so transferred TIMES a fraction, the numerator of which shall equal the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group on the record date for such dividend or distribution, or on the date of such redemption, and the denominator of which shall equal the number of shares of Digital stock outstanding on such date.



      This last amount can also be expressed as follows:



                                                        (NUMBER OF SHARES OF DIGITAL STOCK ISSUABLE
                                                              WITH RESPECT TO THE NYT GROUP'S
(FAIR VALUE OF CASH, ASSETS OR SECURITIES        X        RETAINED INTEREST IN THE DIGITAL GROUP)
TRANSFERRED)                                            ------------------------------------------
                                                            (NUMBER OF SHARES OF DIGITAL STOCK
                                                                       OUTSTANDING)


      EXEMPT DISPOSITION means any of the following:

     - a disposition in connection with the liquidation, dissolution or winding-up of the Times Company and the distribution of assets to stockholders;

     - a disposition to any person or entity controlled by the Times Company, as determined by the board of directors in its sole discretion;

     - a disposition for which the Times Company receives consideration primarily consisting of equity securities, including, without limitation:

       - capital stock of any kind;

       - interests in a general or limited partnership;

98

       - interests in a limited liability company; or

       - debt securities convertible into or exchangeable for any of the above, or options or warrants to acquire any of the above,


       in each case without regard to the voting power or other management or governance rights associated therewith, of an entity which is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Digital group prior to the disposition, as determined by the board of directors in its sole discretion;



     - a dividend, out of the Digital group's assets, to holders of Digital stock, and a transfer of a corresponding amount to the NYT group in respect of its retained interest in the Digital group; and


     - any other disposition, if:

       - at the time of the disposition there are no shares of NYT stock outstanding;


       - at the time of the disposition there are no shares of Digital stock outstanding; or



       - before the 30th trading day following the disposition we have mailed a notice stating that we are exercising our right to exchange all of the outstanding shares of Digital stock for newly issued shares of Class A stock as contemplated under "--Exchange of Digital Stock for Class A Stock" below.


      FAIR VALUE means:

     - in the case of cash, the amount thereof;

     - in the case of capital stock that has been publicly traded for a period of at least 15 months, the market value thereof; and

     - in the case of other assets or securities, the fair market value thereof as the board of directors shall determine in good faith.

      MARKET VALUE of a share of any class of capital stock on any trading day generally means the average of the high and low reported sale prices of a share of such class on such trading day, subject to certain exceptions described in our amended and restated certificate of incorporation.

      The NET PROCEEDS of a disposition of any assets of a group means the positive amount, if any, remaining from the gross proceeds of such disposition after any payment of, or reasonable provision for:

     - any taxes payable by the Times Company in respect of such disposition;

     - any taxes payable by the Times Company in respect of any resulting dividend or redemption;

     - any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses; and

     - any liabilities, contingent or otherwise, of, attributed to or related to, such group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations which are outstanding or incurred in connection with the disposition or otherwise, any liabilities for future purchase price adjustments and any obligations with respect to outstanding securities, other than common stock, attributed to such group, as determined in good faith by the board of directors.

      NOTIONAL SHARES OF DIGITAL STOCK DEEMED OUTSTANDING means the number of shares of Digital stock outstanding plus the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group.


      NYT GROUP means:


     - all of the businesses, assets and liabilities of the Times Company and its subsidiaries, other than the businesses, assets and liabilities that are part of the Digital group;


     - the rights and obligations of the NYT group under any inter-group debt deemed to be owed to or by the NYT group, as such rights and obligations are defined in accordance with the tracking stock policies; and


     - a proportionate interest in the Digital group, after giving effect to any options, preferred stock, other securities or debt issued or incurred by the Times Company and attributed to the Digital group, equal to the retained interest percentage.



The Times Company may re-allocate assets from one group to the other group in return for other assets or services rendered by that other group in the ordinary course of business or in accordance with policies established by the board of directors from time to time. If the Times Company transfers cash, other assets or securities to holders of shares of Digital stock as a dividend or other distribution on shares of Digital stock, other than a dividend or distribution payable in shares of Digital stock, or as payment in a redemption of shares of Digital stock effected as a result of a Digital group disposition, then the board of directors shall re-allocate from the Digital group to the NYT group cash or other assets having a fair value equal to the aggregate fair value of the cash, other assets or securities so transferred TIMES a fraction, the numerator of which shall equal the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group on the record date for such dividend or distribution, or on the date of such redemption, and the denominator of which shall equal the number of shares of Digital stock outstanding on that date.


      This last amount can also be expressed as follows:


                                                        (NUMBER OF SHARES OF DIGITAL STOCK ISSUABLE
                                                              WITH RESPECT TO THE NYT GROUP'S
 (FAIR VALUE OF CASH, ASSETS OR SECURITIES       X        RETAINED INTEREST IN THE DIGITAL GROUP)
               TRANSFERRED)                             ------------------------------------------
                                                            (NUMBER OF SHARES OF DIGITAL STOCK
                                                                       OUTSTANDING)



      PROPORTIONATE INTEREST OF HOLDERS OF DIGITAL STOCK IN THE NET PROCEEDS OF A DIGITAL GROUP DISPOSITION, OR IN THE OUTSTANDING SHARES OF COMMON STOCK OF ANY SUBSIDIARIES HOLDING THE DIGITAL GROUP'S ASSETS AND LIABILITIES, MEANS


     - the amount of such net proceeds, or the number of such shares, TIMES


     - the number of shares of Digital stock outstanding, DIVIDED by



     - the number of notional shares of Digital stock deemed outstanding.


This amount can also be expressed as follows:


                                                            (NUMBER OF SHARES OF DIGITAL STOCK
                                                                       OUTSTANDING)
(NET PROCEEDS OR NUMBER OF SHARES)               X      ------------------------------------------
                                                        (NUMBER OF NOTIONAL SHARES OF DIGITAL STOCK
                                                                    DEEMED OUTSTANDING)

100

      PUBLICLY TRADED with respect to any security means:

     - registered under Section 12 of the Securities Exchange Act, or any successor provision of law; and

     - listed for trading on the NYSE, or any other national securities exchange registered under Section 6 of the Securities Exchange Act, or any successor provision of law; or


     - listed on the Nasdaq National Market, or any successor market system.


      TRADING DAY means each weekday on which the relevant security or, if there are two relevant securities, each relevant security, is traded on the principal national securities exchange on which it is listed or admitted to trading or on the Nasdaq National Market or, if such security is not listed or admitted to trading on a national securities exchange or quoted on the Nasdaq National Market, traded in the principal over-the-counter market in which it trades.

  VOTING RIGHTS


    Our amended and restated certificate of incorporation will provide that the holders of Class A stock and Digital stock have limited voting rights. They will be entitled to vote, as a single class, for the election of 30% of our board of directors. They may also vote, together with the other common stockholders of The Times, on:


     - ratification of the selection of our independent auditors;

     - reservation of any shares of capital stock of the Times Company for options granted or to be granted to officers, directors or employees of the Times Company;

     - the acquisition of the stock or assets of any other company in the following circumstances:

       - if any officer, director or holder of 10% or more of any class of voting securities of the Times Company has an interest, directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction;

       - if the transaction involves the issuance of Class A stock or Class B stock or securities convertible into any of them, or any combination thereof, and if the aggregate number of shares of Class A stock or Class B stock to be so issued together with the Class A stock or Class B stock which could be issued upon conversion of such securities approximates, in the reasonable judgment of the board of directors, 20% or more of the aggregate number of shares of Class A stock and Class B stock outstanding immediately prior to such transaction;


       - if the transaction involves the issuance of Digital stock or securities convertible into Digital stock, or any combination thereof, and if the aggregate number of shares of Digital stock to be so issued together with the shares of Digital stock which could be issued upon conversion of such securities approximates, in the reasonable judgment of the board of directors, 20% or more of the aggregate number of notional shares of Digital stock deemed outstanding immediately prior to such transaction;


       - if the transaction involves the issuance of Class A stock or Class B stock and any additional consideration, and if the value of the aggregate consideration so to be issued, including the value of any Class A stock or Class B stock which may be issuable in the future in accordance with the terms of the transaction, has in the reasonable judgment of the board of directors a combined fair value of approximately 20% or more of the aggregate market value of shares of Class A stock and Class B stock outstanding immediately prior to such transaction; or


       - if the transaction involves the issuance of Digital stock and any additional consideration, and if the value of the aggregate consideration so to be issued, including the value of any Digital stock which may be issuable in the future in accordance with the terms of the transaction, has in the reasonable judgment of the board of directors a combined fair value of approximately 20% or more of the aggregate market value of the notional shares of Digital stock deemed outstanding immediately prior to such transaction.


      The holders of Class B stock will be entitled to vote, with one vote per share, for the election of 70% of our board of directors, voting separately and as a class, and on all other matters to the exclusion of all other classes of our common stock.


      On all such matters for which the holders of Class A stock and Digital stock vote together, and for which no separate class vote is required by New York law:


     - each outstanding share of Class A stock will entitle the holder to one vote; and


     - each outstanding share of Digital stock will entitle the holder to a number of votes, calculated to the nearest five decimal places, equal to the average market value of a share of Digital stock divided by the average market value of a share of Class A stock during the 20 consecutive trading day period ending on, and including, the fifth trading day before the applicable record date, provided, however, that in the event that the foregoing calculation results in the holders of Digital stock holding in excess of 40% of the total voting power of all outstanding shares of Class A stock and Digital stock, the vote of each share of Digital stock shall be reduced such that all outstanding shares of Digital stock represent 40% of the total voting power of all outstanding shares of Class A stock and Digital stock.



      For illustrations showing how to calculate the number of votes that the holders of shares of Digital stock would be entitled to cast under different hypothetical scenarios, see Annex V to this Proxy Statement, "Illustration of Voting Rights of Holders of Digital Stock."



      Therefore, when holders of Class A stock and Digital stock vote together as a single class, the holders of Class A stock, as a group, will be in a position to control the outcome of the vote even if the matter involves a conflict of interest between the holders of Class A stock and holders of Digital stock.


      The New York Business Corporation Law requires a separate vote of holders of shares of common stock of any series on any proposed amendment to our certificate of incorporation if such holders will be adversely affected by a proposed amendment that would:

     - exclude or limit their right to vote on any matter, except as such right may be limited by new shares then being authorized whether of an existing or new class or series;

     - change their shares by reducing the par value thereof;

     - change their shares into a different number of shares of the same class or into the same or a different number of shares of any one or more other classes or series thereof;

     - either change or abolish the designation of their shares, or any of their relative rights, preferences, and limitations, including any provisions as to undeclared dividends on their shares, whether or not cumulative or accrued, including any provisions as to the redemption of

102

       their shares or any sinking fund related thereto, and including any provisions as to their preemptive rights;

     - provide that their shares may be converted into shares of any other class or any other series of the same class, or alter the terms and conditions upon which their shares are convertible, or change the underlying shares which are issuable upon conversion of such shares; or

     - subordinate their rights by authorizing shares having preferences which would be superior to their rights in any respect.


On matters where holders of either Class A stock or Digital stock are entitled under the New York Business Corporation Law to vote as a separate class, each share of that class would be entitled to one vote in the separate vote on such matter.



      After Digital stock is issued, we will set forth the number of outstanding shares of Class A stock, Class B stock and Digital stock in our annual and quarterly reports filed pursuant to the Securities Exchange Act, and disclose in any Proxy Statement for a stockholders meeting the number of outstanding shares and per share voting rights of Class A stock, Class B stock and Digital stock.


  DIVIDENDS


    We do not expect to pay dividends on Digital stock for the foreseeable future. We currently continue to pay quarterly dividends on NYT stock. We will be permitted to pay dividends on:


     - NYT stock out of assets of the Times Company legally available for the payment of dividends under New York law, but the total amounts paid as dividends on NYT stock cannot exceed the Available Dividend Amount for the NYT group; and


     - Digital stock out of the assets of the Times Company legally available for the payment of dividends under New York law, and transfer corresponding amounts to the NYT group in respect of its retained interest in the Digital group. However, the total amounts paid as dividends on Digital stock and the corresponding amounts transferred to the NYT group in respect of its retained interest in the Digital group cannot exceed the Available Dividend Amount for the Digital group.


      The "Available Dividend Amount for the NYT group" at any time is the amount that would then be legally available for the payment of dividends on NYT stock under New York law if:


     - the NYT group and the Digital group were each a separate New York corporation;


     - the NYT group had outstanding:

       - a number of shares of common stock, par value $0.10 per share, equal to the number of shares of NYT stock that are then outstanding; and

       - a number of shares of preferred stock, par value $1.00 per share, equal to the number of shares of serial preferred stock of the Times Company that have been attributed to the NYT group and are then outstanding;


     - the assumptions about the Digital group set forth in the definition of "Available Dividend Amount for the Digital group" below were true; and



     - the NYT group owned a number of shares of Digital stock equal to the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group.

      Similarly, the "Available Dividend Amount for the Digital group" at any time is the amount that would then be legally available for the payment of dividends on Digital's common stock under New York law if the Digital group were a separate New York corporation having outstanding:



     - a number of shares of common stock, par value $0.10 per share, equal to the number of shares of Digital stock that are then outstanding plus the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group; and



     - a number of shares of preferred stock, par value $1.00 per share, equal to the number of shares of serial preferred stock of the Times Company that have been attributed to the Digital group and are then outstanding, if any.


      The amount legally available for the payment of dividends on common stock of a corporation under New York law is generally limited to:

     - the total assets of the corporation less its total liabilities, LESS

     - the aggregate par value of the outstanding shares of its common and preferred stock.


      As mentioned above, these restrictions will form the basis for calculating the Available Dividend Amounts for the NYT group and the Digital group. These restrictions will also form the basis for calculating the aggregate amount of dividends that the Times Company as a whole can pay on its common stock, regardless of class. Thus, net losses of either group, and any dividends and distributions on, or repurchases of, any class of common stock, will reduce the assets legally available for dividends on all classes of common stock.


      Subject to the foregoing limitations and to any other limitations set forth in any future series of preferred stock or in any agreements binding on the Times Company from time to time, we will have the right to pay dividends on any, all or none of the classes of common stock in equal or unequal amounts, notwithstanding the performance of any group, the amount of assets available for dividends on any class, the amount of prior dividends paid on any class, the respective voting rights of each class or any other factor.


      At the time of any dividend on the outstanding shares of Digital stock, including any dividend paid as a result of a disposition of all or substantially all of the assets of the Digital group, but excluding any dividend payable in shares of Digital stock, we will credit to the NYT group, and charge against the Digital group, a corresponding amount in respect of the NYT group's retained interest in the Digital group. Specifically, the corresponding amount will equal:


     - the aggregate amount of such dividend TIMES


     - a fraction, the numerator of which is the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group and the denominator of which is the number of shares of Digital stock then outstanding.


      This amount can also be expressed as follows:


                                           (NUMBER OF SHARES OF DIGITAL STOCK ISSUABLE WITH RESPECT TO
(AGGREGATE AMOUNT OF DIVIDEND)      X        THE NYT GROUP'S RETAINED INTEREST IN THE DIGITAL GROUP)
                                           ----------------------------------------------------------
                                                 (NUMBER OF SHARES OF DIGITAL STOCK OUTSTANDING)



      Upon any dividend payable in Digital stock, appropriate adjustment will be made in the number of shares of Digital stock issuable with respect to the NYT group's retained interest.

104


  MANDATORY DIVIDENDS, REDEMPTION, OR EXCHANGE ON DISPOSITION OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE DIGITAL GROUP OR THE NYT GROUP



    If we dispose of all or substantially all of the assets of the Digital group, to one or more persons or entities, in one transaction or a series of related transactions, and this disposition is not an exempt disposition as defined above, we would be required, by the 85th trading day after the consummation of this disposition, to choose one of the following three alternatives:



     - declare and pay a dividend to the holders of Digital stock in cash, securities, other than common stock of the Times Company, or other property, or a combination thereof, in an amount having a fair value equal to their proportionate interest in the net proceeds of the disposition;



     - redeem from holders of Digital stock, for cash, securities, other than common stock of the Times Company, or other property, or a combination thereof, in an amount having a fair value equal to their proportionate interest in the net proceeds of such disposition, all the outstanding shares of the Digital stock, or, if the Digital group continues after such disposition to own any material assets other than the proceeds of such disposition, a number of shares of Digital stock having an aggregate average market value, during the 20 consecutive trading day period beginning on the 16th trading day immediately following the date on which the disposition is consummated, equal to such fair value; or



     - issue shares of Class A stock in exchange for all of the outstanding shares of Digital stock at a 10% premium, based on the average market value of Class A stock as compared to the average market value of Digital stock during the 20 consecutive trading day period beginning on the 16th trading day immediately following the date on which the disposition is consummated.



      In connection with any special dividend on, or redemption of less than all, Digital stock, as described above, we will credit to the NYT group, and charge against the Digital group, a corresponding amount in respect of the NYT group's retained interest in the Digital group. Specifically, the corresponding amount will equal:


     - the aggregate amount of such dividend or redemption TIMES


     - a fraction, the numerator of which is the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group and the denominator of which is the number of shares of Digital stock then outstanding.


      This amount can also be represented by the following:


                                           (NUMBER OF SHARES OF DIGITAL STOCK ISSUABLE WITH RESPECT TO
(AGGREGATE AMOUNT OF DIVIDEND)      X        THE NYT GROUP'S RETAINED INTEREST IN THE DIGITAL GROUP)
                                           ----------------------------------------------------------
                                                 (NUMBER OF SHARES OF DIGITAL STOCK OUTSTANDING)



      In addition, in connection with any redemption of Digital stock as described above, we will decrease the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group by the same proportion as the proportionate decrease in outstanding shares of the Digital group caused by such redemption.



      At any time within one year after completing any dividend or partial redemption of the sort referred to above, we will have the right to issue shares of Class A stock in exchange for outstanding shares of Digital stock at a 10% premium. The exchange ratio that will result in a 10% premium will be calculated based on the average market value of Class A stock as compared to the average market value of the Digital stock during the 20 consecutive trading day period ending on the 5th trading day immediately preceding the date on which the Times Company mails the notice of exchange to holders of Digital stock. In determining whether to effect any such exchange following such a dividend or partial redemption, we would, in addition to other matters, consider:



     - whether the remaining assets of the Digital group continue to constitute a viable business;



     - the number of shares of Digital stock remaining issued and outstanding;



     - the per share market price of Digital stock; and



     - the ongoing cost of continuing to have a separate class of Digital stock outstanding.



      Upon the sale of all or substantially all the assets of the NYT group, the holders of NYT stock would have comparable rights to receive a dividend, to have their shares redeemed or to receive Digital stock in exchange for their shares at our discretion on terms substantially similar to the terms as described above.



  EXCHANGE OF DIGITAL STOCK FOR CLASS A STOCK



    We will have the right, at any time on or after January 1, 2003, to issue shares of Class A stock in exchange for all outstanding shares of Digital stock at a 15% premium. The exchange ratio that will result in a 15% premium will be calculated based on the average market value of Class A stock as compared to the average market value of Digital stock during a 20 consecutive trading day period ending on the fifth trading day immediately preceding the date on which the Times Company mails the notice of exchange to the holders of Digital stock. No premium will be payable if we make the exchange at any time after the aggregate market value of the outstanding Digital stock shall have exceeded for any period of 20 consecutive trading days the aggregate market value of the outstanding NYT stock, assuming the conversion of Class B stock into Class A stock for purposes of the calculation. Prior to January 1, 2003, we can issue shares of Class A stock in exchange for all outstanding shares of Digital stock at the applicable premium if, as result of the enactment of legislative changes or administrative proposals or changes, we or our stockholders would, based on the legal opinion of our tax counsel, more likely than not be subject to tax upon issuance of Digital stock or NYT stock (including upon the issuance of shares of one class of stock in respect of, or in exchange for, shares of another class of stock) or if Digital stock or NYT stock more likely than not would not be treated as stock of The New York Times Company.

106

  EXCHANGE FOR STOCK OF A SUBSIDIARY IN CONNECTION WITH A SPIN-OFF


      We will have the right, at any time, to exchange stock of a subsidiary of the Times Company for Digital stock so long as all the assets and liabilities of the Digital group are held directly or indirectly by the subsidiary. In such event, holders of Digital stock will receive a class of common stock in the subsidiary that possesses voting rights with respect to the subsidiary that are generally comparable to the voting rights that Digital stock has with respect to the Times Company, except that such stock will have a fixed one vote per share on matters on which it is entitled to vote. Those shares will represent the same proportionate interest in that subsidiary that the Digital stock was deemed to represent in the Digital group at the time of the exchange. We will distribute the remaining shares of the subsidiary to the holders of Class A stock and Class B stock, with the holders of Class A stock receiving shares of the same class as the shares issued to the holders of Digital stock and the holders of Class B stock receiving shares of a separate class of common stock of the subsidiary that possesses voting rights with respect to the subsidiary that are generally comparable to the voting rights that Class B stock has with respect to the Times Company. Depending on the circumstances at the time, an exchange of stock of a subsidiary of the Times Company for Digital stock could be taxable to holders of Digital stock and to the Times Company for United States federal income tax purposes.


      The 1997 Trust, a trust for the benefit of the Ochs/Sulzberger family, currently holds approximately 87% of our Class B stock. As a result, upon the completion of the spin-off described above, such trust would control the spun-off corporation.

  GENERAL DIVIDEND, EXCHANGE AND REDEMPTION PROVISIONS


      If we complete a disposition of all or substantially all of the assets of the Digital group, other than an exempt disposition, we would be required, not more than the 10 trading days after the consummation of such disposition, to issue a press release specifying:


     - the net proceeds of such disposition;


     - the number of shares of Digital stock then outstanding;



     - the number of shares of Digital stock issuable upon conversion, exchange or exercise of any convertible or exchangeable securities, options or warrants and the conversion, exchange or exercise prices thereof; and



     - the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group.



      Not more than 40 trading days after such consummation, we would be required to announce by press release which of the actions specified in the first paragraph under "--Mandatory Dividend, Redemption, or Exchange on Disposition of All or Substantially All of the Assets of the Digital Group or the NYT Group" we have determined to take, and upon making that announcement, that determination would become irrevocable. In addition, we would be required, not more than 40 trading days after such consummation and not less than 10 trading days before the applicable payment date, redemption date or exchange date, to send a notice by first-class mail, postage prepaid, to holders of Digital stock at their addresses as they appear on our transfer books.


      If we determine to undertake a special dividend, we would be required to specify in the notice:

     - the record date for such dividend;

     - the payment date of such dividend, which cannot be more than 85 trading days after such consummation; and

     - the aggregate amount and type of property to paid in such dividend and the approximate per share amount thereof.

      If we determine to undertake a redemption, we would be required to specify in the notice:

     - the date of redemption, which cannot be more than 85 trading days after such consummation;

     - the aggregate amount and type of property to be paid as a redemption price and the approximate per share amount thereof;


     - if less than all shares of Digital stock are to be redeemed, the number of shares to be redeemed; and



     - the place or places where certificates for shares of Digital stock, properly endorsed or assigned for transfer, unless we waive such requirement, should be surrendered in return for delivery of the cash, securities or other property to be paid by the Times Company in such redemption.


      If we determine to undertake an exchange, we would be required to specify in the notice:

     - the date of exchange, which cannot be more than 85 trading days after such consummation;


     - the number of shares of Class A stock to be issued in exchange for each outstanding share of Digital stock; and



     - the place or places where certificates for shares of Digital stock, properly endorsed or assigned for transfer, unless we waive such requirement, should be surrendered in return for delivery of the Class A stock to be delivered by the Times Company in such exchange.



      If we determine to complete any exchange described under "--Exchange of Digital Stock for Class A Stock" or "--Exchange for Stock of a Subsidiary in Connection with a Spin-off", we would be required, between 10 and 30 trading days before the exchange date, to send a notice by first-class mail, postage prepaid, to holders of Digital stock at their addresses as they appear on our transfer books, specifying:


     - the exchange date and the other terms of the exchange; and


     - the place or places where certificates for shares of Digital stock, properly endorsed or assigned for transfer, unless we waive such requirement, should be surrendered for delivery of the Class A stock or the stock of the subsidiary, as the case may be, to be delivered by the Times Company in such exchange.


      Neither the failure to mail any required notice to any particular holder nor any defect therein would affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or exchange.


      If we are redeeming less than all of the outstanding shares of Digital stock, we would redeem such shares pro rata or by lot or by such other method as the board of directors determines to be equitable.



      No holder of Digital stock being exchanged or redeemed will be entitled to receive any cash, securities or other property to be distributed in such exchange or redemption until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as we

108


specify, unless we waive such requirement. As soon as practicable after our receipt of certificates for such shares, we would deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person is entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of Digital stock represented by any one certificate were to be exchanged or redeemed, we would also issue and deliver a new certificate for the shares of Digital stock not exchanged or redeemed.



      We would not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of Digital stock upon any exchange, redemption, dividend or other distribution described above. If more than one share of Digital stock were held at the same time by the same holder, we may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such exchange, redemption, dividend or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, we would, if such fractional shares or securities were not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the fair value thereof, without interest.



      From and after the date set for any exchange or redemption, all rights of a holder of shares of Digital stock that were exchanged or redeemed would cease except for the right, upon surrender of the certificates representing such shares, to receive the cash, securities or other property for which such shares were exchanged or redeemed, together with any fractional payment as provided above, in each case without interest, and, if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend. A holder of shares of Digital stock being exchanged would not be entitled to receive any dividend or other distribution with respect to shares of Class A stock or stock of a subsidiary, as the case may be, until after the shares being exchanged are surrendered as contemplated above. Upon such surrender, we would pay to the holder the amount of any dividends or other distributions, without interest, which theretofore became payable with respect to a record date occurring after the exchange, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Class A stock or stock of a subsidiary, as the case may be, represented by the certificate or certificates issued upon such surrender. From and after the date set for any exchange, we would, however, be entitled to treat the certificates for shares of Digital stock being exchanged that were not yet surrendered for exchange as evidencing the ownership of the number of whole shares of Class A stock or stock of a subsidiary, as the case may be, for which the shares of Digital stock should have been exchanged, notwithstanding the failure to surrender such certificates.


      We would pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any exchange or redemption described herein. We would not, however, be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to the Times Company the amount of any such tax or establishes to our satisfaction that such tax has been paid.

      We may, subject to applicable law, establish such other rules, requirements and procedures to facilitate any dividend, redemption or exchange contemplated as described above as the board of directors may determine to be appropriate under the circumstances.

  LIQUIDATION


      Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Times Company, holders of NYT stock and Digital stock will be entitled to receive their proportionate interest in the net assets of the Times Company, if any, remaining for distribution to common stockholders after:


     - payment of or provision for all liabilities, including contingent liabilities, of the Times Company; and

     - payment of the liquidation preference payable to holders of our outstanding serial preferred stock, if any.


      Such distributions will be made PRO RATA in accordance with the average market value of a share of NYT stock, valuing Class A stock and Class B stock at the market value of Class A stock, and the average market value of a share of Digital stock during the 20 consecutive trading day period ending on, and including, the 5th trading day before the date of the first public announcement of:


     - a voluntary liquidation, dissolution or winding-up by the Times Company;
       or

     - the institution of any proceeding for the involuntary liquidation, dissolution or winding-up of the Times Company.

      The liquidation formula is intended to provide liquidation rights for each series of common stock proportionate to the respective market values at the time of any liquidation.

      Neither the merger nor consolidation of the Times Company with any other entity, nor a sale, transfer or lease of all or any part of the assets of the Times Company, would alone be deemed a liquidation, dissolution or winding-up for these purposes.


  THE NYT GROUP'S RETAINED INTEREST IN THE DIGITAL GROUP



      In this Proxy Statement, we call the percentage interest in the Digital group intended to be represented at any time by the outstanding shares of Digital stock the outstanding interest percentage, and we call the remaining percentage interest in the Digital group intended to be represented at any time by the NYT group's retained interest in the Digital group the retained interest percentage. At any time, the outstanding interest percentage equals the number of shares of Digital stock outstanding divided by the number of notional shares of Digital stock deemed outstanding, expressed as a percentage. The outstanding interest percentage can also be expressed as follows:



                 NUMBER OF SHARES OF DIGITAL STOCK OUTSTANDING

         -------------------------------------------------------------


         NUMBER OF NOTIONAL SHARES OF DIGITAL STOCK DEEMED OUTSTANDING



      The retained interest percentage equals the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group divided by the number of notional shares of Digital stock deemed outstanding, expressed as a percentage. The retained interest percentage can also be expressed as follows:



   NUMBER OF SHARES OF DIGITAL STOCK ISSUABLE WITH RESPECT TO THE NYT GROUP'S
                     RETAINED INTEREST IN THE DIGITAL GROUP

     ----------------------------------------------------------------------


         NUMBER OF NOTIONAL SHARES OF DIGITAL STOCK DEEMED OUTSTANDING

110

      The sum of the outstanding interest percentage and the retained interest percentage always equals 100%. Thus:

     OUTSTANDING INTEREST PERCENTAGE + RETAINED INTEREST PERCENTAGE = 100%

      At the time that we file the amended and restated certificate of incorporation, the retained interest percentage will be 100% and the outstanding interest percentage will be 0%.


     NUMBER OF SHARES OF DIGITAL STOCK ISSUABLE WITH RESPECT TO THE NYT GROUP'S RETAINED INTEREST IN THE DIGITAL GROUP



      At the time of the first issuance of Digital stock, the board of directors will determine the initial number of shares issuable with respect to the NYT group's retained interest in the Digital group. Under the terms of the amended and restated certificate of incorporation, these shares of Digital stock are the authorized shares that are issuable in respect of the NYT group's retained interest. In the offering, we will attribute the net proceeds to the equity of the Digital group. The issuance of the shares in the offering will have no effect on the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group, but will increase the notional shares of Digital stock deemed outstanding.



     ATTRIBUTION OF ISSUANCES OF DIGITAL STOCK



      After the offering, whenever we decide to issue shares of Digital stock, we will determine, in our sole discretion, whether to attribute that issuance, and the proceeds thereof:



     - to the NYT group in respect of its retained interest in the Digital group, in a manner analogous to a secondary offering of common stock of a subsidiary owned by a corporate parent; or



     - to the Digital group, in a manner analogous to a primary offering of common stock by the Digital group.



      If we issue any shares of Digital stock and attribute that issuance, and the proceeds thereof, to the NYT group in respect of its retained interest in the Digital group, the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group would be reduced by the number of shares so issued, the number of outstanding shares of Digital stock would be increased by the same amount, the number of notional shares of Digital stock deemed outstanding would remain unchanged, the retained interest percentage would be reduced and the outstanding interest percentage would be correspondingly increased. If we instead attribute that issuance and the proceeds thereof to the Digital group, the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group would remain unchanged, the number of outstanding shares of Digital stock and the number of notional shares of Digital stock deemed outstanding would be increased by the number of shares so issued, the retained interest percentage would be reduced and the outstanding interest percentage would be correspondingly increased.



      Our board of directors has determined that the following issuances of Digital stock will be attributed in the manner specified:



     - The former stockholders of Abuzz Technologies that hold shares of the subsidiary of the Times Company that acquired Abuzz Technologies will have the right to exchange their shares of the capital stock of the subsidiary for shares of Digital stock. This issuance will be attributable to the NYT group and will reduce the NYT group's retained interest in the Digital group.



     - Holders of options to acquire shares of Abuzz Technologies that were fully vested at the time of the acquisition of Abuzz Technologies acquired fully vested options to acquire shares of the Times Company subsidiary that acquired Abuzz Technologies. Upon completion of the offering, these options will automatically convert to options to acquire shares of Digital stock. The issuance of Digital stock upon the exercise of these options will be attributable to the NYT group and will reduce the NYT group's retained interest in the Digital group.



     - Except as provided above, shares of Digital stock issued under the Digital stock incentive plan will be attributed to the Digital group in a manner analogous to a primary offering of common stock by the Digital group.



     ISSUANCES OF DIGITAL STOCK AS DISTRIBUTIONS ON THE NYT GROUP OR DIGITAL
       STOCK



      We reserve the right to issue shares of Digital stock as a distribution on NYT stock, although we do not currently intend to do so. If we did so, we would attribute that distribution to the NYT group in respect of its retained interest in the Digital group. As a result, the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group would be reduced by the number of shares of Digital stock so distributed, the number of outstanding shares of Digital stock would be increased by the same amount, the number of notional shares of Digital stock deemed outstanding would remain unchanged, the retained interest percentage would be reduced and the outstanding interest percentage would be correspondingly increased. If instead we issued shares of Digital stock as a distribution on Digital stock, we would attribute that distribution to the Digital group, in which case we would proportionately increase the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group. As a result, the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group and the number of notional shares of Digital stock deemed outstanding would each be increased by the same percentage as the number of outstanding shares of Digital stock is increased and the retained interest percentage and outstanding interest percentage would remain unchanged.



     REPURCHASES OF DIGITAL STOCK



      If we decide to repurchase shares of Digital stock, we would determine, in our sole discretion, whether to attribute that repurchase and the cost thereof to the NYT group, in a manner analogous to a purchase of common stock of a subsidiary by a corporate parent, or to the Digital group, in a manner analogous to an issuer repurchase. If we repurchase shares of Digital stock and attribute that repurchase and the cost thereof to the NYT group, the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group would be increased by the number of shares so purchased, the number of outstanding shares of Digital stock would be decreased by the same amount, the number of notional shares of Digital stock deemed outstanding would remain unchanged, the retained interest percentage would be increased and the outstanding interest percentage would be correspondingly decreased. If we instead attribute that repurchase and the cost thereof to the Digital group, the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group would remain unchanged, the number of outstanding shares of Digital stock and the number of notional shares of Digital stock deemed outstanding would be decreased by the number of shares so repurchased, the retained interest percentage would be increased and the outstanding interest percentage would be correspondingly decreased.

112


     TRANSFERS OF CASH OR OTHER PROPERTY BETWEEN THE NYT GROUP AND THE DIGITAL
       GROUP



      We may, in our sole discretion, determine to transfer cash or other property from the Digital group to the NYT group in return for a decrease in the NYT group's retained interest in the Digital group, in a manner analogous to a repurchase of stock of a subsidiary held by a parent, or to transfer cash or other property from the NYT group to the Digital group in return for an increase in the NYT group's retained interest in the Digital group, in a manner analogous to a purchase of additional stock of a subsidiary by a parent. If we determine to transfer cash or other property from the Digital group to the NYT group in return for a decrease in the NYT group's retained interest in the Digital group, the number of shares issuable of Digital stock with respect to the NYT group's retained interest in the Digital group and the number of notional shares of Digital stock deemed outstanding, would each be decreased by an amount equal to the fair value of such cash or other property divided by the market value of a share of Digital stock on the day of transfer, the number of outstanding shares of Digital stock would remain unchanged, the retained interest percentage would be decreased and the outstanding interest percentage would be correspondingly increased.



      If we instead determine to transfer cash or other property from the NYT group to the Digital group in return for an increase in the NYT group's retained interest in the Digital group, the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group and the number of notional shares of Digital stock deemed outstanding would each be increased by an amount equal to the fair value of such cash or other property divided by the market value of a share of Digital stock on the day of transfer, the number of outstanding shares of Digital stock would remain unchanged, the retained interest percentage would be increased and the outstanding interest percentage would be correspondingly decreased.



      We may not attribute issuances of Digital stock to the NYT group, transfer cash or other property of the Digital group to the NYT group in return for a decrease in its retained interest in the Digital group or take any other action to the extent that doing so would cause the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group to decrease below zero.



      For illustrations showing how to calculate the retained interest percentage, the outstanding interest percentage, the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group and the number of notional shares of Digital stock deemed outstanding after giving effect to certain hypothetical dividends, issuances, repurchases and transfers, see Annex IV to this Proxy Statement, "Illustration of Certain Terms".


  EFFECTIVENESS OF VARIOUS TERMS


      The terms described under "--Voting Rights", "--Dividends", "--Mandatory Dividend, Redemption, or Exchange on Disposition of All or Substantially All of the Assets of the Digital Group or the NYT Group", "--Exchange of Digital Stock for Class A Stock", "--Exchange for Stock of a Subsidiary in Connection with a Spin-off", and "--Liquidation" above apply only when there are shares of both NYT stock and Digital stock outstanding.


  OTHER PROVISIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

     PREFERRED STOCK

      The amended and restated certificate of incorporation, like our current certificate, will provide that the board of directors may issue shares of serial preferred stock in one or more series from time to time. The board of directors has the authority to fix by resolution or resolutions the relative rights, preferences, limitations, restrictions and designations, of the shares of each series of preferred stock, including without limitation, the following:


     - the group (the NYT group or the Digital group) to which the serial preferred stock will be attributed;


     - the number of shares included in such series;

     - the distinctive serial designation of such series which shall distinguish it from other series;

     - the dividend rate or rates payable to holders of the shares of such series;

     - whether dividends on the shares of such series shall be cumulative and, if so, the date from which dividends shall accumulate, and the quarterly dates on which dividends, if declared, shall be payable;

     - the obligation, if any, of the Times Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

     - the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Times Company or at the option of the holder or holders thereof or upon the happening of a specified event or events;

     - whether the holders of the shares of such series shall be entitled to receive, upon voluntary or involuntary liquidation, dissolution or winding-up of the Times Company, an amount equal to the dividends accumulated and unpaid on the shares, whether or not earned or declared, and the relative rights of priority, if any, of payment of the shares of such series;

     - whether the holders of the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, whether such fund shall be cumulative or noncumulative, the conditions and manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes, and the terms and provisions that apply to the operation of the purchase, retirement or sinking fund;

     - whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Times Company or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Times Company and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

     - whether or not holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.

      Section 804(a)(2) of the New York Business Corporation Law automatically gives holders of the outstanding shares of a class the option to vote as a class on amendments to change the number of authorized shares of such class.

114

     OPTIONAL CONVERSION OF CLASS B STOCK INTO CLASS A STOCK

      The amended and restated certificate of incorporation, like our current certificate, will provide that the holders of shares of Class B stock have the option to convert such stock into shares of Class A stock, on a share-for-share basis, at any time. Shares of Class B stock that are surrendered for conversion are canceled and may not be reissued.

     PREEMPTIVE RIGHTS


      The amended and restated certificate of incorporation, like our current certificate, will provide that, except for the holders of Class B stock, no holder of any share of any class of stock of the Times Company, including the Digital stock, will have any preemptive rights to subscribe for any additional shares of capital stock or securities that we may issue in the future. See "--Interest of Ochs/Sulzberger Family in the Offering."


     NUMBER OF DIRECTORS; FILLING VACANCIES

      The number of members of the board of directors will be fixed from time to time by resolution of a majority of the board of directors. No decrease in the number of directors shall shorten the term of any incumbent director.

      Vacancies, whether arising through death, resignation, an increase in the number of directors, disqualification or otherwise, may be filled by a majority vote of the remaining directors, although less than a quorum.

      A director elected to fill a vacancy shall serve for the unexpired term in respect of which such vacancy occurred.

RELEVANT PROVISIONS OF NEW YORK LAW

      The Times Company is subject to the business combination provisions of
Section 912 of the New York Business Corporation Law. In general, such provisions prohibit a publicly-held New York corporation from engaging in various business combination transactions with any interested shareholder for a period of five years after the date of the transaction in which the person became an interested shareholder unless:

     - the business combination transaction, or the transaction in which the interested shareholder became an interested shareholder, is approved by the board of directors prior to the purchase;

     - the combination was approved by the board of directors prior to the shareholder's stock acquisition date;

     - the combination was approved by the disinterested shareholders at a meeting called no earlier than five years after the interested shareholder's stock acquisition date; or

     - the price paid to all the shareholders meets statutory criteria.

      A business combination is defined to include various transactions between the corporation and its interested stockholder, including mergers, consolidations, transfers of assets, whether by sale, lease, exchange, mortgage, pledge, transfer or otherwise, certain share issuances, liquidation or dissolution, certain reclassifications of securities and other transactions resulting in financial benefit to a stockholder. In general, an interested stockholder is a person who, together with affiliates and associates, owns or, within five years, did own, 20% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts with respect to the Times Company and, accordingly, may discourage attempts to acquire the Times Company.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

      The New York Business Corporation Law provides that a corporation has the power to indemnify certain persons, including its officers and directors, under stated circumstances and subject to certain limitations in connection with services performed in good faith for the corporation.

      Our by-laws provide that the Times Company indemnify to the full extent permitted by law any person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Times Company, or serves or served at the request of the Times Company any other enterprise as a director, officer or employee. Our by-laws provide that any judgments, fines, amounts paid in settlement, taxes or penalties and expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding will be paid or reimbursed by the Times Company to the full extent permitted by law, except that such person is not entitled to be indemnified by the Times Company if a judgment or other final adjudication establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

      Our by-laws provide that such right to indemnification is not intended to limit any right to indemnification to which any officer or director would be entitled by law in the absence of such by-law provision, nor shall it be deemed exclusive of any other rights such a person may have under law, any provision of our certificate of incorporation or by-laws, any agreement approved by the board of directors, or a resolution of stockholders or directors.

      As permitted by the New York Business Corporation Law, our certificate of incorporation provides, and our amended and restated certificate will provide, that directors of the Times Company are not personally liable for damages for any breach of duty as a director unless a judgment or other final adjudication adverse to such director establishes that his or her actions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the New York Business Corporation Law or for any act or omission prior to the effectiveness of this provision.

      We maintain directors' and officers' liability insurance which insures against liabilities that our directors or officers may incur in such capacities.

116

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of the material United States federal income tax considerations relevant to the proposal to amend our certificate of incorporation.


      The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions thereunder as of the date hereof; these authorities are subject to change, perhaps with retroactive effect. In particular, the United States Congress could enact legislation, or the Treasury Department could issue regulations or other guidance, including, without limitation, regulations issued under the broad grant of authority under Section 337(d) of the Internal Revenue Code, that affect the treatment of tracking stock, such as the NYT stock and the Digital stock. Any such change, which might or might not be retroactive, could alter the tax consequences discussed below.


      BECAUSE UNITED STATES TAX CONSEQUENCES MAY DIFFER FROM ONE HOLDER TO THE NEXT, THE DISCUSSION SET OUT BELOW DOES NOT PURPORT TO DESCRIBE ALL OF THE TAX CONSIDERATIONS THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR PARTICULAR SITUATION. IN ADDITION, THE DISCUSSION BELOW DOES NOT ADDRESS MATTERS OF STATE, LOCAL OR FOREIGN TAX LAW. THE STATEMENTS OF UNITED STATES TAX LAW BELOW ARE BASED ON THE LAWS AND INTERPRETATIONS THEREOF IN FORCE AS OF THE DATE OF THIS PROXY STATEMENT, AND ARE SUBJECT TO CHANGES.


      We believe that both NYT stock and Digital stock will be treated as common stock of The New York Times Company for United States federal income tax purposes. Accordingly, we believe that neither we nor you will recognize any income, gain or loss for United States federal income tax purposes as a result of the reclassification of Class A stock and Class B stock into NYT stock or as a result of the issuance of Digital stock.



      We have not sought any ruling from the Internal Revenue Service in connection with the reclassification of Class A stock and Class B stock or the issuance of Digital stock. The Internal Revenue Service has announced that it will not issue advance rulings on the classification of an instrument, such as NYT stock and Digital stock, that has certain voting and liquidation rights in the issuing corporation, but that has dividend rights that are determined by reference to the earnings of a segregated portion of the issuing corporation's assets, including assets held by a subsidiary. In addition, there are no court decisions or other authorities that bear directly on the classification for tax purposes of instruments with characteristics similar to those of NYT stock and Digital stock. Accordingly, it is possible that the Internal Revenue Service could assert, among other things, that the issuance of Digital stock will result in a substantial taxable gain to us and that a court could agree with that assertion.



      Legislative proposals made by the Clinton Administration in February 1999 and February 2000 relate to the issuance of stock similar to Digital stock. The February 1999 proposal would impose a corporate-level tax on the issuance of tracking stock. The February 2000 proposal would provide that if a corporation issues tracking stock to a stockholder in respect of, or in exchange for, the stockholder's stock in the corporation, then the stockholder will be treated as having received a taxable distribution of property. Both provisions are proposed to be effective for tracking stock issued on or after the date of enactment. No tax legislation has subsequently been enacted incorporating either of these proposals. We cannot predict whether either proposal will be enacted or, if enacted, whether it will be in the form proposed. If either Clinton Administration proposal or a similar proposal is enacted, then we or our stockholders could be subject to tax on an issuance of Digital stock on or after the date of enactment. We may issue Class A stock in exchange for Digital stock at any time at a 15% premium or no premium, depending on the relative market values of the outstanding Digital stock and NYT stock, if, based on the opinion of our tax counsel, as a result of the enactment of legislative changes or administrative proposals or changes, it is more likely than not that we or our stockholders will be subject to tax upon issuance of Digital stock or NYT stock or that any such stock will not be treated as stock of The New York Times Company. Under current law, such an exchange should qualify as a tax-free recapitalization, such that no gain or loss will be recognized by us or by holders of the stock to be exchanged. See "--Description of Capital Stock--Exchange of Digital Stock for Class A Stock."


RECOMMENDATION AND VOTE REQUIRED

      The board of directors recommends a vote FOR the following resolution which will be presented to the Annual Meeting:

           RESOLVED, that the Amended and Restated Certificate of Incorporation substantially in the form annexed to The New York Times Company's 2000 Proxy Statement, be, and the same hereby is, ratified, confirmed and approved.

      The approval of the amended and restated certificate of incorporation will be voted on by the holders of Class A stock and Class B stock, as separate classes. The affirmative vote of the holders of a majority of the outstanding shares of Class A stock and of the holders of a majority of the outstanding shares of Class B stock, in person or by proxy, is required for approval of this resolution. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

118


--------------------------------------------------------------------------------
PROPOSAL NUMBER 8
ADOPTION OF NEW YORK TIMES DIGITAL STOCK INCENTIVE PLAN

--------------------------------------------------------------------------------

GENERAL


      The tracking stock proposals also include a proposal to approve the Digital Plan. The board of directors adopted the Digital Plan on January 20, 2000, subject to stockholder approval, to enable the Company to attract and retain employees and service providers and enable such persons to align their interests with the interests of the holders of Digital stock.



      The Digital stock share amounts described below in connection with the Digital Plan are based on an assumed 85,000,000 notional shares of Digital stock deemed outstanding (which number excludes any shares that may be issued in the offering). To the extent that the actual number of notional shares of Digital stock deemed outstanding immediately prior to the offering is different, proportionate adjustments will be made to the number of shares specified in the various provisions of the Digital Plan discussed below.



DIGITAL PLAN SUMMARY



      The following is a brief description of the material features of the plan. Such description is qualified in its entirety by reference to the full text of the Digital Plan annexed hereto as Annex III.



      LIMITS. The maximum number of shares of Digital stock that may be issued pursuant to the Digital Plan is 20,000,000, subject to adjustment in the event of a stock split, stock dividend, reclassification, exchange of Class A stock for Digital stock or certain other events.



      DIGITAL OPTIONS. The terms of the Digital Plan provide for grants of stock options ("Digital Options") to purchase shares of Digital stock to employees of, or service providers to, the Company who have principal responsibility for, or who contribute substantially to, the management efficiency, achievement or financial success of the Digital group, currently including approximately 320 employees of the Digital group, members of the Digital group advisory board, 13 members of senior management of the Company and 13 additional employees of the NYT group. Digital Options may be either "incentive stock options" as defined in Section 422 of the Code or "non-qualified stock options" which do not meet the requirements of Section 422 of the Code. The Digital Plan limits the number of shares with respect to which Digital Options may be granted to a plan participant during a calendar year to 4,000,000 (subject to adjustment in the event of a stock split, stock dividend, reclassification, exchange of Class A stock for Digital stock or certain other events).



      The exercise price of a Digital Option granted pursuant to the Digital Plan will be the market value of the Digital stock at the time the Digital Option is granted (except as noted below with respect to roll-over options and incentive stock options). The option price (plus any withholding tax) must be paid in full when the Digital Option is exercised. Payment of the purchase price may be made (i) in cash, (ii) by delivering shares of previously acquired Digital stock, or (iii) in such other forms as the compensation committee may determine, all subject to such rules as the compensation committee may adopt. In determining the number of shares of Digital stock necessary to be delivered to us, such shares are valued at the market value at the time of exercise.



      Each Digital Option (except as noted below with respect to roll-over options and incentive stock options) must be exercised within ten years from the date granted. A Digital Option becomes exercisable in such installments, if any, as specified at the time of grant. Upon termination of active employment all unvested options (and if the termination is for cause, all vested options as well) terminate. If the termination is due to disability or retirement, or upon an optionee's death, all vested options remain in effect for twelve months (but not beyond the original expiration date). Upon termination of employment for any other reason other than cause, the optionee may exercise all vested Digital Options for ten days after such termination (but not beyond the original expiration date).



      With respect to incentive stock options, if the aggregate fair market value (determined as of the date the Digital Option is granted) of the shares for which any optionee may for the first time exercise incentive stock options in any calendar year exceeds $100,000, such excess incentive stock options are treated as non-qualified stock options. In the case of incentive stock options that are granted to an employee who owns, or is deemed by reason of the attribution rules under Section 425(d) of the Code to own, more than 10% of the combined voting power of all classes of our stock, the exercise price of such Digital Options must be at least 110% of the fair market value at the time the Digital Options are granted, and such Digital Options must be exercised within five years from the date granted.



      NON-EMPLOYEE DIRECTORS. Each non-employee director of the Company will receive options ("Director Digital Options") for 2,600 shares of Digital stock each year (subject to adjustment in the event of a stock split, stock dividend, reclassification, exchange of Class A stock for Digital stock or certain other events). The Director Digital Options will be granted as of the day of the Company's Annual Meeting to each non-employee director elected at such meeting. Such options shall become exercisable on the date of the next succeeding Annual Meeting provided the holder continues to be a director on such date, and remain in effect until the tenth anniversary of grant. The option price must be paid in full when the Director Digital Option is exercised. Payment of the purchase price may be made (i) in cash, (ii) by delivering shares of previously acquired Digital stock (valued at the market value at the time of exercise) or (iii) in such other forms as the Compensation Committee may determine, all subject to such rules as the Compensation Committee may adopt.


      In the event a non-employee director terminates service on the board by reason of death or retirement (defined to be retirement at age 65 or thereafter or by reason of disability), the total number of option shares will become immediately exercisable and will continue to be exercisable for the remaining term of the option. In the event a non-employee director terminates service on the board (other than by reason of death or retirement), such person's options to the extent exercisable upon such termination shall expire one year from the date of termination of service, provided that in no event may an option be exercised beyond its original expiration date. In the event of the death of a non-employee director after terminating service on the board, any outstanding options shall expire at the later of the expiration date determined at the time the non-employee director terminated service or one year from the date of death, provided that in no event may an option be exercised beyond its original expiration date.


      ROLL-OVER OPTIONS. In connection with the Digital group's acquisition of Abuzz Technologies in July 1999, the holders of options to acquire shares of Abuzz Technologies received options to acquire shares of the Company's subsidiary that acquired Abuzz Technologies. The exercise price was determined by reference to the original exercise price of the Abuzz Technologies options and the value of the Digital group at that time. Through April 1, 2000, this subsidiary has also granted additional options to employees of and service providers to the Digital group, employees of the NYT group and non-employee directors of the Company. Upon the consummation of the offering, all these options will by their terms become non-qualified options to acquire an aggregate of 10,775,615 shares of Digital stock under the Digital Plan (the "Roll-Over Options"). The weighted average exercise price will be $5.53 per share of Digital stock. Of these options, 3,613,030 with a weighted average exercise price of

120


$4.34 per share will be or become exercisable during 2000; 2,721,835 with a weighted average exercise price of $6.11 per share will become exercisable during 2001; and 4,440,750 with a weighted average exercise price of $6.19 per share will become exercisable during 2002 or subsequent periods.



      When the exercise price of an option is less than the deemed fair market value at the date of grant for options, compensation expense is recorded. Accordingly, for the fiscal year ended December 26, 1999, the Digital group had compensation expense as it relates to certain of the options granted by the Company's subsidiary, of $2,048,000 for the difference between the exercise price and the deemed fair market value of the underlying shares. For further information about the compensation expense related to these options, see Annex VI, "Financial Information--The Digital Group" to this Proxy Statement.



      RESTRICTED STOCK. The terms of the Digital Plan also provides for grants of shares of Digital stock in the form of restricted awards. Restricted stock refers to the award of shares that are subject to forfeiture if the recipient leaves the employ of the Times Company, with some exceptions, prior to the expiration of vesting periods (which must be at least one year) that are specified at the time of the grant. The shares may not be sold, pledged, or otherwise transferred until the applicable restricted period of the award has lapsed. No more than 100,000 shares of Digital stock may be granted as restricted stock.



      ADMINISTRATION. The Digital Plan will be administered by our compensation committee. Subject to the terms and conditions of the Digital Plan, the compensation committee is authorized to interpret the Digital Plan, construe terms, adopt rules and regulations, prescribe forms, make all determinations under the Digital Plan and, subject to such terms and conditions as they may establish, delegate authority to officers and managers of the Company or the Digital group.


NEW BENEFITS


      The Digital Options that will be granted in the future under the Digital Plan are not currently determinable. The following table sets forth information as of April 1, 2000 respecting Digital Options that will be granted as "Roll-over Options" to all executive officers named in the Summary

Compensation Table, all executive officers as a group, all non-employee directors as a group and all employees as a group.



NAME AND POSITION                                              OPTIONS
-----------------                                              -------
Arthur Sulzberger, Jr.
  Chairman of the Board and Publisher of THE NEW YORK
  TIMES.....................................................    100,000

Russell T. Lewis
  President and Chief Executive Officer.....................    100,000

Michael Golden
  Vice Chairman and Senior Vice President...................     50,000

John M. O'Brien
  Senior Vice President and Chief Financial Officer.........     50,000

Janet L. Robinson
  President and General Manager, THE NEW YORK TIMES.........     50,000

All executive officers of the Company,
  as a group (15 persons)...................................  2,490,000

All non-employee directors of the Company, as a group (11
  persons)..................................................     28,600

All other employees of the Company,
  as a group (490 persons)..................................  8,086,115


FEDERAL INCOME TAX CONSEQUENCES

      OPTIONS. The grant of a non-qualified stock option or an incentive stock option will not result in income for the participant or in a deduction for us.

      The exercise of a non-qualified stock option will generally result in compensation income for the participant and a deduction for us, in each case measured by the difference between the option price and the fair market value of the shares at the time of exercise.


      The exercise of an incentive stock option will not result in income to the participant if the participant (a) does not dispose of the shares within two years after the date of grant or one year after exercise and (b) is an employee of the Company from the date of the grant at least until three months before the exercise or until one year before the exercise in the event of permanent and total disability. If these requirements are met, the basis of the shares upon later disposition, in the case of an exercise for cash, will be the option price. Any gain will be taxed to the participant as long-term capital gain and we will not be entitled to a deduction. The excess of the market value of the shares on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. If the participant disposes of the shares prior to the expiration of either of the holding periods in
(a) above, the participant will recognize compensation income and we will be entitled to a deduction equal to the lesser of (i) the fair market value of the shares on the exercise date minus the option price, or (ii) the amount realized on the disposition minus the option price. Any gain in excess of the compensation income portion will be treated as long-term or short-term capital gain. If an optionee ceases to be our employee and exercises his option after the expiration of the period described in (b) above, the Digital Option will be deemed a non-qualified stock option for tax purposes.


      RESTRICTED STOCK. The grant of restricted stock will not result in income to the participant or in a deduction for us for federal income tax purposes, since the shares are subject to restrictions constituting a "substantial risk of forfeiture" as defined in the Code. Unless the participant elects to be taxed at the time he or she receives the shares, such participant will generally realize taxable

122

compensation income when the restrictions lapse. The amount of such income will be the fair market value of the shares on the date of such lapse of restrictions (or on the date of grant if the participant elects to be taxed at that time). Dividends paid on the shares during the restricted period will also be taxable compensation income to the participant when received by the participant. We will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.


      WITHHOLDING. When required by applicable law, withholding taxes due on the exercise of a Digital Option must be paid by the participant. In lieu of cash, the participant may elect to provide such required amount by delivering to us previously acquired shares having a fair market value equal to such amount.



      SECTION 162(M). A publicly held corporation, such as the Company, must satisfy certain conditions in order to retain its federal income tax deduction for compensation in excess of $1,000,000 per year paid to its chief executive officer or any of the four other executive officers whose compensation is required to be disclosed in its annual proxy statement. The provisions of the Digital Plan insures that the incentive compensation paid by us in connection with options can be deducted for federal income tax purposes under
Section 162(m) of the Code and the regulations issued thereunder by the Internal Revenue Service. However, compensation realized pursuant to restricted stock is not exempt from the provisions of Section 162(m) of the Code. If annual non-exempt compensation, including restricted stock, to any of the individuals described above exceeds $1,000,000 such excess amount would not be deductible by the Company.



      The discussion set forth above does not purport to be a complete analysis of all potential tax effects relevant to the Digital Plan. It is based on federal income tax law, regulations and rulings as of the date of this Proxy Statement, which are subject to change at any time.


AMENDMENTS; NON-EXCLUSIVITY


      The board may, in its discretion, amend the Digital Plan at any time; provided, however, that no amendment that would change the class of persons eligible to receive Digital Options or Digital Director Options, or increase the number of shares of Digital stock reserved for issuance under the Digital Plan, may be made unless such amendment is approved by the holders of a majority of the outstanding shares of Digital or NYT stock entitled to vote on such amendment, voting as a single class.



      Participation in the Digital Plan is not exclusive and does not prevent any participant from participating in any other compensation plan of the Digital group or the Company or from receiving any other compensation from us.


RECOMMENDATION AND VOTE REQUIRED

      The board of directors recommends a vote FOR the following resolution which will be presented to the Annual Meeting:


           RESOLVED, that the New York Times Digital Stock Incentive Plan, substantially in the form annexed to The New York Times Company's 2000 Proxy Statement, be, and the same hereby is, ratified, confirmed and approved.



      The affirmative vote of the holders of a majority of the outstanding shares of Class A and Class B stock cast at the Annual Meeting, in person or by proxy, voting together as a single class, is required for approval of this resolution. As a result, abstentions and broker non-votes will have no effect on the proposal.

--------------------------------------------------------------------------------
OTHER MATTERS
--------------------------------------------------------------------------------

DISCRETIONARY AUTHORITY TO VOTE PROXY

      Management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, the proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and the discretionary authority to do so is included in the proxy.

ANNUAL REPORT; ANNUAL REPORT ON FORM 10-K


      The Annual Report of the Company for the year 1999 accompanies this proxy statement and is also incorporated by reference. Our 1999 Annual Report on Form 10-K, as filed with the SEC, which includes audited financial statements, is included in our Annual Report.


      Stockholders who would like an additional copy of our 1999 Annual Report on Form 10-K may obtain it, free of charge, upon request to the Secretary of the Company.

SUBMISSION OF STOCKHOLDER PROPOSALS


      Stockholders who intend to present proposals at the 2001 Annual Meeting under SEC Rule 14a-8 must insure that such proposals are received by the
Secretary of the Company not later than       , 2001. Such proposals must meet
the requirements of the SEC to be eligible for inclusion in the Company's 2001 proxy materials. In order for a proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of SEC Rule 14a-4(c), such proposal must
be received prior to       , 2001.


By order of the Board of Directors


LAURA J. CORWIN
VICE PRESIDENT AND SECRETARY
New York, NY
April   , 2000

ANNEX I.  QUESTIONS AND ANSWERS ABOUT OUR TRACKING STOCK PROPOSALS

Q1:  WHY AM I RECEIVING THIS PROXY STATEMENT? WHAT ARE THE "TRACKING STOCK
    PROPOSALS"?


     A:  We are sending you this Proxy Statement in connection with the Annual
        Meeting of Stockholders to be held at 10:00 a.m., local time, on
                , May , 2000, at the Ford Center for the Performing Arts, 214 West 43rd Street, New York, NY 10036. At the Annual Meeting we will ask you to consider and approve the "tracking stock proposals" described in this proxy statement. The tracking stock proposals would allow us to amend and restate our certificate of incorporation to:


           - Increase the number of authorized shares of common stock from
             300,847,158 to             ;


           - Authorize the board of directors to issue three classes of common stock: Class A and Class B (or "NYT") stock, which are intended to reflect the performance of the NYT group and Class C (or "Digital") stock, which is intended to reflect the performance of the Digital group; and


           - Specify the terms and provisions applicable to the Class C stock, and amend the terms and provisions applicable to the outstanding Class A stock and Class B stock.


        The tracking stock proposals also include a new stock incentive plan for the Digital group.


Q2:  WHAT IS "TRACKING STOCK"?


     A: "Tracking stock" is a type of common stock that the issuing company intends to reflect (or "track") the performance of a particular business. As mentioned above, we propose creating a class of tracking stock, to be designated as "Digital stock," to track our Digital operations, and to reclassify the existing Class A stock and Class B stock, referred to as "NYT stock," to track our other operations. The NYT group will also include a retained interest in the Digital group. We cannot assure you that the market value of NYT stock will in fact reflect the performance of the NYT group or that the market value of Digital stock will reflect the performance of the Digital group as we intend. Neither the Digital group nor the NYT group is a separate legal entity. Holders of NYT stock and holders of Digital stock will be common stockholders of The New York Times Company and, as such, will be subject to all risks associated with an investment in us and all of our businesses, assets and liabilities. Holders of NYT stock and Digital stock have no rights to any specific assets of the NYT group or the Digital group, but all holders will have an interest in the residual net assets of the Company.



Q3:  HOW WILL YOU INITIALLY ISSUE DIGITAL STOCK? HOW MANY SHARES WILL YOU
    INITIALLY ISSUE AND WHEN?



     A:  We currently plan to offer to the public (including certain existing holders of Class B stock, who have statutory pre-emptive rights, certain members of the Ochs/Sulzberger family, employees of the NYT group and directors of the Company), for cash, shares of Digital stock intended to
        represent approximately   % of the equity attributed to the Digital
        group. The net proceeds from that offering will be attributed to the Digital group and used by it for general corporate purposes, including promotion and advertising, domestic and international expansion and strategic alliances, investments and acquisitions (although we have no current plans for such alliances, investments or acquisitions). However, we could choose to conduct the offering at a later time, or not to make the offering at all, depending on the circumstances at the time, or we could choose to issue Digital stock in another manner.


Q4:  HOW WILL YOU IMPLEMENT THE TRACKING STOCK PROPOSALS AND RE-CLASSIFY MY
    COMMON STOCK?


     A: We will implement the tracking stock proposals by filing an amendment to our certificate of incorporation, which amendment will authorize the Digital stock and re-classify our existing common stock.


Q5:  WHAT HAPPENS TO MY COMMON STOCK WHEN YOU IMPLEMENT THE TRACKING STOCK
    PROPOSALS? DO I NEED TO TURN IN MY STOCK CERTIFICATES?

     A: Upon the filing of the amendment to the certificate of incorporation implementing the tracking stock proposals, your shares automatically will be re-classified into an equal number of shares of Class A stock or Class B stock, as the case may be, and your existing stock certificates will automatically represent shares of the new stock. SINCE THE RE-CLASSIFICATION IS AUTOMATIC, YOU DO NOT NEED TO SEND IN YOUR STOCK CERTIFICATES OR MAKE ANY NOTATIONS REFLECTING THE CHANGE.

Q6:  WHY ARE YOU IMPLEMENTING THE TRACKING STOCK PROPOSALS?

     A:  Primarily for the following reasons:


           - the proposals will permit the market to review separate information about the NYT group and the Digital group and to separately value NYT stock and Digital stock. This should encourage investors and analysts to focus more attention on NYT and Digital. We believe this may result in greater market recognition of the value of NYT and Digital;



           - the proposals will allow investors to invest in Digital stock, Class A stock (the class of NYT stock that is publicly traded) or both classes, depending on their particular investment objectives;



           - the proposals will allow us to issue stock options exercisable for publicly traded Digital stock, thereby providing more focused incentives to Digital management, consultants and employees;



           - the proposals will provide us with greater flexibility to raise capital and respond to strategic opportunities (including acquisitions) because they will allow us to issue either Digital stock or Class A stock as appropriate under the circumstances; and



           - the proposals will allow us to realize some of the value of the Digital group while preserving the financial, tax, operational, strategic and other benefits of being a single consolidated entity.



Q7:  WILL THE CLASS A STOCK CONTINUE TO BE LISTED ON THE NEW YORK STOCK
    EXCHANGE? HOW ABOUT THE      STOCK?



     A:  Our existing Class A stock will continue to trade on the New York Stock
        Exchange under the symbol "NYT." We intend to apply to list the Digital stock on the New York Stock Exchange.

Q8:  WHAT VOTING RIGHTS WILL I HAVE?


     A: The voting rights of the Class A stock and the Class B stock as specified in the current certificate of incorporation will remain unchanged; however, the holders of Digital stock will have the right to vote together as a class with the holders of Class A stock on those matters on which the holders of Class A stock are entitled to vote. The Class A stock is generally entitled to elect 30% of the board of directors and to vote, together with the Class B stock, to approve certain acquisitions involving related parties or the issuances of stock, the reservation of shares for option plans and to approve the appointment of our independent auditors. Each share of Digital stock will entitle its holder, for any particular vote, to a number of votes (or fraction thereof) equal to the market value of a share of Digital stock divided by the market value of a share of Class A stock or such lesser number (or fraction thereof) such that the Digital stock, as a whole, can cast no more than 40% of the votes cast by the holders of Class A stock and Digital stock in any election.


Q9:  WHAT ARE THE U.S. FEDERAL TAX CONSEQUENCES OF THE TRACKING STOCK PROPOSALS?


     A: We believe that neither you nor The New York Times Company will recognize any income, gain or loss for federal income tax purposes as a result of the re-classification of our existing common stock into NYT stock or the issuance of Digital stock. There are, however, no court decisions bearing directly on similar transactions and the Internal Revenue Service has announced that it will not issue advance rulings on the federal income tax consequences of such transactions.


Q10: DO YOU INTEND TO PAY DIVIDENDS?


     A: We do not expect to pay any dividends on Digital stock for the foreseeable future. We do not expect to change our dividend policy with respect to our Class A stock and Class B stock as a result of the tracking stock proposals.


Q11: WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?


     A: The board of directors has carefully considered and unanimously approved the tracking stock proposals described in the proxy statement and recommends that you vote FOR the amended and restated certificate of incorporation and FOR adoption of the new Digital Stock Incentive Plan.


Q12: WHAT VOTE IS REQUIRED TO APPROVE THE TRACKING STOCK PROPOSALS?


     A: Our certificate of incorporation and the laws of the State of New York permit us (1) to effect the amendment to the certificate of incorporation if we obtain the affirmative vote of (a) holders of shares of our existing Class A stock and (b) holders of shares of our existing Class B stock, representing a majority of the votes of all outstanding shares of each class, voting as separate classes, entitled to vote thereon; and (2) to adopt the Digital Stock Incentive Plan and reserve shares for options granted thereunder if we obtain the affirmative vote of (a) holders of shares of our existing Class A stock and (b) holders of shares of our existing Class B stock, representing a majority of the votes of both classes cast at a meeting of stockholders, voting together as a single class, entitled to vote thereon.

ANNEX II.

                              THE NEW YORK TIMES COMPANY

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                              Amended and Restated
                              on

                          CERTIFICATE OF INCORPORATION
                                       OF
                           THE NEW YORK TIMES COMPANY

                                     FIRST

    The name of the Corporation is The New York Times Company.

                                     SECOND

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any official, department, board, agency or other body without such approval or consent first being obtained.

                                     THIRD

    The Capital Stock consists of             shares, of which 200,000 shares of
the par value of One Dollar ($1) each shall be Serial Preferred Stock;
            shares of the par value of Ten Cents (10 CENTS) each shall be
Class A Common Stock; 847,158 shares of the par value of Ten Cents (10 CENTS)
each shall be Class B Common Stock;             shares of the par value of Ten
Cents (10 CENTS) each shall be Class C Common Stock.

                                     FOURTH

    The designations, preferences, privileges and voting powers of the shares of each class and the restrictions or qualifications thereof are as follows:

    1.  SERIAL PREFERRED STOCK.

    (a) Subject to applicable provisions of law and to the provisions of this Certificate of Incorporation, authority is hereby expressly granted to and vested in the Board of Directors, to the extent permitted by and upon compliance with the provisions set forth in the law of the State of New York, to issue the Serial Preferred Stock from time to time in one or more series, each series to be attributable to such Group (as defined in Article FOURTH) and to have such relative rights, preferences, limitations or restrictions, and bear such designations, as shall be determined and stated prior to the issuance of any shares of any such series in and by a resolution or resolutions of the Board of Directors authorizing the issuance of such series, including without limitation:

        (1) The number of shares to constitute such series and the distinctive designation thereof;

        (2) The dividend rate or rates to which the shares of such series shall be entitled and whether dividends shall be cumulative and, if so, the date from which dividends shall accumulate, and the quarterly dates on which dividends, if declared, shall be payable;

        (3) Whether the shares of such series shall be redeemable, the limitations and restrictions in respect of such redemptions, the manner of selecting shares of such series for redemption if less than all shares are to be redeemed, and the amount per share, including the premium, if any, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different in respect of shares redeemed through the operation of any retirement or sinking fund and in respect of shares otherwise redeemed;

        (4) Whether the holders of shares of such series shall be entitled to receive, in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, an amount equal to the dividends accumulated and unpaid thereon, whether or not earned or declared, but without interest;

        (5) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, whether such fund shall be cumulative or noncumulative, the extent to and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes, and the terms and provisions in respect of the operation thereof;

        (6) Whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or series thereof or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

        (7) The voting powers, if any, of the shares of such series in addition to the voting powers provided by law;

        (8) Any other rights, preferences, limitations or restrictions not inconsistent with law or the provisions of this Certificate of Incorporation.

    (b) All shares of any one series of Serial Preferred Stock shall be identical with each other in all respects, except that in respect of any series entitled to cumulative dividends, shares of such series issued at different times may differ as to the dates from which such dividends shall be cumulative.

    (c) The shares of Serial Preferred Stock shall be issued for a consideration of at least One Hundred Dollars ($100) per share, and the stated capital allocable to each such issued share be at least One Hundred Dollars ($100).

    2.  VOTING RIGHTS.

    (a) The holders of the Class A Common Stock and Class C Common Stock shall be entitled to vote in the election of 30% of the Board of Directors proposed to be elected at any meeting of stockholders held for that purpose (or the nearest larger whole number if such percentage is not a whole number), voting together and not as separate classes; and the holders of the Class B Common Stock shall be entitled to vote in the election of the balance of the Board of Directors proposed to be elected at any such meeting, voting separately and as a class. In such elections, (i) holders of Class A Common Stock shall be entitled to one vote per share of Class A Common Stock held, (ii) holders of Class B Common Stock shall be entitled to one vote per share of Class B Common Stock held, and
(iii) holders of Class C Common Stock shall be entitled to a number of votes per share of Class C Common Stock held (calculated to five decimal places) equal to the average Market Value (as hereinafter defined) of a share of Class C Common Stock divided by the average Market Value of a share of Class A Common Stock during the 20 consecutive Trading Day (as hereinafter defined) period ending on (and including) the 5th Trading Day before the applicable record date; provided, however, that, in the event that the foregoing calculation results in the holders of Class C Common Stock holding in excess of 40% of the total voting power of all outstanding shares of Class A Common Stock and Class C Common Stock, the vote of each share of Class C Common Stock shall be reduced to the highest vote (calculated to five decimal places) such that all outstanding shares of Class C Common

Stock in the aggregate represent no more than 40% of the total voting power of all outstanding shares of Class A Common Stock and Class C Common Stock (number of votes per share determined pursuant to this clause (iii) being herein referred to as the "Class C Per Share Vote Amount").

    (b) The holders of the Class A Common Stock, the holders of the Class B Common Stock and (to the extent determined by the Board of Directors in determining the rights of any series of Serial Preferred Stock issued pursuant to Section 1 hereof) the holders of the shares of any series of Serial Preferred Stock shall be entitled to one vote per share and the holders of Class C Common Stock shall be entitled to the Class C Per Share Vote Amount per share, voting together and not as separate classes, upon:

        (1) The matters specifically set forth in Section 2(e) of this Article FOURTH; and

        (2) Any proposal submitted to a vote of stockholders in connection with the ratification of the selection of independent auditors of the Company.

    (c) Authorization by a majority of the votes cast at a meeting of stockholders by holders of Class A Common Stock and by holders of Class B Common Stock, voting separately, shall be required for the redemption of Class C Common Stock pursuant to Section 9 of this Article FOURTH.

    (d) Except as provided in Sections 1, 2(a), 2(b), 2(c) and, 2(e) of this Article FOURTH and as otherwise required by the laws of the State of New York, the entire voting power shall be vested solely and exclusively in the holders of Class B Common Stock, the holders of Class B Common Stock to be entitled to one vote for each one share thereof held upon all matters requiring a vote of stockholders of the Corporation and the holders of the Class A Common Stock and Class C Common Stock shall have no voting power, and shall not have the right to participate in any meeting of stockholders or to have notice thereof.

    (e) Authorization by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon shall be required for any one or more of the following actions, unless the Corporation shall, prior to any such action, receive in writing the consent of any stock exchange or automated quotation system upon which the Class A Common Stock or Class C Common Stock may be listed or quoted to such action without authorization of stockholders, or unless at the time of such action no shares of stock of the Corporation are listed upon any stock exchange:

        (1) Reservation of any shares of capital stock of the Corporation for options granted or to be granted to officers, directors or employees of the Corporation;

        (2) The acquisition of the stock or assets of any other company in the following circumstances:

                 (i) If any officer, director or holder of 10% or more of any class of voting securities of the Corporation has an interest, directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction;

                 (ii) If the transaction involves the issuance of Class A Common Stock or Class B Common Stock or securities (other than Class C Common Stock) convertible into or exchangeable for any of them, or any combination thereof, and if the aggregate number of shares of Class A or Class B Common Stock so to be issued together with the Class A or Class B Common Stock which could be issued upon conversion or exchange of such securities approximates (in the reasonable judgment of the Board of Directors) 20% or more of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such transaction;


                 (iii) If the transaction involves the issuance of Class C Common Stock or securities (other than Class A Common Stock or
           Class B Common Stock) convertible into or exchangeable for Class C Common Stock, or any combination thereof, and if the aggregate number of shares of Class C Common Stock so to be issued together with the shares of Class C Common Stock which could be issued upon conversion of such securities approximates (in the reasonable judgment of the Board of Directors) 20% or more of the aggregate number of shares of Class C Common Stock outstanding immediately prior to such transactions plus the Number of Shares of Class C Common Stock Issuable With Respect to the NYT Group's Retained Interest in the Digital Group (as hereinafter defined) immediately prior to such transaction;


                 (iv) If the transaction involves the issuance of Class A Common Stock or Class B Common Stock and any additional consideration, and if the value of the aggregate consideration so to be issued (including the value of any Class A or Class B Common Stock which may be issuable in the future in accordance with the terms of the transaction) has in the reasonable judgment of the Board of Directors a combined fair value of approximately 20% or more of the aggregate Market Value of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such transaction; or


                 (v) If the transaction involves the issuance of Class C Common Stock and any additional consideration, and if the value of the aggregate consideration so to be issued (including the value of any Class C Common Stock which may be issuable in the future in accordance with the terms of the transaction) has in the reasonable judgment of the Board of Directors a combined fair value of approximately 20% or more of the aggregate Market Value of the shares of Class C Common Stock outstanding immediately prior to such transaction plus the Market Value of a share of Class C Common Stock times the Number of Shares of Class C Common Stock Issuable With Respect to the NYT Group's Retained Interest in the Digital Group immediately prior to such transaction.


    3. PREEMPTIVE RIGHTS. Except for the holders of Class B Common Stock, no holder of any share of any class or series of stock of the Corporation shall have any preemptive or other rights to subscribe for or purchase any shares of any class or any notes, debentures, bonds or any other securities of the Corporation, whether now or hereafter authorized and whether or not convertible into, or evidencing or carrying options, warrants or rights to purchase, shares of any class or any notes, debentures, bonds or any other securities now or hereafter authorized, and whether the same shall be issued for cash, services or property, or by way of dividend or otherwise.

    4. REDEMPTION OF COMMON STOCK. Whenever any shares of Class A Common Stock, Class B Common Stock (subject to Section 7 of this Article FOURTH) or Class C Common Stock of the Corporation shall have been redeemed, purchased or otherwise reacquired, the Board of Directors shall be authorized either to eliminate such shares from the authorized number of shares of the Corporation or to restore such shares to the status of authorized but unissued shares.

    5. DIVIDENDS. Subject to any preferences and relative, participating, optional or other special rights of any outstanding series of preferred stock of the Corporation and any qualifications or restrictions on any class of Common Stock created thereby, dividends may be declared and paid upon any class of Common Stock, upon the terms with respect to each such class, and subject to the limitations provided for below in this Section 5, as the Board of Directors may determine.


    (a) Dividends on any class of Common Stock may be declared and paid only out of the lesser of (1) the funds of the Corporation legally available therefor and
(2) the Available Dividend Amount (as hereinafter defined) for the Group to which such class of Common Stock relates. (For purposes of this Certificate of Incorporation Class A Common Stock and Class B Common Stock relate to the NYT Group and Class C Common Stock relates to the Digital Group.)


    (b) The Board of Directors, subject to the provisions of Section 5(a), may at any time declare and pay dividends exclusively on the Class A and Class B Common Stock or on the Class C Common Stock, or on the Class A and B Common Stock and the Class C Common Stock, in equal or unequal amounts, notwithstanding the amount of dividends previously declared on any class, the respective voting or liquidation rights of any class or any other factor; provided, however, that subject to the provisions of Section 5(c), if dividends are declared on the Class A or the Class B Common Stock, dividends in an equal amount per share must be declared simultaneously on each of the Class A and the Class B Common Stock.

    (c) Except as permitted by Sections 6-9, the Board of Directors may declare and pay dividends or distributions of shares of any class or series of Common Stock (or securities convertible into or exchangeable or exercisable for shares of any class or series of Common Stock) on shares of a class of Common Stock or on shares of a class or series of preferred stock of the Corporation only as follows:

        (1) dividends or distributions of shares of a class or series of Common Stock (or securities that are convertible into or exchangeable or exercisable for shares of a class or series of Common Stock) on shares of the same class or series of Common Stock;

        (2) dividends or distributions of Class A or Class B Common Stock (or securities that are convertible into or exchangeable or exercisable for shares of Class A or Class B Common Stock) on shares of preferred stock attributed to the NYT Group (as hereinafter defined);


        (3) dividends or distributions of Class C Common Stock (or securities that are convertible into or exchangeable or exercisable for shares of Class C Common Stock) on shares of preferred stock attributed to the Digital Group; and



        (4) dividends or distributions of shares of Class C Common Stock on shares of Class A Common Stock and Class B Common Stock or on shares of preferred stock attributed to the NYT Group, but only if the sum of (1) the number of shares of Class C Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exchange or exercise of any securities to be so issued) and (2) the number of shares of Class C Common Stock which are issuable upon conversion, exchange or exercise of any securities then outstanding that are attributed to the NYT Group is less than or equal to the Number of Shares of Class C Common Stock Issuable with Respect to the NYT Group's Retained Interest in the Digital Group.


    For purposes of this Section 5(c), any outstanding securities that are convertible into or exchangeable or exercisable for any other securities which are themselves convertible into or exchangeable or exercisable for any class or series of Common Stock (or other securities that are so convertible, exchangeable or exercisable) shall be deemed to have been converted, exchanged or exercised in full for such securities.

    6. MANDATORY DIVIDEND, REDEMPTION OR EXCHANGE ON DISPOSITION OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF A GROUP.

    (a) In the event of a Disposition (as hereinafter defined) (other than an Exempt Disposition (as hereinafter defined)), the Corporation shall, on or prior to the 85th Trading Day after the Disposition Date (as hereinafter defined), provided that the funds of the Corporation are legally available therefor, either:

        (1) declare and pay a dividend to holders of the class or classes of Common Stock that relates to the Group that consummated such Disposition (in cash, securities (other than Common Stock) or other property or a combination thereof), subject to the limitations on dividends set forth under Section 5 of this Article FOURTH, in an aggregate amount having a Fair Value (as hereinafter defined) (determined as of the Disposition Date) equal to the product of the Outstanding Interest Fraction (as hereinafter defined) with respect to such Group (determined as of the record date for such dividend) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds (as hereinafter defined) of such Disposition;

        (2) redeem from holders of the class or classes of Common Stock that relates to the Group that consummated such Disposition, in exchange for cash, securities (other than Common Stock) or other property (or a combination thereof) in an amount equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the redemption date) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition, all of the outstanding shares of such class or classes of Common Stock (unless such Disposition involves less than all, of the assets attributed to such Group, in which case, a number of shares of such class or classes of Common Stock (rounded, if necessary, to a whole number and in the case of NYT, pro rata among the Class A Common Stock and the Class B Common Stock based on the number of shares of each issued and outstanding on the redemption date) having an aggregate average Market Value, during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition Date, equal to such amount); or


        (3) issue, in exchange for each outstanding share of the class or classes of Common Stock that relates to the Group that consummated such Disposition, a number of shares (calculated to five decimal places) of Class A Common Stock in the case of a Disposition involving the Digital Group, or Class C Common Stock in the case of a Disposition involving NYT, in either case having an aggregate average Market Value equal to 110% of the average Market Value of a share of the class or classes of Common Stock that relates to that Group during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition Date.



    (b) At any time within one year after completing any dividend or partial redemption pursuant to Section 6(a)(1) or 6(a)(2), the Corporation may issue, in exchange for each remaining outstanding share of the class or classes of Common Stock that relates to the Group that consummated the applicable Disposition, a number of shares (calculated to five decimal places) of Class A Common Stock in the case of a Disposition involving Digital, or Class C Common Stock in the case of a Disposition involving NYT, in either case having an aggregate average Market Value equal to 110% of the average Market Value of a share of the class or classes of Common Stock that relates to that Group during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of exchange to holders of the relevant series.

    (c) For purposes of this Section 6, if a Group consummates a Disposition in a series of related transactions, such Disposition shall not be deemed to have been completed until consummation of the last of such transactions.

    7. CONVERSION OF CLASS B COMMON STOCK FOR CLASS A COMMON STOCK AT THE OPTION OF THE CLASS B COMMON STOCKHOLDERS.

    (a) Each share of Class B Common Stock may at any time be converted, at the option of the holder thereof, into one fully paid and non-assessable (except to the extent provided in Section 630 of the Business Corporation Law) share of Class A Common Stock. Such right shall be exercised by the surrender of the certificate representing such share of Class B Common Stock to be converted at the office of the transfer agent of the Corporation (the "Transfer Agent") during normal business hours accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) an instrument of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and funds in the amount of any applicable transfer tax (unless provision satisfactory to the Corporation is otherwise made therefor), if required pursuant to Section 7(c).

    (b) As promptly as practicable after the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in Section 7(a) and the payment in cash of any amount required by the provisions of Sections 7(a) and (c), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of fully paid and non-assessable (except to the extent provided in Section 630 of the Business Corporation Law) shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock, and all rights of the holder of such shares of Class B Common Stock as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

    (c) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid.

    (d) When shares of Class B Common Stock have been converted, they shall be canceled and not reissued.

    8.  OPTIONAL EXCHANGE OF CLASS A COMMON STOCK FOR CLASS C COMMON STOCK.

    (a) Subject to Section 8(b), at any time on or after January 1, 2003, the Board of Directors may declare that each outstanding share of Class C Common Stock shall be exchanged, as of the exchange date described below, for a number of fully paid and non-assessable (except to the extent provided in Section 630 of the Business Corporation Law) shares (calculated to five decimal places) of Class A Common Stock having an aggregate average Market Value equal to the Redemption Percentage of the aggregate average Market Value of an outstanding share of Class C Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of exchange to holders of the Class C Common Stock.

    (b) If a Tax Event (as hereinafter defined) has occurred, the Board of Directors may, at any time, before, on or after January 1, 2003, declare the exchange pursuant to Section 8(a). "Tax Event" means the receipt by the Corporation of an opinion of tax counsel experienced in such matters, who shall not be an employee of the Corporation or any of its affiliates, to the effect that, as a result of any amendment to, or change in, the laws (or any regulations thereunder) of the United States (including any announced proposed change by an administrative agency in such regulations), or as a result or any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for United States federal income tax purposes (1) the Corporation or its subsidiaries, or any of its successors or its stockholders is, or at any time in the future will be, subject to tax upon the issuance of shares of either
Class A or Class B Common Stock or Class C Common Stock (including upon the issuance of shares of one class of stock in respect of, or in exchange for, shares of another class of stock) or (2) any of the Class A Common Stock, Class B Common Stock or Class C Common Stock is not, or at any time in the future will not be, treated solely as stock of the Corporation. For purposes of rendering such opinion, tax counsel shall assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, tax counsel shall render an opinion only in the event of enactment.

    9.  REDEMPTION IN EXCHANGE FOR STOCK OF A SUBSIDIARY.


    (a) At any time at which all of the assets and liabilities included in Digital are held directly or indirectly by a Subsidiary of the Corporation that
(i) holds no other material assets or liabilities and (ii) has a capitalization consisting of Digital Subsidiary Class A Common Stock and Digital Subsidiary Class B Common Stock (the "Digital Subsidiary"), the Board of Directors may, subject to the availability of assets of the Corporation legally available therefor, redeem, on a pro rata basis, as of the exchange date described below, all of the outstanding shares of Class C Common Stock in exchange for an aggregate number of outstanding fully paid and non-assessable (except as provided by applicable law) shares of Digital Subisdiary Class A Common Stock equal to the product of the Outstanding Interest Fraction with respect to Digital (determined as of the exchange date) and the aggregate number of shares of all classes or series of common stock of such Digital Subsidiary as will be outstanding immediately following such exchange.



    (b) In effecting such a redemption under this Section 9, the Corporation shall concurrently distribute the remaining stock of the Digital Subsidiary to its then existing Class A and Class B stockholders, with the holders of Class A Common Stock receiving shares of Digital Subsidiary Class A Common Stock and the holders of Class B Common Stock receiving shares of Digital Subsidiary Class B Common Stock (based on the relative number of the then outstanding shares of Class A and B Common Stock).

    10.  GENERAL DIVIDEND, EXCHANGE AND REDEMPTION PROVISIONS.


    (a) If the Corporation completes a Disposition (other than an Exempt Disposition), the Corporation shall, not later than the 10th Trading Day after the applicable Disposition Date, issue a press release specifying (w) the Net Proceeds of such Disposition, (x) the number of shares of the class or classes of Common Stock related to the Group that consummates such Disposition then outstanding, (y) the number of shares of such class or classes of Common Stock issuable upon conversion, exchange or exercise of any convertible or exchangeable securities, options or warrants and the range of conversion, exchange or exercise prices thereof and (z) if the Group is the Digital Group, the Number of Shares of Class C Common Stock Issuable with Respect to the NYT Group's Retained Interest in the Digital Group. The Corporation shall, not more than 40 Trading Days after such consummation, announce by press release which of the actions specified in Section 6(a) of this Article FOURTH it has determined to take, and upon making that announcement, that determination will be irrevocable. In addition, the Corporation shall, not more than 40 Trading Days after such consummation and not less than 10 Trading Days before the applicable payment date, redemption date or exchange date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying:


        (1) if the Corporation has determined to declare a dividend as contemplated by Section 6(a)(1) of this Article FOURTH, (i) the record date for such dividend, (ii) the payment date of such dividend (which cannot be more than 85 Trading Days after such Disposition Date), (iii) the Net Proceeds of such Disposition and (iv) the type of property to be paid in such dividend and the approximate per share amount thereof;

        (2) if the Corporation has determined to undertake a redemption as contemplated by Section 6(a)(2) of this Article FOURTH, (i) the date of redemption (which cannot be more than 85 Trading Days after such Disposition
    Date), (ii) the Net Proceeds of such Disposition, (iii) the type of property to be paid as a redemption price and the approximate per share amount thereof, (iv) if less than all shares of the relevant class or classes of Common Stock are to be redeemed, the approximate number of shares to be redeemed and (v) the place or places where certificates for shares of such class or classes of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the cash, securities or other property to be paid by the Corporation in such redemption; and

        (3) if the Corporation has determined to undertake an exchange as contemplated by Section 6(a)(3) of this Article FOURTH, (i) the date of exchange (which cannot be more than 85 Trading Days after such Disposition
    Date), (ii) the number of shares of Class A Common Stock or Class C Common Stock, as the case may be, to be issued in exchange for each outstanding share of the class or classes of Common Stock being redeemed and (iii) the place or places where certificates for shares of such class or classes of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the Common Stock to be issued by the Corporation in such exchange.

    (b) If the Corporation has determined to complete an exchange of Class A Common Stock for Class C Common Stock described in Section 8 or 9 of this Article FOURTH, the Corporation shall, not less than 10 Trading Days and not more than 30 Trading Days before the exchange date, send a notice by first-class mail, postage prepaid, to holders of the Class C Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying (x) the exchange date and the other terms of the exchange and (y) the place or places where certificates for shares of Class C Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered for delivery of the stock to be issued or delivered by the Corporation in such exchange.

    (c) Neither the failure to mail any notice required by this Section 10 to any particular holder nor any defect therein shall affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or exchange contemplated hereby.

    (d) If the Corporation is redeeming less than all of the outstanding shares of a class of Common Stock pursuant to Section 6 of this Article FOURTH, the Corporation shall redeem such shares of such class pro rata or by lot or by such other method as the Board of Directors determines to be equitable.

    (e) No holder of shares of a class of Common Stock being exchanged or redeemed shall be entitled to receive any cash, securities or other property to be distributed in such exchange or redemption until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as the Corporation shall specify (unless the Corporation waives such requirement). As soon as practicable after the Corporation's receipt of certificates for such shares, the Corporation shall deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person shall be entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of Common Stock represented by any one certificate is exchanged or redeemed, the Corporation shall also issue and deliver a new certificate for the shares of such Common Stock not exchanged or redeemed.

    (f) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of Common Stock upon any exchange, redemption, dividend or other distribution described above. If more than one share of Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such exchange, redemption, dividend or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, the Corporation shall, if such fractional shares or securities are not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof (without interest).

    (g) From and after the date set for any exchange or redemption contemplated by Section 6, 8 or 9, all rights of a holder of shares of Common Stock being exchanged or redeemed shall cease, except for the right, upon surrender of the certificates theretofore representing such shares, to receive the cash, securities or other property for which such shares were exchanged or redeemed, together with any fractional payment as provided above, in each case without interest (and, if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend). A holder of shares of Common Stock being exchanged shall not be entitled to receive any dividend or other distribution with respect to shares of the other series of Common Stock until after certificates theretofore representing the shares being exchanged are surrendered as contemplated above.

    Upon such surrender, the Corporation shall pay to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the exchange, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the other series of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the date set for any exchange, the Corporation shall, however, be entitled to treat the certificates for shares of a series of Common Stock being exchanged that were not yet surrendered for exchange as evidencing the ownership of the number of whole shares of the other series of Common Stock for which the shares of such Common Stock should have been exchanged, notwithstanding the failure to surrender such certificates.

    (h) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any exchange or redemption contemplated by Section 6, 8 or 9; provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to the Corporation the amount of any such tax, or establishes to the satisfaction of the Corporation that such tax has been paid.

    (i) The Corporation may, subject to applicable law, establish such other rules, requirements and procedures to facilitate any dividend, redemption or exchange contemplated by Section 6, 8 or 9 as the Board of Directors may determine to be appropriate under the circumstances.

    11. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of each class or series of Common Stock shall be entitled to receive their proportionate interests in the net assets of the Corporation, if any, remaining for distribution to stockholders, after payment of or provision for all liabilities, including contingent liabilities, of the Corporation and payment of the liquidation preference payable to any holders of the Corporation's Serial Preferred Stock, if any such stock is outstanding, as hereinafter provided. No shareholder will have any claim with respect to any particular asset of the Corporation. Each share of each class of Common Stock will be entitled to a share of net liquidation proceeds in proportion to the respective liquidation units per share of such class. Each share of Class A Common Stock and Class B Common Stock shall have one liquidation unit and each share of Class C Common Stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient (rounded to five decimal places) of the average Market Value of one share of such Class C Common Stock during the 20 consecutive Trading Day period ending on, and including, the 5th Trading Day before the date of the first public announcement of (1) a voluntary liquidation, dissolution or winding-up of the Corporation or (2) the institution of any proceeding for the involuntary liquidation, dissolution or winding-up of the Corporation, divided by the average Market Value of one share of Class A Common Stock during such 20 Trading Day period; provided, however, that if at the beginning of this period there are no shares of Class A Common Stock or Class B Common Stock issued and outstanding, each share of Class C Common Stock shall have one liquidation unit. Neither the merger nor consolidation of the Corporation with any other entity, nor a sale, transfer or lease of all or any part of the assets of the Corporation, alone, shall be deemed a liquidation, dissolution or winding-up for purposes of this Section 11.


    12. ADJUSTMENTS TO NUMBER OF SHARES OF CLASS C COMMON STOCK ISSUABLE WITH RESPECT TO THE NYT GROUP'S RETAINED INTEREST IN THE DIGITAL GROUP. The Number of Shares of Class C Common Stock Issuable with Respect to the NYT Group's Retained Interest in the Digital Group, as in effect from time to time, shall, automatically without action by the Board of Directors or any other person, be:


    (a) adjusted in proportion to any changes in the number of outstanding shares of the Class C Common Stock caused by subdivisions (by stock split, reclassification or otherwise) or combinations (by reverse stock split, reclassification or otherwise) of shares of Class C Common Stock or by dividends or other distributions of shares of Class C Common Stock on shares of Class C Common Stock (and, in each such case, rounded, if necessary, to the nearest whole number);


    (b) decreased by (i) if the Corporation issues any shares of Class C Common Stock and the Board of Directors attributes that issuance (and the proceeds thereof) to the NYT Group, the number of shares of Class C Common Stock so issued, and (ii) if the Board of Directors re-allocates to the NYT Group any cash or other assets theretofore allocated to the Digital Group in connection with a redemption of shares of Class C Common Stock (as required pursuant to clause (ii) of the proviso to the definition of the NYT Group below) or in return for a decrease in the Number of Shares of Class C Common Stock Issuable with Respect to the NYT Group's Retained Interest in the Digital Group, the number (rounded, if necessary, to a whole number) equal to (x) the aggregate Fair Value of such cash or other assets divided by (y) the Market Value of one share of Class C Common Stock, in each case, as of the date of such re-allocation; and



    (c) increased by (i) if the Corporation repurchases any shares of Class C Common Stock and the Board of Directors attributes that repurchase (and the consideration therefor) to the NYT Group, the number of shares of Class C Common Stock so repurchased and (ii) if the Board of Directors re-allocates to the Digital Group any cash or other assets theretofore allocated to the NYT Group in return for an increase in the Number of Shares of Class C Common Stock Issuable with Respect to the NYT Group's Retained Interest in the Digital Group, the number (rounded, if necessary, to a whole number) equal to (x) the Fair Value of such cash or other assets divided by (y) the Market Value of one share of the Class C Common Stock, in each case, as of the date of such re-allocation.



    Neither the Corporation nor the Board of Directors shall take any action that would, as a result of any of the foregoing adjustments, reduce the Number of Shares of Class C Common Stock Issuable with Respect to the NYT Group's Retained Interest in the Digital Group to below zero. Subject to the preceding sentence, the Board of Directors may attribute the issuance of any shares of Class C Common Stock (and the proceeds therefrom) or the repurchase of any shares of Class C Common Stock (and the consideration therefor) to the NYT Group or to the Digital Group, as the Board of Directors determines in its sole discretion; provided, however, that the Board of Directors must attribute to the NYT Group the issuance of any shares of Class C Common Stock that are issued
(1) as a dividend or other distribution on, or as consideration for the repurchase of, shares of Class A or Class B Common Stock or (2) as consideration to acquire any assets or to satisfy any liabilities attributed to the NYT Group.


    13. ADDITIONAL DEFINITIONS. As used in this Article FOURTH, the following terms shall have the following meanings (with terms defined in singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires:

    "ALL OR SUBSTANTIALLY ALL OF THE ASSETS" of any Group means, with respect to any Disposition, a portion of such assets that represents at least 80% of the Fair Value (determined as of the Disposition Date) of the gross assets of such Group.

    "AVAILABLE DIVIDEND AMOUNT" means:


    For the NYT Group, on any day on which dividends are paid on shares of Class A Common Stock and Class B Common Stock, the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of Common Stock of the NYT Group under New York law, if (a) the NYT Group and the Digital Group were each a single, separate New York corporation, (b) the NYT Group had outstanding (i) a number of shares of common stock, par value $0.10 per share, equal to the number of shares of Class A Common Stock and Class B

Common Stock that are then outstanding and (ii) a number of shares of preferred stock, par value $1 per share, equal to the number of shares of Serial Preferred Stock that have been attributed to the NYT Group and are then outstanding,
(c) the assumptions about the Digital Group set forth in the next paragraph were true and (d) the NYT Group owned a number of shares of Common Stock of the Digital Group equal to the Number of Shares of Class C Common Stock Issuable with Respect to the NYT Group's Retained Interest in the Digital Group.



    For the Digital Group, on any day on which dividends are paid on shares of the Class C Common Stock, the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of Common Stock of the Digital Group under New York law, if the Digital Group were a single, separate New York corporation having outstanding (a) a number of shares of common stock, par value $0.10 per share, equal to the number of shares of Class C Common Stock that are then outstanding plus the Number of Shares of Class C Common Stock Issuable with Respect to the NYT Group's Retained Interest in the Digital Group and (b) a number of shares of preferred stock, par value $1 per share, equal to the number of shares of Serial Preferred Stock that have been attributed to the Digital Group and are then outstanding.


    "COMMON STOCK" means any Class A Common Stock, Class B Common Stock or Class C Common Stock.


    "DIGITAL GROUP" means (a) the Internet business division of the Corporation, including all of the businesses, assets and liabilities of the Corporation and its Subsidiaries allocated to the Digital Group as of the Effective Date,
(b) any assets or liabilities acquired or incurred by the Corporation or any of its Subsidiaries after the Effective Date in the ordinary course of business and attributable to the Digital Group, (c) any businesses, assets or liabilities acquired or incurred by the Corporation or any of its Subsidiaries after the Effective Date and allocated to the Digital Group and (d) the rights and obligations of the Digital Group under any inter-group debt deemed to be owed to or by the Digital Group (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors); provided, however, that: (i) the Corporation may re-allocate assets from one Group to the other Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and
(ii) if the Corporation transfers cash, other assets or securities to holders of shares of Class C Common Stock as a dividend or other distribution on shares of Class C Common Stock (other than a dividend or distribution payable in shares of Class C Common Stock), or as payment in a redemption required by Section 6 of this Article FOURTH, then the Board of Directors shall re-allocate from the Digital Group to the NYT Group cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred multiplied by the Retained Interest Amount as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.



    "DIGITAL SUBSIDIARY CLASS A COMMON STOCK" means a class of common stock of the Digital Subsidiary that has voting rights with respect to the Digital Subsidiary that are identical in all material respects to the voting rights with respect to the Corporation of the Corporation's Class A Common Stock.



    "DIGITAL SUBSIDIARY CLASS B COMMON STOCK" means a class of common stock of the Digital Subsidiary that has voting rights with respect to the Digital Subsidiary that are identical in all material respects to the voting rights with respect to the Corporation of the Corporation's Class B Common Stock.

    "DISPOSITION" means a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or otherwise) of All or Substantially All of the Assets of a Group to one or more Persons, in one transaction or a series of related transactions.

    "DISPOSITION DATE" means, with respect to any Disposition, the date of consummation of such Disposition.

    "EFFECTIVE DATE" means the date on which the amendment to the Certificate of Incorporation of the Corporation authorizing Class C Common Stock first becomes effective under New York law.

    "EXEMPT DISPOSITION" means any of the following:

    (a) a Disposition in connection with the liquidation, dissolution or winding-up of the Corporation and the distribution of assets to stockholders;

    (b) a Disposition to any Person controlled by the Corporation (as determined by the Board of Directors in its sole discretion);

    (c) a Disposition by any Group for which the Corporation (or a wholly-owned Subsidiary or Subsidiaries) receives consideration primarily consisting of equity securities (including, without limitation, capital stock of any kind, interests in a general or limited partnership, interests in a limited liability company or debt securities convertible into or exchangeable for, or options or warrants to acquire, any of the foregoing, in each case without regard to the voting power or other management or governance rights associated therewith) of an entity that is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by such Group prior to the Disposition, as determined by the Board of Directors in its sole discretion;


    (d) a dividend, out of the Digital Group's assets, to holders of Class C Common Stock and a re-allocation of a corresponding amount of the Digital Group's assets to the NYT Group as required pursuant to clause (ii) of the proviso to the definition of the NYT Group;


    (e) a dividend, out of the NYT Group's assets, to holders of Class A Common Stock and Class B Common Stock; and


    (f) any other Disposition, if (i) at the time of the Disposition, there are no shares of any class of Common Stock outstanding other than the class or classes of Common Stock relating to the Group that consummated such Disposition,
(ii) at the time of the Disposition, there are no shares of the class or classes of Common Stock relating to the Group that consummated such Disposition outstanding or (iii) in the case of the Digital Group, before the 40th Trading Day following the Disposition, the Corporation has mailed a notice stating that it is exercising its right to exchange all of the outstanding shares of Class C Common Stock for newly issued shares of Class A Common Stock as contemplated under Section 8.


    "FAIR VALUE" means (a) in the case of cash, the amount thereof, (b) in the case of capital stock that has been Publicly Traded for a period of at least
15 months, the Market Value thereof as of the date of determination or, if that date is not a Trading Day, the most recent Trading Date prior thereto and
(c) in the case of other assets or securities or capital stock that has not been Publicly Traded for at least 15 months, the fair market value thereof as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders).


    "GROUP" means the NYT Group or the Digital Group.

    "MARKET VALUE" of a share of any class or series of capital stock on any Trading Day means the average of the high and low reported sales prices of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange ("NYSE") Composite Tape or, if the shares of such class or series are not listed or admitted to trading on the NYSE on such Trading Day, on the principal national securities exchange on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on The Nasdaq National Market System of the Nasdaq Stock Market ("Nasdaq NMS") or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq NMS on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such NYSE member firm on such Trading Day, the fair market value of a share of such class or series as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders); provided, that, for purposes of determining the Market Value of a share of Class B Common Stock, such share shall be deemed to have the same Market Value on such day as a share of Class A Common Stock; and provided further, that, for purposes of determining the average Market Value of a share of any class or series of capital stock for any period, (a) the "Market Value" of a share of any class or series of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (b)(ii) of this definition) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (b) the "Market Value" of a share of any class or series of capital stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (ii) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such class or series of capital stock to be made in shares of such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution; and provided further, if (x) the Corporation repurchases outstanding shares of Class C Common Stock and the Board of Directors attributes that repurchase (and the consideration therefor) to the Digital Group and (y) the Board of Directors determines to re-allocate to the NYT Group cash or other assets theretofore allocated to the Digital Group in order to avoid a change in the Retained Interest Fraction, the "Market Value" of a share of Class C Common Stock used to compute the corresponding reduction in the Number of Shares of Class C Common Stock Issuable with Respect to the NYT Group's Retained Interest in the Digital Group will equal the Fair Value of the consideration paid per share of Class C Common Stock so repurchased; and provided further, if the Corporation redeems a portion of the outstanding shares of Class C Common Stock (and the Board of Directors re-allocates to the NYT Group cash or other assets theretofore allocated to the Digital Group in the manner required by clause (ii) of the proviso to the definition of the NYT Group), the "Market Value" of a share of Class C Common Stock used to compute the corresponding reduction in the Number of Shares of Class C Common Stock Issuable with Respect to the NYT Group's Retained Interest in the Digital Group will equal the Fair Value of the consideration paid per share of Class C Common Stock so redeemed.


    "NET PROCEEDS" of a Disposition of any of the assets of a Group means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by the Board of Directors, which determination will be conclusive and binding on all stockholders) for, (a) any taxes payable by the Corporation or any subsidiary or affiliate thereof in respect of such Disposition or which would have been payable but for the utilization of tax benefits attributable to the Group not the subject of the Disposition, (b) any taxes payable by the Corporation in respect of any resulting dividend or redemption or which would have been payable but for the utilization of tax benefits attributable to the Group not the subject of the Disposition, (c) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (d) any liabilities (contingent or otherwise) of, attributed to or related to, such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise, any liabilities for future purchase price adjustments and any obligations with respect to outstanding securities (other than Common Stock) attributed to such Group as determined in good faith by the Board of Directors.


    "NUMBER OF SHARES OF CLASS C COMMON STOCK ISSUABLE WITH RESPECT TO THE NYT GROUP'S RETAINED INTEREST IN THE DIGITAL GROUP" means, initially the number the Board of Directors designates prior to the time the Corporation first issues shares of Class C Common Stock as the number of shares of Class C Common Stock that could be issued by the Corporation for the account of the NYT Group in respect of its Retained Interest in the Digital Group, as authorized by Article THIRD; provided, however, that such number as in effect from time to time shall be adjusted as required by Section 12 of this Article FOURTH.



    "NYT Group" means (a) all of the businesses, assets and liabilities of the Corporation and its Subsidiaries, other than the businesses, assets and liabilities that are part of the Digital Group, (b) the rights and obligations of the NYT Group under any inter-group debt deemed to be owed to or by the NYT Group (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors) and (c) a proportionate interest in the Digital Group (after giving effect to any options, Preferred Stock, other securities or debt issued or incurred by the Corporation and attributed to the Digital Group) equal to the Retained Interest Fraction; provided, however, that: (i) the Corporation may re-allocate assets from one Group to another Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and (ii) if the Corporation transfers cash, other assets or securities to holders of shares of Class C Common Stock as a dividend or other distribution on shares of such class (other than a dividend or distribution payable in shares of Class C Common Stock), or as payment in a redemption required by Section 6 of this Article FOURTH, then the Board of Directors shall re-allocate from the Digital Group to the NYT Group cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred times the Retained Interest Amount as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.



    "OUTSTANDING INTEREST FRACTION" means (i) with respect to the NYT Group, at any time of determination, 1 and (ii) with respect to the Digital Group, at any time of determination, a fraction the numerator of which shall be the number of shares of Class C Common Stock outstanding on such date and the denominator of which shall be the sum of the number of shares of Class C Common Stock outstanding on such date and the Number of Shares of Class C Common Stock Issuable with Respect to the NYT Group's Retained Interest in the Digital Group.

    "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

    "PUBLICLY TRADED" with respect to any security means (a) registered under
Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (b) listed for trading on the NYSE (or any other national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law)), or listed on the Nasdaq NMS (or any successor market system).

    "REDEMPTION PERCENTAGE" means 115%, provided that if for any period of 20 consecutive Trading Days the Market Value of the outstanding Class C Common Stock exceeds the total Market Value of the outstanding Class A Common Stock (assuming for purposes of the calculation the conversion of all outstanding Class B Common Stock into Class A Common Stock), the Redemption Percentage shall at all times thereafter be 100%.


    "RETAINED INTEREST AMOUNT" means, at any time of determination, a fraction the numerator of which shall be the Number of Shares of Class C Common Stock Issuable with Respect to the NYT Group's Retained Interest in the Digital Group and the denominator of which shall be the number of shares of Class C Common Stock outstanding on such date.



    "RETAINED INTEREST FRACTION" means, at any time of determination, a fraction the numerator of which shall be the Number of Shares of Class C Common Stock Issuable with Respect to the NYT Group's Retained Interest in the Digital Group and the denominator of which shall be the sum of the number of shares of Class C Common Stock outstanding on such date and the Number of Shares of Class C Common Stock Issuable with Respect to the NYT Group's Retained Interest in the Digital Group.



    "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited liability company or partnership 50% or more of whose outstanding voting securities or membership or partnership interests, as the case may be, are directly or indirectly owned by such Person.


    "TRADING DAY" means each weekday on which the relevant security (or, if there are two relevant securities, each relevant security) is traded on the principal national securities exchange on which it is listed or admitted to trading or on the Nasdaq NMS or, if such security is not listed or admitted to trading on a national securities exchange or quoted on the Nasdaq NMS, traded in the principal over-the-counter market in which it trades.

    14. EFFECTIVENESS OF CERTAIN SECTIONS. The terms of Sections 5(a), 5(b), 5(c), 6, 8, 9, 10, 12 and 13 of this Article FOURTH shall apply only when there are shares of Class C Common Stock outstanding.

                                     FIFTH

    The amount with which said Corporation shall commence business is the sum of Seven Hundred Dollars ($700).

                                     SIXTH

    The Secretary of State is designated as agent for the service of process.

    The principal office of the Corporation shall be located in the City of New York, County of New York and State of New York, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served on him is 229 West 43rd Street, New York, N.Y.

                                    SEVENTH

    The duration of the Corporation shall be perpetual.

                                     EIGHTH

    The number of directors of the Corporation shall be not less than three nor more than eighteen, each of whom shall hold at least one share of Capital Stock.

                                     NINTH

    No director of the Corporation shall be personally liable to the Corporation or its stockholders for damages for any breach of duty as a director; provided that this Article NINTH shall neither eliminate nor limit liability: (a) if a judgment or other final adjudication adverse to such director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the Business Corporation Law; or (b) for any act or omission prior to the effectiveness of this Article NINTH. Any repeal of or modification to the provisions of this Article NINTH shall not adversely affect any right or protection of a director of the Corporation existing pursuant to this Article NINTH immediately prior to such repeal or modification.

ANNEX III.

--------------------------------------------------------------------------------


                  NEW YORK TIMES DIGITAL STOCK INCENTIVE PLAN


--------------------------------------------------------------------------------

                                     III-1

                               TABLE OF CONTENTS

                                                                                                     PAGE
                                                                                                   --------
         1.             NAME AND GENERAL PURPOSE.................................................      1

         2.             DEFINITIONS..............................................................      1

         3.             ADMINISTRATION...........................................................      4

                        (a)          AUTHORITY OF THE COMMITTEE..................................      4

                        (b)          MANNER OF EXERCISE OF COMMITTEE AUTHORITY...................      4

                        (c)          LIMITATION OF LIABILITY.....................................      5

                        (d)          ADMINISTRATION EXPENSES.....................................      5

         4.             STOCK SUBJECT TO THE PLAN................................................      5

                        (a)          OVERALL NUMBER OF SHARES AVAILABLE FOR DELIVERY.............      5

                        (b)          APPLICATION OF LIMITATION...................................      5

                        (c)          AVAILABILITY OF SHARES NOT ISSUED UNDER OPTIONS.............      5

                        (d)          RESTRICTED STOCK AWARDS.....................................

         5.             ELIGIBILITY..............................................................      6

         6.             SPECIFIC TERMS OF OPTION.................................................      6

                        (a)          GENERAL.....................................................      6

                        (b)          AWARD OPTIONS...............................................      6

                        (c)          TERMS APPLICABLE TO DIRECTOR OPTIONS........................      9

         7.             RESTRICTED STOCK AWARDS..................................................     10

         8.             GENERAL PROVISIONS.......................................................     11

                        (a)          COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS................     11

                        (b)          LIMITS ON TRANSFERABILITY...................................     12

                        (c)          ADJUSTMENTS.................................................     12

                        (d)          WITHHOLDING.................................................     12

                        (e)          CHANGES TO THE PLAN AND AWARDS..............................     13

                        (f)          LIMITATION ON RIGHTS CONFERRED UNDER PLAN...................     13

                        (g)          NONEXCLUSIVITY OF THE PLAN..................................     13

                        (h)          FRACTIONAL SHARES...........................................     13

                        (i)          COMPLIANCE WITH CODE SECTION 162(M).........................     14

                        (j)          COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT..............     14

                        (k)          LIMITATION ON LIABILITY.....................................     14

                        (l)          GOVERNING LAW...............................................     14

                        (m)          EXPIRATION DATE.............................................     14

                        (n)          TRANSITION..................................................     14

                                     III-2

--------------------------------------------------------------------------------


                  NEW YORK TIMES DIGITAL STOCK INCENTIVE PLAN

--------------------------------------------------------------------------------

1.  NAME AND GENERAL PURPOSE.


      The purpose of this New York Times Digital Stock Incentive Plan (the "Plan") of The New York Times Company, a corporation organized under the laws of the State of New York (the "Company"), is to assist the Company in attracting, retaining, motivating, and rewarding directors of the Company, and employees of, and service providers to, the Company's Internet business division (the "Digital Group"), enabling such individuals to acquire or increase an interest in the Company's Class C Common Stock, par value $0.10 per share, which is designed to track the performance of the Digital Group ("Digital Common Stock") in order to strengthen the mutuality of interests between such individuals and holders of Digital Common Stock. Adoption of the Plan and the grant of Options (as defined below) and Restricted Stock (as defined below) in accordance with the terms of the Plan has been determined by the Board of Directors of the Company (the "Board") to be in the best interests of the Company and its stockholders.


2.  DEFINITIONS.

      For purposes of the Plan, the following terms shall be defined as set forth below and the terms defined in Section 1 hereof shall have the meanings set forth therein:

    (a) "Affiliate" means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

    (b) "Award Option" means an Option granted to an Eligible Person pursuant to
       Section 6(b) hereof.

    (c) "Beneficiary" means the individual, individuals, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to which Options or other rights are transferred upon such Participant's death if and to the extent permitted under Section 8(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant's estate.

    (d) "Cause" means any of the following: (i) commission of any act of fraud, dishonesty or misconduct with respect to the business of the Company or any of its Affiliates, (ii) willful and material failure to perform reasonable duties and responsibilities consistent with the Participant's position, or willful misconduct or gross negligence in connection with the performance of such duties, (iii) indictment for, or conviction of, any felony or crime or an offence involving moral turpitude,
       (iv) chronic alcohol abuse or illegal drug abuse, (v) commission of any material, intentional act injurious to the interest of the Company or any of its Affiliates, or (vi) breach of any material provision of any applicable employment or consulting agreement and failure to cure such breach within the period, if any, specified therein. Notwithstanding the foregoing, if any Participant is party to an employment or

                                     III-3
       consulting agreement governing the terms of his or her employment or consultancy with the Company or any of its Affiliates, and such agreement includes a definition of "cause," then for purposes hereof, "Cause" shall include the meaning ascribed thereto in such agreement.

    (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

    (f) "Committee" means the Compensation Committee of the Company or such other committee of the Board, if any, designated by the Board to administer the Plan. If the Board elects to administer the Plan, references herein to the "Committee" shall be deemed to include references to the "Board" and the functions of the Committee specified in the Plan shall be exercised by the Board.

    (g) "Company" means The New York Times Company (or any successor corporation), and, unless the context otherwise requires, (i) any corporations in which it possesses directly or indirectly more than 50% of the combined voting power of all classes of stock (the "subsidiaries") and (ii) any entities in which it owns directly or indirectly 40% or more of the equity interests (the "affiliated entities").

    (h) "Director Option" means an Option granted to a Non-Employee Director pursuant to Section 6(c).

    (i) "Disability" or "Disabled" means a Participant's total disability as defined under the Company's long-term disability plan, whether or not the Participant is covered by such plan, as determined by the Committee.


    (j) "Effective Date" means the date the Company files an amendment to its Certificate of Incorporation authorizing the issuance of Digital Common Stock with the New York Secretary of State.



    (k) "Eligible Person" means an employee of, or service provider to, the Company who has principal responsibility for, or who contributes substantially to, the management efficiency, achievement or financial success of the Digital Group. An employee on authorized leave of absence may be considered as still in the employ of the Company, any of its subsidiaries, or any of its affiliated entities, as the case may be, for purposes of eligibility for participation in the Plan. In addition, an individual who has been offered employment by, or agreed to serve as a service provider to, the Digital Group is eligible to be granted Award Options or Restricted Stock.


    (l) "Fair Market Value" means the arithmetic mean of the highest and lowest sales prices of the Stock as reported by the New York Stock Exchange ("NYSE") (or such other national securities exchange on which the Stock may be listed at the time of determination, and if the Stock is listed on more than one exchange, then on the one located in New York or if the Stock is listed only on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), then on such system) on the trading date immediately prior to the date on which the Stock is to be valued hereunder. If no sale shall have been made on the NYSE, such other exchange or the NASDAQ on such date or if the Stock is not then listed on any exchange or on the NASDAQ, Fair Market Value shall be determined by the Committee.

    (m) "Immediate Family" means, the Participant's spouse, parents, children (including adopted children and step-children), grandchildren (including adopted children and step-children) and the spouses of such parents, children and grandchildren.

                                     III-4

    (n) "Non-Employee Director" means a member of the Board who is not, at the time of determination, employed by the Company.

    (o) "Option" means a right, granted to a Participant hereunder, to purchase Stock at a specified price during specified time periods. Options shall consist of "Incentive Stock Options" as defined under Section 422(b) of the Code and Non-Qualified Stock Options (i.e., options that do not qualify as incentive stock options). Options consist of Award Options granted to Eligible Persons under Section 6(b) and Director Options granted to Non-Employee Directors under Section 6(c)

    (p) "Participant" means an Eligible Person or a Non-Employee Director.

    (q) "Person" means any individual, partnership, corporation, limited liability company, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

    (r) "Restricted Stock" means shares of Stock granted to an Eligible Person pursuant to Section 7 hereof.

    (s) "Retirement" or "Retires" means an employee's termination of employment with The Times, any of its subsidiaries, or any of its affiliated entities due to the employee having (i) attained the age of 55 and
       (ii) provided at least 5 years of service to the Company.

    (t) "Retirement from the Board" means retirement from the Board at the age of 65 or thereafter or resignation from the Board by reason of disability.

    (u) "Stock" means the Company's Class C Common Stock, par value $0.10 per share, and such other securities as may be substituted for the Stock pursuant to Section 8(c) hereof.

3.  ADMINISTRATION.

    (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan: to select Eligible Persons or classes thereof to become Participants; to grant Award Options and Restricted Stock; to determine the type, number and other terms and conditions of, and all other matters relating to, Award Options and Restricted Stock; and rules and regulations for the administration of the Plan; to construe and interpret the Plan and Options and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

    (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company and its stockholders, Participants, Beneficiaries, transferees under Section 8(b) hereof and other Persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including the granting of Award Options and Restricted Stock and administrative functions, as the Committee may determine. The Committee may appoint agents to assist it in administering the Plan.

                                     III-5

    (c) LIMITATION OF LIABILITY. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

    (d) ADMINISTRATION EXPENSES. The entire expense of administering the Plan shall be borne by the Company.

4.  STOCK SUBJECT TO THE PLAN.

    (a) OVERALL NUMBER OF SHARES AVAILABLE FOR DELIVERY.Subject to adjustment as provided in Section 8(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with awards under the Plan shall be an aggregate of 20,000,000 shares of Stock (plus the number of shares of Stock that become available in accordance with Section 4(c) hereof after the Effective Date); provided, however, that total number of shares of Stock that may be granted as Restricted Stock may not exceed 100,000 (subject to adjustment as provided in Section 8(c) hereof). Shares of Stock delivered under the Plan shall be from the authorized but unissued shares of Stock, shares of Stock in the treasury of the Company, or any combination thereof.

    (b) APPLICATION OF LIMITATION. No Option or Restricted Stock may be granted if the number of shares of Stock to be delivered in connection with such award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Options. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards of Options) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an award of Options.

    (c) AVAILABILITY OF SHARES NOT ISSUED UNDER OPTIONS. Shares of Stock subject to an Option that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for awards under the Plan, except that if any such shares could not again be available for awards granted to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Options or Restricted Stock granted to Participants who are not subject to such limitation.

    (d) RESTRICTED STOCK AWARDS. Shares of Stock granted as Restricted Stock that are forfeited will again be available for awards under the Plan (including awards of Restricted Stock).

5.  ELIGIBILITY.

      Grants of Options and Restricted Stock may be made under the Plan only to Eligible Persons in accordance with Sections 6(b) and Section 7, respectively, and grants of Options are made under the Plan to Non-Employee Directors in accordance with Section 6(c).

                                     III-6

6.  SPECIFIC TERMS OF OPTION.

    (a) GENERAL. Options may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant or exercise or thereafter (subject to Section 8(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Options in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Options. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Option that is not mandatory under the Plan.

    (b) AWARD OPTIONS. The Committee is authorized to grant Award Options to Eligible Persons on the following terms and conditions:

                 (i) EXERCISE PRICE. The exercise price per each share of Stock purchasable under an Award Option shall be determined by the Committee (subject to Section 6(b)(viii)); provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Award Option except as provided under Section 6(b)(vii) hereof.


                 (ii) PAYMENT OF EXERCISE PRICE. Payment of the exercise price may be made, without limitation, (i) in cash, (ii) by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price therefor (or by otherwise arranging, in a manner satisfactory to the Company, for a broker to promptly pay the purchase price to the Company), (iii) by delivering to the Company shares of Stock previously owned by the Participant, or (iv) any combination of the foregoing forms, all subject to the approval of the Committee and to such rules as the Committee may adopt. In determining the number of shares of Stock necessary to be delivered to the Company, such Stock shall be valued at Fair Market Value.


                 (iii) LIMITATION ON GRANTS IN A CALENDAR YEAR. During any calendar year, no Participant may be granted Award Options exercisable for more than 4,000,000 shares of Stock, subject to adjustment as provided in Section 8(c) hereof.

                 (iv) RESTRICTIONS ON EXERCISABILITY. An Award Option shall be exercisable in such installments, if any, as the Committee may specify, and (subject to Section 8(b)) shall be exercisable during the Participant's lifetime only by the Participant (or, if the Participant is Disabled, by any authorized representative).

                 (v) TERMINATION OF EMPLOYMENT OR SERVICE RELATIONSHIP. In the event (the "Termination Date") a Participant ceases to be an employee of, or service provider to, the Company for any reason (including death, Disability or Retirement), except as otherwise provided by the Committee, all of his or her Award Options that are unvested at the Termination Date shall immediately be forfeited. Except as otherwise provided by the Committee, in the event a Participant's employment or service relationship with the Company ceases because:

                       (A) the Participant dies or becomes Disabled or Retires,
                 the Participant (or his or her successor or authorized representative) shall have the right to exercise all or any part of his or her vested Options within twelve months after the

                                     III-7
                 employment or service relationship termination date (but in no event later than the maximum term of the Options);

                       (B) the Participant is terminated for Cause, all vested
                 Options granted to such Participant shall immediately be forfeited;

                       (C) the Participant is terminated without Cause, the
                 Participant (or his or her successor or authorized representative) shall have the right to exercise all or any part of his or her vested Options within three months after the employment or service relationship termination date (but in no event later than the maximum term of the Options);

                       (D) the Participant voluntarily terminates his or her
                 relationship with the Company and its Affiliates (e.g., resigns), the Participant (or his or her successor or authorized representative) shall have the right to exercise all or any part of his or her vested Options within 10 days after the employment or service relationship termination date (but in no event later than the maximum term of the Options).

                 (vi) TERM OF AWARD OPTIONS. The term of each Award Option shall be for such period as may be determined by the Committee (subject to Section 6(b)(viii)); provided that in no event shall the term of any Award Option exceed a period of ten years from the date such Award Option is granted.

                 (vii) Award Options granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other award granted at any time under another plan of the Company, or any other right of a Participant to receive payment from the Company. If an Award Option is granted in substitution or exchange for another award, the Committee shall require the surrender of such other award in consideration for the grant of the new Award Option. In addition, Award Options may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company, in which event the exercise price of the Award Option shall be equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered.

                 (viii) INCENTIVE STOCK AWARD OPTIONS. If the Committee determines to grant Incentive Stock Options to any Eligible Person, the following additional provisions shall apply to such Award
           Options:

                       (A) If the Participant owns or is deemed to be the owner
                 of, by reason of the attribution rules under Section 425(d) of the Code, more than 10% of the combined voting power of all classes of the stock of the Company or any subsidiary of the Company the option exercise price of such Incentive Stock Option shall be no less than 110% of the Fair Market Value of the Stock on the date the Award Option is granted.

                       (B) If the aggregate Fair Market Value of the Stock
                 (determined as of the date of grant) for which any optionee may for the first time exercise Incentive Stock Options in any calendar year under the Plan and any other stock option plan of the Company, considered in the aggregate, exceeds $100,000, such excess Incentive Stock Options shall be treated as Non-Qualified Stock Options.

                                     III-8

                       (C) If a Participant owns or is deemed to be the owner
                 of, by reason of the attribution rules of Section 425(d) of the Code, more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary of the Company, the term of the Incentive Stock Options shall be no more than five years from the date of grant.

                       (D) If the Participant sells the Stock received upon
                 exercise of an Incentive Stock Option within two years of the grant date or within one year of the exercise date, the Participant shall notify the Company concurrently with such sale.

    (c) TERMS APPLICABLE TO DIRECTOR OPTIONS. Director Options shall be granted to Non-Employee Directors on the following terms or conditions:

                 (i) Each year beginning in 2001, as of the date of the Annual Meeting of Stockholders of the Company, each Non-Employee Director who has been elected or re-elected or who is continuing as a member of the Board as of the adjournment of the Annual Meeting, shall automatically receive a Director Option for 2,600 shares of Stock.

                 (ii) The exercise price per share of stock purchasable under a Director Option shall be the Fair Market Value as of the date of grant.

                 (iii) No Director Option shall be exercisable before the Non-Employee Director has served one "term-year" as a member of the Board from the date the Director Option was granted (except as provided in Section 6(c)(vi)(B) below). As used herein, "term-year" means the period from one Annual Meeting to the subsequent Annual Meeting.

                 (iv) Each Director Option shall terminate on the tenth anniversary of the grant.


                 (v) Payment of the exercise price may be made, without limitation, (i) in cash, (ii) by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price of such Option (or by otherwise arranging, in a manner satisfactory to the Company, for a broker to promptly pay the purchase price to the Company), (iii) by delivering to the Company shares of Stock previously owned by the Participant, or (iv) any combination of the foregoing forms, all subject to the approval of the Committee and to such rules as the Committee may adopt. In determining the number of shares of Stock necessary to be delivered to the Company, such Stock shall be valued at Fair Market Value.


                 (vi) No Director Option or any part of a Director Option shall be exercisable: unless the person exercising the Director Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Non-Employee Director of the Company, except that

                       (A) if such a person shall cease to be such a
                 Non-Employee Director by reason of Retirement from the Board or death while holding an Option (whether or not exercisable) that has not expired, such person, or in the case of death (either while a Non-Employee Director or after Retirement), his or her executors, administrators, heirs, legatees or distributes, as the case may be, may, at any time until the expiration of such Director Option exercise the Director Option with respect to any shares of Stock as to which such person had not exercised the

                                     III-9

                 Director Option on the date the person ceased to be such a Non-Employee Director; or

                       (B) if such a person shall cease to be a Non-Employee
                 Director for reasons other than Retirement from the Board or death while holding a Director Option then exercisable that has not expired, such person, at any time within one year after the date he or she ceases to be such a Non-Employee Director (but in no event after the Director Option has expired under the provisions of Section 6(c)(iv)), may exercise the Director Option with respect to any shares of Stock as to which such person could have but had not exercised the Director Option on the date the person ceased to be such a Non-Employee Director;

                       (C) if any person who has ceased to be a Non-Employee
                 Director for reasons other than death or Retirement from the Board shall die holding a Director Option, such persons executors, administrators, heirs, legatees or distributes, as the case may be, may, at any time within one year after the date of death (but in no event after the Director Option has expired under the provisions of Section 6(c)(iv) above), exercise the Director Option with respect to any shares as to which the decedent could have exercised the Director Option at the time of death.

7.  RESTRICTED STOCK.

    (a) GRANTS. The Committee may designate the Eligible Persons who shall receive Restricted Stock. Shares awarded under this part of the Plan, while subject to the restrictions hereinafter set forth, are referred to as "Restricted Stock."

    (b) TERMS. Any grant of Restricted Stock shall be subject to the following terms and conditions to any other terms and conditions not inconsistent with the Plan as shall be prescribed by the Committee in its sole discretion:

                 (i) DELIVERY OF RESTRICTED STOCK. The Company shall transfer shares to each participant to whom an award of Restricted Stock has been made equal to the number of shares of Restricted Stock specified in the award, and hold the certificates representing such shares of Restricted Stock for the Participant for the period of time during which such shares shall remain subject to the restrictions set forth in the award (the "Restricted Period"). Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by a Participant during the Restricted Period, except as hereinafter provided. Except for the restrictions set forth herein and unless otherwise determined by the Committee, a Participant shall have all the rights of a stockholder with respect to the shares of Restricted Stock comprising his or her award, including, but not limited to, the right to vote and the right to receive dividends (which if in shares of Stock shall be Restricted Stock under the same terms and conditions).

                 (ii) LAPSE OF RESTRICTED PERIOD. The Restricted Period shall commence upon the date of the award (which unless otherwise specified by the Committee shall be the date the Restricted Stock is transferred to the Participant) and, unless sooner terminated as otherwise provided herein, shall continue for such period of time as specified by the Committee in the award, which shall in no event be less than one year, and thereafter shall lapse in such installments, if any, as provided by the Committee in the award.

                                     III-10

                 (iii) LEGEND. Each certificate issued in respect of shares of Restricted Stock transferred or issued to a Participant under an award shall be registered in the name of the Participant and shall bear the following (or a similar) legend:


           "THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE NEW YORK TIMES DIGITAL STOCK INCENTIVE PLAN (THE "PLAN") APPLICABLE TO RESTRICTED STOCK, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED, OR OTHERWISE DISPOSED OF OR ENCUMBERED IN ANY MANNER DURING THE RESTRICTED PERIOD. COPIES OF SUCH PLAN ARE ON FILE WITH THE SECRETARY OF THE COMPANY."


                 (iv) DEATH OR DISABILITY. Unless the Committee shall otherwise determine in the award, if a Participant ceases to be employed by the Company by reason of death or Disability, the Restricted Period covering all shares of Restricted Stock transferred or issued to such Participant under the Plan shall immediately lapse.

                 (v) RETIREMENT. Unless the Committee shall otherwise determine in the award, the Restricted Period covering all shares of Restricted Stock transferred to a Participant under the Plan shall immediately lapse upon such Participant's Retirement, whether early or not.

                 (vi) TERMINATION OF EMPLOYMENT. Unless the Committee shall otherwise determine in the award or otherwise determine at or after the date of grant, if a Participant ceases to be employed by the Company other than due to a condition described in clauses (iv) and
           (v) above, all shares of Restricted Stock owned by such Participant for which the Restricted Period has not lapsed shall revert back to the Company upon such termination. Authorized leave of absence or absence in military service shall constitute employment for the purposes hereof. Whether absence in government service may constitute employment for the purposes of the Plan shall be conclusively determined by the Committee.

                 (vii) WAIVER OF FORFEITURE PROVISIONS. The Committee, in its sole and absolute discretion, may waive the forfeiture provisions in respect of all or some of the Restricted Stock awarded to a Participant.

                 (viii) ISSUANCE OF NEW CERTIFICATES. Upon the lapse of the Restricted Period with respect to any shares of Restricted Stock, such shares shall no longer be subject to the restrictions imposed in the award and shall no longer be considered Restricted Stock for the purposes of the award and the Plan, and the Company shall issue new share certificates respecting such shares registered in the name of the Participant without the legend described above in exchange for those previously issued.

8.  GENERAL PROVISIONS.

    (a) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any award until completion of such registration or qualification of such Stock or other required action under any foreign, federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are

                                     III-11
       listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any shares of Stock or grant any Option with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation. In the event any Option is exercised by the executors, administrators, heirs, legatees or distributes of the estate of a deceased optionee or by the guardian or legal representative of a disabled optionee, the Company shall be under no obligation to issue Stock unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionees estate or the proper legatees or distributes thereof or the duly appointed guardian or legal representative of the disabled optionee.

    (b) LIMITS ON TRANSFERABILITY. Unless otherwise provided by the Committee pursuant to this Section 8(b), no Option or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Options or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her authorized representative. Notwithstanding the foregoing, rights and benefits hereunder shall pass by will or the laws of descent and distribution in the following order: (i) to Beneficiaries; if none, then (ii) to a legal representative of the Participant; if none, then
       (iii) to the persons entitled thereto as determined by a court of competent jurisdiction. Notwithstanding the foregoing, the Committee may determine that Options granted to a Participant (or a specified group of Participants) may be transferred by the Participant to one or more members of the Participant's Immediate Family, to a partnership or limited liability company whose only partners or members are members of the Participant's Immediate Family, or to a trust established by the Participant for the benefit of one or more members of the Participant's Immediate Family. A Beneficiary, transferee, or other Person claiming any rights under the Plan from or through any Participant may not further transfer an Option and shall be subject to all terms and conditions of the Plan and the Option applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

    (c) ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of Class A Common Stock on the capital stock of a subsidiary of The Times for Class C Common Stock, exchange of Class A Common Stock for Class C Common Stock at the option of The Times, other share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the

                                     III-12
       number and kind of shares of Stock which may be delivered or granted in connection with Options granted thereafter, (B) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Options and (C) the exercise price relating to any Option and/or make provision for payment of cash or other property in respect of any outstanding Option.

    (d) WITHHOLDING. If at any time specified herein for the making of any delivery of any Stock to any Participant or Beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the payment or delivery then to be made, such payment or delivery shall be deferred until such withholding or deduction shall have been provided for by the Participant or Beneficiary, or other appropriate action shall have been taken. The Participant or Beneficiary may satisfy the obligation for such withholding or deduction in whole or in part by electing to deliver shares of Stock already owned having a Fair Market Value equal to the amount to be withheld or deducted.

    (e) CHANGES TO THE PLAN AND AWARDS. The Board in its discretion, from time to time, may amend, suspend or terminate any or all of the provisions of this Plan, without the consent of the optionee concerned, provided that:

                       (i) the Board may not make any amendment which
                 (1) changes the class of persons eligible for Options or Restricted Stock, or (2) increases the total number of shares for which Options or Restricted Stock may be granted under
                 Section 4(a) hereof, without the authorization of a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon, voting as one class;

                       (ii) the Board may not make any change that would prevent
                 Incentive Stock Options granted under the Plan from being Incentive Stock Options without the consent of the optionee concerned.

    (f) LIMITATION ON RIGHTS CONFERRED UNDER PLAN. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person the right to continue as an Eligible Person or in the employ or service of the Company, (ii) interfering in any way with the right of the Company to terminate any Eligible Person's employment or service at any time, (iii) giving an Eligible Person any claim to be granted any Option or Restricted Stock under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock under an award of Restricted Stock or in accordance with the terms of an Option.

    (g) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

    (h) FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to any Option. The Committee shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                                     III-13

    (i) COMPLIANCE WITH CODE SECTION 162(M). It is the intent of the Company that Award Options shall constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. Accordingly, if any provision of the Plan relating to such an award does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such award upon attainment of the performance objectives.

    (j) COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT. It is the intent of the Company that transactions involving Options or Restricted Stock granted under the Plan be entitled to the exemption from Section 16 of the Exchange Act provided by Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit any such transaction to comply with Rule 16b-3. The Committee may adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

    (k) LIMITATION ON LIABILITY. No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, taken by any other member or by any officer, agent or employee, nor for anything done or omitted to be done by such Director except in circumstances involving actual bad faith.

    (l) GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations under the Plan shall be determined in accordance with New York law, without giving effect to principles of conflicts of laws, and applicable federal law.

    (m) EXPIRATION DATE. No Options or Restricted Stock may be granted under the Plan after December 31, 2010, or such earlier expiration date as may be designated by resolution of the Board.


    (n) TRANSITION. Upon the effectiveness of this Plan, all options to purchase Class A-2 Common Stock, par value $0.01 per share, of Times Company Digital, Inc. ("TCD Inc.") granted pursuant to the Times Company
       Digital, Inc. 1999 Stock Option Plan ("Plan Options") and all options to purchase Class A-1 Common Stock, par value $0.01, of TCD Inc. pursuant to option agreements ("Special Options") shall, without any further action by the holders of such options, be converted into Award Options hereunder under the same terms as are applicable to such Plan Options and Special Options (subject to Section 8(c)). The Committee, or its delegees, shall be authorized to take all appropriate action to effect the foregoing conversion.


                                     III-14

ANNEX IV.

                         ILLUSTRATION OF CERTAIN TERMS


      The following illustrations show how to calculate the retained interest percentage, the outstanding interest percentage, the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group and the number of notional shares of Digital stock deemed outstanding after giving effect to certain hypothetical dividends, issuances, repurchases and transfers, in each case based on the assumptions set forth herein. In these illustrations, the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group is initially assumed to be 100. Unless otherwise specified, each illustration below should be read independently as if none of the other transactions referred to had occurred. Actual calculations may be slightly different due to rounding.



      At any given time, the percentage interest in the Digital group intended to be represented by the outstanding shares of Digital stock (I.E., the outstanding interest percentage) is equal to:



                 NUMBER OF SHARES OF DIGITAL STOCK OUTSTANDING

-------------------------------------------------------------------------------


      NUMBER OF SHARES OF DIGITAL STOCK OUTSTANDING + NUMBER OF SHARES OF DIGITAL STOCK ISSUABLE WITH RESPECT TO THE NYT GROUP'S RETAINED INTEREST IN THE
                                 DIGITAL GROUP



and the remaining percentage interest in the Digital group intended to be represented by the NYT group's retained interest in the Digital group (I.E., the retained interest percentage) is equal to:



   NUMBER OF SHARES OF DIGITAL STOCK ISSUABLE WITH RESPECT TO THE NYT GROUP'S
                                    RETAINED
                         INTEREST IN THE DIGITAL GROUP

-------------------------------------------------------------------------------


      NUMBER OF SHARES OF DIGITAL STOCK OUTSTANDING + NUMBER OF SHARES OF DIGITAL STOCK ISSUABLE WITH RESPECT TO THE NYT GROUP'S RETAINED INTEREST IN THE
                                 DIGITAL GROUP



      The sum of the outstanding interest percentage and the retained interest percentage will always equal 100%. In our example, before the first issuance, the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group is 100, the retained interest percentage is 100% and the outstanding interest percentage is 0%.


THE OFFERING


      The following illustration reflects an assumed issuance by the Times Company of 15 shares of Digital stock in the offering. Assume the issuance is attributed to the Digital group as an increase in its equity, with the net proceeds credited solely to the Digital group.



Shares of Digital stock previously issued and outstanding...      0
Newly issued shares of Digital stock for account of the
  Digital group.............................................     15
                                                                 --
      Total shares of Digital stock issued and outstanding
        after the offering..................................     15
                                                                 ==



     - The number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group (100) would remain unchanged.

     - As a result, the issued and outstanding shares (15) would represent an outstanding interest percentage of about 13%, calculated as follows:

                                       15
                                 --------------

                                    15 + 100

      The retained interest percentage would accordingly be about 87%.


     - In this case, in the event of any dividend or other distribution paid on the outstanding shares of Digital stock (other than a dividend or other distribution payable in shares of Digital stock), the NYT group would be credited, and the Digital group would be charged, with an amount equal to 667% (representing the ratio of the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group (100) to the total number of shares of Digital stock issued and outstanding following the offering (15)) of the aggregate amount of such dividend or distribution.



ADDITIONAL OFFERINGS OF DIGITAL STOCK



      The following illustrations reflect an assumed issuance of an additional 15 shares of Digital stock after the assumed initial issuance of 15 shares attributed to the Digital group as an increase in its equity.


     ADDITIONAL OFFERING FOR ACCOUNT OF THE NYT GROUP


      Assume the issuance is attributed to the NYT group in respect of the NYT group's retained interest in the Digital group, with the net proceeds credited solely to the NYT group.



Shares of Digital stock previously issued and outstanding...     15
Newly issued shares of Digital stock for account of the NYT
  group.....................................................     15
                                                                 --
      Total shares issued and outstanding after additional
        offering............................................     30
                                                                 ==



     - The number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group would decrease by the number of shares of Digital stock issued for the account of the NYT group.



Number of shares of Digital stock issuable with respect to
  the NYT group's retained interest in the Digital group
  prior to the additional offering..........................    100
Newly issued shares of Digital stock for account of the NYT
  group.....................................................     15
                                                                ---
      Number of shares of Digital stock issuable with
      respect to the NYT group's retained interest in the
      Digital group after the additional offering...........     85
                                                                ===



     - As a result, the total issued and outstanding shares of Digital stock
       (30) would in the aggregate represent an outstanding interest percentage of about 26%, calculated as follows:


                                       30
                                 --------------

                                    30 + 85

      The retained interest percentage would accordingly be reduced to about
74%.


     - In this case, in the event of any dividend or other distribution paid on Digital stock (other than a dividend or other distribution payable in shares of Digital stock), the NYT group would be credited, and the Digital group would be charged, with an amount equal to 283% (representing the ratio of the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group (85) to the total number of shares of Digital stock issued and outstanding following the additional offering (30)) of the aggregate amount of such dividend or distribution.



     ADDITIONAL OFFERING FOR ACCOUNT OF THE DIGITAL GROUP



      Assume the issuance is attributed to the Digital group as an increase in its equity, with the net proceeds credited solely to the Digital group.



Shares of Digital stock previously issued and outstanding...     15
Newly issued shares of Digital stock for account of the
  Digital group.............................................     15
                                                                 --
      Total shares of Digital stock issued and outstanding
        after additional offering...........................     30
                                                                 ==



     - The number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group (100) would remain unchanged.


     - As a result, the total issued and outstanding shares (30) would in the aggregate represent an outstanding interest percentage of about 23%, calculated as follows:

                                       30
                                 --------------

                                    30 + 100

      The retained interest percentage would accordingly be reduced to about
77%.


     - In this case, in the event of any dividend or other distribution paid on Digital stock (other than a dividend or other distribution payable in shares of Digital stock), the NYT group would be credited, and the Digital group would be charged, with an amount equal to 333% (representing the ratio of the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group
       (100) to the total number of shares of Digital stock issued and outstanding following the additional offering (30)) of the aggregate amount of such dividend or distribution.


OFFERINGS OF CONVERTIBLE SECURITIES


      If we were to issue any securities convertible into or exercisable for shares of Digital stock, the outstanding interest percentage and the retained interest percentage would be unchanged at the time of such issuance. If any shares of Digital stock were subsequently issued upon conversion or exercise of such securities, however, the outstanding interest percentage and the retained interest percentage would be affected as shown above under "Additional Offering for Account of the NYT group", if such securities were attributed to the NYT group, or under "Additional Offering for Account of the Digital group", if such securities were attributed to the Digital group.



REPURCHASES OF DIGITAL STOCK



      The following illustrations reflect an assumed repurchase by the Times Company of 5 shares of Digital stock after the assumed initial issuance of 15 shares of Digital stock attributed to the Digital group as an increase in its equity.

     REPURCHASE FOR THE ACCOUNT OF THE NYT GROUP


      Assume the repurchase is attributed to the NYT group as an increase in its retained interest in the Digital group, with the cost charged solely against the NYT group.



Shares of Digital stock previously issued and outstanding...     15
Shares of Digital stock repurchased for account of the NYT
  group.....................................................      5
                                                                 --
      Total shares of Digital stock issued and outstanding
        after repurchase....................................     10
                                                                 ==



     - The number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group would be increased by the number of any shares of Digital stock repurchased for the account of the NYT group.



Number of shares of Digital stock issuable with respect to
  the NYT group's retained interest in the Digital group
  prior to repurchase.......................................    100
Number of shares of Digital stock repurchased for the
  account of the NYT group..................................      5
                                                                ---
      Number of shares of Digital stock issuable with
      respect to the NYT group's retained interest in the
      Digital group after repurchase........................    105
                                                                ===


     - As a result, the total issued and outstanding shares (10) would in the aggregate represent an outstanding interest percentage of about 9%, calculated as follows:

                                       10
                                 --------------

                                    10 + 105

      The retained interest percentage would accordingly be increased to about 91%.


     REPURCHASE FOR ACCOUNT OF THE DIGITAL GROUP WITHOUT PARTICIPATION BY THE
       NYT GROUP



      Assume the repurchase is attributed to the Digital group, with the cost being charged solely against the Digital group. Further assume that the board of directors does not determine to transfer assets from the Digital group to the NYT group to hold the outstanding interest percentage and retained interest percentage constant.



Shares of Digital stock previously issued and outstanding...     15
Shares of Digital stock repurchased for account of the
  Digital group.............................................      5
                                                                 --
      Total shares of Digital stock issued and outstanding
      after repurchase......................................     10
                                                                 ==



     - The number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group (100) would remain unchanged.


     - As a result, the total issued and outstanding shares (10) would in the aggregate represent an outstanding interest percentage of about 9%, calculated as follows:

                                       10
                                 --------------

                                    10 + 100

The retained interest percentage would accordingly be increased to about 91%.

     REPURCHASE FOR ACCOUNT OF THE DIGITAL GROUP WITH PARTICIPATION BY THE NYT
       GROUP



      Assume the repurchase is attributed to the Digital group, with the cost being charged solely against the Digital group. Further assume that the repurchase is made in connection with a tender offer for 5, or 33%, of the then outstanding shares at a price of $20 per share, and that the board of directors determines to transfer cash or other assets from the Digital group to the NYT group to hold the outstanding interest percentage and retained interest percentage constant.



Shares of Digital stock previously issued and outstanding...     15
Shares of Digital stock repurchased for account of the
  Digital group.............................................      5
                                                                 --
      Total shares of Digital stock issued and outstanding
      after repurchase......................................     10
                                                                 ==



     - In order to hold constant the outstanding interest percentage and retained interest percentage, the board of directors could determine that the market value of a share of Digital stock in this context is $20 and transfer from the Digital group to the NYT group an amount of cash or other assets equal to 667% (representing the ratio of the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group (100) to the total number of shares of Digital stock issued and outstanding (15), in each case immediately prior to the repurchase) of the aggregate amount of the cash paid in the tender offer to holders of outstanding shares of Digital stock ($100), or $667.



     - In that case, the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group (100) would decrease by the amount of cash so transferred ($667) divided by the market value per share of Digital stock ($20).



Number of shares of Digital stock issuable with respect to
  the NYT group's retained interest in the Digital group
  prior to transfer.........................................    100
Adjustment in respect of the NYT group's retained interest
  to reflect transfer to the NYT group of funds theretofore
  allocated to the Digital group............................     33
                                                                ---
      Number of shares of Digital stock issuable with
      respect to the NYT group's retained interest in the
      Digital group after transfer..........................     67
                                                                ===


     - As a result, the total issued and outstanding shares (10) would in the aggregate continue to represent an outstanding interest percentage of about 13%, calculated as follows:

                                       10
                                 --------------

                                    10 + 67

      The retained interest percentage would accordingly continue to be about
87%.


     - Assuming that the board of directors transferred only half of the $667 amount, or $333.50, from the Digital group to the NYT group, the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group
       (100) would decrease by the amount of cash so transferred divided by the market value per share of Digital stock ($20).



Number of shares of Digital stock issuable with respect to
  the NYT group's retained interest in the Digital group
  prior to transfer.........................................    100
Adjustment in respect of the NYT group's retained interest
  to reflect transfer to the NYT group of cash theretofore
  allocated to the Digital group............................     17
                                                                ---
      Number of shares of Digital stock issuable with
      respect to the NYT group's retained interest in the
      Digital group after transfer..........................     83
                                                                ===


     - In that case, as a result, the total shares issued and outstanding shares
       (10) would in the aggregate represent an outstanding interest percentage of about 11%, calculated as follows:

                                       10
                                 --------------

                                    10 + 83

      The retained interest percentage would accordingly be increased to about 89%.


DIGITAL STOCK DIVIDENDS



      The following illustrations reflect assumed dividends of Digital stock on outstanding shares of NYT stock and outstanding shares of Digital stock, respectively, after the assumed initial issuance of 15 shares of Digital stock attributable to the Digital group as an increase in its equity.



     DIGITAL STOCK DIVIDEND ON NYT STOCK



      Assume 1,000 shares of NYT stock are outstanding and the Times Company declares a dividend of 1/20 of a share of Digital stock on each outstanding share of NYT stock (payable equally on each of the Class A and Class B shares).



Shares of Digital stock previously issued and outstanding...     15
Newly issued shares of Digital stock for account of the NYT
  group.....................................................     50
                                                                 --
      Total shares of Digital stock issued and outstanding
      after dividend........................................     65
                                                                 ==



     - Any dividend of shares of Digital stock to the holders of shares of NYT stock would be treated as a reduction in the number of shares of Digital Stock issuable with respect to the NYT group's retained interest in the Digital group.



Number of shares of Digital stock issuable with respect to
  the NYT group's retained interest in the Digital group
  prior to dividend.........................................    100
Number of shares of Digital stock distributed on outstanding
  shares of NYT stock for account of the NYT group..........     50
                                                                ---
      Number of shares of Digital stock issuable with
      respect to the NYT group's retained interest in the
      Digital group after dividend..........................     50
                                                                ===


     - As a result, the total issued and outstanding shares (65) would in the aggregate represent an outstanding interest percentage of about 57%, calculated as follows:

                                       65
                                 --------------

                                    65 + 50

      The retained interest percentage would accordingly be reduced to about 43%. Note, however, that after the dividend, the holders of shares of NYT stock would also hold 50 shares of Digital stock, which would be intended to represent about 43% interest in the value attributable to the Digital group.



     DIGITAL STOCK DIVIDEND ON DIGITAL STOCK



      Assume the Times Company declares a dividend of 1/5 of a share of Digital stock on each outstanding share of Digital stock.



Shares of Digital stock previously issued and outstanding...     15
Newly issued shares of Digital stock for account of the
  Digital group.............................................      3
                                                                 --
      Total shares of Digital stock issued and outstanding
      after dividend........................................     18
                                                                 ==



     - The number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group would reflect the stock dividend payable in shares of Digital stock to holders of shares of Digital stock. That is, the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group would be increased by a number equal to 667% (representing the ratio of the number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group (100) to the number of shares of Digital stock issued and outstanding (15), in each case immediately prior to such dividend) of the aggregate number of shares issued in connection with such dividend (3), or 20.



Number of shares of Digital stock issuable with respect to
  the NYT group's retained interest in the Digital group
  prior to dividend.........................................    100
Adjustment in respect of the NYT group's retained interest
  to reflect shares distributed on outstanding shares of
  Digital stock.............................................     20
                                                                ---
      Number of shares of Digital stock issuable with
      respect to the NYT group's retained interest in the
      Digital group after dividend..........................    120
                                                                ===


     - As a result, the total issued and outstanding shares (18) would in the aggregate continue to represent an outstanding interest percentage of about 13%, calculated as follows:

                                       18
                                 --------------

                                    18+ 120

The retained interest percentage would accordingly continue to be about 87%.


CAPITAL TRANSFERS OF CASH OR OTHER ASSETS BETWEEN THE NYT GROUP AND THE DIGITAL GROUP



     CAPITAL CONTRIBUTION OF CASH OR OTHER ASSETS FROM THE NYT GROUP TO THE
       DIGITAL GROUP



      The following illustration reflects the assumed contribution by the NYT group to the Digital group, after the assumed initial issuance of 15 shares of Digital stock attributable to the Digital group as an increase in its equity, of $40 of assets allocated to the NYT group at a time when the market value of the Digital stock is $20 per share.



Shares of Digital stock previously issued and outstanding...     15
Newly issued shares of Digital stock........................      0
                                                                 --
      Total shares of Digital stock issued and outstanding
      after contribution....................................     15
                                                                 ==

     - The number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group would be increased to reflect the contribution to the Digital group of assets theretofore allocated to the NYT group by a number equal to the value of the assets contributed ($40) divided by the market value of Digital stock at that time ($20), or 2 shares.



Number of shares of Digital stock issuable with respect to
  the NYT group's retained interest in the Digital group
  prior to contribution.....................................    100
Increase to reflect contribution to the Digital group of
  assets allocated to the NYT group.........................      2
                                                                ---
      Number of shares of Digital stock issuable with
      respect to the NYT group's retained interest in the
      Digital group after contribution......................    102
                                                                ===


     - As a result, the total issued and outstanding shares (15) would in the aggregate represent an outstanding interest percentage of a little less than 13%, calculated as follows:

                                       15
                                 --------------

                                    15 + 102

      The retained interest percentage would accordingly be increased to a little more than 87%.


     RETURN OF CAPITAL TRANSFER OF CASH OR OTHER ASSETS FROM THE DIGITAL GROUP
       TO THE NYT GROUP



      The following illustration reflects the assumed transfer by the Digital group to the NYT group, after the assumed initial issuance of 15 shares of Digital stock attributable to the Digital group as an increase in its equity, of $40 of assets allocated to the Digital group on a date on which the market value of Digital stock is $20 per share.



Shares of Digital stock previously issued and outstanding...     15
Newly issued shares of Digital stock........................      0
                                                                 --
      Total shares of Digital stock issued and outstanding
      after contribution....................................     15
                                                                 ==



     - The number of shares of Digital stock issuable with respect to the NYT group's retained interest in the Digital group would be decreased to reflect the transfer to the NYT group of assets theretofore allocated to the Digital group by a number equal to the value of the assets transferred ($40) divided by the market value of Digital stock at that time ($20), or 2 shares.



Number of shares of Digital stock issuable with respect to
  the NYT group's retained interest in the Digital group
  prior to transfer.........................................    100
Decrease to reflect transfer to the NYT group of assets
  allocated to the Digital group............................      2
                                                                ---
      Number of shares of Digital stock issuable with
      respect to the NYT group's retained interest in the
      Digital group after transfer..........................     98
                                                                ===


     - As a result, the total issued and outstanding shares (15) would in the aggregate represent an outstanding interest percentage of a little more than 13%, calculated as follows:

                                       15
                                 --------------

                                    15 + 98

      The retained interest percentage would accordingly be decreased to a little less than 87%.

ANNEX V


           ILLUSTRATION OF VOTING RIGHTS OF HOLDERS OF DIGITAL STOCK



      The following illustrations show how to calculate the voting rights of the Digital stock under various hypothetical scenarios. The illustrations assume
40 shares of Digital stock and 100 shares of Class A stock are issued and outstanding.



VOTING RIGHTS OF DIGITAL STOCK BASED ONLY ON RELATIVE MARKET VALUES



Assumed average market value of a share of Class A stock
  during the specified 20 trading day period................  $50
Assumed average market value of a share of Digital stock
  during the specified 20 trading day period................  $25



      Each share of Class A stock will entitle the holder to cast one vote. Each share of Digital stock will entitle the holder to cast 0.5 votes, calculated as follows:


                                      $25
                                 --------------

                                      $50


     - As a result, the holders of the outstanding shares of Class A stock would be entitled to cast in the aggregate 100 votes (100 shares TIMES 1 vote per share) and the holders of Digital stock would be entitled to cast in the aggregate 20 votes (40 shares TIMES 0.5 votes per share).



     - As a result, the holders of the outstanding shares of Class A stock would in the aggregate possess about 83% of the total voting power of all outstanding shares of Class A stock and Digital stock, calculated as follows:


                                      100
                                 --------------

                                      120


     - As a result, the holders of the outstanding shares of Digital stock would in the aggregate possess about 17% of the total voting power of all outstanding shares of Class A stock and Digital stock, calculated as follows:


                                       20
                                 --------------

                                      120


Assumed average market value of a share of Class A stock
  during the specified 20 trading day period................  $50
Assumed average market value of a share of Digital stock
  during the specified 20 trading day period................  $75



      Each share of Class A stock will entitle the holder to cast one vote. Each share of Digital stock will entitle the holder to cast 1.5 votes, calculated as follows:


                                      $75
                                 --------------

                                      $50


     - As a result, the holders of the outstanding shares of Class A stock would be entitled to cast in the aggregate 100 votes (100 shares TIMES 1 vote per share) and the holders of Digital stock would be entitled to cast in the aggregate 60 votes (40 shares TIMES 1.5 vote per share).

     - As a result, the holders of the outstanding shares of Class A stock would in the aggregate possess about 63% of the total voting power of all outstanding shares of Class A stock and Digital stock, calculated as follows:


                                      100
                                 --------------

                                      160


     - As a result, the holders of the outstanding shares of Digital stock would in the aggregate possess about 37% of the total voting power of all outstanding shares of Class A stock and Digital stock, calculated as follows:


                                       60
                                 --------------

                                      160


VOTING RIGHTS OF DIGITAL STOCK CAPPED AT 40% OF TOTAL VOTES



Assumed average market value of a share of Class A stock
  during the specified 20 trading day period................  $ 50
Assumed average market value of a share of Digital stock
  during the specified 20 trading day period................  $100



      Each share of Class A stock will entitle the holder to cast one vote. Based on the relative average market value alone, each share of Digital stock would entitle the holder to cast two votes, calculated as follows:


                                      $100
                                 --------------

                                      $50


      However, because the holders of Digital stock may not possess in excess of 40% of the total voting power of all outstanding shares of Class A stock and Digital stock, the vote of each share of Digital stock is reduced such that all outstanding shares of Digital stock represent 40% of the total voting power of all outstanding shares of Class A stock and Digital stock.



     - As a result, the holders of the outstanding shares of Class A stock and Digital stock would together be entitled to cast in the aggregate
       167 votes, which is calculated by dividing the aggregate number of votes that the holders of the Class A stock are entitled to cast (100) by the aggregate voting power of the Class A stock (60%).



     - As a result, each share of Digital stock would entitle the holder to cast
       1.675 votes, which is calculated by dividing the aggregate number of votes the holders of the Digital stock are entitled to cast (67) by the number of shares of Digital stock that are outstanding (40), or:


                                       67
                                 --------------

ANNEX VI


                             NEW YORK TIMES DIGITAL
                   (A DIVISION OF THE NEW YORK TIMES COMPANY)


                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
YEARS ENDED DECEMBER 26, 1999, DECEMBER 27, 1998, AND
  DECEMBER 28, 1997
Independent Auditors' Report................................    VI-2
Combined Statements of Operations...........................    VI-3
Combined Balance Sheets.....................................    VI-4
Combined Statements of Cash Flows...........................    VI-5
Notes to the Combined Financial Statements..................    VI-6


      Note: The combined financial statements for the Digital group are being presented to supply additional disclosures to investors regarding the Digital group. Even though from a financial reporting standpoint we have allocated all of our consolidated assets, liabilities, revenue, expenses and cash flows between the Digital group and the NYT group, that allocation has not changed the legal title to any assets or responsibility for any liabilities and will not affect the rights of any of our creditors. Further, in any liquidation, holders of Digital stock will not have any rights to any specific assets of the Digital group, but will receive a share of the net assets of the Times Company based on the relative market values of Digital stock and NYT stock, rather than on any assessment of the actual value of the Digital group or the NYT group. We intend for our Digital stock to reflect the performance of the Digital group, but there is no assurance that it will do so. Holders of Digital stock will be common stockholders of the Times Company and will be subject to risks associated with an investment in the Times Company as a whole.

                          INDEPENDENT AUDITORS' REPORT

BOARD OF DIRECTORS
AND STOCKHOLDERS OF
THE NEW YORK TIMES COMPANY


      We have audited the accompanying combined balance sheets of New York Times Digital (the "Digital group") (a division of The New York Times Company (the "Times Company") as described in Note 1) as of December 26, 1999 and
December 27, 1998, and the related combined statements of operations and cash flows for each of the three years in the period ended December 26, 1999. These combined financial statements are the responsibility of the Times Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.


      We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


      In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of the Digital group at December 26, 1999 and December 27, 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 26, 1999 in conformity with generally accepted accounting principles.



      As discussed in Note 1, the combined financial statements of the Digital group should be read in conjunction with the audited consolidated financial statements of the Times Company.



/s/ Deloitte & Touche LLP
New York, New York
March 3, 2000
(April 3, 2000 as to Note 14)

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


                       COMBINED STATEMENTS OF OPERATIONS

                                                                         YEARS ENDED
                                                          ------------------------------------------
                                                          DECEMBER 26,   DECEMBER 27,   DECEMBER 28,
(IN THOUSANDS)                                                1999           1998           1997
--------------                                            ------------   ------------   ------------
REVENUE
Advertising.............................................    $ 25,136       $ 11,227       $  6,114
Other...................................................       1,663          2,947          4,012
                                                            --------       --------       --------
Total...................................................      26,799         14,174         10,126
                                                            --------       --------       --------
COSTS AND EXPENSES
Content and development.................................      20,325         13,358         11,846
Sales and marketing.....................................      15,827          8,232          3,466
General and administrative..............................      16,107         12,554          5,411
Depreciation and amortization...........................       4,586          1,197            472
                                                            --------       --------       --------
Total...................................................      56,845         35,341         21,195
                                                            --------       --------       --------
OPERATING LOSS..........................................     (30,046)       (21,167)       (11,069)
Interest expense, net...................................          14             --             --
                                                            --------       --------       --------
Loss before income taxes................................     (30,060)       (21,167)       (11,069)
Income tax benefit......................................      12,685          9,843          5,191
                                                            --------       --------       --------
NET LOSS................................................    $(17,375)      $(11,324)      $ (5,878)
                                                            ========       ========       ========

                See Notes to the Combined Financial Statements.

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


                            COMBINED BALANCE SHEETS

                                                              DECEMBER 26,   DECEMBER 27,
(IN THOUSANDS)                                                    1999           1998
--------------                                                ------------   ------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents...................................     $   184       $     41
Accounts receivable, net....................................       7,695            852
Deferred income taxes.......................................       1,207          1,419
Other current assets........................................         472            480
                                                                 -------       --------
Total current assets........................................       9,558          2,792
PROPERTY AND EQUIPMENT, NET.................................       9,795          2,673
INTANGIBLE ASSETS ACQUIRED, NET.............................      28,884             --
MISCELLANEOUS ASSETS........................................         488            453
                                                                 -------       --------
Total.......................................................     $48,725       $  5,918
                                                                 =======       ========

LIABILITIES AND DIVISIONAL NET WORTH

CURRENT LIABILITIES
Accounts payable............................................     $ 7,417       $  1,111
Accrued expenses............................................       3,449          3,263
Deferred income.............................................         688            297
Current portion of capital lease obligations................         982             --
                                                                 -------       --------
Total current liabilities...................................      12,536          4,671
                                                                 -------       --------

OTHER LIABILITIES--Capital lease obligations................       1,757             --
                                                                 -------       --------

COMMITMENTS AND CONTINGENCIES

DIVISIONAL NET WORTH
Funds allocated from the NYT group..........................      80,440         29,880
Accumulated losses..........................................     (46,008)       (28,633)
                                                                 -------       --------
Total divisional net worth..................................      34,432          1,247
                                                                 -------       --------
Total.......................................................     $48,725       $  5,918
                                                                 =======       ========

                See Notes to the Combined Financial Statements.

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


                       COMBINED STATEMENTS OF CASH FLOWS

                                                                             YEARS ENDED
                                                              ------------------------------------------
                                                              DECEMBER 26,   DECEMBER 27,   DECEMBER 28,
(IN THOUSANDS)                                                    1999           1998           1997
--------------                                                ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss....................................................    $(17,375)      $(11,324)      $(5,878)
Adjustments to reconcile net loss to net cash used in
 operating activities
  Depreciation and amortization.............................       4,586          1,197           472
  Deferred income taxes.....................................      (1,409)        (1,155)         (184)
  Changes in operating assets and liabilities
    Accounts receivable--net................................      (6,843)            69          (408)
    Other current assets....................................         101             42          (483)
    Accounts payable........................................       5,909            471           119
    Accrued expenses........................................           6          1,571          (326)
    Other--net..............................................         (62)           522           (57)
                                                                --------       --------       -------
Net cash used in operating activities.......................     (15,087)        (8,607)       (6,745)
                                                                --------       --------       -------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment.........................      (5,474)        (2,796)         (930)
Other.......................................................         125             --            --
                                                                --------       --------       -------
Net cash used in investing activities.......................      (5,349)        (2,796)         (930)
                                                                --------       --------       -------
CASH FLOWS FROM FINANCING ACTIVITIES
Funds allocated from the NYT group..........................      21,016         11,405         6,644
Other.......................................................        (437)            --            --
                                                                --------       --------       -------
Net cash provided by financing activities...................      20,579         11,405         6,644
                                                                --------       --------       -------
Net increase (decrease) in cash and cash equivalents........         143              2        (1,031)

Cash and cash equivalents at the beginning of the year......          41             39         1,070
                                                                --------       --------       -------
Cash and cash equivalents at the end of the year............    $    184       $     41       $    39
                                                                ========       ========       =======
NONCASH INVESTING AND FINANCING TRANSACTIONS:
Contribution of Abuzz Technologies, Inc. net assets
  Fair value of assets......................................    $ 32,167       $     --       $    --
  Liabilities assumed.......................................      (2,623)            --            --
                                                                --------       --------       -------
  Net assets................................................    $ 29,544       $     --       $    --
                                                                ========       ========       =======
Capital lease assets and obligations incurred...............    $  2,890       $     --       $    --
                                                                ========       ========       =======

                See Notes to the Combined Financial Statements.

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION


      On January 20, 2000, the board of directors of The New York Times Company (the "Times Company") authorized, subject to stockholder approval, the issuance of a new class of stock, Class C common stock of the Times Company. The Class C common stock of the Times Company is intended to reflect the separate performance of New York Times Digital, which is the Internet business division of the Times Company (the "Digital group"). The Times Company's other businesses and its retained interest in the Digital group are referred to as the "NYT group". The Class C common stock of the Times Company is referred to as "Digital stock". The Class A and Class B common stock of the Times Company is referred to as "NYT stock".



      The Digital group's operations, with the exception of Abuzz Technologies, Inc. ("Abuzz Technologies"), which was acquired in July 1999 (see Note 4), have been wholly-owned by the Times Company since their inception. From 1995 until the creation of the Digital group in July 1999, each of the Digital group's websites was accounted for separately but managed as part of the related print publication. The Digital group's operations include NYTimes.com, NYToday.com, boston.com, WineToday.com, abuzz.com and GolfDigest.com (beginning January
1999). The Digital group also has rights and obligations under various agreements such as the license agreement concerning the NYT group's trademarks and content (See Note 3). The Digital group will also include such other related assets and liabilities of the Times Company as the capital stock committee of the board of directors of the Times Company may deem appropriate in the future.



      The provision of services and other matters, such as licensing of the NYT group's trademarks and content, tax sharing and cash management policies between the Digital group and the NYT group will be governed by inter-group agreements and policies, which are described in Note 3, Related Party Transactions. These agreements were not in place prior to January 1, 2000. Nevertheless, in order to prepare financial statements that include charges and benefits of the types provided for under these agreements, the financial statements for all previous periods herein reflect charges and benefits that would have applied if these inter-group agreements and policies had been in effect during the periods presented.



      The combined financial statements of the Digital group provide financial information regarding the underlying businesses of the Digital group. Even though the Times Company has allocated certain assets, liabilities, revenue, expenses and cash flows to the Digital group, that allocation will not change the legal title to any assets or responsibility for any liabilities and will not affect the rights of creditors. Holders of Digital stock will be common stockholders of the Times Company and will be subject to all the risks associated with an investment in the Times Company and all its businesses, assets and liabilities. Material financial events which may occur at the Times Company may affect the Digital group's results of operations or financial position. Accordingly, the Digital group's combined financial statements should be read in conjunction with the Times Company's consolidated financial statements.



      The Times Company's management has advised the Digital group's management that its present intention is to have the NYT group continue to fund, if needed, the operations and cash flow needs of the Digital group through fiscal 2000.

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION


      The combined financial statements include all the accounts of the Digital group. All significant intra-divisional transactions have been eliminated in combination.


FISCAL YEAR


      The Digital group's fiscal year ends on the last Sunday in December. Fiscal years in the three year period ended December 26, 1999, each contain 52 weeks.


CASH AND CASH EQUIVALENTS


      The Digital group considers all highly-liquid instruments with original maturities of three months or less to be cash equivalents.


PROPERTY AND EQUIPMENT

      Property and equipment is stated at cost and depreciation is computed by the straight-line method over estimated service lives of the assets ranging from three to ten years. Leasehold improvements are amortized using the straight-line method over the service life of the improvement or the life of the related lease, whichever is shorter.

INTANGIBLE ASSETS


      Cost in excess of net assets acquired is primarily the excess of cost over the fair market value of tangible net assets acquired. Each quarter the Digital group evaluates whether there has been a permanent impairment in any of its intangible assets, including goodwill. An impairment in value is deemed to have occurred when the undiscounted future operating cash flows generated by the acquired businesses are not sufficient to recover the carrying values of the intangible assets. If it is deemed that an impairment in value may have occurred, the excess of the purchase price over the net assets acquired and intangible assets will be written down by the extent that the carrying amount of the assets exceed the fair value. The excess costs are being amortized by the straight-line method over five years. Other intangible assets acquired consist of patents, trademarks and an assembled work force, which are being amortized by the straight-line method over five years.


REVENUE RECOGNITION

     ADVERTISING REVENUE


      The Digital group's revenue is derived principally from the sale of advertising. Advertising revenue, net of agency commissions, is recognized in the period in which the advertisement is displayed, provided that no significant obligations remain and collection of the resulting receivable is probable. The Digital group's obligations with respect to advertising typically include a minimum number of "impressions", or the number of times that an advertisement appears in pages viewed by

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

users of the Digital group's websites. Amounts received in advance of providing advertisements are deferred until such time as these advertisements are displayed on the Internet site.



      Sponsorship revenue is derived principally from contracts in which the Digital group commits to provide sponsors enhanced promotional opportunities beyond traditional banner advertising. The pricing of sponsorship revenue is not based on the number of impressions, but rather the premium placement on a particular area of a website for a specified contract period ranging from three to 24 months. The Digital group recognizes sponsorship revenue as earned, generally over the contract period, provided that no significant obligations remain outstanding. To the extent that committed obligations are not met, the Digital group defers recognition of the corresponding revenue until the obligations are met.


      Revenue from barter transactions is recognized during the period in which the advertisements are displayed. Barter transactions are recorded at the lower of estimated fair value of the goods or services received or the estimated fair value of the advertisements given. For each of the periods covered by these financial statements, barter revenue was less than 1% of revenue.

     OTHER REVENUE

      Revenue from subscription based fees and services is recognized evenly over the term of the contract. Revenue from international subscriptions ceased in July 1998.


      Certain of the Digital group's agreements provide that it receives commissions from e-commerce transactions. Some of these agreements provide for the Digital group to receive minimum guaranteed revenue. Revenue is recognized by the Digital group when notification from the merchant is received that the transaction is complete or ratably over the contract period in cases where the minimum guaranteed revenue will exceed earned revenue.



      The Digital group has also earned revenue from the licensing of the content of its websites. Licensing revenue is recognized ratably over the life of the license agreement.


INCOME TAXES


      The Digital group uses the asset and liability approach for financial accounting and reporting of deferred income taxes.


EARNINGS PER SHARE


      Earnings per share for the Digital group has been omitted from the combined statements of operations since Digital stock is a class of stock of the Times Company and is not part of the capital structure of the Digital group.



      After the public issuance of Digital stock, the consolidated financial statements of the Times Company will present basic and diluted earnings per share for NYT stock and Digital stock using the two-class method. The two-class method is an earnings allocation formula that determines the earnings

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

per share for NYT stock and Digital stock according to participation rights in undistributed earnings. The combined financial statements of the Digital group will not present earnings per share since Digital stock is a class of stock of Times Company and is not part of the capital structure of the Digital group.



      Basic earnings per share for the NYT stock will be calculated by dividing NYT group earnings (including its retained interest in the Digital group earnings) by the weighted average number of shares of NYT stock outstanding. Diluted earnings per share will be calculated similarly, except that it will include the dilutive effect of the assumed exercise of securities, including the effects of shares issuable under the Times Company's incentive plans, exclusive of options granted for Digital stock.



      Basic earnings per share for the Digital stock will be calculated by dividing Digital group earnings (excluding the NYT group's retained interest in the Digital group earnings) by the weighted average number of shares of Digital stock outstanding. Diluted earnings per share will be calculated similarly, except that it will include the dilutive effect of the assumed conversion of securities and exercise of the shares issued under the New York Times Digital stock incentive plan.


FAIR VALUE OF FINANCIAL INSTRUMENTS


      Carrying amounts of the Digital group's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, approximate fair value because of their short-term nature.


USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from these estimates.

COMPREHENSIVE INCOME


      Comprehensive income includes all changes in equity (net assets) during a period from non-owner sources. To date, the Digital group has not had any transactions, other than net loss, that are required to be reported in comprehensive income.


CERTAIN RISKS AND CONCENTRATIONS


      The Digital group operates in an industry which is characterized by rapid technological advances, changes in customer requirements and evolving regulatory requirements and industry standards. Any failure by the Digital group to anticipate or to respond adequately to technological changes in its industry, changes in customer requirements or changes in regulatory requirements or industry standards, could have a material adverse affect on the Digital group's business and operating results.



      For the year ended December 26, 1999, 1% of the Digital group's revenue was derived from non-U.S. sources, compared to 5% for the year ended
December 27, 1998, and 12% for the year ended

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

December 28, 1997. This revenue consisted primarily of international subscription fees. The Digital group ceased charging these fees in July 1998.



      The Digital group performs ongoing credit evaluations of its customers and generally does not require collateral, although the Digital group does provide for potential credit losses.



      Two customers represented approximately 18% of the Digital group's revenue in the year ended December 27, 1998, compared to 29% for the year ended
December 28, 1997. Beginnning in February 1999, the Digital group no longer receives revenue from one of these customers, which had represented 9% of total revenue in the year ended December 27, 1998, and 23% of total revenue in the year ended December 28, 1997. No one customer represented more than 10% of the Digital group's revenue in the year ended December 26, 1999.


3. RELATED PARTY TRANSACTIONS


      The Digital group's combined financial statements reflect the application of certain cash management and allocation policies as well as other related party transactions summarized below. The capital stock committee may rescind, modify or add to any of these policies. Management believes that these allocations were made on a reasonable basis. The allocations are not necessarily indicative of the level of expenses that might have been incurred if the Digital group had contracted directly with third parties. However, management believes that the level of expenses would not have been materially different if such services had been provided by third parties.


ADVERTISING


      The Digital group has advertised its websites in various publications of the NYT group and has also provided advertising to certain publications of the NYT group. Prior to January 2000, it was not the policy of the NYT group and the Digital group to charge one another for these advertisements.



      Furthermore, the Digital group was allocated revenue from the NYT group for displaying classified advertising from certain NYT group publications on its websites. The amount of revenue allocated was based upon a fixed percentage of the NYT group's classified advertising revenue. The percentage was based on the estimated incremental value of displaying classified advertising on the Digital group's websites. The Digital group was allocated revenue of $1,359,000 for the year ended December 26, 1999, $2,136,000 for the year ended December 27, 1998, and $1,672,000 for the year ended December 28, 1997, related to these classified advertisements. This revenue is recorded as part of advertising revenue in the combined statements of operations. In September 1999, the allocation of a portion of the revenue related to help wanted advertisements displayed on the Digital group websites ceased. This allocation was replaced with direct billings by the Digital group to its customers.


LICENSE FEE


      The NYT group charges the Digital group an annual license fee, under a license agreement expiring December 31, 2009, for the Internet use of the trademarks and copyrights owned by the NYT

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTY TRANSACTIONS (CONTINUED)

group's properties, including THE NEW YORK TIMES, THE BOSTON GLOBE and GOLF DIGEST. During the term of the agreement, the Digital group may under certain circumstances extend the coverage of the license agreement to other available NYT group properties. Under this agreement, the NYT group charges the Digital group an annual license fee equal to: the greater of $5,000,000 or the sum of 10% of the first $100,000,000 of the Digital group's revenue; 8% of the next $50,000,000 of the Digital group's revenue; 6% of the next $50,000,000 of the Digital group's revenue and 5% of the Digital group's revenue above $200,000,000.



      The license agreement between the Digital group and the NYT group was not in place prior to January 1, 2000. However, in order to prepare financial statements that include charges of the type provided for under this agreement, a license fee of $5,000,000 has been included in the accompanying combined statement of operations within content and development expenses in each year presented.


ALLOCATED CORPORATE EXPENSES


      The NYT group allocates the cost of certain corporate general and administrative services (including legal, treasury and accounting expenses) and shared processing services. The allocation of corporate costs are based primarily upon the Digital group's revenue relative to the NYT group's revenue. Shared processing costs are based on the NYT group's estimate of expenses related to the services provided to the Digital group. These allocation methodologies are consistent with those applied to the business units of the NYT group. The services agreement between the Digital group and the NYT group was not in place prior to January 1, 2000. However, in order to prepare financial statements that include charges of the type provided for under this agreement, the expenses for such services performed have been included in the accompanying combined statements of operations within general and administrative expenses based upon the allocation methods described above.



      The allocation of expenses to the Digital group were as follows:


                                                                         YEARS ENDED
                                                          ------------------------------------------
                                                          DECEMBER 26,   DECEMBER 27,   DECEMBER 28,
(IN THOUSANDS)                                                1999           1998           1997
--------------                                            ------------   ------------   ------------
Corporate general and administrative services...........     $  558         $  456         $  301
Shared processing services..............................      1,755          1,020            702
                                                             ------         ------         ------
Total...................................................     $2,313         $1,476         $1,003
                                                             ======         ======         ======

TAXES


      Federal and state income taxes, which are determined on a consolidated basis, are allocated to the Digital group (and reflected in its financial statements) in accordance with the Times Company's tax allocation policy. In general, this policy provides that the consolidated tax provision (and related tax payments or refunds) are allocated between the Digital group and the NYT group based principally upon financial income, taxable income, credits and other amounts directly related to the respective

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTY TRANSACTIONS (CONTINUED)

group. Tax benefits that cannot be utilized by the group generating such attributes, but can be utilized on a consolidated basis, are allocated to the group that generated such benefits. As a result, the allocated amounts of taxes payable or refundable are not necessarily comparable to those that would have resulted if the Digital group and the NYT group had filed separate tax returns.


TREASURY ACTIVITIES


      The Times Company has provided all necessary funding for the operations and investments of the Digital group since inception and such funding has been accounted for as capital contributions from the NYT group. Accordingly, no interest charges from the NYT group have been reflected in the accompanying combined financial statements. Surplus cash, transferred from the Digital group, has been accounted for as a return of capital.



      Subsequent to the public issuance of Digital stock, cash transfers will be accounted for as inter-group short-term loans, unless designated as a long-term loan or as a capital contribution by the Times Company's board of directors, or the capital stock committee acting on its behalf. Cash transfers designated as loans will bear interest at the appropriate Times Company interest rate.


4. CONTRIBUTION OF ABUZZ TECHNOLOGIES NET ASSETS


      On July 22, 1999, pursuant to an agreement and plan of merger, a subsidiary of the NYT group ("Acquisition Subsidiary"), acquired all of the stock of Abuzz Technologies. On July 22, 1999, the NYT group contributed the net assets of Abuzz Technologies to the Digital group. The $29,544,000 of net assets contributed included other intangible assets of $7,700,000, which consist primarily of patents, tradenames and assembled work force which are being amortized by the straight-line method over five years, and goodwill of $23,809,000, which is being amortized by the straight-line method over five years. Abuzz Technologies' operations have been included in the Digital group's combined financial statements subsequent to July 22, 1999, the date of contribution. Upon issuance of Digital stock to the public, holders of Acquisition Subsidiary Class A-1 common stock may exchange any or all of their Acquisition Subsidiary shares for shares of Digital stock at an exchange ratio intended to represent the same percentage of ownership in the Digital group prior to public issuance, as they held in Acquisition Subsidiary. In the event that the Times Company has not issued Digital stock to the public by December 31, 2000, the holders of Acquisition Subsidiary's Class A-1 common stock will have the right to require Acquisition Subsidiary to redeem their shares for an amount no less than $25,000,000 in the aggregate as described in Acquisition Subsidiary's certificate of incorporation. This is a liability of the NYT group and has not been reflected on the accompanying combined balance sheet as of December 26, 1999.


      Pro forma operating results for the year ended December 26, 1999, had the acquisition occurred on December 28, 1998, are as follows: revenue of $26,998,000 and net loss of $(21,251,000). Pro forma operating results for the year ended December 27, 1998, had the acquisition occurred on December 29, 1997, are as follows: revenue of $14,471,000 and net loss of $(15,685,000). The above unaudited pro

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

4. CONTRIBUTION OF ABUZZ TECHNOLOGIES NET ASSETS (CONTINUED) forma results are not necessarily indicative of the combined results that would have occurred had the acquisition taken place as of the beginning of the periods provided, nor necessarily indicative of results that may be achieved in the future.

5. ACCOUNTS RECEIVABLE

      Accounts receivable is comprised of the following:

                                                              DECEMBER 26,    DECEMBER 27,
(IN THOUSANDS)                                                    1999            1998
--------------                                                -------------   -------------
Accounts receivable.........................................     $8,396           $881
Less allowance for doubtful accounts and credits............       (701)           (29)
                                                                 ------           ----
                                                                 $7,695           $852
                                                                 ======           ====


      Prior to July 1999, the NYT group maintained the billing, cash collections and collection efforts for certain of the Digital group's websites. As the accounts receivable were recorded as part of the NYT group's accounts receivable, the Digital group reflected those accounts receivable as a reduction in the net funds allocated from the NYT group. Subsequent to July 1999, these accounts receivable balances are recorded in "Accounts Receivable, net" on the accompanying combined balance sheet as of December 26, 1999.


6. PROPERTY AND EQUIPMENT

      Property and equipment is comprised of the following:

                                                              DECEMBER 26,   DECEMBER 27,
(IN THOUSANDS)                                                    1999           1998
--------------                                                ------------   ------------
Leasehold improvements......................................     $   827        $ 1,567
Furniture, fixtures and computer equipment..................       9,850          3,141
Construction in progress....................................       2,553            414
Less accumulated depreciation and amortization..............      (3,435)        (2,449)
                                                                 -------        -------
Property and equipment--net.................................     $ 9,795        $ 2,673
                                                                 =======        =======

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

7. INTANGIBLE ASSETS ACQUIRED

      Intangible assets acquired is comprised of the following:

                                                              DECEMBER 26,   DECEMBER 27,
(IN THOUSANDS)                                                    1999           1998
--------------                                                ------------   ------------
Goodwill....................................................     $23,809        $    --
Other intangible assets.....................................       7,700             --
Less accumulated amortization...............................      (2,625)            --
                                                                 -------        -------
Intangible assets acquired--net.............................     $28,884        $    --
                                                                 =======        =======

8. ACCRUED EXPENSES

      Accrued expenses is comprised of the following:

                                                              DECEMBER 26,   DECEMBER 27,
(IN THOUSANDS)                                                    1999           1998
--------------                                                ------------   ------------
Accrued bonuses.............................................     $2,430         $  801
Payroll, benefits and related costs.........................        552            395
Office relocation liabilities...............................         48            802
Other accrued liabilities...................................        419          1,265
                                                                 ------         ------
Total.......................................................     $3,449         $3,263
                                                                 ======         ======

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

9. INCOME TAXES


      Income tax benefits and related assets and liabilities attributable to the Digital group are determined in accordance with the Times Company's tax allocation policy (see Note 3).


      The components of income tax benefits are as follows:

                                                          DECEMBER 26,   DECEMBER 27,   DECEMBER 28,
(IN THOUSANDS)                                                1999           1998           1997
--------------                                            ------------   ------------   ------------
Current tax benefit
  Federal...............................................     $ 7,852        $5,374         $3,051
  State, local, foreign.................................       3,424         3,314          1,956
                                                             -------        ------         ------
Total current benefit...................................      11,276         8,688          5,007
                                                             -------        ------         ------
Deferred tax benefit
  Federal...............................................         433           718            111
  State, local, foreign.................................         976           437             73
                                                             -------        ------         ------
Total deferred benefit..................................       1,409         1,155            184
                                                             -------        ------         ------
Income tax benefit......................................     $12,685        $9,843         $5,191
                                                             =======        ======         ======


      Reconciliation of the U.S. federal statutory tax rate to the Digital group's effective tax rate on loss before income taxes is as follows:


                                                       DECEMBER 26,          DECEMBER 27,          DECEMBER 28,
                                                           1999                  1998                  1997
                                                    -------------------   -------------------   -------------------
                                                                 % OF                  % OF                  % OF
(DOLLARS IN THOUSANDS)                               AMOUNT     PRETAX     AMOUNT     PRETAX     AMOUNT     PRETAX
----------------------                              --------   --------   --------   --------   --------   --------
Income tax benefit at federal statutory rate......  $10,521      35.0%     $7,408      35.0%     $3,874      35.0%
State and local income tax benefit--net...........    2,860       9.5       2,435      11.5       1,317      11.9
Amortization of nondeductible intangible assets
  acquired........................................     (696)     (2.3)         --        --          --        --
                                                    -------      ----      ------      ----      ------      ----
Income tax benefit at the effective rate..........  $12,685      42.2%     $9,843      46.5%     $5,191      46.9%
                                                    =======      ====      ======      ====      ======      ====

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

9. INCOME TAXES (CONTINUED)

      The following is a summary of the components of the deferred tax accounts at December 26, 1999, and December 27, 1998:

                                                              DECEMBER 26,   DECEMBER 27,
(IN THOUSANDS)                                                    1999           1998
--------------                                                ------------   ------------
Deferred tax assets
  Federal and state net operating loss carryforwards........     $2,486         $   --
  Capitalized lease obligation..............................      1,252             --
  Property and equipment....................................         --          1,172
  Deferred compensation.....................................        347            216
  Accounts receivable allowances............................        365             15
  Other.....................................................        557             16
                                                                 ------         ------
Total deferred tax assets...................................      5,007          1,419
Valuation allowance.........................................         --             --
                                                                 ------         ------
Total deferred tax assets...................................      5,007          1,419
                                                                 ------         ------
Deferred tax liabilities
  Intangible assets acquired................................      3,256             --
  Property and equipment....................................        544             --
                                                                 ------         ------
Total deferred tax liabilities..............................      3,800             --
                                                                 ------         ------
Net deferred tax assets.....................................     $1,207         $1,419
                                                                 ======         ======

      Net operating loss carryforwards expire as follows:

                                                          FEDERAL NET   STATE NET
                                                           OPERATING    OPERATING
YEAR OF EXPIRATION                                          LOSSES       LOSSES
------------------                                        -----------   ---------
2003....................................................     $   --      $  933
2004....................................................         --       3,000
2018....................................................        933          --
2019....................................................      3,000       5,279
                                                             ------      ------
                                                             $3,933      $9,212
                                                             ======      ======


      The federal net operating loss carryforwards were acquired in connection with the acquisition of Abuzz Technologies by the NYT group. These benefits were contributed to the Digital group in connection with the contribution of the net assets of Abuzz Technologies on July 22, 1999 (See Note 4). Certain annual limitations apply to these benefits and as such they could not be utilized in 1999.

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

10. DIVISIONAL NET WORTH


      The following represents the change in the Digital group's divisional net worth for the period from December 29, 1996, through December 26, 1999:


                                                                  FUNDS
                                                              ALLOCATED FROM   ACCUMULATED
(IN THOUSANDS)                                                THE NYT GROUP       LOSSES       TOTAL
--------------                                                --------------   ------------   --------
Balance at December 29, 1996................................     $11,831         $(11,431)    $    400
Net loss....................................................                       (5,878)      (5,878)
Funds allocated from the NYT group..........................       6,644                         6,644
                                                                 -------         --------     --------
Balance at December 28, 1997................................      18,475          (17,309)       1,166
Net loss....................................................                      (11,324)     (11,324)
Funds allocated from the NYT group..........................      11,405                        11,405
                                                                 -------         --------     --------
Balance at December 27, 1998................................      29,880          (28,633)       1,247
Net loss....................................................                      (17,375)     (17,375)
Funds allocated from the NYT group..........................      50,560                        50,560
                                                                 -------         --------     --------
Balance at December 26, 1999................................     $80,440         $(46,008)    $ 34,432
                                                                 =======         ========     ========

11. STOCK OPTIONS

ISSUANCE OF STOCK OPTIONS


      In 1999, Acquisition Subsidiary, a subsidiary of the NYT group, adopted a stock option plan (the "plan") that provides for the grant of options to purchase shares of Acquisition Subsidiary's common stock, principally to employees of and service providers to the Digital group. Acquisition Subsidiary has reserved 15,000,000 shares of its Class A-2 common stock for issuance under the plan. With certain exceptions, such options generally vest over four years as follows: 25% on the first anniversary of the grant date and 12.5% every six months thereafter. With the exception of certain grants, the option price was equal to the fair market value at the date of the grant.


      Furthermore, in connection with the acquisition of Abuzz Technologies in July 1999, the holders of unvested options to acquire shares of Abuzz Technologies received options to acquire 380,000 shares of Acquisition Subsidiary's Class A-2 common stock (the "Abuzz Rollover Options") with similar terms and conditions. The average exercise price of these options is $0.19 which is below the deemed fair market value of $5.86 per share. These options vest ratably over a two-year period.

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

11. STOCK OPTIONS (CONTINUED)
      Changes in Acquisition Subsidiary's stock options for the period July 22, 1999 to December 26, 1999, were as follows:

                                                                          1999
                                                              ----------------------------
                                                              NUMBER OF   WEIGHTED AVERAGE
(SHARES IN THOUSANDS)                                          OPTIONS     EXERCISE PRICE
---------------------                                         ---------   ----------------
Options outstanding beginning of period.....................       --             --
Granted.....................................................    9,297          $5.19
Exercised...................................................       (1)          0.17
Forfeited...................................................     (520)          5.61
                                                                -----
Options outstanding end of year.............................    8,776          $5.17
                                                                =====          =====
Options exercisable end of year.............................      728          $0.17
                                                                =====          =====

      The following table summarizes information about Acquisition Subsidiary's outstanding stock options at December 26, 1999:

(IN THOUSANDS)                           OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
---------------------  -------------------------------------------------------   -----------------------------
                                      WEIGHTED AVERAGE
                         NUMBER     REMAINING CONTRACTUAL   WEIGHTED REMAINING     NUMBER     WEIGHTED AVERAGE
EXERCISE PRICE RANGES  OF OPTIONS           LIFE              EXERCISE PRICE     OF OPTIONS    EXERCISE PRICE
---------------------  ----------   ---------------------   ------------------   ----------   ----------------
$0.17--$0.19.........     1,084             9 years               $ 0.18             728           $0.17
$5.86--$7.03.........     7,692            10 years                 5.87              --              --
                          -----                                                      ---
                          8,776                                   $ 5.17             728           $0.17
                          =====                                   ======             ===           =====


      Under Accounting Principles Board Opinion No. 25, Accounting for Stock Options, therefore no compensation expense is recorded when the exercise price equals the deemed fair market value at the date of grant for options issued to employees. During the period July 22, 1999, to December 26, 1999, Acquisition Subsidiary granted 2,450,000 options for shares at $5.86 per share which was below the fair market value of $7.03 per share. The Digital group has been allocated compensation expense for 1999 of $2,048,000 related to these options and the Abuzz Rollover Options. This amount represents a portion, based on the vesting periods of these options, of the difference between the exercise price and the deemed fair value of the underlying shares. This allocation has been made because these options were issued to employees of the Digital group. Future compensation expense related to these options will be allocated to the Digital group as follows: 2000--$2,212,000; 2001--$473,000; and 2002--$111,000 as the
options vest over their respective vesting periods.


      The weighted average fair value of stock option grants in 1999 was $2.16. The weighted average value was estimated at the date of grant using the Black Scholes Option Valuation model and the following assumptions: risk-free interest rate--6.19%; Expected life--4 years and Expected volatility and dividend yield of zero.

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

11. STOCK OPTIONS (CONTINUED)

      Upon completion of the issuance of Digital stock, each option for shares of Acquisition Subsidiary Class A-1 and A-2 common stock will automatically convert into an option to purchase shares of Digital stock at the same exchange ratio used to convert Acquisition Subsidiary's common stock into Digital stock. The exchange ratio used to convert Acquisition Subsidiary's common stock into shares of Digital stock is intended to give holders of Acquisition Subsidiary common stock the same percentage of ownership in the Digital group prior to the public issuance, as they held in Acquisition Subsidiary.


12. EMPLOYEE BENEFIT PLANS

PENSION AND EMPLOYEE SAVINGS PLAN


      Certain employees of the Digital group are eligible for participation in the Times Company's noncontributory defined benefits plan. The Digital group's allocated cost was negligible for all periods presented.



      Beginning in July 1999, new employees of the Digital group are not eligible to participate in the pension plan of the Times Company. All prior employees of the Digital group or those transferred from the NYT group earned benefits through December 31, 1999. All employees of the Digital group will be eligible to participate in a separate 401(k) plan of the Digital group.



      The NYT group also contributed to a multi-employer pension plan on behalf of the Digital group, for which no benefit information for each contributing employee is available. The cost of this plan was approximately $176,000 in 1999, $152,000 in 1998 and $16,000 in 1997.


13. COMMITMENTS AND CONTINGENT LIABILITIES

OPERATING LEASES

      Lease commitments are primarily for office space and equipment. Certain office space leases provide for rent adjustments relating to changes in real estate taxes and other operating expenses.

      Rental expense amounted to $1,667,000 in 1999, $1,349,000 in 1998 and $564,000 in 1997. The approximate minimum rental commitments under noncancelable leases at December 26, 1999, were as follows: 2000, $964,000; 2001, $922,000;
2002, $821,000; 2003, $555,000; 2004, $352,000 and none thereafter.

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

13. COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)
CAPITAL LEASES

      Capital leases are primarily for computer equipment. Future minimum lease payments for all capital leases and the present value of the minimum lease payments at December 26, 1999, are as follows:

                                                               AMOUNT
(IN THOUSANDS)                                                 ------
2000........................................................   $1,104
2001........................................................    1,104
2002........................................................      736
                                                               ------
Total minimum lease payments................................    2,944
Less imputed interest.......................................     (205)
                                                               ------
Present value of net minimum lease payments.................   $2,739
                                                               ======

EMPLOYMENT AGREEMENTS


      The Digital group has employment agreements with two of its officers. The agreements provide for minimum aggregate payments of approximately $693,000, $450,000 and $342,000 during 2000, 2001 and 2002. One agreement also provides for incentive payments between $250,000 and $437,500 upon meeting certain performance targets. One agreement expires on November 30, 2000, and the other agreement expires on September 1, 2002.


LEGAL PROCEEDINGS


      There are no legal proceedings to which the Times Company is a party pertaining to the business and operations of the Digital group, other than ordinary routine litigation that is incidental to the business of the Digital group and is not material to the business or financial statements of the Times Company or the Digital group.


14. SUBSEQUENT EVENTS

ISSUANCE OF STOCK OPTIONS


      Subsequent to December 26, 1999, Acquisition Subsidiary granted 1,450,000 options for Acquisition Subsidiary shares at an exercise price of $7.03 per share to employees of the Digital group.



      Subsequent to December 26, 1999, the board of directors of the Times Company approved the grant of 734,000 options for Acquisition Subsidiary shares at an exercise price of $7.03 per share to certain employees of the NYT group and 28,600 options for Acquisition Subsidiary shares at an exercise price of $7.03 per share to non-employee directors of the Times Company.



      The exercise price was equivalent to the deemed fair market value at the date of grant for all options issued subsequent to December 26, 1999 and as such, no deferred compensation expense was recorded.

                               THE DIGITAL GROUP
                       (A DIVISION OF THE TIMES COMPANY)


             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

14. SUBSEQUENT EVENTS (CONTINUED)
ADVERTISING CREDITS


      On March 3, 2000, the NYT group committed to provide $30,000,000 in advertising credits to the Digital group to be utilized in any of the NYT group's print publications. It is the Digital group's current intention to use these credits as consideration to effect strategic alliances, investments and acquisitions.



      The advertising credits will be recorded on the Digital group's combined financial statements as they are committed to independent third parties. The fair market value of what is received or the value of the advertising given up, whichever is more readily determinable, will be recorded as an asset with a corresponding amount recorded as funds allocated from the NYT group in the Digital group's combined financial statements.



VENTURE CAPITAL INVESTMENT



      On March 21, 2000, the Times Company completed the sale of an aggregate of $40.0 million of 7% convertible subordinated notes (the "Notes") of the Times Company due March 21, 2003. The proceeds of the sale and the indebtedness has been attributed to the Digital group. The investors consisted of two related funds managed by Flatiron Partners ("Flatiron"), Chase Equity Associates, L.P. ("Chase") and three related funds managed by Highland Capital Partners ("Highland").



      After the consummation of an initial public offering of Digital stock, these notes will be convertible, at the election of Flatiron, Chase and Highland, into shares of Digital stock intended to represent approximately
6 2/3% of the pre-offering equity of the Digital group. If there is no offering, the Notes will not be convertible into any class of the Times Company's stock. The Times Company has agreed to give Flatiron, Chase and Highland piggyback and demand registration rights for shares of Digital stock issued upon conversion of the Notes.



      Interest accrues daily on the unpaid principal amount of these Notes at 7.0% per year, compounded quarterly. The Notes may be prepaid, in whole or in part, without premium or penalty, at any time after the day which is 180 days after the consummation of the offering in the event that the market value of the Digital stock shall have exceeded 150% of the conversion price for a period of 20 consecutive trading days.



      The Times Company will make the proceeds of this offering available to the Digital group as they are needed and as such the Digital group will accrue interest income on the amount of proceeds still available to the Digital group at the Times Company's short-term interest rate.